                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No. 333-130408

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 5, 2006)

                                 $1,611,266,000
                                  (APPROXIMATE)

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.,
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          as Sponsors and Loan Sellers

                                 ---------------

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this prospectus supplement. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 191 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately
$1,841,447,787 and the other characteristics described in this prospectus supplement.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE S-41 OF THIS
PROSPECTUS SUPPLEMENT AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in July
2006. The offered certificates will accrue interest from June 1, 2006. The pass-through rates for some classes of offered certificates may be variable.
Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                            APPROXIMATE        APPROXIMATE
                           EXPECTED           INITIAL            INITIAL
                           RATINGS        TOTAL PRINCIPAL     PASS-THROUGH       ASSUMED FINAL          RATED FINAL
                        (MOODY'S/S&P)         BALANCE             RATE         DISTRIBUTION DATE     DISTRIBUTION DATE
                       ---------------   -----------------   --------------   -------------------   ------------------

Class A-1 ..........       Aaa/AAA          $ 53,845,000     5.77300%           December 2010           June 2046
Class A-2 ..........       Aaa/AAA          $ 88,159,000     5.87800%             June 2011             June 2046
Class A-3 ..........       Aaa/AAA          $ 54,481,000     5.87696%             June 2013             June 2046
Class A-SB .........       Aaa/AAA          $ 91,905,000     5.87796%            October 2015           June 2046
Class A-4 ..........       Aaa/AAA          $734,750,000     5.90996%              May 2016             June 2046
Class A-1A .........       Aaa/AAA          $265,873,000     5.90796%              May 2016             June 2046
Class AM ...........       Aaa/AAA          $184,145,000     5.91696%             June 2016             June 2046
Class AJ ...........       Aaa/AAA          $138,108,000     5.91696%             June 2016             June 2046

                                ---------------

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this prospectus supplement or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, KeyBanc Capital Markets, a Division of McDonald Investments Inc.,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 1.857% of the class A-1 certificates, and
Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class A-1 certificates and all other classes of offered certificates. KeyBanc Capital Markets, a Division of
McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley & Co.
Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June 28, 2006. We expect to receive from this offering approximately $1,618,755,475 in sale proceeds, plus accrued interest on the offered certificates from and including June 1, 2006, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See "Method of Distribution" in this prospectus supplement.

                                 ---------------
MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION
                             KEYBANC CAPITAL MARKETS
GOLDMAN SACHS & CO.                                               MORGAN STANLEY

            The date of this prospectus supplement is June 16, 2006.

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

          Commercial Mortgage Pass-Through Certificates, Series 2006-2
                      Geographic Overview of Mortgage Pool

WASHINGTON                  RHODE ISLAND               LOUISIANA
3 properties                1 property                 1 property
$32,564,629                 $4,786,276                 $5,200,000
1.77% of IPB                0.26% of IPB               0.28% of IPB

IDAHO                       NEW JERSEY                 OKLAHOMA
1 property                  2 properties               4 properties
$1,900,000                  $31,500,000                $16,443,000
0.10% of IPB                1.71% of IPB               0.89% of IPB

IOWA                        DELAWARE                   TEXAS
8 properties                1 property                 33 properties
$19,769,942                 $6,950,000                 $156,411,584
1.07% of IPB                0.38% of IPB               8.49% of IPB

MISSOURI                    MARYLAND                   KANSAS
2 properties                8 properties               2 properties
$17,200,000                 $47,130,000                $7,200,000
0.93% of IPB                2.56% of IPB               0.39% of IPB

ILLINOIS                    VIRGINIA                   NEW MEXICO
3 properties                2 properties               1 property
$22,861,000                 $12,209,429                $1,578,752
1.24% of IPB                0.66% of IPB               0.09% of IPB

WISCONSIN                   NORTH CAROLINA             COLORADO
5 properties                2 properties               9 properties
$57,022,951                 $18,832,122                $74,731,583
3.10% of IPB                1.02% of IPB               4.06% of IPB

MICHIGAN                    SOUTH CAROLINA             ARIZONA
10 properties               2 properties               9 properties
$36,651,401                 $6,198,127                 $51,158,512
1.99% of IPB                0.34% of IPB               2.78% of IPB

OHIO                        GEORGIA                    SOUTHERN CALIFORNIA
17 properties               9 properties               31 properties
$126,678,848                $43,429,671                $276,211,808
6.88% of IPB                2.36% of IPB               15.00% of IPB

PENNSYLVANIA                FLORIDA                    CALIFORNIA
5 properties                10 properties              44 properties
$139,926,530                $79,391,125                $466,107,416
7.60% of IPB                4.31% of IPB               25.31% of IPB

NEW YORK                    KENTUCKY                   NORTHERN CALIFORNIA
8 properties                1 property                 13 properties
$91,067,186                 $3,022,541                 $189,895,608
4.95% of IPB                0.16% of IPB               10.31% of IPB

VERMONT                     ALABAMA                    NEVADA
1 property                  2 properties               2 properties
$8,400,000                  $10,870,000                $3,356,772
0.46% of IPB                0.59% of IPB               0.18% of IPB

MASSACHUSETTS               TENNESSEE                  OREGON
4 properties                2 properties               1 property
$210,855,802                $14,211,000                $6,850,000
11.45% of IPB               0.77% of IPB               0.37% of IPB

CONNECTICUT
1 property
$8,981,587
0.49% of IPB

                                        ------------------------------------
                                        < 1.0% of Cut-Off Date Balance
                                        1.0% - 5.0% of Cut-Off Date Balance
                                        5.1% - 10.0% of Cut-Off Date Balance
                                        >10.0% of Cut-Off Date Balance
                                        ------------------------------------

                                      S-2

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                    Page
                                                                                   -----

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT

   Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property

                                      S-3

   Reductions to Certificate Principal Balances in Connection with Realized
      Losses and Additional Trust Fund Expenses.................................   S-180
   Advances of Delinquent Monthly Debt Service Payments and Reimbursement

Annex A-1 -- Certain Characteristics of the Mortgage Loans
Annex A-2 -- Certain Statistical Information Regarding the Mortgage Loans
Annex A-3 -- Mortgage Pool Prepayment Profile
Annex B   -- Certain Characteristics Regarding Multifamily Properties
Annex C   -- Description of the Ten Largest Mortgage Loans or Groups of
             Cross-Collateralized Mortgage Loans
Annex D   -- Form of Trustee Report
Annex E   -- Class A-SB Planned Principal Balance Schedule
Annex F   -- Global Clearance, Settlement And Tax Documentation Procedures

                                       S-4

 IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT
                      AND THE ACCOMPANYING BASE PROSPECTUS

     Information about the offered certificates is contained in two separate documents--

     o    this prospectus supplement, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement and the accompanying base prospectus.

     The annexes attached to this prospectus supplement are hereby incorporated into and made a part of this prospectus supplement.

     This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this prospectus supplement and the accompanying base prospectus. Accordingly references to "we", "us", "our"
and "depositor" in either this prospectus supplement or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

     Within the United Kingdom, this prospectus supplement and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This prospectus supplement and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this prospectus supplement and the accompanying base prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this prospectus supplement.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until September 14, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                       S-5

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                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2006-2 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as ML-CFC Commercial Mortgage Trust 2006-2,
Commercial Mortgage Pass-Through Certificates, Series 2006-2, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2

                                                    APPROX. %               APPROX.
                    APPROX. %        APPROX.       OF INITIAL     PASS-     INITIAL
         EXPECTED     TOTAL       INITIAL TOTAL     MORTGAGE     THROUGH     PASS-     WEIGHTED
         RATINGS      CREDIT    PRINCIPAL BALANCE     POOL        RATE      THROUGH    AVERAGE      PRINCIPAL
CLASS  MOODY'S/S&P   SUPPORT   OR NOTIONAL AMOUNT    BALANCE   DESCRIPTION    RATE   LIFE (YEARS)     WINDOW
-----  -----------  ---------  ------------------  ----------  -----------  -------  ------------  -----------

Offered Certificates
A-1      Aaa/AAA     30.000%     $   53,845,000      2.9241%     WAC Cap    5.77300%     2.615     07/06-12/10
A-2      Aaa/AAA     30.000%     $   88,159,000      4.7875%     WAC Cap    5.87800%     4.695     12/10-06/11
A-3      Aaa/AAA     30.000%     $   54,481,000      2.9586%    WAC-0.040%  5.87696%     6.832     12/12-06/13
A-SB     Aaa/AAA     30.000%     $   91,905,000      4.9909%    WAC-0.039%  5.87796%     7.156     06/11-10/15
A-4      Aaa/AAA     30.000%     $  734,750,000     39.9007%    WAC-0.007%  5.90996%     9.717     10/15-05/16
A-1A     Aaa/AAA     30.000%     $  265,873,000     14.4383%    WAC-0.009%  5.90796%     9.362     07/06-05/16
AM       Aaa/AAA     20.000%     $  184,145,000     10.0000%       WAC      5.91696%     9.939     05/16-06/16
AJ       Aaa/AAA     12.500%     $  138,108,000      7.5000%       WAC      5.91696%     9.956     06/16-06/16

Certificates Not Offered
B        Aa2/AA      10.500%     $   36,829,000      2.0000%       WAC      5.91696%     9.956     06/16-06/16
C        Aa3/AA-      9.625%     $   16,113,000      0.8750%       WAC      5.91696%     9.956     06/16-06/16
D         A2/A        7.875%     $   32,225,000      1.7500%       WAC      5.91696%     9.956     06/16-06/16
E         A3/A-       6.875%     $   18,415,000      1.0000%       WAC      5.91696%     9.956     06/16-06/16
F       Baa1/BBB+     5.250%     $   29,923,000      1.6250%       WAC      5.91696%     9.956     06/16-06/16
G       Baa2/BBB      4.250%     $   18,415,000      1.0000%       WAC      5.91696%     9.956     06/16-06/16
H       Baa3/BBB-     3.125%     $   20,716,000      1.1250%       WAC      5.91696%     9.956     06/16-06/16
J        Ba1/BB+      2.625%     $    9,207,000      0.5000%     WAC Cap    5.62000%     9.956     06/16-06/16
K        Ba2/BB       2.375%     $    4,604,000      0.2500%     WAC Cap    5.62000%     9.956     06/16-06/16
L        Ba3/BB-      2.000%     $    6,905,000      0.3750%     WAC Cap    5.62000%     9.956     06/16-06/16
M         B1/B+       1.875%     $    2,302,000      0.1250%     WAC Cap    5.62000%     9.956     06/16-06/16
N         B2/B        1.625%     $    4,604,000      0.2500%     WAC Cap    5.62000%     9.975     06/16-07/16
P         B3/B-       1.375%     $    4,603,000      0.2500%     WAC Cap    5.62000%    10.039     07/16-07/16
Q         NR/NR       0.000%     $   25,320,786      1.3750%     WAC Cap    5.62000%    10.362     07/16-07/17
X        Aaa/AAA       N/A       $1,841,447,786         N/A      Variable   0.02258%     N/A           N/A

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H,
          J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

--------------------------------------------------------------------------------

                                       S-6

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     o    The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

     o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N,
          P and Q certificates outstanding from time to time.

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those expected of Moody's Investors
          Service, Inc. and Standard & Poor's Ratings Services, a division of
          The McGraw-Hill Companies, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in June 2046.
          See "Ratings" in this prospectus supplement.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates represent the approximate credit support for those classes of certificates, collectively.

     o    Each class of certificates identified in the table as having a "Fixed"
          pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

     o    Each class of certificates identified in the table as having a "WAC
          Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate identified in the table with respect to that class, and

          (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

     o    Each class of certificates identified in the table as having a "WAC"
          pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

     o    Each class of certificates identified in the table as having a
          "WAC-x%" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, minus x%.

     o    The pass-through rate for the class X certificates, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

          2.   the pass-through rate from time to time on the class of principal balance certificates whose total principal balance constitutes the subject component.

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                                       S-7

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     o    The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC or a WAC-x% pass-through rate are approximate.

     o    As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

     o    The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

          1.   each mortgage loan with an anticipated repayment date is paid in full on that date,

          2.   no mortgage loan is otherwise prepaid prior to maturity,

          3.   no defaults or losses occur with respect to the mortgage loans, and 4. no extensions of maturity dates of mortgage loans occur.
               See "Yield and Maturity Considerations--Weighted Average Lives"
               in this prospectus supplement.

     o    The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
          R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this prospectus supplement.

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

          2.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates,

          3.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated
               repayment date, is not repaid in full on or before that
               anticipated repayment date, and

          4.   net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trustee fee accrue,

          as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

     The offered certificates will evidence beneficial interests in the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage

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                                       S-8

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loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

     The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of June 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates.
The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                                RELEVANT PARTIES

ISSUING ENTITY................   ML-CFC Commercial Mortgage Trust 2006-2, a New
                                 York common law trust, is the entity that will
                                 hold and own the mortgage loans and in whose
                                 name the certificates will be issued. See
                                 "Transaction Participants--The Issuing Entity"
                                 in this prospectus supplement and "The Trust
                                 Fund--Issuing Entities" in the accompanying
                                 base prospectus.

DEPOSITOR.....................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor of the series 2006-2
                                 securitization transaction. We are a special
                                 purpose Delaware corporation. Our address is 4
                                 World Financial Center, 16th Floor, 250 Vesey
                                 Street, New York, New York 10080 and our
                                 telephone number is (212) 449-1000. We will
                                 acquire the mortgage loans and transfer them to
                                 the issuing entity. We are an affiliate of
                                 Merrill Lynch Mortgage Lending, Inc., one of
                                 the sponsors, and Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated, one of the underwriters.
                                 See "Transaction Participants--The Depositor"
                                 in this prospectus supplement and "The
                                 Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN
SELLERS.......................   Countrywide Commercial Real Estate Finance,
                                 Inc., Merrill Lynch Mortgage Lending, Inc. and
                                 KeyBank National Association will be the
                                 sponsors with respect to the series 2006-2
                                 securitization transaction. Countrywide
                                 Commercial Real Estate Finance, Inc. is an
                                 affiliate of Countrywide Securities
                                 Corporation, one of the underwriters. Merrill
                                 Lynch Mortgage Lending, Inc. is our affiliate
                                 and an affiliate of Merrill Lynch, Pierce,
                                 Fenner & Smith Incorporated, one of the
                                 underwriters. KeyBank National Association is
                                 an affiliate of KeyCorp Real Estate Capital
                                 Markets, Inc., one of the master servicers and
                                 the special servicer, and an affiliate of
                                 McDonald Investments Inc., one of the
                                 underwriters.

                                 We will acquire the mortgage loans that will
                                 back the certificates from the sponsors, each
                                 of which originated or acquired from a third
                                 party the mortgage loans to be transferred to
                                 the issuing entity. Accordingly, the sponsors
                                 are also referred to as mortgage loan sellers
                                 in this prospectus supplement.

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                                       S-9

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                                 The following table shows the number of
                                 mortgage loans that we expect will be sold to
                                 us by each sponsor and the respective
                                 percentages that those mortgage loans represent
                                 of the initial mortgage pool balance, the
                                 initial loan group 1 balance and the initial
                                 loan group 2 balance.

                                                       NUMBER       AGGREGATE         % OF
                                                         OF          CUT-OFF         INITIAL     % OF INITIAL   % OF INITIAL
                                                      MORTGAGE   DATE PRINCIPAL     MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
                MORTGAGE LOAN SELLER                    LOANS        BALANCE      POOL BALANCE      BALANCE        BALANCE
                --------------------                  --------   --------------   ------------   ------------   ------------

1. Countrywide Commercial Real Estate Finance, Inc.      107     $  947,241,670       51.44%         51.94%         48.46%
2. Merrill Lynch Mortgage Lending, Inc.                   34        488,049,070       26.50          28.76          13.12
3. KeyBank National Association                           50        406,157,047       22.06          19.30          38.42
                                                         ---     --------------      ------         ------         ------
                                                         191     $1,841,447,787      100.00%        100.00%        100.00%
                                                         ===     ==============      ======         ======         ======

                                 See "Transaction Participants--The Sponsors" in
                                 this prospectus supplement and "The Sponsor" in
                                 the accompanying base prospectus.

TRUSTEE.......................   Upon initial issuance of the certificates,
                                 LaSalle Bank National Association, a national
                                 banking association with corporate trust
                                 offices located in Chicago, Illinois, will act
                                 as trustee of the assets of the issuing entity
                                 on behalf of all the certificateholders. The
                                 trustee will be responsible for: (a)
                                 maintaining, directly or through one or more
                                 custodians appointed by it, possession of the
                                 promissory notes for the mortgage loans and
                                 various other important loan documents; (b)
                                 distributing payments to certificateholders;
                                 and (c) delivering or otherwise making
                                 available certain reports to certificateholders
                                 that provide various details regarding the
                                 certificates and the mortgage loans. In
                                 addition, the trustee will be primarily
                                 responsible for back-up advancing. The trustee
                                 will also have, or be responsible for
                                 appointing an agent to perform, additional
                                 duties with respect to tax administration. See
                                 "Transaction Participants--The Trustee" in this
                                 prospectus supplement".

MASTER SERVICERS..............   Upon initial issuance of the certificates,
                                 Wachovia Bank, National Association, a national
                                 banking association, and KeyCorp Real Estate
                                 Capital Markets, Inc., an Ohio corporation,
                                 will act as the master servicers with respect
                                 to the mortgage loans. KeyCorp Real Estate
                                 Capital Markets, Inc. is a wholly-owned
                                 subsidiary of KeyBank National Association, one
                                 of the sponsors, and it is an affiliate of
                                 McDonald Investments Inc., one of the
                                 underwriters.

                                 Wachovia Bank, National Association will act as
                                 master servicer with respect to the mortgage
                                 loans that we acquire from Countrywide
                                 Commercial Real Estate Finance, Inc. and
                                 transfer to the issuing entity. KeyCorp Real
                                 Estate Capital Markets will

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                                      S-10

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                                 act as master servicer with respect to the
                                 mortgage loans that we acquire from Merrill
                                 Lynch Mortgage Lending, Inc. and KeyBank
                                 National Association and transfer to the
                                 issuing entity.

                                 The master servicers will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers: (a) mortgage
                                 loans as to which there is no default or
                                 reasonably foreseeable default that would give
                                 rise to a transfer of servicing to the special
                                 servicer; and (b) mortgage loans as to which
                                 any such default or reasonably foreseeable
                                 default has been corrected, including as part
                                 of a work-out. In addition, the master
                                 servicers will be the primary parties
                                 responsible for making delinquency advances and
                                 servicing advances under the pooling and
                                 servicing agreement. See "Transaction
                                 Participants--The Master Servicers and the
                                 Special Servicer" in this prospectus
                                 supplement.

SPECIAL SERVICER..............   Upon initial issuance of the certificates,
                                 KeyCorp Real Estate Capital Markets, Inc., an
                                 Ohio corporation, will act as special servicer
                                 with respect to the mortgage loans and any
                                 related foreclosure properties. The special
                                 servicer will be primarily responsible for
                                 making decisions and performing certain
                                 servicing functions, including work-outs and
                                 foreclosures, with respect to the mortgage
                                 loans that, in general, are in default or as to
                                 which default is reasonably foreseeable and for
                                 liquidating foreclosure properties that are
                                 acquired as part of the assets of the issuing
                                 entity. See "Transaction Participants--The
                                 Master Servicers and the Special Servicer" in
                                 this prospectus supplement. KeyCorp Real Estate
                                 Capital Markets, Inc. is a wholly-owned
                                 subsidiary of KeyBank National Association, one
                                 of the sponsors, and it is an affiliate of
                                 McDonald Investments Inc., one of the
                                 underwriters.

CONTROLLING CLASS OF
CERTIFICATEHOLDERS............   The holders--or, if applicable, beneficial
                                 owners--of certificates representing a majority
                                 interest in a designated controlling class of
                                 the certificates (initially the class Q
                                 certificates) will have the right, subject to
                                 the conditions described under "Servicing of
                                 the Mortgage Loans--The Controlling Class
                                 Representative" and "--Replacement of the
                                 Special Servicer" in this prospectus
                                 supplement, to--

                                 o    replace the special servicer; and

                                 o    select a representative that may direct
                                      and advise the special servicer on various
                                      servicing matters with respect to the
                                      mortgage loans.

                                 Unless there are significant losses on the
                                 mortgage loans, the controlling class of
                                 certificateholders will be the holders of a
                                 non-offered class of certificates. The initial
                                 controlling class of certificateholders will be
                                 the class Q certificateholders.

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                                      S-11

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                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require, with
                                 respect to each mortgage loan, the related due
                                 date of that mortgage loan in June 2006 or,
                                 with respect to any mortgage loan that has its
                                 first due date in July 2006, June 1, 2006, or,
                                 with respect to any mortgage loan that has its
                                 first due date in August 2006, the date of
                                 origination. All payments and collections
                                 received on each mortgage loan after the
                                 cut-off date, excluding any payments or
                                 collections that represent amounts due on or
                                 before that date, will belong to the issuing
                                 entity.

                                 With respect to six (6) mortgage loans (loan
                                 numbers 52, 85, 86, 87, 105 and 140), the
                                 related mortgage loan sellers will deposit, for
                                 the benefit of the trust, amounts that will
                                 cause the trust to receive, in July 2006, a
                                 full month's interest with respect to those
                                 mortgage loans. For purposes of determining
                                 distributions on the certificates, those
                                 supplemental interest payments should be
                                 considered a payment by the related borrowers.

CLOSING DATE..................   The date of initial issuance for the offered
                                 certificates will be on or about June 28, 2006.

DETERMINATION DATE............   For any distribution date, the fourth business
                                 day prior to the distribution date.

                                 Notwithstanding the foregoing, the applicable
                                 master servicer may make its determination as
                                 to the collections received in respect of
                                 certain mortgage loans as of a later date
                                 during each month because those mortgage loans
                                 provide for monthly debt-service payments to be
                                 due on a day later than the first day of each
                                 month, but which, subject to the applicable
                                 business day convention, is not later than the
                                 8th day of each month.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "determination date" mean, as to each mortgage
                                 loan, the applicable determination date
                                 occurring in the same month as that
                                 distribution date.

DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in July
                                 2006. During any given month, the distribution
                                 date will be the 12th day of such month or, if
                                 the 12th day is not a business day, the next
                                 succeeding business day.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive any payments on those
                                 certificates on the following distribution

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                                      S-12

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                                 date, except that the last payment on any
                                 offered certificate will be made only upon
                                 presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION
DATE..........................   The rated final distribution date for each
                                 class of the offered certificates is the
                                 distribution date in June 2046.

ASSUMED FINAL DISTRIBUTION
DATES.........................   Set forth opposite each class of offered
                                 certificates in the table below is the
                                 distribution date on which the principal
                                 balance of that class is expected to be paid in
                                 full, assuming, among other things, no
                                 delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or,
                                 except as contemplated by the next sentence,
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates. For
                                 purposes of the table, each mortgage loan with
                                 an anticipated repayment date is assumed to be
                                 repaid in full on its anticipated repayment
                                 date.

                                                MONTH AND YEAR OF
                                 CLASS   ASSUMED FINAL DISTRIBUTION DATE
                                 -----   -------------------------------
                                  A-1             December 2010
                                  A-2               June 2011
                                  A-3               June 2013
                                  A-SB             October 2015
                                  A-4                May 2016
                                  A-1A               May 2016
                                  AM                June 2016
                                  AJ                June 2016

                                 See the maturity assumptions described under
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement for further assumptions
                                 that were taken into account in determining the
                                 assumed final distribution dates.

COLLECTION PERIOD.............   On any distribution date, amounts available for
                                 payment on the offered certificates will depend
                                 on the payments and other collections received,
                                 and any advances of payments due, on the
                                 mortgage loans during the related collection
                                 period. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin on the day after the
                                      determination date in the immediately
                                      preceding month or, in the case of the
                                      first collection period, will begin
                                      immediately following the cut-off date;
                                      and

                                 o    will end on the determination date in the
                                      month of the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans

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                                      S-13

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                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period with respect to each
                                 class of interest-bearing certificates for any
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs. Interest will be
                                 calculated with respect to each class of
                                 interest-bearing certificates assuming that
                                 each interest accrual period consists of 30
                                 days and each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The issuing entity will issue 26 classes of the
                                 certificates with an approximate total
                                 principal balance at initial issuance equal to
                                 $1,841,447,786. Eight (8) of those classes of
                                 the certificates are being offered by this
                                 prospectus supplement. The classes offered by
                                 this prospectus supplement are identified on
                                 the cover hereof. The remaining classes of the
                                 certificates will be offered separately in a
                                 private offering.

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $25,000 initial principal balance and in any
                                 whole dollar denomination in excess of $25,000.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying base
                                 prospectus.

PAYMENTS

A. GENERAL....................   For purposes of making distributions with
                                 respect to the class A-1, A-2, A-3, A-SB, A-4
                                 and A-1A certificates, the mortgage loans will
                                 be deemed to consist of two distinct groups,
                                 loan group 1 and loan group 2. Loan group 1
                                 will consist of 164 mortgage loans, with an
                                 initial loan group 1 balance of

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                                      S-14

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                                 $1,575,574,222 and representing approximately
                                 85.56% of the initial mortgage pool balance,
                                 that are secured by the various property types
                                 that constitute collateral for those mortgage
                                 loans. Loan group 2 will consist of 27 mortgage
                                 loans, with an initial loan group 2 balance of
                                 $265,873,564 and representing approximately
                                 14.44% of the initial mortgage pool balance,
                                 that are secured by multifamily properties.
                                 Annex A-1 to this prospectus supplement sets
                                 forth the loan group designation with respect
                                 to each mortgage loan.

                                 On each distribution date, to the extent of
                                 available funds attributable to the mortgage
                                 loans as described below, which available funds
                                 will be net of specified expenses of the
                                 issuing entity, including all servicing fees,
                                 trustee fees and other compensation, the
                                 trustee will make payments of interest and,
                                 except in the case of the class X certificates,
                                 principal to the holders of the following
                                 classes of certificates, in the following
                                 order:

                                 PAYMENT ORDER          CLASS
                                 -------------   --------------------
                                        1        A-1, A-2, A-3, A-SB,
                                                    A-4, A-1A and X
                                        2                 AM
                                        3                 AJ
                                        4                  B
                                        5                  C
                                        6                  D
                                        7                  E
                                        8                  F
                                        9                  G
                                       10                  H
                                       11                  J
                                       12                  K
                                       13                  L
                                       14                  M
                                       15                  N
                                       16                  P
                                       17                  Q

                                 In general, payments of interest in respect of
                                 the class A-1, A-2, A-3, A-SB and A-4
                                 certificates will be made pro rata, based on
                                 entitlement, out of funds attributable to the
                                 mortgage loans in loan group 1; payments of
                                 interest in respect of the class A-1A
                                 certificates will be made out of funds
                                 attributable to the mortgage loans in loan
                                 group 2; and payments of interest on the class
                                 X certificates will be made without regard to
                                 loan groups. However, if the funds available
                                 for those distributions of interest on any
                                 distribution date are insufficient to pay in
                                 full the total amount of interest to be paid
                                 with respect to any of the class A-1, A-2, A-3,
                                 A-SB, A-4, A-1A and/or X certificates, then the
                                 funds available for distribution will be
                                 allocated among all these

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                                      S-15

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                                 classes pro rata in accordance with their
                                 interest entitlements, without regard to loan
                                 groups.

                                 The allocation of principal payments among the
                                 class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates also takes into account loan
                                 groups and is described under
                                 "--Payments--Payments of Principal" below. The
                                 class X certificates do not have principal
                                 balances and do not entitle their holders to
                                 payments of principal. See "Description of the
                                 Offered Certificates--Payments--Priority of
                                 Payments" in this prospectus supplement.

                                 No payments or other collections on the B-note
                                 non-trust loans described under "--The Mortgage
                                 Loans and the Mortgaged Real Properties--Loan
                                 Combinations" below, which are not assets of
                                 the issuing entity, will be available for
                                 distributions on the certificates. See
                                 "Description of the Mortgage Pool--Loan
                                 Combination" in this prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of certificates (other than the
                                 class Z, R-I and R-II certificates) will bear
                                 interest. With respect to each interest-bearing
                                 class of certificates, that interest will
                                 accrue during each interest accrual period
                                 based upon--

                                 o    the pass-through rate applicable for the
                                      particular class of certificates for that
                                      interest accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of certificates
                                      outstanding immediately prior to the
                                      related distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months.

                                 A whole or partial prepayment on a mortgage
                                 loan may not be accompanied by the amount of
                                 one full month's interest on the prepayment. As
                                 and to the extent described under "Description
                                 of the Offered Certificates--Payments--Payments
                                 of Interest" in this prospectus supplement,
                                 these shortfalls may be allocated to reduce the
                                 amount of accrued interest otherwise payable to
                                 the holders of the respective interest-bearing
                                 classes of the certificates (other than the
                                 class X certificates).

                                 On each distribution date, subject to available
                                 funds and the payment priorities described
                                 under "--Payments--General" above, you will be
                                 entitled to receive your proportionate share
                                 of: (a) all interest accrued with respect to
                                 your class of offered certificates during the
                                 related interest accrual period; plus (b) any
                                 interest that was payable with respect to your
                                 class of offered certificates on all prior
                                 distribution dates, to the extent not
                                 previously paid; less (c) except in the case of
                                 the class X certificates, your class's share of
                                 any shortfalls in interest collections due to
                                 prepayments on mortgage loans that are not

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                                      S-16

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                                 offset by certain payments made by, in each
                                 case, the applicable master servicer.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest",
                                 "--Payments--Priority of Payments" and
                                 "--Calculation of Pass-Through Rates" in this
                                 prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   The class X, R-I, R-II and Z certificates do
                                 not have principal balances and do not entitle
                                 their holders to payments of principal. Subject
                                 to available funds and the payment priorities
                                 described under "--Payments--General" above,
                                 however, the holders of each class of principal
                                 balance certificates will be entitled to
                                 receive a total amount of principal over time
                                 equal to the initial principal balance of their
                                 particular class. The trustee will be required
                                 to make payments of principal in a specified
                                 sequential order to ensure that--

                                 o    no payments of principal will be made to
                                      the holders of the class B, C, D, E, F, G,
                                      H, J, K, L, M, N, P or Q certificates
                                      until the total principal balance of the
                                      offered certificates is reduced to zero;

                                 o    no payments of principal will be made to
                                      the holders of the class AM or AJ
                                      certificates until, in the case of each of
                                      those classes, the total principal balance
                                      of all more senior classes of offered
                                      certificates is reduced to zero; and

                                 o    except as described under "--Amortization,
                                      Liquidation and Payment Triggers" below,
                                      payments of principal will be made--

                                      (i)  to, first, the holders of the class
                                           A-1 certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           second, the holders of the class A-2
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           third, the holders of the class A-3
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           fourth, the holders of the class A-SB
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero, and
                                           fifth, the holders of the class A-4
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero, in
                                           an aggregate amount equal to the
                                           funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 1 and, after the total
                                           principal balance of the class A-1A
                                           certificates has been reduced to
                                           zero, the funds allocated to
                                           principal with respect to mortgage
                                           loans in loan group 2, provided that,
                                           on each distribution date the total

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                                      S-17

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                                           principal balance of the class A-SB
                                           certificates must, subject to
                                           available funds, be paid down, if
                                           necessary, to the scheduled principal
                                           balance for that class for that
                                           distribution date that is set forth
                                           on Annex E to this prospectus
                                           supplement before any payments of
                                           principal are made with respect to
                                           the class A-1, A-2 and/or A-3
                                           certificates, and

                                      (ii) to the holders of the class A-1A
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero, in
                                           an aggregate amount equal to the
                                           funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 2 and, after the total
                                           principal balance of the class A-1,
                                           A-2, A-3, A-SB and A-4 certificates
                                           has been reduced to zero, the funds
                                           allocated to principal with respect
                                           to mortgage loans in loan group 1.

                                 The total payments of principal to be made on
                                 the principal balance certificates on any
                                 distribution date will generally be a function
                                 of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the mortgage loans during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      applicable master servicer or the trustee;
                                      and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      mortgage loans that are received during
                                      the related collection period.

                                 However, if the applicable master servicer, the
                                 special servicer or the trustee reimburses
                                 itself out of general collections on the
                                 mortgage pool for any advance, together with
                                 any interest accrued on that advance, that it
                                 has determined is not ultimately recoverable
                                 out of collections on the related mortgage
                                 loan, then that advance, together with interest
                                 accrued on that advance, will be reimbursed
                                 first out of payments and other collections of
                                 principal on all the mortgage loans, thereby
                                 reducing the amount of principal otherwise
                                 distributable in respect of the principal
                                 balance certificates on the related
                                 distribution date, prior to being reimbursed
                                 out of payments and other collections of
                                 interest on all the mortgage loans.

                                 Additionally, if any advance, together with
                                 interest accrued on that advance, with respect
                                 to a defaulted mortgage loan remains
                                 unreimbursed following the time that the
                                 mortgage loan is modified and returned to
                                 performing status, then (even though that
                                 advance has not been deemed nonrecoverable from

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                                      S-18

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                                 collections on the related mortgage loan) the
                                 applicable master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to reimbursement for that advance,
                                 with interest, on a monthly basis, out of
                                 payments and other collections of principal on
                                 all the mortgage loans after the application of
                                 those principal payments and collections to
                                 reimburse any party for advances that are
                                 nonrecoverable on a loan-specific basis as
                                 described in the prior paragraph, thereby
                                 reducing the amount of principal otherwise
                                 distributable in respect of the principal
                                 balance certificates on the related
                                 distribution date.

                                 Reimbursements of the advances described in the
                                 prior two paragraphs will generally be made
                                 first from principal collections on the
                                 mortgage loans included in the loan group which
                                 includes the mortgage loan in respect of which
                                 the advance was made, and if those collections
                                 are insufficient to make a full reimbursement,
                                 then from principal collections on the mortgage
                                 loans in the other loan group. As a result,
                                 distributions of principal with respect to the
                                 class A-1, A-2, A-3, A-SB, A-4 or A-1A
                                 certificates may be reduced even if the
                                 advances being reimbursed were made in respect
                                 of mortgage loans included in the loan group
                                 that does not primarily relate to such class of
                                 certificates.

                                 If any advance described above is not
                                 reimbursed in whole on any distribution date
                                 due to insufficient principal collections and,
                                 solely in the case of an advance that is
                                 nonrecoverable on a loan-specific basis,
                                 interest collections on the mortgage pool
                                 during the related collection period, then the
                                 portion of that advance which remains
                                 unreimbursed will be carried over, and continue
                                 to accrue interest, for reimbursement on the
                                 following distribution date.

                                 The payment of certain default-related or
                                 otherwise unanticipated expenses with respect
                                 to any mortgage loan may reduce the amounts
                                 allocable as principal of that mortgage loan
                                 and, accordingly, the principal distributions
                                 on the principal balance certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 and "--Payments--Priority of Payments" in this
                                 prospectus supplement.

D. AMORTIZATION, LIQUIDATION
   AND PAYMENT TRIGGERS.......   As a result of losses on the mortgage loans
                                 and/or default-related or other unanticipated
                                 expenses of the issuing entity, the total
                                 principal balance of the class AM, AJ, B, C, D,
                                 E, F, G, H, J, K, L, M, N, P and Q certificates
                                 could be reduced to zero at a time when the
                                 class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates, or any two or more of those
                                 classes, remain outstanding. See "--Description
                                 of the Offered Certificates--Allocation of
                                 Losses on the Mortgage Loans and Other
                                 Unanticipated Expenses" below. If the total
                                 principal balance of the class AM, AJ, B, C, D,
                                 E, F, G, H, J, K, L, M, N, P and Q certificates
                                 is reduced to

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                                      S-19

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                                 zero at a time when the class A-1, A-2, A-3,
                                 A-SB, A-4 and A-1A certificates, or any two or
                                 more of those classes, remain outstanding, any
                                 payments of principal will be distributed to
                                 the holders of the outstanding class A-1, A-2,
                                 A-3, A-SB, A-4 and A-1A certificates, pro rata,
                                 rather than sequentially, in accordance with
                                 their respective principal balances and without
                                 regard to loan groups.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans. Any distributions of those amounts would
                                 be in addition to the distributions of
                                 principal and interest described above.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on any of the mortgage
                                 loans, then the trustee will pay that amount in
                                 the proportions described under "Description of
                                 the Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" in this prospectus supplement, to--

                                 o    the holders of any of the class A-1, A-2,
                                      A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E,
                                      F, G and/or H certificates that are then
                                      entitled to receive payments of principal
                                      with respect to the loan group that
                                      includes the prepaid mortgage loan; and/or

                                 o    the holders of the class X certificates.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the issuing entity and losses
                                 realized in respect of the mortgage loans
                                 previously allocated to any class of
                                 certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

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F. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 certificates on any distribution date will
                                 generally be net of the following amounts:

       TYPE / RECIPIENT                                     AMOUNT/SOURCE                                FREQUENCY
------------------------------   -------------------------------------------------------------------   ------------

FEES

Master Servicing Fee / Master    Payable with respect to each and every mortgage loan held by the         Monthly
Servicers                        issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2) accrue at an annual rate that ranges, on a loan-by-loan basis, from 0.0200% to 0.1100% per annum; and (3) be payable (a)
                                 monthly from amounts allocable as interest with respect to that mortgage loan and/or (b) if the subject mortgage loan and any related foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the mortgage pool. Master servicing fees with respect to any mortgage loan will include the primary servicing fees and
                                 correspondent fees payable by the applicable master servicer to any sub-servicer or correspondent, as the case may be, with respect to that mortgage loan.

Additional Master Servicing      o    Prepayment interest excesses collected on mortgage loans that    Time to time
Compensation / Master                 are the subject of a principal prepayment in full or in part
Servicers                             after their respective due dates in any collection period;

                                 o    All interest and investment income earned on amounts on             Monthly
                                      deposit in accounts maintained by a master servicer, to the extent not otherwise payable to the borrowers;

                                 o    On non-specially serviced mortgage loans, late payment charges   Time to time
                                      and default interest actually collected with respect to the subject mortgage loan during any collection period, but only to the extent not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) certain default-related or other
                                      unanticipated expenses of the issuing entity currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed; and

                                 o    With respect to any non-specially serviced mortgage loans, the   Time to time
                                      percentage, if any, specified in the pooling and servicing agreement, of each assumption application fee, assumption fee, modification fee, extension fee or other similar fee or any fee payable in connection with a defeasance of a mortgage loan that is actually paid by a borrower in connection with the related action.

Special Servicing Fee /          Payable with respect to each mortgage loan that is being specially       Monthly
Special Servicer                 serviced or as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the special servicing fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.25% per annum; and (c) be payable monthly from general collections on the mortgage pool.

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                                      S-21

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       TYPE / RECIPIENT                                     AMOUNT/SOURCE                                FREQUENCY
------------------------------   -------------------------------------------------------------------   ------------

Workout Fee / Special Servicer   Payable with respect to each specially serviced mortgage loan that    Time to time
                                 the special servicer successfully works out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

Principal Recovery Fee /         Subject to the exceptions described under "Servicing of the           Time to time
Special Servicer                 Mortgage Loans--Servicing and Other Compensation and Payment of
                                 Expenses--Principal Special Servicing Compensation" and "--The
                                 Principal Recovery Fee" in this prospectus supplement, payable with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

Additional Special Servicing     o    All interest and investment income earned on amounts on             Monthly
Compensation/ Special Servicer        deposit in accounts maintained by the special servicer;

                                 o    On specially serviced mortgage loans, late payment charges and   Time to time
                                      default interest actually collected with respect to the
                                      subject mortgage loan during any collection period, but only to the extent not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) certain default-related or other
                                      unanticipated expenses of the issuing entity currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed;

                                 o    With respect to any specially serviced mortgage loan, 100% of    Time to time
                                      assumption fees or modification fee actually paid by a
                                      borrower with respect to any assumption or modification; and

                                 o    With respect to any non-specially serviced mortgage loan, the    Time to time
                                      percentage, if any, specified in the pooling and servicing agreement, of assumption application fees, assumption fees, modification fees and other fees actually paid by a borrower with respect to any assumption, modification or other
                                      agreement entered into by the applicable master servicer.

Trustee Fee / Trustee            Payable out of general collections on the mortgage pool and, for         Monthly
                                 any distribution date, will equal Monthly one month's interest at
                                 0.0012% per annum with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.

Additional Trustee               All interest and investment income earned on amounts on deposit in       Monthly
Compensation/Trustee             accounts maintained by the trustee.

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                                      S-22

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       TYPE / RECIPIENT                                     AMOUNT/SOURCE                                FREQUENCY
------------------------------   -------------------------------------------------------------------   ------------

EXPENSES

Servicing Advances / Trustee,    To the extent of funds available, the amount of any servicing         Time to time
Master Servicers or Special      advances.(1)
Servicer

Interest on Servicing Advances   At a rate per annum equal to a published prime rate, accrued on the   Time to time
/ Master Servicers, Special      amount of each outstanding servicing advance.(2)
Servicer or Trustee

P&I Advances / Master            To the extent of funds available, the amount of any P&I               Time to time
Servicers and Trustee            advances.(1)

Interest on P&I Advances /       At a rate per annum equal to a published prime rate, accrued on the   Time to time
Master Servicers and Trustee     amount of each outstanding P&I advance.(2)

Indemnification of Expenses /    Amount to which such party is entitled to indemnification under the   Time to time
Trustee, Depositor, Master       pooling and servicing agreement.(3)
Servicers and Special Servicer
and any director, officer,
employee or agent of any of
the foregoing parties

----------
(1)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of funds, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of that particular source of funds
                                 prior to any application of those funds to make
                                 payments with respect to the offered
                                 certificates. In addition, if any of the
                                 foregoing fees and expenses are identified as
                                 being payable out of general collections with
                                 respect to the mortgage pool, then the

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                                      S-23

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                                 subject fee or expense, as the case may be,
                                 will be payable out of those general
                                 collections prior to any application of those
                                 general collections to make payments with
                                 respect to the offered certificates. Further
                                 information with respect to the foregoing fees
                                 and expenses, including information regarding
                                 the general purpose of and the source of
                                 payment for these fees and expenses, as well as
                                 information regarding other fees and expenses,
                                 is set forth under "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 prospectus supplement.

G. PAYMENTS OF ADDITIONAL
   INTEREST...................   On each distribution date, any additional
                                 interest collected during the related
                                 collection period on a mortgage loan with an
                                 anticipated repayment date will be distributed
                                 to the holders of the class Z certificates. See
                                 "Description of the Offered
                                 Certificates--Payments--Payments of Additional
                                 Interest" in this prospectus supplement.

ALLOCATION OF LOSSES ON THE
   MORTGAGE LOANS AND OTHER
   UNANTICIPATED EXPENSES.....   Because of losses on the mortgage loans,
                                 reimbursements of advances determined to be
                                 nonrecoverable on a loan-specific basis and/or
                                 default-related and other unanticipated
                                 expenses of the issuing entity (such as
                                 interest on advances, special servicing fees,
                                 workout fees and principal recovery fees), the
                                 total principal balance of the mortgage pool,
                                 less any related outstanding advances of
                                 principal, may fall below the total principal
                                 balance of the principal balance certificates.
                                 For purposes of this determination only, effect
                                 will not be given to any reductions of the
                                 principal balance of any mortgage loan for
                                 payments of principal collected on the mortgage
                                 loans that were used to reimburse any advances
                                 outstanding after a workout of another mortgage
                                 loan to the extent those advances are not
                                 otherwise determined to be nonrecoverable on a
                                 loan-specific basis. If and to the extent that
                                 those losses, reimbursements and expenses cause
                                 the total principal balance of the mortgage
                                 pool, less any related outstanding advances of
                                 principal, to be less than the total principal
                                 balance of the principal balance certificates
                                 following the payments made on the certificates
                                 on any distribution date, the total principal
                                 balances of the following classes of principal
                                 balance certificates will be successively
                                 reduced in the following order, until the
                                 deficit is eliminated:

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                                      S-24

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                                 REDUCTION ORDER           CLASS
                                 ---------------   --------------------
                                         1                   Q
                                         2                   P
                                         3                   N
                                         4                   M
                                         5                   L
                                         6                   K
                                         7                   J
                                         8                   H
                                         9                   G
                                        10                   F
                                        11                   E
                                        12                   D
                                        13                   C
                                        14                   B
                                        15                  AJ
                                        16                  AM
                                        17         A-1, A-2, A-3, A-SB,
                                                       A-4 and A-1A

                                 Any reduction to the total principal balances
                                 of the class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates will be made on a pari passu and
                                 pro rata basis in accordance with the relative
                                 sizes of those principal balances, without
                                 regard to loan groups.

                                 See "Description of the Offered
                                 Certificates--Reductions to Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
   DEBT SERVICE PAYMENTS......   Except as described below, each master servicer
                                 will be required to make advances of principal
                                 and/or interest due on the mortgage loans
                                 master serviced by that master servicer with
                                 respect to any delinquent monthly payments,
                                 other than balloon payments. In addition, the
                                 trustee must make any of those advances that
                                 the applicable master servicer is required but
                                 fails to make. As described under "Description
                                 of the Offered Certificates--Advances of
                                 Delinquent Monthly Debt Service Payments and
                                 Reimbursement of Advances" in this prospectus
                                 supplement, any party that makes an advance
                                 will be entitled to be reimbursed for the
                                 advance, together with interest at a published
                                 prime rate, as described in that section of
                                 this prospectus supplement.

                                 Notwithstanding the foregoing, none of the
                                 master servicers or the trustee will be
                                 required to make any advance that it
                                 determines, in its reasonable judgment, will
                                 not be recoverable (together with interest
                                 accrued on that advance) from proceeds of the
                                 related mortgage loan. The trustee will be
                                 entitled to rely on any determination of
                                 non-recoverability made by a master servicer.
                                 The special servicer may also determine that
                                 any

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                                      S-25

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                                 interest and/or principal advance made or
                                 proposed to be made by a master servicer or the
                                 trustee is not or will not be, as applicable,
                                 recoverable, together with interest accrued on
                                 that advance, from proceeds of the mortgage
                                 loan to which that advance relates, and the
                                 applicable master servicer and the trustee will
                                 be entitled to rely on any determination of
                                 nonrecoverability made by the special servicer
                                 and will be required to act in accordance with
                                 that determination.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 of the Mortgage Loans--Required Appraisals" in,
                                 and describe in the glossary to, this
                                 prospectus supplement occur or exist with
                                 respect to any mortgage loan or the mortgaged
                                 real property for that mortgage loan, the
                                 special servicer will be obligated to obtain a
                                 new appraisal or, at the special servicer's
                                 option in cases involving mortgage loans with
                                 relatively small principal balances, conduct a
                                 valuation of that property. If, based on that
                                 appraisal or other valuation, subject to the
                                 discussion below regarding the loan
                                 combinations, it is determined that:

                                 o    the sum of the principal balance of the
                                      subject mortgage loan plus other
                                      delinquent amounts due under the subject
                                      mortgage loan exceeds

                                 o    an amount generally equal to:

                                      1.   90% of the new estimated value of the
                                           related mortgaged real property,
                                           which value may be reduced by the
                                           special servicer based on its review
                                           of the related appraisal and other
                                           relevant information; plus

                                      2.   certain other amounts, such as escrow
                                           funds,

                                 then the amount otherwise required to be
                                 advanced with respect to interest on that
                                 mortgage loan will be reduced in the same
                                 proportion that the excess, sometimes referred
                                 to as an appraisal reduction amount, bears to
                                 the principal balance of the mortgage loan,
                                 which will be deemed to be reduced by any
                                 outstanding advances of principal in respect of
                                 that mortgage loan. In the event advances of
                                 interest are so reduced, funds available to
                                 make payments on the certificates then
                                 outstanding will be reduced.

                                 The calculation of any appraisal reduction
                                 amount in respect of any trust mortgage loan
                                 that is part of a loan combination will take
                                 into account the related B-note loan, which is
                                 not held by the issuing entity. The special
                                 servicer will determine whether an appraisal
                                 reduction amount exists with respect to any of
                                 those loan combinations based on a calculation
                                 that generally treats the subject loan
                                 combination as if it were a single mortgage
                                 loan. Any resulting appraisal reduction amount
                                 with respect to any of those loan combinations
                                 will be allocated, first to the related

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                                      S-26

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                                 B-note loan (up to the amount of the
                                 outstanding principal balance of that B-note
                                 loan), and then the related mortgage loan held
                                 by the issuing entity. The amount of advances
                                 of interest on each of the mortgage loans held
                                 by the issuing entity that is part of a loan
                                 combination will be reduced so as to take into
                                 account any appraisal reduction amount
                                 allocable to the subject mortgage loan.

                                 None of the master servicers or the trustee
                                 will be required to make advances of principal
                                 and/or interest with respect to any mortgage
                                 loan that is not held by the issuing entity.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" and "Servicing of the Mortgage
                                 Loans--Required Appraisals" in this prospectus
                                 supplement. See also "Description of the
                                 Governing Documents--Advances" in the
                                 accompanying base prospectus.

REPORTS TO
   CERTIFICATEHOLDERS.........   On each distribution date, the trustee will
                                 make available on its internet website,
                                 initially located at www.etrustee.net, or
                                 provide on request, to the registered holders
                                 of the offered certificates, a monthly report
                                 substantially in the form of Annex D to this
                                 prospectus supplement. The trustee's report
                                 will detail, among other things, the
                                 distributions made to the certificateholders on
                                 that distribution date and the performance of
                                 the mortgage loans and the mortgaged real
                                 properties.

                                 You may also review on the trustee's website
                                 or, upon reasonable prior notice, at the
                                 trustee's offices during normal business hours,
                                 a variety of information and documents that
                                 pertain to the mortgage loans and the mortgaged
                                 real properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL AND OTHER
   TERMINATION................   Specified parties to the transaction may
                                 purchase all of the mortgage loans and any
                                 foreclosure properties held by the issuing
                                 entity, and thereby terminate the issuing
                                 entity, when the aggregate principal balance of
                                 the mortgage loans, less any outstanding
                                 advances of principal, is less than
                                 approximately 1.0% of the initial mortgage pool
                                 balance.

                                 In addition, if, following the date on which
                                 the total principal balance of the offered
                                 certificates is reduced to zero, all of the
                                 remaining certificates (but excluding the class
                                 Z, R-I and R-II certificates) are held by the
                                 same certificateholder, the issuing entity may
                                 also be terminated, subject to such additional
                                 conditions as may be set forth in the pooling
                                 and servicing agreement, in connection with an
                                 exchange of all the remaining certificates
                                 (other than the class Z, R-I and R-II
                                 certificates) for all the mortgage loans and
                                 any foreclosure properties held by the issuing
                                 entity at the time of exchange.

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                                      S-27

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                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, we provide summary information
                                 with respect to the mortgage loans that we
                                 intend to transfer to the issuing entity. For
                                 more detailed information regarding those
                                 mortgage loans, you should review the following
                                 sections in this prospectus supplement:

                                 o    "Description of the Mortgage Pool";

                                 o    "Risk Factors--Risks Related to the
                                      Mortgage Loans";

                                 o    Annex A-1--Certain Characteristics of the
                                      Mortgage Loans;

                                 o    Annex A-2--Certain Statistical Information
                                      Regarding the Mortgage Loans;

                                 o    Annex A-3--Mortgage Pool Prepayment
                                      Profile;

                                 o    Annex B--Certain Characteristics Regarding
                                      Multi- family Properties; and

                                 o    Annex C-- Description of the Ten Largest
                                      Mortgage Loans or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the mortgage loans that are to be
                                 transferred to the issuing entity, please note
                                 that--

                                 o    all numerical information provided with
                                      respect to the mortgage loans is provided
                                      on an approximate basis;

                                 o    all cut-off date principal balances assume
                                      the timely receipt of the scheduled
                                      payments for each mortgage loan and that
                                      no prepayments occur prior to the cut-off
                                      date;

                                 o    all weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting of the subject
                                      mortgage loans based on their respective
                                      cut-off date principal balances; the
                                      initial mortgage pool balance will equal
                                      the total cut-off date principal balance
                                      of the entire mortgage pool, and the
                                      initial loan group 1 balance and the
                                      initial loan group 2 balance will each
                                      equal the total cut-off date principal
                                      balance of the mortgage loans in the
                                      subject loan group; we show the cut-off
                                      date principal balance for each of the
                                      mortgage loans on Annex A-1 to this
                                      prospectus supplement;

                                 o    when information with respect to the
                                      mortgage loans is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial

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                                      S-28

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                                      loan group 2 balance, the percentages are
                                      based upon the cut-off date principal
                                      balances of the subject mortgage loans;

                                 o    when information with respect to the
                                      mortgaged real properties is expressed as
                                      a percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based upon the cut-off
                                      date principal balances of the related
                                      mortgage loans;

                                 o    if any mortgage loan is secured by
                                      multiple mortgaged real properties, the
                                      related cut-off date principal balance has
                                      been allocated among the individual
                                      properties based on any of (i) an
                                      individual property's appraised value as a
                                      percentage of the total appraised value of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan, (ii) an
                                      individual property's underwritten net
                                      operating income as a percentage of the
                                      total underwritten net operating income of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan and (iii) an
                                      allocated loan balance specified in the
                                      related loan documents;

                                 o    unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to any
                                      mortgage loan held by the issuing entity
                                      that is part of a loan combination
                                      excludes the related B-note loan, which is
                                      not held by the issuing entity;

                                 o    statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, which may result in the initial
                                      mortgage pool balance being as much as 5%
                                      larger or smaller than indicated;

                                 o    the sum of numbers presented in any column
                                      within a table may not equal the indicated
                                      total due to rounding; and

                                 o    when a mortgage loan is identified by loan
                                      number, we are referring to the loan
                                      number indicated for that mortgage loan on
                                      Annex A-1 to this prospectus supplement.

SUBSTITUTIONS, ACQUISITIONS
   AND REMOVALS OF MORTGAGE
   LOANS......................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 mortgage loans from the sponsors and will
                                 transfer the mortgage loans to the issuing
                                 entity. Except as contemplated in the following
                                 paragraphs regarding the replacement of a
                                 defective mortgage loan, no

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                                      S-29

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                                 mortgage loan may otherwise be added to the
                                 assets of the issuing entity.

                                 Each sponsor, with respect to each mortgage
                                 loan transferred by it to us for inclusion in
                                 the assets of the issuing entity, will:

                                 o    make, as of the date of initial issuance
                                      of the offered certificates, and subject
                                      to any applicable exceptions, the
                                      representations and warranties generally
                                      described under "Description of the
                                      Mortgage Pool--Representations and
                                      Warranties" in this prospectus supplement;
                                      and

                                 o    agree to deliver the loan documents
                                      described under "Description of the
                                      Mortgage Pool--Assignment of the Mortgage
                                      Loans" in this prospectus supplement.

                                 If there exists a breach of any of those
                                 representations and warranties, or if there
                                 exists a document defect with respect to any
                                 mortgage loan, which breach or document defect
                                 materially and adversely affects the value of
                                 the subject mortgage loan or the interests of
                                 the certificateholders, and if that breach or
                                 document defect is not cured within the period
                                 contemplated under "Description of the Mortgage
                                 Pool--Repurchases and Substitutions" in this
                                 prospectus supplement, then the affected
                                 mortgage loan will be subject to repurchase or
                                 substitution as described under "Description of
                                 the Mortgage Pool--Repurchases and
                                 Substitutions" in this prospectus supplement.

                                 If any mortgage loan experiences payment
                                 defaults similar to the payment defaults that
                                 would result in a transfer of servicing from
                                 the applicable master servicer to the special
                                 servicer, then it will be subject to a fair
                                 value purchase option on the part of the
                                 special servicer, the holder--or, if
                                 applicable, the beneficial owner--of
                                 certificates representing the largest
                                 percentage interest of voting rights allocated
                                 to the controlling class or an assignee of the
                                 foregoing, as described under "Servicing of the
                                 Mortgage Loans--Realization Upon Defaulted
                                 Mortgage Loans--Fair Value Call" in this
                                 prospectus supplement.

                                 If, in the case of any mortgage loan held by
                                 the issuing entity, there exists additional
                                 debt that is secured by the related mortgaged
                                 real property or by an interest in the related
                                 borrower, which additional debt is not held by
                                 the issuing entity, then the lender on that
                                 additional debt may be entitled to acquire that
                                 mortgage loan--generally at a price no less
                                 than the unpaid principal balance of the
                                 subject mortgage loan, plus interest, exclusive
                                 of default interest, accrued thereon--upon the
                                 occurrence of a default or, in some cases, a
                                 reasonably foreseeable default.

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                                      S-30

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                                 The issuing entity will be subject to optional
                                 termination as discussed under "Description of
                                 the Offered Certificates--Termination" in this
                                 prospectus supplement.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans is the obligation of
                                 a borrower to repay a specified sum with
                                 interest. Each of the mortgage loans is secured
                                 by a first mortgage lien on the fee or
                                 leasehold interest of the related borrower or
                                 another party in one or more commercial,
                                 multifamily or manufactured housing community
                                 real properties, although in three (3) cases
                                 (loan numbers 106, 156 and 187), the related
                                 mortgaged real property pledged to secure the
                                 subject mortgage loan is limited to a
                                 borrower's fee interest in land and does not
                                 include the improvements on that land. Each
                                 mortgage lien will be subject to the limited
                                 permitted encumbrances that we describe in the
                                 glossary to this prospectus supplement.

                                 All of the mortgage loans are or should be
                                 considered nonrecourse. None of the mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality, by any
                                 private mortgage insurer, by any sponsor or by
                                 any of the parties to the pooling and servicing
                                 agreement.

                                 Each of the mortgage loans currently accrues
                                 interest at the annual rate specified with
                                 respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to mortgage loans
                                 that have anticipated repayment dates, the
                                 mortgage interest rate for each mortgage loan
                                 is, in the absence of default, fixed for the
                                 entire term of the mortgage loan.

A. Partial Interest-Only
   Balloon Loans..............   Seventy-six (76) of the mortgage loans,
                                 representing approximately 47.76% of the
                                 initial mortgage pool balance (65 mortgage
                                 loans in loan group 1, representing
                                 approximately 47.20% of the initial loan group
                                 1 balance, and 11 mortgage loans in loan group
                                 2, representing approximately 51.08% of the
                                 initial loan group 2 balance), require:

                                 o    the payment of interest only on each due
                                      date until the expiration of a designated
                                      period;

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period based on an amortization schedule
                                      that is significantly longer than its
                                      remaining term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

B. Interest-Only Balloon
   Loans......................   Eight (8) of the mortgage loans, representing
                                 approximately 13.95% of the initial mortgage
                                 pool balance and approximately 16.31% of the
                                 initial loan group 1 balance), require the
                                 payment of interest only until the related
                                 maturity date and provide for the

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                                      S-31

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                                 repayment of the entire principal balance on
                                 the related maturity date.

C. Amortizing Balloon Loans...   Ninety-three (93) of the mortgage loans,
                                 representing approximately 32.06% of the
                                 initial mortgage pool balance (78 mortgage
                                 loans in loan group 1, representing
                                 approximately 30.83% of the initial loan group
                                 1 balance, and 15 mortgage loans in loan group
                                 2, representing approximately 39.34% of the
                                 initial loan group 2 balance), provide for:

                                 o    no interest-only period;

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

                                 These 93 balloon mortgage loans do not include
                                 any of the balloon mortgage loans described
                                 under "--Partial Interest-Only Balloon Loans"
                                 or "--Interest-Only Loans" above.

D. ARD Loans..................   Fourteen (14) of the mortgage loans,
                                 representing approximately 6.22% of the initial
                                 mortgage pool balance (13 mortgage loans in
                                 loan group 1, representing approximately 5.66%
                                 of the initial loan group 1 balance, and one
                                 (1) mortgage loan in loan group 2, representing
                                 approximately 9.57% of the initial loan group 2
                                 balance), which are commonly referred to as
                                 hyper-amortization loans or ARD loans, each
                                 provide for material changes to their terms to
                                 encourage the related borrower to pay the
                                 mortgage loan in full by a specified date. We
                                 consider that date to be the anticipated
                                 repayment date for each of those ARD loans.
                                 There can be no assurance, however, that these
                                 incentives will result in any of these mortgage
                                 loans being paid in full on or before its
                                 anticipated repayment date. The changes to the
                                 loan terms, which, in each case, will become
                                 effective as of the related anticipated
                                 repayment date, include:

                                 o    accrual of interest at a rate in excess of
                                      the initial mortgage interest rate with
                                      the additional interest to be deferred and
                                      payable only after the outstanding
                                      principal balance of the subject mortgage
                                      loan is paid in full; and

                                 o    applying excess cash flow from the
                                      mortgaged real property to pay down the
                                      principal amount of the subject mortgage
                                      loan, which payment of principal will be
                                      in addition to the principal portion of
                                      the normal monthly debt service payment.

                                 Four (4) of the above-identified 14 ARD loans,
                                 representing approximately 1.73% of the initial
                                 mortgage pool balance and approximately 2.02%
                                 of the initial loan group 1 balance, require:

                                 o    the payment of interest only until the
                                      expiration of a designated period; and

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                                      S-32

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                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period.

LOAN COMBINATIONS.............   Four (4) mortgage loans are, in each case, part
                                 of a loan combination comprised of two (2) or
                                 more mortgage loans that are obligations of the
                                 same borrower, only one of which will be
                                 transferred to the issuing entity. The
                                 remaining mortgage loan in each loan
                                 combination will not be transferred to the
                                 issuing entity, however all of the mortgage
                                 loans in the subject loan combination are
                                 together secured by the same mortgage
                                 instrument(s) encumbering the same mortgaged
                                 real property or properties. In the case of
                                 each such loan combination, the mortgage loan
                                 that will not be transferred to the issuing
                                 entity is, in general, subordinate in right of
                                 payment with the mortgage loan in the same loan
                                 combination that has been transferred to the
                                 issuing entity, to the extent set forth in the
                                 related co-lender or intercreditor agreement.
                                 All of the mortgage loans comprising a given
                                 loan combination are cross-defaulted with each
                                 other.

                                 The following mortgage loans are each part of a
                                 loan combination:

                                                                                               U/W NCF DSCR
                                                                            ORIGINAL         AND CUT-OFF DATE
  MORTGAGED REAL PROPERTY NAME                         % OF INITIAL   PRINCIPAL BALANCE OF     LOAN-TO-VALUE
 (AS IDENTIFIED ON ANNEX A-1 TO       CUT-OFF DATE       MORTGAGE      RELATED SUBORDINATE    RATIO OF ENTIRE
   THIS PROSPECTUS SUPPLEMENT)     PRINCIPAL BALANCE   POOL BALANCE     NON-TRUST LOAN(S)    LOAN COMBINATION
--------------------------------   -----------------   ------------   --------------------   ----------------

O'Shea MHP Portfolio                  $11,785,000          0.64%              $792,500          1.08x/79.35%
Carriage Hills Apartments             $ 5,620,000          0.31%              $380,000          1.09x/78.95%
Hutchins Warehouse                    $ 4,500,000          0.24%              $360,000          1.19x/67.50%
TownPlace Suites by Marriott (1)      $ 4,350,000          0.24%              $325,000          1.19x/61.54%

----------
(1)  The debt service coverage ratio and loan-to-value ratio were calculated by taking into account a letter of credit.

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this prospectus supplement for
                                 a more detailed description, with respect to
                                 each loan combination, of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans constituting such loan
                                 combination. Also, see "Description of the
                                 Mortgage Pool--Additional Loan and Property
                                 Information--Additional and Other Financing" in
                                 this prospectus supplement.

DELINQUENCY STATUS............   None of the mortgage loans was 30 days or more
                                 delinquent with respect to any monthly debt
                                 service payment as of its cut-off date or at
                                 any time since the date of its origination.
                                 None of the mortgage loans has experienced any
                                 losses of principal or interest (through
                                 forgiveness of debt or restructuring) since
                                 origination.

PREPAYMENT LOCK-OUT PERIODS...   Except as described under "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment

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                                      S-33

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                                 Lock-out Periods" in this prospectus supplement
                                 with respect to seven (7) mortgage loans (loan
                                 numbers 34, 54, 65, 66, 135, 156 and 159), the
                                 mortgage loans restrict prepayment for a
                                 particular period commonly referred to as a
                                 lock-out period and, in most cases (see
                                 "--Defeasance" below), a period during which
                                 the subject mortgage loan may be defeased but
                                 not prepaid. The weighted average remaining
                                 lock-out period and defeasance period of the
                                 mortgage loans that provide for a lock-out
                                 period or for both lock-out and defeasance
                                 periods, is approximately 110 payment periods.

DEFEASANCE....................   One hundred seventy-one (171) of the mortgage
                                 loans, representing approximately 90.96% of the
                                 initial mortgage pool balance (145 mortgage
                                 loans in loan group 1, representing
                                 approximately 89.70% of the initial loan group
                                 1 balance, and 26 mortgage loans in loan group
                                 2, representing approximately 98.46% of the
                                 initial loan group 2 balance), permit the
                                 related borrower, under certain conditions, to
                                 obtain a full or, in some cases, a partial
                                 release of the mortgaged real property from the
                                 mortgage lien by delivering U.S. Treasury
                                 obligations or other non-callable government
                                 securities as substitute collateral. None of
                                 these mortgage loans permits defeasance prior
                                 to the second anniversary of the date of
                                 initial issuance of the certificates. The
                                 payments on the defeasance collateral are
                                 required to be at least equal to an amount
                                 sufficient to make, when due, all debt service
                                 payments on the defeased mortgage loan or
                                 portion thereof or allocated to the related
                                 mortgaged real property, including any balloon
                                 payment. As described under "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment Lockout Periods" in
                                 this prospectus supplement, one (1) of the 171
                                 mortgage loans referred to above (loan number
                                 156) may be prepaid if a tenant purchase option
                                 is exercised, which prepayment is required to
                                 be accompanied by a yield maintenance payment.

PREPAYMENT CONSIDERATION......   Twenty (20) of the mortgage loans, representing
                                 approximately 9.04% of the initial mortgage
                                 pool balance (19 mortgage loans in loan group
                                 1, representing approximately 10.30% of the
                                 initial loan group 1 balance, and one (1)
                                 mortgage loan in loan group 2, representing
                                 approximately 1.54% of the initial loan group 2
                                 balance), provide for the payment of prepayment
                                 consideration in connection with a voluntary
                                 prepayment during part of the loan term and, in
                                 all but six (6) cases (loan numbers 34, 54, 65,
                                 66, 135 and 159), following an initial
                                 prepayment lock-out period. See "Description of
                                 the Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment Consideration" in
                                 this prospectus supplement.

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                                      S-34

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ADDITIONAL STATISTICAL
INFORMATION...................   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

                                                                                     MORTGAGE POOL    LOAN GROUP 1     LOAN GROUP 2
                                                                                    --------------   --------------   --------------

Initial mortgage pool/loan group balance                                            $1,841,447,787   $1,575,574,222   $265,873,564
Number of mortgage loans                                                                       191              164             27
Number of mortgaged real properties                                                            216              183             33
Percentage of investment grade, shadow rated loans (mortgage loan no. 1) (1)                  9.77%           11.42%          0.00%
Average cut-off date principal balance                                              $    9,641,088   $    9,607,160   $  9,847,169
Largest cut-off date principal balance                                              $  180,000,000   $  180,000,000   $ 30,200,000
Smallest cut-off date principal balance                                             $      998,199   $      998,199   $  1,354,402
Weighted average mortgage interest rate                                                     5.9482%          5.9665%        5.8398%
Highest mortgage interest rate                                                              8.2000%          8.2000%        6.6400%
Lowest mortgage interest rate                                                               5.2400%          5.2400%        5.4500%
Number of cross-collateralized loans (2)                                                         8                5              3
Cross-collateralized loan groups as a percentage of initial mortgage pool/loan
   group balance                                                                              1.27%            0.76%          4.33%
Number of multi-property mortgage loans                                                          7                6              1
Multi-property mortgage loans as a percentage of initial mortgage pool/loan group
   balance                                                                                    7.99%            8.30%          6.14%
Weighted average underwritten debt service coverage ratio (3)                                 1.40x            1.43x          1.23x
Highest underwritten debt service coverage ratio                                              2.34x            2.34x          1.55x
Lowest underwritten debt service coverage ratio                                               1.18x            1.20x          1.18x
Weighted average cut-off date loan-to-value ratio (3)                                        68.05%           66.85%         75.15%
Highest cut-off date loan-to-value ratio                                                     84.51%           84.51%         79.93%
Lowest cut-off date loan-to-value ratio                                                      33.47%           33.47%         67.19%
Weighted average original term to maturity or anticipated repayment date
   (months)                                                                                    116              115            120
Longest original term to maturity or anticipated repayment date (months)                       180              180            120
Shortest original term to maturity or anticipated repayment date (months)                       55               55            120
Weighted average remaining term to maturity or anticipated repayment date
   (months)                                                                                    114              114            119
Longest remaining term to maturity or anticipated repayment date (months)                      133              133            120
Shortest remaining term to maturity or anticipated repayment date (months)                      54               54            114

----------
(1)  It has been confirmed to us by each of Moody's and S&P, in accordance with their respective methodologies, that loan number 1 has credit characteristics consistent with investment grade-rated obligations.

(2)  In the case of one (1) group of mortgage loans (loan numbers 72, 73 and
     74), only two of the mortgage loans (loan numbers 73 and 74) are cross-collateralized and cross-defaulted. However, a default under loan number 72 will constitute a default under the other two (2) mortgage loans but not vice versa.

(3)  In the case of each of twenty-three (23) mortgage loans (loan numbers 13,
     17, 20, 27, 79, 88, 91, 102, 114, 130, 132, 141, 142, 152, 157, 160, 163,
     166, 167, 168, 173, 182 and 188), the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex
     A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans identified above.

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                                      S-35

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PROPERTY TYPE.................   The table below shows the number of and the
                                 total cut-off date principal balance and
                                 percentages of the initial mortgage pool
                                 balance, the loan group 1 balance and the loan
                                 group 2 balance, respectively, secured by
                                 mortgaged real properties operated primarily
                                 for each indicated purpose:

                                       NUMBER OF        TOTAL
                                       MORTGAGED    CUT-OFF DATE      % OF INITIAL    % OF INITIAL   % OF INITIAL
                                         REAL         PRINCIPAL         MORTGAGE      LOAN GROUP 1   LOAN GROUP 2
           PROPERTY TYPES             PROPERTIES     BALANCE(1)     POOL BALANCE(1)    BALANCE(1)     BALANCE(1)
-----------------------------------   ----------   --------------   ---------------   ------------   ------------

Office(2)                                  38      $  584,740,885         31.75%          37.11%          0.00%
Retail                                     67         449,642,282         24.42           28.54           0.00
   Retail-Anchored                         24         234,340,463         12.73           14.87           0.00
   Retail-Unanchored                       22         110,298,898          5.99            7.00           0.00
   Retail-Shadow-Anchored(3)               14          74,198,890          4.03            4.71           0.00
   Retail-Single Tenant                     7          30,804,031          1.67            1.96           0.00
Multifamily                                43         302,959,798         16.45            2.35         100.00
   Multifamily                             34         279,844,798         15.20            0.89         100.00
   Manufactured Housing Communities         9          23,115,000          1.26            1.47           0.00
Hospitality                                21         167,559,796          9.10           10.63           0.00
Industrial                                 20         150,323,291          8.16            9.54           0.00
Other (4)                                   2          93,100,000          5.06            5.91           0.00
Self Storage                               20          76,607,476          4.16            4.86           0.00
Land                                        4          12,954,258          0.70            0.82           0.00
Mixed Use                                   1           3,560,000          0.19            0.23           0.00
                                          ---      --------------        ------          ------         ------
TOTAL:                                    216      $1,841,447,787        100.00%         100.00%        100.00%
                                          ===      ==============        ======          ======         ======

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  In the case of eight (8) mortgage loans (loan numbers 4, 34, 54, 61, 65,
     89, 108, 161), the related mortgaged real properties are medical offices and, in the case of one (1) mortgage loan (loan number 4), in addition to the mortgaged real properties securing the subject mortgage loan that are medical offices, one (1) of the mortgaged real properties is a surgical center.

(3)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(4)  Includes a telecommunications/warehouse facility and a parking garage.

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                                      S-36

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PROPERTY LOCATION.............   The mortgaged real properties are located in 35
                                 states. The following table sets forth the
                                 indicated information regarding those states
                                 where 5% or more of mortgaged real properties,
                                 based on allocated loan balance, are located.

                                       NUMBER OF        TOTAL
                                       MORTGAGED    CUT-OFF DATE      % OF INITIAL    % OF INITIAL   % OF INITIAL
                                         REAL         PRINCIPAL         MORTGAGE      LOAN GROUP 1   LOAN GROUP 2
           STATE                      PROPERTIES     BALANCE(1)     POOL BALANCE(1)    BALANCE(1)     BALANCE(1)
-----------------------------------   ----------   --------------   ---------------   ------------   ------------

California                                 44      $  466,107,416         25.31%          27.82%         10.43%
   Southern (2)                            31         276,211,808         15.00           17.53           0.00
   Northern (2)                            13         189,895,608         10.31           10.29          10.43
Massachusetts                               4         210,855,802         11.45           13.38           0.00
Texas                                      33         156,411,584          8.49            8.61           7.83
Pennsylvania                                5         139,926,530          7.60            8.88           0.00
Ohio                                       17         126,678,848          6.88            3.83          24.95
Other                                     113         741,467,606         40.27           37.48          56.79
                                          ---      --------------        ------          ------         ------
TOTAL:                                    216      $1,841,447,787        100.00%         100.00%        100.00%
                                          ===      ==============        ======          ======         ======

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS..........   The table below shows the number of, as well as
                                 the total cut-off date principal balance and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance, respectively,
                                 secured by mortgaged real properties for which
                                 the significant encumbered interest is as
                                 indicated:

                                       NUMBER OF        TOTAL
                                       MORTGAGED    CUT-OFF DATE      % OF INITIAL    % OF INITIAL   % OF INITIAL
   ENCUMBERED INTEREST IN THE            REAL         PRINCIPAL         MORTGAGE      LOAN GROUP 1   LOAN GROUP 2
     MORTGAGED REAL PROPERTY          PROPERTIES     BALANCE(1)     POOL BALANCE(1)    BALANCE(1)     BALANCE(1)
-----------------------------------   ----------   --------------   ---------------   ------------   ------------

Fee (2)                                   208      $1,750,330,636         95.05%          94.22%        100.00%
Fee/Leasehold                               3          34,694,113          1.88            2.20           0.00
Leasehold                                   5          56,423,038          3.06            3.58           0.00
                                          ---      --------------        ------          ------         ------
TOTAL:                                    216      $1,841,447,787        100.00%         100.00%        100.00%
                                          ===      ==============        ======          ======         ======

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

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                                      S-37

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(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES..................   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 issuing entity as two separate real estate
                                 mortgage investment conduits or REMICs under
                                 sections 860A through 860G of the Internal
                                 Revenue Code of 1986, as amended. The
                                 designations for each of those two REMICs are
                                 as follows:

                                 o    REMIC I, the lower tier REMIC, which will
                                      consist of, among other things--

                                      1.   the mortgage loans, and

                                      2.   various other related assets; and

                                 o    REMIC II, which will hold the
                                      non-certificated regular interests in
                                      REMIC I.

                                 The class R-I and R-II certificates will
                                 represent the respective residual interests in
                                 those REMICs.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for U.S.
                                 federal income tax purposes.

                                 The portion of the assets held by the issuing
                                 entity that is represented by the class Z
                                 certificates will entitle the holders of those
                                 certificates to receive any additional interest
                                 accrued and deferred as to payment with respect
                                 to each mortgage loan with an anticipated
                                 repayment date that remains outstanding past
                                 that date, and will constitute a grantor trust
                                 for federal income tax purposes. That
                                 additional interest will be excluded from the
                                 REMICs referred to above.

                                 The offered certificates will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

                                 The offered certificates will not be issued
                                 with original issue discount and may be treated
                                 as having been issued at a premium.

                                 The prepayment assumption that will be used in
                                 determining the rate of accrual of original
                                 issue discount, market discount and premium, if
                                 any, for U.S. federal income tax purposes, will
                                 be that, subsequent to any date of
                                 determination--

                                 o    each mortgage loan with an anticipated
                                      repayment date will be paid in full on
                                      that date,

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                                      S-38

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                                 o    no mortgage loan will otherwise be prepaid
                                      prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the mortgage loans will
                                 prepay, if at all.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in this prospectus supplement and
                                 "Federal Income Tax Consequences" in the
                                 accompanying base prospectus.

ERISA CONSIDERATIONS..........   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 employee benefit plans and other retirement
                                 plans or arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon
                                 individual prohibited transaction exemptions
                                 granted to Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Countrywide Securities
                                 Corporation by the U.S. Department of Labor.

                                 If you are a fiduciary of any employee benefit
                                 plan or other retirement plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors whether the purchase or
                                 holding of the offered certificates could give
                                 rise to a transaction that is prohibited under
                                 ERISA or section 4975 of the Internal Revenue
                                 Code of 1986, as amended. See "ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying base prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 All institutions whose investment activities
                                 are subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities are encouraged
                                 to consult with their own legal advisors in
                                 determining whether and to what extent the
                                 offered certificates will be legal investments
                                 for them. See "Legal Investment" in this
                                 prospectus supplement and in the accompanying
                                 base prospectus.

--------------------------------------------------------------------------------

                                      S-39

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INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-3, A-SB and
                                 A-4 certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- may affect the yield to maturity on each
                                 offered certificate. In the case of offered
                                 certificates purchased at a discount, a slower
                                 than anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-2, A-3, A-SB and A-4 certificates, on or
                                 with respect to the mortgage loans in loan
                                 group 1, and in the case of the class A-1A
                                 certificates, on or with respect to the
                                 mortgage loans in loan group 2 -- could result
                                 in a lower than anticipated yield. In the case
                                 of the offered certificates purchased at a
                                 premium, a faster than anticipated rate of
                                 payments and other collections of principal on
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-3, A-SB and
                                 A-4 certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield.

                                 The yield on any offered certificate with a
                                 variable or capped pass-through rate, could
                                 also be adversely affected if the mortgage
                                 loans with relatively higher net mortgage
                                 interest rates pay principal faster than the
                                 mortgage loans with relatively lower net
                                 mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 base prospectus.

--------------------------------------------------------------------------------

                                      S-40

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER
"RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

     THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS" IN THE
ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED
CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR
THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

     THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS,
INCLUDING RISKS DESCRIBED BELOW, ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN
THE ACCOMPANYING BASE PROSPECTUS.

     IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

Risks Related to the Offered Certificates

THE CLASS AM AND AJ CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER
THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES

     If you purchase class AM or AJ certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates;

     o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                      S-41

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

     Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

     The frequency, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

                                      S-42

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

     o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

     In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-3, A-SB and A-4 certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

     See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

     If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to,

                                      S-43

based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

     Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o    the applicable master servicer's or the special servicer's ability to enforce yield maintenance charges and prepayment premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee will be required to advance any yield maintenance charges.

     Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although defeasance provisions do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those defeasance provisions might be deemed unenforceable under applicable law or public policy, or usurious.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

                                      S-44

     In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

     The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Defaults and losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

     To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE ISSUING ENTITY CAN CREATE RISKS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

                                      S-45

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

     KeyCorp Real Estate Capital Markets, Inc., an initial master servicer and the initial special servicer, is an affiliate of KeyBank National Association, one of the mortgage loan sellers. This affiliation could cause a conflict with
KeyCorp Real Estate Capital Markets, Inc.'s duties to the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage
Loans--General" in this prospectus supplement.

     A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer and certain of their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

     In addition, in connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates.

     The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Risks Related to the Mortgage Loans

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE ISSUING ENTITY TO
INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

     The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Sixty-seven (67) of the mortgaged real properties, which represent security for approximately 24.42% of the initial mortgage pool balance and approximately
28.54% of the initial loan group 1 balance, are fee and/or

                                      S-46

leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties".

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Thirty-eight (38) of the mortgaged real properties, which represent security for approximately 31.75% of the initial mortgage pool balance and approximately 37.11% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties".

     In the case of eight (8) mortgage loans (loan numbers 4, 34, 54, 61, 65,
89, 108, 161) which represent approximately 5.56% of the initial mortgage pool balance and approximately 6.50% of the initial loan group 1 balance, the related mortgaged real properties are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Health Care Related Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty-one (21) of the mortgaged real properties, which represent security for approximately 9.10% of the initial mortgage pool balance and approximately
10.63% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

     For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Thirty-four (34) of the mortgaged real properties, which represent security for approximately 15.20% of the initial mortgage pool balance (one (1) property securing a mortgage loan in loan group 1, representing approximately 0.89% of the initial loan group 1 balance, and 33 properties securing mortgage loans in loan group 2, representing approximately 100.00% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                      S-47

     For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties".

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty (20) of the mortgaged real properties, which represent security for approximately 8.16% of the initial mortgage pool balance and approximately 9.54%
of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties".

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty (20) of the mortgaged real properties, which represent security for approximately 4.16% of the initial mortgage pool balance and approximately 4.86%
of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities".

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

     Nine (9) of the mortgaged real properties, which represent security for approximately 1.26% of the initial mortgage pool balance and approximately 1.47%
of the initial loan group 1 balance, are fee and/or leasehold interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks".

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

     Two (2) mortgage loans (loan numbers 1 and 17), representing in the aggregate approximately 10.81% of the initial mortgage pool balance and approximately 12.63% of the initial loan group 1 balance, are, or may become, secured by the related borrower's interest in residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not

                                      S-48

condominiums. See "Risk Factors--Lending on Condominium Units Creates Risks for
Lenders That Are Not Present When Lending on Non-Condominiums" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

     The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o    the successful operation and value of the mortgaged real property; and

     o    the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

     The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, any of their respective affiliates or any other person or entity.

     All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

                                      S-49

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The borrower under certain of the mortgage loans (for example, loan numbers
6, 14, 16 and 156) has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

     In the case of 101 mortgaged real properties securing approximately 38.68%
of the initial mortgage pool balance and approximately 45.21% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 55 of those properties, securing approximately 23.02% of the initial mortgage pool balance and approximately 26.90% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50%
or more of the particular property. In the case of 38 mortgaged real properties, securing approximately 16.24% of the initial mortgage pool balance and approximately 18.98% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate prior to the maturity date of the related mortgage loan and some of these tenants may have early termination options prior to the maturity date of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk Factors--Repayment of a Commercial or
Multifamily Mortgage Loan Depends upon the Performance and Value of the
Underlying Real Property, Which May Decline Over Time and the Related Borrower's
Ability to Refinance the Property, of Which There Is No Assurance" in the
accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral

                                      S-50

securing the claim) and the amounts the landlord could claim would be limited.
One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy
Proceedings Entail Certain Risks" in this prospectus supplement and "Risk
Factors--The Investment Performance of Your Offered Certificates Will Depend
Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable--Dependence on a
Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral"
in the accompanying base prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

     o    space in the mortgaged real properties could not be leased or re-leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. One mortgaged property (securing loan number 3), representing security for 4.40% of the initial mortgage pool balance and approximately 5.14%
of the initial loan group 1 balance, is a telecommunications facility where all of the tenants are in the telecommunications industry.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

                                      S-51

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant that it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED.

     Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

     Mortgaged real properties located in California, Massachusetts, Texas,
Pennsylvania and Ohio will represent approximately 25.31%, 11.45%, 8.49%, 7.60%
and 6.88%, respectively, by allocated loan amount, of the initial mortgage pool balance; mortgaged real properties located in California, Massachusetts,
Pennsylvania,

                                      S-52

Texas and Florida will represent approximately 27.82%, 13.38%, 8.88%, 8.61% and
5.04%, respectively, by allocated loan amount, of the initial loan group 1 balance; and mortgaged real properties located in Ohio, New York, Wisconsin,
California, Colorado, Texas and Iowa will represent approximately 24.95%,
11.43%, 11.36%, 10.43%, 10.04%, 7.83% and 7.44%, respectively, by allocated loan amount, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "--Impact of Recent Hurricane Activity May Adversely
Affect the Performance of Mortgage Loans" and "-- Certain State-Specific
Considerations" below and "Risk Factors--Geographic Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

IMPACT OF RECENT HURRICANE ACTIVITY MAY ADVERSELY AFFECT THE PERFORMANCE OF
MORTGAGE LOANS.

     The damage caused by Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama,
Texas and Florida in the months of August, September and October 2005, may have an adverse economic impact on certain of the mortgaged real properties.
Forty-six (46) mortgaged real properties, representing security for approximately 13.68% of the initial mortgage pool balance (comprised of 40 mortgaged real properties in loan group 1, securing approximately 14.31% of the initial loan group 1 balance, and six (6) mortgaged real properties in loan group 2, securing approximately 9.94% of the initial loan group 2 balance), are secured by mortgaged real properties located in Louisiana, Mississippi, Alabama,
Texas and Florida. Although it is too soon to assess the full impact of
Hurricanes Katrina, Rita and Wilma on the United States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income-producing real estate in the affected areas. Areas affected by these hurricanes (in particular, Hurricanes Katrina and
Rita) suffered severe flooding, wind and water damage, loss of population as a result of evacuations, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricanes Katrina, Rita and Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas located in close proximity to the areas directly affected by the hurricane storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income-producing real estate at pre-Hurricane levels or that the costs of clean-up will not have a material adverse effect on the local, regional or national economies.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     Forty-four (44) mortgaged real properties, representing security for approximately 25.31% of the initial mortgage pool balance, approximately 27.82%
of the initial loan group 1 balance and approximately 10.43% of the initial loan group 2 balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure.
Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in
California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the

                                      S-53

difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.
Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     One hundred seventy-seven (177) of the mortgage loans, representing approximately 93.78% of the initial mortgage pool balance (151 mortgage loans in loan group 1, representing approximately 94.34% of the initial loan group 1 balance, and 26 mortgage loans in loan group 2, representing approximately
90.43% of the initial loan group 2 balance), are balloon loans that will have a substantial remaining principal balance at their stated maturity date. In addition, 14 mortgage loans, representing approximately 6.22% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 5.66% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 9.57% of the initial loan group
2 balance), provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

     o    the value of the related mortgaged real property;

     o    the level of available mortgage interest rates at the time of sale or refinancing;

     o    the borrower's equity in the mortgaged real property;

     o    the financial condition and operating history of the borrower and the mortgaged real property,

     o    tax laws;

     o    prevailing general and regional economic conditions;

     o    the fair market value of the related mortgaged real property;

     o    reductions in applicable government assistance/rent subsidy programs;
          and

     o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

     Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

                                      S-54

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

     o    The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity, represents approximately 9.77% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans loan group 1 represents approximately 11.42% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 11.36% of the initial loan group 2 balance.

     o    The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 24.26% of the initial mortgage pool balance.
          The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 28.35% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 46.89% of the initial loan group 2 balance.

     o    The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 32.12% of the initial mortgage pool balance.
          The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 36.75% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 70.39% of the initial loan group 2 balance.

     See "Description of the Mortgage Pool--General", "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     In the case of five (5) mortgaged real properties (loan numbers 14, 34, 65,
84 and 120) representing security for approximately 3.06% of the initial mortgage pool balance and approximately 3.58% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease.
In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Lending on Ground Leases Creates Risks for Lenders that Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

                                      S-55

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

     In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

     Four (4) mortgage loans, which represent approximately 1.43% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 1.31% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 2.11% of the initial loan group
2 balance) are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the assets of the issuing entity but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See "Description of the Mortgage
Pool--The Loan Combinations" and "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

     In the case of twelve (12) mortgage loans, which represent approximately
2.07% of the initial mortgage pool balance and approximately 2.42% of the initial loan group 1 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing" in this prospectus supplement.

     Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

     In the case of 23 of the mortgage loans, representing approximately 18.87%
of the initial mortgage pool balance (16 mortgage loans in loan group 1, representing approximately 18.00% of the initial loan group 1 balance, and seven
(7) mortgage loans in loan group 2, representing approximately 24.04% of the initial loan group 2 balance), as identified under "Description of the Mortgage
Pool--Additional Loan and Property

                                      S-56

Information--Additional and Other Financing" in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

     We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

     Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary

                                      S-57

repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

     Fourteen (14) separate groups of mortgage loans, representing approximately
18.25% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control.
Mortgaged real properties owned by affiliated borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or

                                      S-58

Multifamily Mortgage Loan Depends upon the Performance and Value of the
Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance",
"--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair
Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, the mortgaged real property securing one (1) mortgage loan (loan number 3) is a telecommunications facility.
Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks Which May Reduce Payments on Your Certificates",
"--Self Storage Facilities are Subject to Unique Risks Which May Reduce Payments
on Your Certificates" and "--Manufactured Housing Community Properties, Mobile
Home Parks and Recreational Vehicle Parks are Subject to Unique Risks Which May
Reduce Payments on Your Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

     o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

                                      S-59

     o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" was taken. See "Description of the
Mortgage Pool--Assessments of Property Condition--Environmental Assessments" for
further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments". Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     With the exception of three (3) mortgaged real properties (property numbers
6.05, 156 and 177), securing approximately 0.42% of the initial mortgage pool balance and approximately 0.50% of the initial loan group 1 balance, licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each property.

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements

                                      S-60

to assure their completion. See "Risk Factors--Risks Related to the Mortgage
Loans--Reserves to Fund Capital Expenditures May Be Insufficient and This May
Adversely Affect Payments on Your Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

     The mortgage pool will include fifteen (15) mortgage loans (loan numbers 4,
6, 16, 23, 29, 40, 42, 43, 44, 73, 74, 82, 85, 86 and 87), representing approximately 9.27% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 9.06% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately
10.47% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

     Five (5) of the mortgage loans referred to in the preceding paragraph, representing approximately 0.65% of the initial mortgage pool balance and approximately 0.76% of the initial loan group 1 balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization

                                      S-61

arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
          and

     o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or
          "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

     Two (2) mortgage loans, representing approximately 3.62% of the initial mortgage pool balance and approximately 4.23% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     The borrowers under 17 of the mortgage loans, representing in aggregate approximately 2.93% of the initial mortgage pool balance (14 mortgage loans in loan group 1, representing approximately 2.65% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 4.62% of the initial loan group 2 balance), are either individuals or are entities that are not restricted from incurring other debt or otherwise structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

                                      S-62

     However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES.

     Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Twenty-three (23) of the mortgage loans (loan numbers 9, 12, 24, 25, 37,
54, 69, 77, 93, 99, 107, 112, 127, 128, 131, 143, 144, 158, 162, 169, 173, 176
and 189), representing approximately 9.69% of the initial mortgage pool balance
(21 mortgage loans in loan group 1, representing approximately 11.02% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 1.80% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common.
In addition, some of the mortgage loans permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek

                                      S-63

to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases.
Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                      S-64

     As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans have a sponsor that has filed for bankruptcy protection in the last ten years. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

     In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Metro Gateway Shopping Center, representing approximately 0.35% of the initial mortgage pool balance and approximately 0.41%
of the initial loan group 1 balance, a sponsor of the related borrower filed
Chapter 11 bankruptcy on the related mortgaged property in 1996 in connection with the largest tenant filing Chapter 7 bankruptcy and vacating along with another tenant before the end of their respective lease terms. The current mortgage loan is structured with a soft lockbox receiving all property revenues and the related borrower posted a $220,000 debt service reserve at closing. In the event of a borrower default or if the debt service coverage ratio falls below 1.15x, all property revenues on deposit in the lockbox will be swept into a cash collateral account controlled by the lender.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

     From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     With respect to the mortgage loan (loan number 83) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Slauson
Self Storage, representing approximately 0.40% of the initial mortgage pool balance and 0.46% of the initial loan group 1 balance, one of the sponsors of the related borrower is in current negotiations with the Internal Revenue
Service regarding a tax lien on the sponsor's assets, which assets include the sponsor's ownership interest in the borrower, in the amount of $365,000 resulting from an allegedly erroneous transfer of funds for the 1996 tax year.
In connection with the origination of the mortgage loan, the lender required a holdback in the amount of $456,250 that will remain in escrow under the lender's control until the tax lien is fully and finally resolved.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

                                      S-65

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans",
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

     Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this prospectus supplement. See also "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" in the
accompanying base prospectus.

                                      S-66

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently
35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present with respect to hotels and other types of property that produce business, rather than rental, income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

     Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest.

                                      S-67

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     Except with respect to mortgage loans secured by the related borrower's interest in land and not the improvements thereon (property numbers 6.05, 106,
156 and 187), all of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and
Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. See "--Impact of Recent Hurricane Activity May Adversely Affect the
Performance of Mortgage Loans" above.

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     Each master servicer, with respect to each of the mortgage loans that it is servicing, including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO

                                      S-68

property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

     o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

     Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     In the case of the mortgage loans (loan numbers 68, 106, 156 and 187)
secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Shaw's Supermarket, La Guardia Dollar Rent a Car,
Babies 'R' Us - Simi Valley Ground Lease and Bank of America Houston,
representing approximately 0.46%, 0.30%, 0.15% and 0.08%, respectively, of the initial mortgage pool balance and 0.53%, 0.35%, 0.18% and 0.09%, respectively, of the initial loan group 1 balance, terrorism insurance is not maintained.

     In the case of the mortgage loan (loan number 112) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Boeing
Clearlake, representing approximately 0.28% of the initial mortgage pool balance and 0.33% of the initial loan group 1 balance, terrorism insurance is not required to be maintained as long as an affiliate of the related borrower maintains a net worth of at least $18 million, including liquid assets of $1 million. No representation is made, expressly or impliedly, as to whether the affiliate of the related borrower will continue to satisfy the above-described net worth requirement.

                                      S-69

     In addition, with respect to any mortgage loans that are secured by the related borrower's fee or leasehold interest in land and not the improvements, if any, on the related mortgaged real property, the related borrower may not be required to maintain terrorism insurance on the land or for any improvements on the subject mortgaged real property, or, with respect to any mortgage loan that is secured by a mortgaged real property where certain of the improvements are not owned by the related borrower, that borrower may not be required to maintain terrorism insurance for those improvements.

     Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

     IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN
AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE CERTIFICATES.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying base prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 191 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,841,447,787. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

                                      S-70

     For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4 and A-1A certificates, as described under "Description of the
Offered Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 164 mortgage loans, representing approximately 85.56% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 27 mortgage loans, representing approximately 14.44% of the initial mortgage pool balance, that are secured by multifamily properties (representing approximately 95.01%, by balance, of all the mortgage loans secured by multifamily properties). Annex
A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $998,199 to $180,000,000 and the average of those cut-off date principal balances is $9,641,088; the cut-off date principal balances of the mortgage loans in loan group 1 range from $998,199 to $180,000,000, and the average of those cut-off date principal balances is $9,607,160; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$1,354,402 to $30,200,000, and the average of those cut-off date principal balances is $9,847,169.

     When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the B-Note Non-Trust Loans, which will not be included in the trust.

     Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the

                                      S-71

          total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

     o    when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

     o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

     o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

     o    unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination excludes the related B-Note
          Non-Trust Loan;

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
          5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

     The mortgage loans that will constitute the primary assets of the issuing entity will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

     Countrywide Commercial Real Estate Finance, Inc. originated or acquired 107 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 51.44% of the initial mortgage pool balance
(comprised of 91 mortgage loans in loan group 1, representing approximately
51.94% of the initial loan group 1 balance and 16 mortgage loans in loan group
2, representing approximately 48.46% of the initial loan group 2 balance).

     Merrill Lynch Mortgage Lending, Inc. originated or acquired 34 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 26.50% of the initial mortgage pool balance (comprised of 31 mortgage loans in loan group 1, representing approximately 28.76% of the initial loan group 1 balance and three (3) mortgage loans in loan group 2, representing approximately 13.12% of the initial loan group 2 balance).

                                      S-72

     KeyBank National Association originated or acquired 50 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 22.06% of the initial mortgage pool balance (comprised of 42 mortgage loans in loan group 1, representing approximately 19.30% of the initial loan group 1 balance and eight (8) mortgage loans in loan group 2, representing approximately 38.42% of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 15 mortgage loans, representing approximately 9.27% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 9.06% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately
10.47% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Ten (10) of the mortgage loans (loan numbers 4, 6, 16, 23, 42, 43, 44, 73,
74 and 82) referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In addition, cross-collateralization arrangements may be terminable in connection with a sale of the mortgaged real property securing one or more of the mortgage loans in a group of cross-collateralized mortgage loans and the assumption of the related mortgaged real property by a third party purchaser,

     In the case of one (1) group of mortgage loans (loan numbers 72, 73 and
74), identified on Annex A-1 to this prospectus supplement as being secured by the Hilton Garden Inn-Wooster, Hampton Inn - Wooster and Hampton Inn - New
Philadelphia properties, respectively, and as constituting a group of cross-collateralized and cross-defaulted mortgage loans, only two of the mortgage loans, Hampton Inn-Wooster and Hampton Inn-New Philadelphia are
cross-collateralized and cross-defaulted. However, a default under the Hilton
Garden Inn - Wooster mortgage loan will constitute a default under the Hampton
Inn - Wooster and Hampton Inn - New Philadelphia mortgage loans while a default under either the Hampton Inn - Wooster or the Hampton Inn - New Philadelphia
mortgage loan will not constitute a default under the Hilton Garden Inn -
Wooster mortgage loan.

                                      S-73

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

     The table below shows each group of mortgaged real properties that:

     o    are owned by the same or affiliated borrowers; and

     o    secure in total two or more mortgage loans that are not
          cross-collateralized and that represent in the aggregate at least 1.0%
          of the initial mortgage pool balance.

                                                   NUMBER OF STATES         AGGREGATE       % OF INITIAL
                                                 WHERE THE PROPERTIES      CUT-OFF DATE       MORTGAGE
GROUP               PROPERTY NAMES                   ARE LOCATED(1)     PRINCIPAL BALANCE   POOL BALANCE
-----   --------------------------------------   --------------------   -----------------   ------------

  1     Chestnut Hill Apartments                           1                29,675,000          1.61%
  1     Lakes of Olentangy Apartments                      1                14,136,000          0.77%
  1     Dublin Plaza                                       1                12,000,000          0.65%
  1     Eastpointe Lake Apartments                         1                11,050,000          0.60%
  1     Shaw's Supermarket                                 1                 8,400,000          0.46%
  1     Genoa Square Shopping Center                       1                 4,900,000          0.27%
                                                                           -----------          ----
                                                           2               $80,161,000          4.35%
                                                                           -----------          ----
  2     Times Square Shopping Center                       1                16,800,000          0.91%
  2     Shoomer Retail Building                            1                13,572,175          0.74%
  2     Spring Medical                                     1                 5,400,000          0.29%
                                                                           -----------          ----
                                                           1               $35,772,175          1.94%
                                                                           -----------          ----
  3     Radisson Hotel - San Francisco Airport             1                14,959,810          0.81%
  3     Hampton Inn Denver-West/Golden                     1                 6,385,613          0.35%
  3     Hampton Inn Glenwood Springs                       1                 5,849,103          0.32%
  3     Holiday Inn Express Glenwood Springs               1                 4,956,867          0.27%
                                                                           -----------          ----
                                                           2               $32,151,393          1.75%
                                                                           -----------          ----
  4     Homewood Suites - Rockaway                         1                19,000,000          1.03%
  4     Hilton Garden Inn - Bridgewater                    1                12,500,000          0.68%
                                                                           -----------          ----
                                                           1               $31,500,000          1.71%
                                                                           -----------          ----
  5     Dayton Crossing                                    1                13,400,000          0.73%
  5     Woodstream Village                                 1                13,300,000          0.72%
                                                                           -----------          ----
                                                           1               $26,700,000          1.45%
                                                                           -----------          ----
  6     AAA Storage - Market Street                        1                 3,520,000          0.19%
  6     AAA Storage - Rodd Field                           1                 3,513,000          0.19%
  6     AAA Storage - Webster                              1                 2,934,000          0.16%
  6     AAA Storage - Ayers                                1                 2,647,000          0.14%
  6     AAA Storage - Cunningham Avenue                    1                 2,541,000          0.14%
  6     AAA Storage - Pearland                             1                 2,304,000          0.13%
  6     AAA Storage - Alvin                                1                 2,148,000          0.12%
  6     AAA Storage - Storage Briley                       1                 2,111,000          0.11%
  6     AAA Storage - Buda                                 1                 1,599,000          0.09%
  6     AAA Storage - Katy Super Storage                   1                 1,495,000          0.08%
                                                                           -----------          ----
                                                           3               $24,812,000          1.35%
                                                                           -----------          ----

                                      S-74

                                                   NUMBER OF STATES         AGGREGATE       % OF INITIAL
                                                 WHERE THE PROPERTIES      CUT-OFF DATE       MORTGAGE
GROUP               PROPERTY NAMES                   ARE LOCATED(1)     PRINCIPAL BALANCE   POOL BALANCE
-----   --------------------------------------   --------------------   -----------------   ------------

  7     Denton Medical Office                              1                12,690,000          0.69%
  7     Claremore Medical Arts Plaza                       1                 8,603,000          0.47%
                                                                           -----------          ----
                                                           2               $21,293,000          1.16%
                                                                           -----------          ----
  8     BSH Industrial                                     1                15,500,000          0.84%
  8     Avery Dennison                                     1                 4,910,000          0.27%
                                                                           -----------          ----
                                                           2                20,410,000          1.11%
                                                                           -----------          ----
  9     Sam's Club Timonium                                1                16,130,000          0.88%
  9     Goldmine Village Shopping Center                   1                 2,640,000          0.14%
                                                                           -----------          ----
                                                           2                18,770,000          1.02%
                                                                           -----------          ----

----------
(1)  Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Eighty-four (84) of the mortgage loans, representing approximately 48.56% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. One hundred and seven (107) of the mortgage loans, representing approximately 51.44% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the 8th day of each month. One (1) mortgage loan (loan number 4), representing approximately 2.56% of the initial mortgage pool balance, has a grace period that extends payments beyond the 8th day of any calendar month.
However, although the subject mortgage loan has a due date on the 8th day of each month and a 10-day grace period, default interest is due and payable if payment is not made by the related borrower on the 8th of the month. In addition, there is no grace period with respect to the balloon payment due on the mortgage loan's stated maturity date.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

     The mortgage interest rate for each of the mortgage loans is shown on Annex
A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 5.2400% per annum to 8.2000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.9482% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.2400% per annum to 8.2000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.9665% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.4500%
per annum to 6.6400% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.8398% per annum.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

     One hundred eighty-eight (188) of the mortgage loans, representing approximately 98.85% of the initial mortgage pool balance (161 mortgage loans in loan group 1, representing approximately 98.65% of the initial loan group 1 balance, and 27 mortgage loans in loan group 2, representing approximately
100.00% of the initial loan group 2 balance), will accrue interest on an
Actual/360 Basis. Three (3) of the mortgage loans, representing

                                      S-75

approximately 1.15% of the initial mortgage pool balance and approximately 1.35%
of the initial loan group 1 balance, will accrue interest on a 30/360 Basis.

     Partial Interest-Only Balloon Loans. Seventy-six (76) of the mortgage loans, representing approximately 47.76% of the initial mortgage pool balance
(65 mortgage loans in loan group 1, representing approximately 47.20% of the initial loan group 1 balance, and 11 mortgage loans in loan group 2, representing approximately 51.08% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

     Interest-Only Balloon Loans. Eight (8) of the mortgage loans, representing approximately 13.95% of the initial mortgage pool balance and approximately
16.31% of the initial loan group 1 balance, require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

     Amortizing Balloon Loans. Ninety-three (93) of the mortgage loans, representing approximately 32.06% of the initial mortgage pool balance (78 mortgage loans in loan group 1, representing approximately 30.83% of the initial loan group 1 balance, and 15 mortgage loans in loan group 2, representing approximately 39.34% of the initial loan group 2 balance), are characterized by--

     o    no interest-only period;

     o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

     o    a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

     These 93 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "--Interest-Only
Balloon Loans" above.

     ARD Loans. Fourteen (14) of the mortgage loans, representing approximately
6.22% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 5.66% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing approximately 9.57% of the initial loan group 2 balance), are characterized by the following features:

     o    a maturity date that is more than 20 years following origination;

     o    the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

     o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

                                      S-76

     o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

     o    from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     Four (4) of the above-identified 14 ARD loans, representing approximately
1.73% of the initial mortgage pool balance and approximately 2.02% of the initial loan group 1 balance, require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

     In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

     Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

     Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Voluntary Prepayment Provisions. In general (except as described below under "--Prepayment Lock-out Periods" below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

     o    a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

     o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

                                      S-77

     All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to 26 payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after their respective anticipated repayment dates.

     The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement. A prepayment profile of the mortgage pool is contained in Annex A-3.

     As described below under "--Defeasance Loans", most of the mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out Periods. In the case of 184 of the mortgage loans, representing approximately 97.33% of the initial mortgage pool balance, the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 110 months (approximately 109 months for the mortgage loans in loan group 1 and approximately 115 months for the mortgage loans in loan group 2).

     In the case of 11 mortgage loans (loan numbers 3, 141, 142, 152, 157, 160,
163, 166, 167, 182, 188), which represent approximately 5.75% of the initial mortgage pool balance and approximately 6.72% of the initial group 1 balance, the related loan documents provide that from and after November 8, 2010 (with respect to loan number 3) or after the 60th payment date (for the other mortgage loans listed above in this sentence), the related mortgage loan may be prepaid with a yield maintenance premium (as described in the related loan documents), but if the total cost to the related borrower to defease the mortgage loan is less than the total cost to prepay with yield maintenance (taking into account, among other things specified in the related loan documents, the cost to purchase the defeasance collateral as well as accounting, legal and other fees related to a defeasance), then the related loan documents require that the related borrower defease the mortgage loan rather than prepay it with yield maintenance. In the case of one (1) mortgage loan (loan number 70), which represents approximately
0.43% of the initial mortgage pool balance and approximately 0.51% of the initial group 1 balance, the related loan documents provide that from and after the 60th payment date for such mortgage loan, the borrower has the option to either prepay the mortgage loan with yield maintenance or defease the mortgage loan.

     As described in this paragraph, seven (7) mortgage loans may be prepaid at any time following the initial issuance of the certificates. In the case of six
(6) of those seven (7) mortgage loans (loan numbers 34, 54, 65, 66, 135 and
159), which represent approximately 2.52% of the initial mortgage pool balance
(five (5) mortgage loans in loan group 1, representing approximately 2.69% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 1.54% of the initial loan group 2 balance), the related loan documents provide for an initial period during which the mortgage loan may be prepaid along with the payment of a yield maintenance charge. In the case of one (1) of those seven (7) mortgage loans (loan number 156), which represents approximately 0.15% of the initial mortgage pool balance and approximately 0.18% of the initial mortgage pool balance, the related loan documents provide that the unpaid principal balance of the mortgage loan may be prepaid, along with the payment of a yield maintenance charge, if a tenant exercises an option it has under its lease to purchase the related mortgaged real property prior to the second anniversary of the date of initial issuance of the certificates. Following the expiration of the two-year period following the date of initial issuance of the certificates, the mortgage loan may be defeased as described below under "--Defeasance Loans".

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the

                                      S-78

Mortgaged Real Properties", "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns" below.

     Prepayment Consideration. Twenty (20) of the mortgage loans, representing approximately 9.04% of the initial mortgage pool balance (19 mortgage loans in loan group 1, representing approximately 10.30% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
1.54% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance
Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk"
in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged As Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying base prospectus.

     Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

     Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the second following paragraph, these clauses either--

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

                                      S-79

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable", "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

     Notwithstanding the foregoing, in the case of one (1) mortgage loan (loan number 16), representing approximately 1.06% of the initial mortgage pool balance and approximately 1.23% of the initial loan group 1 balance, the equity owner of the related borrower pledged its interest in the borrower along with its interest in the owners of various other properties (not assets of the trust fund) either currently owned or to be acquired as security for an up to
$75,000,000 credit facility with an entity not affiliated with the related mortgage loan seller. The related mortgage loan documents provide that any change in control of the related borrower resulting from an exercise of remedies by the third party lender under the pledge would be an event of default under the subject mortgage loan.

     Many of the mortgage loans permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of a controlling ownership interest in the related borrower subject to receipt of written confirmation from the rating agencies that the proposed transfer would not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

                                      S-80

     o    a transfer of ownership interests for estate planning purposes;

     o    changes in ownership between existing partners and members of the related borrower;

     o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

     o    transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

     o    other transfers similar in nature to the foregoing.

     Mortgage Loans Which May Require Principal Paydowns. Twenty-seven (27)
mortgage loans, representing approximately 10.87% of the initial mortgage pool balance (25 mortgage loans in loan group 1, representing approximately 9.33% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 20.01% of the initial loan group 2 balance), are secured by letters of credit or cash reserves that in each such case:

     o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o    if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     The total amount of the letters of credit and/or cash reserves was
$12,582,563 as determined based on the balances of each letter of credit and/or cash reserve at the time of the closing of each of those mortgage loans.

     See also "--Other Prepayment Provisions" above.

     Defeasance Loans. One hundred seventy-one (171) mortgage loans, representing approximately 90.96% of the initial mortgage pool balance (145 mortgage loans in loan group 1, representing approximately 89.70% of the initial loan group 1 balance and 26 mortgage loans in loan group 2, representing approximately 98.46% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S.
government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See
"--Prepayment Lock-out Periods" in this prospectus supplement for a description of those periods during which voluntary prepayments are prohibited. Further, as described above under "--Prepayment Lock-out Periods" in this prospectus supplement, one (1) of the 171 mortgage loans referred to above (loan number
156) may be prepaid at any time within the two (2) years following the date of initial issuance of the certificates if a tenant exercises its option to purchase the related mortgaged real property.

     Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o    will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or

                                      S-81

          yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If less than all of the real property securing any particular mortgage loan or group of cross-collateralized mortgage loans is to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property (or portion thereof) to be released and the portion of the monthly debt service payments attributable to the property (or portion thereof) to be released, (ii)
an estimated or otherwise determined sales price of the property (or portion thereof) to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real property that is not being released. Eleven (11) mortgage loans, representing approximately 8.01% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately 7.60% of the initial loan group 1 balance, and four
(4) mortgage loans in loan group 2, representing approximately 10.47% of the initial loan group 2 balance), permit the partial release of collateral in connection with partial defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

Collateral Substitution and Partial Releases Other Than In Connection With
Defeasance.

     Property Substitutions.

     In the case of one (1) mortgage loan (loan number 4) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
CNL-Cirrus MOB Portfolio III, representing approximately 2.56% of the initial mortgage pool balance and approximately 3.00% of the initial loan group 1 balance, the related loan documents permit, from April 1, 2007, the related borrower to substitute for any mortgaged real property with a qualified substitute property, provided that, among other things--

     o    the market value of the substitute property is at least equal to the greater of the appraised value of the subject mortgaged real property at loan closing and the value of the mortgaged real property immediately prior to the substitution (provided that the ratio of (x)
          the outstanding indebtedness to (y) the market value of the proposed substitute property, is less than 100%),

     o    the overall CNL-Cirrus MOB Portfolio Tranche III portfolio after the substitution has a debt service coverage ratio of not less than the greater of 1.31x and the debt service coverage ratio immediately prior to the substitution (provided, that in no event will a debt service coverage ratio of greater than 1.75x be required) and

     o    after giving effect to the substitution, the aggregate amount of rent payable under the leases (at all of the mortgaged real properties securing the subject mortgage loan) for traditional medical office

                                      S-82

          use (as opposed to surgical) is not less than 50% of all rents payable under all leases at the related mortgaged real properties.

     Property Releases.

     Some of the mortgage loans that we intend to include in the assets of the issuing entity may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property), which appraised value is shown on Annex A-1 to this prospectus supplement.

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

     The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                 NUMBER OF
                                                 MORTGAGE                                  % OF INITIAL  % OF INITIAL
                                                  LOANS/       CUT-OFF DATE  % OF INITIAL  LOAN GROUP 1  LOAN GROUP 2
                                   MORTGAGE   MORTGAGED REAL    PRINCIPAL      MORTGAGE      MORTGAGE      MORTGAGE
             LOAN NAME           LOAN SELLER    PROPERTIES       BALANCE     POOL BALANCE  POOL BALANCE  POOL BALANCE
-------------------------------  -----------  --------------  -------------  ------------  ------------  ------------

100 Summer Street (2)               MLML            1/1        $180,000,000      9.77%        11.42%         0.00%
Penn Mutual Towers & Washington
   Square Garage                     CRF            1/1         102,775,000      5.58          6.52          0.00

200 Paul                             CRF            1/1          81,000,000      4.40          5.14          0.00
CNL-Cirrus MOB Portfolio III         CRF            1/5          47,190,000      2.56          3.00          0.00
Blairstone Office Building           CRF            1/1          35,701,000      1.94          2.27          0.00
BTR Capital Portfolio                CRF            1/7          31,000,000      1.68          1.97          0.00
Jefferson Block Apartments           CRF            1/1          30,200,000      1.64          0.00         11.36
Chestnut Hill Apartments           KeyBank          1/1          29,675,000      1.61          0.00         11.16
Pasadena Office Tower               MLML            1/1          28,450,000      1.54          1.81          0.00
Oak Hill Apartments                KeyBank          1/1          25,456,595      1.38          0.00          9.57
                                                  -----        ------------     -----         -----         -----
TOTAL:.........................                   10/20        $591,447,595     32.12%        32.12%        32.09%
                                                  =====        ============     =====         =====         =====

                                                           CUT-OFF
                                                             DATE
                                                          PRINCIPAL           CUT-OFF
                                               PROPERTY    BALANCE              DATE
                                   PROPERTY      SIZE        PER                LTV
             LOAN NAME               TYPE     SF/UNIT(1)   SF/UNIT   DSCR      RATIO
-------------------------------  -----------  ----------  ---------  ----     -------

100 Summer Street (2)               Office     1,057,475   $    170  1.94x     48.53%
Penn Mutual Towers & Washington    Office/
   Square Garage                    Garage       853,840        120  1.20x     77.57%
                                   Telecom-
                                 munication/
200 Paul                          Warehouse      527,680        154  1.75x     55.86%
CNL-Cirrus MOB Portfolio III      Various (3)    269,707        175  1.30x     70.46%
Blairstone Office Building          Office       263,163        136  1.20x     78.46%
BTR Capital Portfolio              Various     1,871,624         17  1.20x     72.01%
Jefferson Block Apartments       Multifamily         217    139,171  1.27x(4)  77.24%
Chestnut Hill Apartments         Multifamily         480     61,823  1.18x     78.30%
Pasadena Office Tower               Office       142,249        200  1.21x     71.13%
Oak Hill Apartments              Multifamily         220    115,712  1.20x     79.93%
                                                                     ----      -----
TOTAL:.........................                                      1.51X     64.77%
                                                                     ====      =====

----------
(1)  Property size is indicated in square feet, except with respect to multifamily properties (in which case it is indicated in apartment units).

(2)  It has been confirmed to us by Moody's and S&P, in accordance with their respective methodologies, that the indicated mortgage loan has credit characteristics consistent with investment grade-rated obligations.

(3)  The CNL-Cirrus MOB Portfolio III mortgage loan consists of four medical office properties and one surgical center property.

(4)  The underwritten net cash flow and underwritten DSCR were calculated using
     "as stabilized" cash flows. The "in

                                      S-83

     place" net cash flow is $2,211,128 resulting in an underwritten DSCR (based on net cash flow) of 1.05x. The mortgage loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the in place net cash flow and the interest only debt service is 1.27x. The underwritten DSCR (based on net operating income) during the interest only period is 1.56x. The underwritten DSCR (based on net cash flow) during the interest only period is 1.54x.

     See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

     General. The mortgage pool will include four (4) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

     The table below identifies each mortgage loan that is part of a Loan
Combination.

                                                                                                  U/W DSCR (NCF)
                       MORTGAGE LOANS THAT ARE                                               AND CUT-OFF DATE LOAN-TO-
                     PART OF A LOAN COMBINATION                       RELATED SUBORDINATE   VALUE RATIO OF ENTIRE LOAN
--------------------------------------------------------------------    NON-TRUST LOANS             COMBINATION
   MORTGAGED REAL PROPERTY NAME                         % OF INITIAL  -------------------  ----------------------------
(AS IDENTIFIED ON ANNEX A-1 TO THIS     CUT-OFF DATE      MORTGAGE          ORIGINAL       U/W NCF      CUT-OFF DATE
      PROSPECTUS SUPPLEMENT)         PRINCIPAL BALANCE  POOL BALANCE   PRINCIPAL BALANCE     DSCR   LOAN-TO-VALUE RATIO
-----------------------------------  -----------------  ------------  -------------------  -------  -------------------

O'Shea MHP Portfolio                    $11,785,000         0.64%           $792,500        1.08x         79.35%
Carriage Hills Apartments               $ 5,620,000         0.31%           $380,000        1.09x         78.95%
Hutchins Warehouse                      $ 4,500,000         0.24%           $360,000        1.19x         67.50%
TownPlace Suites by Marriott            $ 4,350,000         0.24%           $325,000        1.19x*        61.54%*

----------
*    The debt service coverage ratio and loan-to-value ratio were calculated by taking into account a letter of credit.

A/B Loan Combinations

     General. There are four (4) A-Note Trust Mortgage Loans, which respectively represent approximately 0.64%, 0.31%, 0.24%, and 0.24% of the initial mortgage pool balance and approximately 0.75% of the initial loan group 1 balance, 2.11%
of the initial loan group 2 balance, 0.29% of the initial loan group 1 balance, and 0.28% of the initial loan group 1 balance, that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as O'Shea
MHP Portfolio, Carriage Hills Apartments, Hutchins Warehouse and TownPlace
Suites by Marriott, respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related B-Note Non-Trust Loan. In each case, the aggregate debt consisting of the A-Note Trust Mortgage Loan and the related B-Note Non-Trust
Loan, which two mortgage loans constitute an A/B Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the A-Note Trust Mortgage Loans in the trust fund.

                                      S-84

Each of the B-Note Non-Trust Loans was sold immediately after origination to CBA
Mezzanine Capital Finance, LLC, and will not be included in the trust fund.

     In each case, the A-Note Trust Mortgage Loan and related B-Note Non-Trust
Loan are cross-defaulted. Each B-Note Non-Trust Loan has the same maturity date, amortization schedule and prepayment structure as the related A-Note Trust
Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Trust Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only that A-Note
Trust Mortgage Loan and does not take into account the related B-Note Non-Trust
Loan.

     The trust, as the holder of the A-Note Trust Mortgage Loans, and the respective holders of the B-Note Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as an A/B Intercreditor
Agreement. The servicing and administration of each A-Note Trust Mortgage Loan
(and, to the extent described below, the related B-Note Non-Trust Loan) will be performed by the master servicer on behalf of the trust (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to any B-Note
Non-Trust Loan following the occurrence of certain events of default with respect to the related A/B Loan Combination described in the related A/B
Intercreditor Agreement. The following describes certain provisions of the A/B
Intercreditor Agreements.

     Allocation of Payments Between Each A-Note Trust Mortgage Loan and the
Related B-Note Non-Trust Loan. The rights of the holder of each B-Note Non-Trust
Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Trust Mortgage
Loan to receive such amounts. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to an A/B Loan Combination, the borrower under the subject A/B Loan
Combination will be required to make separate payments of principal and interest to the holder of the related A-Note Trust Mortgage Loan and B-Note Non-Trust
Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the A-Note Trust Mortgage Loans. Any voluntary principal prepayments will be applied as provided in the related loan documents;
provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B
Material Default occurs and is continuing with respect to an A/B Loan
Combination, then all amounts tendered by the borrower or otherwise available for payment of that A/B Loan Combination will be applied by the master servicer
(with any payments received by the holder of the related B-Note Non-Trust Loan after and during an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the sequential order of priority provided for in the related A/B Intercreditor Agreement, which generally provides that all interest, principal, yield maintenance charges and outstanding expenses in respect of the subject A-Note Trust Mortgage Loan will be paid in full prior to any application of payments in respect of the related B-Note Non-Trust Loan.

     Notwithstanding the foregoing, amounts payable with respect to each B-Note
Non-Trust Loan will not be available to cover all costs and expenses associated with the related A-Note Trust Mortgage Loan. Unless an A/B Material Default
exists, payments of principal and interest with respect to each B-Note Non-Trust
Loan will be made directly by the borrower to the holder of the related B-Note
Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund
Expenses. For example, a Servicing Transfer Event could occur with respect to an
A/B Loan Combination, giving rise to special servicing fees, at a time when no
A/B Material Default exists. In addition, following the resolution of all
Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to an A/B Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an A-Note Trust Mortgage Loan, as well as interest on related Advances and various other servicing expenses, will be payable out of collections allocable to that A-Note Trust Mortgage Loan and/or general collections on the

                                      S-85

mortgage pool if collections allocable to the related B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of any B-Note Non-Trust
Loan to purchase the related A-Note Trust Mortgage Loan (as described below), the related A-Note Trust Mortgage Loan or the subject B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the related A-Note Trust Mortgage Loan or the B-Note Non-Trust Loan, (a) the
outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the related A/B Loan Combination, then all payments to the trust, as the holder of the related A-Note Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the related A-Note Trust
Mortgage Loan will remain the same. In that case, the holder of the subject
B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related A-Note
Trust Mortgage Loan or the subject B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

     Servicing of the A/B Loan Combinations. Each A-Note Trust Mortgage Loan and
the related mortgaged real property will be serviced and administered by the master servicer and/or special servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note Non-Trust Loan to the extent described below. The
Servicing Standard will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related
B-Note Non-Trust Loan when servicing each A/B Loan Combination, with a view to maximizing the realization for both the trust and the holder of the related
B-Note Non-Trust Loan as a collective whole, taking into account, to the extent consistent with the related A/B Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan. The holder of each B-Note Non-Trust Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

     The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each A/B Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of a B-Note Non-Trust
Loan to purchase the related A-Note Trust Mortgage Loan (as discussed under
"--Modifications" and "--Purchase of an A-Note Trust Mortgage Loan by the Holder
of the Related B-Note Non-Trust Loan"), the holder of a B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan Combination.

     So long as an A/B Material Default has not occurred with respect to an A/B
Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Trust Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default)
collect and distribute payments for both the related A-Note Trust Mortgage Loan and the B-Note Non-Trust Loan according to the sequential order of priority provided for in the related A/B Intercreditor Agreement.

     Advances. Neither the master servicer nor the trustee is required to make any P&I advances with respect to a B-Note Non-Trust Loan. Neither the holder of any B-Note Non-Trust Loan nor any related separate servicer is required to make any P&I advance with respect to the related A-Note Trust Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the mortgaged real property securing an A/B Loan
Combination. The special servicer may, but is not obligated to, make servicing advances with respect to the mortgaged real property securing an A/B Loan
Combination.

                                      S-86

     Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of a B-Note Non-Trust Loan, an
A-Note Trust Mortgage Loan or the related loan documents, is limited by the rights of the holder of the subject B-Note Non-Trust Loan to approve modifications and other actions as contained in the related A/B Intercreditor
Agreement; provided that the consent of the holder of a B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the related A/B Loan Combination after the expiration of the right of the holder of the B-Note Non-Trust Loan to purchase the related A-Note Trust
Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of a B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of a B-Note
Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Trust Mortgage Loan, acting through the master servicer and/or the special servicer as specified in the pooling and servicing agreement.

     Purchase of an A-Note Trust Mortgage Loan by the Holder of the Related
B-Note Non-Trust Loan. Upon the occurrence of any one of certain defaults that are set forth in the related A/B Intercreditor Agreement, the holder of a B-Note
Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage
Loan at a purchase price determined under the A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of the A-Note
Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Loan Combination by the master servicer or special servicer, (e) any interest on any unreimbursed P&I advances made by the master servicer or the trustee with respect to the A-Note Trust Mortgage Loan,
(f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and
(g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the A/B Loan Combination together with advance interest thereon.

     The holder of a B-Note Non-Trust Loan does not have any rights to cure any defaults with respect to the related A/B Loan Combination.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan in June 2006, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

     Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

     o    One hundred and one (101) of the mortgaged real properties, securing approximately 38.68% of the initial mortgage pool balance and approximately 45.21% of the initial loan group 1 balance are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

                                      S-87

     o    Thirty-eight (38) of the mortgaged real properties, securing approximately 16.24% of the initial mortgage pool balance and approximately 18.98% of the initial loan group 1 balance are entirely or substantially leased to a single tenant.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants at the mortgaged real properties.

     o    With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
          (including mortgaged real properties leased to a single tenant). These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

     Ground Leases. In the case of each of eight (8) mortgaged real properties securing, in whole or partially, eight (8) mortgage loans, which represent approximately 4.95% of the initial mortgage pool balance and approximately 5.78%
of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case
(except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

     See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

     Additional and Other Financing.

     Additional Secured Debt.

     In the case of each of the A-Note Trust Mortgage Loans, the related mortgage also secures the related B-Note Non-Trust Loan, which will not be included in the assets of the issuing entity. See "--The Loan Combinations"
above for a description of certain aspects of the related Loan Combinations.

     In the case of the mortgage loan (loan number 72) secured by the mortgaged real property identified on Annex A-1 as Hilton Garden Inn - Wooster, representing approximately 0.17% of the initial mortgage pool balance and approximately 0.19% of the initial loan group 1 balance, the related borrower received a subordinate mortgage loan from the Small Business Administration in the original principal amount of $1,300,000, which subordinate mortgage loan is secured by a second mortgage on the related mortgaged real property. The subordinate mortgage loan will not be included in the trust and is subject to a subordination agreement entered into between the lender and the Small Business
Administration, pursuant to which the Small Business Administration:

                                      S-88

     o    has agreed, among other things, not to enforce its rights to realize upon the related mortgaged real property without providing the lender
          (i) at least ninety (90) days' written notice of the related borrower's default under the subordinate mortgage loan documents and
          (ii) the opportunity to cure any such default;

     o    is not entitled to receive any condemnation awards or insurance proceeds with respect to the related mortgaged real property during the term of the senior mortgage loan;

     o    has agreed, among other things, that payments to be made on account of the subordinate mortgage loan may occur only after (i) all indebtedness then due and payable under the senior mortgage loan has been paid in full, (ii) all of the covenants, obligations and liabilities of the related borrower under the senior mortgage loan have been fulfilled and (iii) any such payment will not cause an event of default under the senior mortgage loan;

     o    has subordinated and made junior its related subordinate mortgage loan and subordinate mortgage loan documents to the related senior mortgage loan and senior mortgage loan documents; and

     o    has received the right to cure defaults of the related borrower under the senior mortgage loan.

     In the case of the mortgage loan (loan number 52) secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Rivergate
Business Center, representing approximately 0.55% of the initial mortgage pool balance and approximately 0.65% of the initial loan group 1 balance, the related borrower has incurred a subordinate mortgage loan from the Kansas City Downtown
Minority Development Corporation ("KCDMDC") in the current principal amount of
$526,637, which subordinate mortgage loan is secured by a second mortgage on the related mortgaged real property. The subordinate mortgage loan will not be included in the trust and is subject to a subordination agreement entered into between the lender and KCDMDC, pursuant to which KCDMDC:

     o    has agreed, among other things, not to enforce its rights to realize upon the related mortgaged real property without obtaining the consent of the lender;

     o    is not entitled to receive any condemnation awards or insurance proceeds with respect to the related mortgaged real property during the term of the senior mortgage loan;

     o    has agreed, among other things, that payments to be made on account of the subordinate mortgage loan may occur only so long as no default shall have occurred under the senior mortgage loan; and

     o    has subordinated and made junior its related subordinate mortgage loan and subordinate mortgage loan documents to the related senior mortgage loan and senior mortgage loan documents.

     In the case of ten (10) mortgage loans, representing approximately 1.35% of the initial mortgage pool balance and approximately 1.57% of the initial loan group 1 balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                                      S-89

                                                              MORTGAGE LOAN       MAXIMUM
                                                               CUT-OFF DATE     COMBINED LTV    MINIMUM COMBINED
LOAN NUMBER   LOAN GROUP        MORTGAGED PROPERTY NAME          BALANCE      RATIO PERMITTED    DSCR PERMITTED
-----------   ----------   --------------------------------   -------------   ---------------   ----------------

    141            1       AAA Storage - Market Street          $3,520,000          85%               1.20x
    142            1       AAA Storage - Rodd Field             $3,513,000          85%               1.20x
    152            1       AAA Storage - Webster                $2,934,000          85%               1.20x
    157            1       AAA Storage - Ayers                  $2,647,000          85%               1.20x
    160            1       AAA Storage - Cunningham Avenue      $2,541,000          85%               1.20x
    163            1       AAA Storage - Pearland               $2,304,000          85%               1.20x
    166            1       AAA Storage - Alvin                  $2,148,000          85%               1.20x
    167            1       AAA Storage - Storage Briley         $2,111,000          85%               1.20x
    182            1       AAA Storage - Buda                   $1,599,000          85%               1.20x
    188            1       AAA Storage - Katy Super Storage     $1,495,000          85%               1.20x

     Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement. See also, See "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

     Mezzanine Debt. In the case of six (6) mortgage loans, representing approximately 9.47% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 10.21% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 5.10% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

         [The remainder of this page has been intentionally left blank.]

                                      S-90

                                        MORTGAGE       ORIGINAL       AGGREGATE         MATURITY          INTEREST
 LOAN     LOAN   MORTGAGED PROPERTY   LOAN CUT-OFF     MEZZANINE        DEBT            DATE OF            RATE ON
NUMBER   GROUP          NAME          DATE BALANCE   DEBT BALANCE      BALANCE       MEZZANINE LOAN    MEZZANINE LOAN
------   -----   ------------------   ------------   ------------   ------------   -----------------   --------------

    2      1     Penn Mutual
                    Towers &
                    Washington
                    Square Garage     $102,775,000    $14,100,000   $116,875,000   April 8, 2016           10.00%

    6      1     BTR Capital
                    Portfolio         $ 31,000,000    $14,700,000   $ 45,700,000   February 14, 2011       16.00%

   24      1     Sam's Club
                    Timonium          $ 16,130,000    $ 2,000,000   $ 18,130,000   June 24, 2006            7.00%

   47      1     Ridgeview Office
                    Building          $ 10,960,000    $ 1,000,000   $ 11,960,000   May 5, 2016             10.00%

   75      2     The Crossings
                    Apartments        $ 7,660,880     $   539,120   $  8,200,000   April 8, 2016           12.50%

  100      2     Ashford Park
                    Apartments        $  5,910,266    $   425,000   $  6,335,266   May 8, 2016             12.50%

     Certain of the above-described mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above-described mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

     o    has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion letter by counsel, and

     o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     In the case of 18 mortgage loans, representing approximately 14.98% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 14.32% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 18.94% of the initial loan group 2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

                                      S-91

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                       MORTGAGE         MAXIMUM
 LOAN    LOAN                                        LOAN CUT-OFF     COMBINED LTV    MINIMUM COMBINED
NUMBER   GROUP          MORTGAGED PROPERTY NAME      DATE BALANCE   RATIO PERMITTED    DSCR PERMITTED
------   -----   ---------------------------------   ------------   ---------------   ----------------

    2      1     Penn Mutual Towers & Washington
                    Square Garage                    $102,775,000       N/A (1)            N/A (1)

    7      2     Jefferson Block Apartments (2)      $ 30,200,000        85%              1.10x

   11      1     31-10 Whitestone Expressway         $ 25,000,000        80%               N/A

   14      1     Doubletree Club Hotel               $ 23,000,000        85%              1.23x

   18      1     Highlands Plaza                     $ 18,000,000        85%              1.10x

   30      1     Oasis of Bermuda Dunes
                    Apartments (3)                   $ 13,971,234        80%              1.20x

   49      2     Sunset View Apartments              $ 10,585,080        85%              1.20x

   53      1     655 Airpark Road                    $ 10,000,000        75%              1.20x

   77      1     Savers Plaza                        $  7,500,000        75%              1.20x

   89      1     16818 Via Del Campo                 $  7,000,000        75%              1.20x

   91      1     Residence Inn Milwaukee Bradfield   $  6,885,000        75%              1.20x

  113      1     Chinatown Square Mall               $  4,986,791        90%              1.10x

  135      2     Pinebrook Tower Apartments          $  4,082,706        80%              1.25x

  144      2     Fairview Apartments                 $  3,433,493        80%              1.35x

  149      1     Manhattan Pointe Plaza              $  3,000,000        80%              1.25x

  170      2     Paragon Pointe (4)                  $  2,042,000        80%              1.10x

  176      1     The Commons at Royal Palm Beach     $  1,847,625        70%              1.30x

  183      1     Quail Parkway                       $  1,591,772        75%              1.25x

----------
(1)  The total mezzanine indebtedness permitted is $2,500,000, of which
     $1,500,000 may be used solely for the purposes specified in the related intercreditor agreement with the mezzanine lender.

(2)  Commencing on April 11, 2011.

(3)  Commencing on the 49th month of the loan term.

(4)  Commencing on November 23, 2006.

     While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your
Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

     Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real

                                      S-92

property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

     In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of three (3) mortgage loans (loan numbers 70, 134 and 139), representing approximately 0.85% of the initial mortgage pool balance approximately 1.00% of the initial loan group 1 balance, the related borrowers have incurred, or are expressly permitted to incur, subordinate unsecured indebtedness other than trade payables or indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

                                                         AMOUNT OF
                                         MORTGAGE       UNSECURED          MAXIMUM           MINIMUM
 LOAN     LOAN        MORTGAGED        LOAN CUT-OFF   DEBT INCURRED/     COMBINED LTV       COMBINED
NUMBER   GROUP      PROPERTY NAME      DATE BALANCE      PERMITTED     RATIO PERMITTED   DSCR PERMITTED
------   -----   -------------------   ------------   --------------   ---------------   --------------

   70      1     16 West 22nd Street    $8,000,000      $  800,000*          N/A               N/A
  134      1     Warwick Regis Hotel    $4,094,726      $7,000,000*          N/A               N/A
  139      1        Liberty Plaza       $3,596,993             N/A            85%             1.10x

----------
*    Indicates unsecured debt that has been incurred.

     Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

     o    whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan; or

          2.   taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. Eighty-six (86) mortgage loans, representing approximately
56.80% of the initial mortgage pool balance (80 mortgage loans in loan group 1, representing approximately 61.01% of the initial loan group 1 balance and six
(6) mortgage loans in loan group 2, representing approximately 31.87% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income

                                      S-93

derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

          1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

          2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

          In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

          For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

          1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2.   a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

                                      S-94

     The 86 mortgage loans referred to above provide for lockbox accounts as follows:

                                  % OF INITIAL      % OF INITIAL          % OF INITIAL
                    NUMBER OF       MORTGAGE        LOAN GROUP 1     LOAN GROUP 2 PRINCIPAL
LOCKBOX TYPE*    MORTGAGE LOANS   POOL BALANCE   PRINCIPAL BALANCE          BALANCE
-------------    --------------   ------------   -----------------   ----------------------

Hard                   63            47.35%            54.85%                 2.88%
Soft                   13             4.07%             1.48%                19.41%
Hard Springing         10             5.39%             4.68%                 9.57%

*    Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan; and

          2.   the full insurable replacement cost or insurable value of the improvements located on the insured property;

     o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan;

          2.   the full insurable replacement cost or insurable value of the improvements on the insured property; and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

     o    business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

     In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following paragraph, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

     In the case of two (2) mortgage loans (loan numbers 3 and 51), representing approximately 4.96% of the initial mortgage pool balance and approximately 5.80%
of the initial loan group 1 balance, a seismic study report

                                      S-95

performed on the related mortgaged real property concluded that it was likely to experience a probable maximum loss of approximately 22% and 23%, respectively, of the estimated replacement cost of the improvements. The related loan documents require the borrower to obtain earthquake insurance.

     Each master servicer (with respect to each of the mortgage loans, including those that have become specially serviced mortgage loans), and the special servicer, with respect to REO Properties, will be required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of Moody's and S&P
(or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements.

     In some cases, however, insurance may not be available from insurers that are rated by either of Moody's or S&P. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying base prospectus.

     With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property; or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

                                      S-96

     The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause; and

     o    would have been paid if an individual hazard insurance policy referred to above had been in place.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Except as indicated in the following paragraph, all of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

     In the case of three (3) mortgaged real properties (property numbers 6.05,
156 and 177), representing security for approximately 0.42% of the initial mortgage pool balance and approximately 0.50% of the initial loan group 1 balance, no inspection of the related mortgaged real property was performed in connection with the origination of the mortgage loan.

     Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date, except that the Phase I environmental assessment for three (3) mortgage loans (loan numbers 103, 149 and
159) were performed in May 2005, March 2005 and May 2005, respectively.

     In the case of seven (7) mortgaged real properties securing seven (7)
separate mortgage loans (property numbers 6.01, 21, 36, 67, 136, 155 and 185), representing security for approximately 3.06% of the initial mortgage pool balance and approximately 3.57% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property.

                                      S-97

     The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

     o    those conditions were remediated or abated prior to the closing date;
          or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     o    an environmental insurance policy (which may not be for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

          1.   that condition is not known to have affected the mortgaged real property; or

          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
               required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the
               borrower; or

          3.   an environmental insurance policy was obtained (which may not be for the primary benefit of a secured lender).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o    the establishment of an operation and maintenance plan to address the issue, or

     o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan,

                                      S-98

because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

     o    to carry out the specific remedial measures prior to closing;

     o    carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to
          100% to 125% of the estimated cost to complete the remedial measures;
          or

     o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Uxbridge CVS, representing approximately 0.24% of the initial mortgage pool balance and 0.28%
of the initial loan group 1 balance, a Phase I environmental site assessment conducted on the related mortgaged real property indicated the presence of an oil storage tank on the eastern portion of the mortgaged real property from approximately 1903 to 1925 and historical records indicated that a gas station was previously operated on a portion of the mortgaged real property. Because of a lack of additional information regarding the oil storage tank and the gas station, the Phase I environmental site assessment recommended a subsurface investigation. The lender chose not to have a subsurface investigation conducted because CVS, the tenant, had

                                      S-99

agreed to take possession of and lease the mortgaged real property without exception for the potential environmental conditions.

     With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Dublin Plaza, representing approximately 0.65% of the initial mortgage pool balance and 0.76%
of the initial loan group 1 balance, a drycleaner has been operated at the related mortgaged real property since approximately 1983. Accordingly, the Phase
I environmental site assessment recommended a Phase II investigation to evaluate whether the drycleaner has impacted the mortgaged real property. The lender chose not to conduct further investigation, choosing instead to rely instead on the financial wherewithal of the party providing the environmental indemnity in connection with the mortgage loan.

     See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

     Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

     o    in the case of 211 mortgaged real properties, representing security for approximately 99.10% of the initial mortgage pool balance (178 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 98.95% of the initial loan group 1 balance, and 33 mortgaged real properties securing mortgage loans in loan group
          2, representing approximately 100.00% of the initial loan group 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of two (2) mortgaged real properties, representing security for approximately 0.48% of the initial mortgage pool balance and approximately 0.56% of the initial loan group 1 balance, during the 15-month period preceding the cut-off date.

     In the case of three (3) mortgaged real properties (property numbers 6.05,
156 and 177), representing security for approximately 0.42% of the initial mortgage pool balance and approximately 0.50% of the initial loan group 1 balance, no engineering assessment of the related mortgaged real property was performed in connection with the origination of the related mortgage loans.

     The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

                                     S-100

ASSIGNMENT OF THE MORTGAGE LOANS

     We will acquire the mortgage loans directly from the sponsors. As a result, the sponsors are the "mortgage loan sellers" with respect to the series 2006-2 securitization transaction.

     On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the issuing entity. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

     o    either:

          1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    either:

          1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

     o    either:

          1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
               recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information;
               or

          2.   a certified copy of that assignment as sent for recording;

     o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

     o    in those cases where applicable, the original or a copy of the related ground lease;

                                     S-101

     o    originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

     o    a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer).

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

     o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against the related mortgage loan seller described below under "--Repurchases and Substitutions", provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued; and

     o    the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

                                     S-102

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

     (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
          below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide
          indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1), (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

     (e)  It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

                                     S-103

     (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us, any of which representations and warranties may be made to such mortgage loan seller's knowledge, be made as of a date prior to the date of initial issuance of the offered certificates (such as the date of origination of the subject mortgage loan) and/or be subject to certain exceptions specified in the respective mortgage loan purchase agreement. Those other representations and warranties will cover, among other things, whether:

     o    the related borrower is obligated to be in material compliance with environmental laws and regulations;

     o    the subject mortgage loan is eligible to be included in a REMIC;

     o    there are any liens for delinquent real property taxes on the related mortgaged real property;

     o    the related borrower is the subject of bankruptcy proceedings;

     o    in the case of a leasehold mortgage loan, the related ground lease contains certain provisions for the benefit of the lender; and

     o    the related borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured

                                     S-104

material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

     o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

     o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Default Interest and/or Additional
          Interest), plus

     o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee or the issuing entity in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

     o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

     o    if the circumstances (which are discussed under "Servicing of the
          Mortgage Loans--Servicing and Other Compensation and Payment of
          Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to each other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group, unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that the remaining related Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, the special servicer, on behalf of the issuing entity, and the related mortgage loan seller must forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the

                                     S-105

related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                                     S-106

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2006-2, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2006-2 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "issuing entity," the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, and any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

     The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement; and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

     The trust will not have any directors, officers or employees. The trustee, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

     Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series
2006-2 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor".

THE SPONSORS

     General. Merrill Lynch Mortgage Lending, Inc. ("MLML"), Countrywide
Commercial Real Estate Finance, Inc. ("CRF") and KeyBank National Association
("KeyBank") will act as co-sponsors with respect to the series 2006-2 securitization transaction.

                                     S-107

     We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut-off date principal balance of the mortgage loans that we will acquire from each sponsor:

             NUMBER OF     TOTAL CUT-OFF DATE   % OF INITIAL MORTGAGE    % OF INITIAL LOAN     % OF INITIAL LOAN
SPONSOR   MORTGAGE LOANS    PRINCIPAL BALANCE         POOL BALANCE      GROUP NO. 1 BALANCE   GROUP NO. 2 BALANCE
-------   --------------   ------------------   ---------------------   -------------------   -------------------

CRF             107          $  947,241,670             51.44%                 51.94%                48.46%
MLML             34             488,049,070             26.50                  28.76                 13.12
KeyBank          50             406,157,047             22.06                  19.30                 38.42
                             --------------            ------                 ------                ------
TOTAL           191          $1,841,447,787            100.00%                100.00%               100.00%
                             ==============            ======                 ======                ======

     Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor. The mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Marathon Plaza, representing approximately 0.10% of the initial mortgage pool balance and 0.12%
of the initial loan group 1 balance, which we are acquiring from KeyBank to include in the trust fund, was acquired by KeyBank from an unaffiliated third party in a whole loan purchase transaction.

     Merrill Lynch Mortgage Lending. Inc. MLML is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.
MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994. MLML securitized, in registered public offerings, approximately: (a) $1.45 billion of multifamily and commercial mortgage loans during 2005; (b) $1.97 billion of multifamily and commercial mortgage loans during 2004; and (c) $4.83 billion of multifamily and commercial mortgage loans during 2003. For additional information regarding MLML, see "The
Sponsor" in the accompanying base prospectus.

     Countrywide Commercial Real Estate Finance, Inc. CRF is a California
corporation with its principal offices located in Calabasas, California. CRF is a wholly-owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide Financial Corporation.
Countrywide Financial Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969, Countrywide Financial Corporation is headquartered in
Calabasas, California. CRF is an affiliate of Countrywide Securities
Corporation, one of the underwriters and a registered broker-dealer specializing in underwriting, buying, and selling mortgage-backed debt securities. CRF is also an affiliate of Countrywide Home Loans, Inc. ("CHL"), a New York
corporation headquartered in Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated or serviced by CHL are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. CHL and its consolidated subsidiaries, including Countrywide
Servicing, service substantially all of the mortgage loans CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders.

     CRF was founded in 2004 and originates, and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

     Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

                                     S-108

     The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)

                                           THROUGH
                       2004      2005     6/7/2006     TOTAL
                      ------   --------   --------   --------
Fixed Rate Loans      $355.3   $3,552.5    $752.4    $4,660.2
Floating Rate Loans   $   --   $  395.2    $140.2    $  535.4
                      ------   --------    ------    --------
TOTAL                 $355.3   $3,947.7    $892.6    $5,195.6

     CRF's Securitization Program. CRF originates multifamily and commercial mortgage loans throughout the United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by
CRF have been originated, directly or through correspondents, by CRF.

     In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     CRF may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions, CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of offered certificates.

     In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then after being notified, CRF will generally have an obligation to

                                     S-109

cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute for the subject mortgage asset.

     The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)

                                           THROUGH
                       2004      2005     6/7/2006     TOTAL
                      ------   --------   --------   --------
Fixed Rate Loans       $58.0   $3,088.0   $1,022.4   $4,168.4
Floating Rate Loans       --      436.6       82.0      518.6
                       -----   --------   --------   --------
TOTAL                  $58.0   $3,524.7   $1,104.4   $4,687.1

     CRF's Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

     1. LOAN ANALYSIS. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     2. LOAN APPROVAL. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

     3. DEBT SERVICE COVERAGE RATIO. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan.
Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CRF will analyze whether cash flow

                                     S-110

expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

     However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily

                                     S-111

or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan
(for example, if the mortgage loan provides for relatively rapid amortization)
the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition, CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than 1.20:1.

     4. LOAN-TO-VALUE RATIO. CRF also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated as-is or as-stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

     5. ADDITIONAL DEBT. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CRF or an affiliate will be the lender on that additional debt.

     The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratio described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     6. ASSESSMENTS OF PROPERTY CONDITION. As part of the underwriting process,
CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     (a) Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF

                                     S-112

may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     (b) Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     (c) Engineering Assessment. In connection with the origination process, CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     (d) Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than 20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     7. ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CRF to be sufficient to pay off the related mortgage loan in full;

                                     S-113

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance
          (which may or may not be adequate to cover any potential related loss).

     8. ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

     Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, we may purchase mortgage loans from CRF for inclusion in a trust fund which vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

     KeyBank National Association. KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the initial master servicers, a primary servicer and the initial special servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank maintains it primary offices at Key Tower, 127 Public Square, Cleveland, Ohio
44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of March 31, 2006, KeyBank had total assets of approximately $88.877 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $81.912 billion and approximately $6.965 billion in stockholder's equity.

     KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2005, KeyBank's Real Estate Capital
Group originated a total of $16.6 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total,
$2.7 billion was originated for sale through commercial mortgage-backed securities (CMBS) transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

     KeyBank's Securitization Activities. KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank's commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2005, KeyBank had originated approximately $6.3 billion of commercial mortgage loans that have been securitized in 28 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

Year                 Loans Originated   Loans Securitized
----                 ----------------   -----------------
2005 (in billions)        $1.385              $1.323
2004 (in billions)        $1.213              $1.099
2003 (in billions)        $1.057              $1.062

                                     S-114

     Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank. The trust fund for this securitization includes one
(1) mortgage loan purchased by KeyBank from a third-party originator.

     KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including in this transaction, acts as a master servicer for securitizations in which KeyBank participates. In some cases, including in this transaction, KeyCorp Real Estate Capital Markets, Inc. acts as a special servicer. Additionally, in most cases, including in this transaction, KeyBank's affiliate, McDonald Investments Inc., acts as an underwriter of the securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

     KeyBank's Underwriting Standards. Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

     The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors.
Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "--KeyBank's Underwriting
Standards" section.

     1. LOAN ANALYSIS. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

     2. LOAN APPROVAL. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

                                     S-115

     3. DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE RATIO. KeyBank's
underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance.
KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definitions of Underwritten Net Cash Flow in the "Glossary" to this prospectus supplement and "Exhibit A-1 - Characteristics of the Underlying Mortgage Loans
and the Related Mortgaged Real Properties" in this prospectus supplement.

     4. PROPERTY ASSESSMENTS. As part of its underwriting process, KeyBank will obtain the following property assessments.

     (a) Appraisals. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the
Appraisal Standards Board of the Appraisal Foundation and the guidelines in
Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of
1989.

     (b) Environmental Assessment. KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a
Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity from the responsible party with respect to environmental matters.

     (c) Property Condition Assessment. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.
With respect to the one (1) mortgage loan included in the issuing entity for this securitization that was purchased by KeyBank from a third-party originator,
KeyBank obtained an inspection of the related mortgaged real property but did not obtain a new property condition assessment in the re-underwriting process of that purchase.

     (d) Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

     5. ZONING AND BUILDING CODE COMPLIANCE. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.
Evidence of this compliance may be in the form of one or more of the following:
legal opinions; surveys; recorded documents;

                                     S-116

temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

     6. ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore,
KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--KeyBank's
Underwriting Standards" section, we may purchase underlying mortgage loans from
KeyBank for inclusion in the trust fund that vary from, or do not comply with,
KeyBank's underwriting guidelines.

THE MASTER SERVICERS AND THE SPECIAL SERVICER

     Wachovia Bank, National Association. Wachovia Bank, National Association
("Wachovia") will act as master servicer under the pooling and servicing agreement with respect to those mortgage loans acquired by us from Countrywide
Commercial Real Estate Finance, Inc. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on Enable US software. Wachovia reports to trustees in the CMSA format. Wachovia's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

      COMMERCIAL AND MULTIFAMILY              AS OF               AS OF             AS OF
            MORTGAGE LOANS              DECEMBER 31, 2003   DECEMBER 31, 2004   MARCH 31, 2006
      --------------------------        -----------------   -----------------   --------------

By Approximate Number................         10,015              15,531             18,233
By Approximate Aggregate Unpaid
   Principal Balance (in Billions)...        $  88.6             $ 141.3            $ 197.8

     Within this portfolio, as of March 31, 2006, are approximately 15,811 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $168.4 billion related to commercial mortgage-backed securities.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

                                     S-117

                         SECURITIZED MASTER               OUTSTANDING              OUTSTANDING
     DATE              SERVICED PORTFOLIO (UPB) *   ADVANCES (P&I AND PPA) *   ADVANCES AS % OF UPB
     ----              --------------------------   ------------------------   --------------------

December 31, 2003...        $ 74,461,414,561              $ 84,616,014                 0.1%
December 31, 2004...        $113,159,013,933              $129,858,178                 0.1%
December 31, 2005...        $142,222,662,628              $164,516,780                 0.1%

----------
*    "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                      FITCH     S&P
                      -----   ------
Primary Servicer...    CPS2+  Strong
Master Servicer....    CMS2   Strong

     Wachovia Corporation is the fourth largest bank holding company in the
United States of America based on assets. The short-term debt ratings of
Wachovia Corporation are A-1 by S&P, P-1 by Moody's, F l+ by Fitch.

     In addition to servicing loans for securitized commercial mortgages,
Wachovia also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Wachovia and sold to a variety of investors.

     Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

     o    provision of Strategy and Strategy CS software

     o    identification, classification, imaging and storage of documents

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance

     o    entry of rent roll information and property performance data from operating statements

     o    tracking and reporting of flood zone changes

     o    tracking, maintenance and payment of rents due under ground leases

     o    abstracting of insurance requirements contained in loan documents

     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

     o    abstracting of leasing consent requirements contained in loan documents

     o    legal representation

                                     S-118

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

     o    maintenance and storage of letters of credit

     o    tracking of anticipated repayment dates for loans with such terms

     o    reconciliation of deal pricing, tapes and annexes prior to securitization

     o    entry of new loan data and document collection

     o    initiation of loan payoff process and provision of payoff quotes

     o    printing, imaging and mailing of statements to borrowers

     o    performance of property inspections

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

     o    review of financial spreads performed by sub-servicers

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

     o    performance of UCC searches and filing of UCCs

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Wachovia acted as primary servicer with respect to some or all of the mortgage loans being contributed by Merrill Lynch Mortgage Lending, Inc. and
Countrywide Commercial Real Estate Finance, Inc. prior to their inclusion in the trust. There are currently no outstanding advances made by Wachovia. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

     Property Damage. When an underlying property is damaged and such damage is covered by insurance, Wachovia takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as required under the related loan documents and the pooling and servicing agreement. Wachovia maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Wachovia may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     KeyCorp Real Estate Capital Markets, Inc. KeyCorp Real Estate Capital
Markets, Inc. ("KRECM") will initially act as a master servicer under the pooling and servicing agreement with respect to those mortgage loans

                                     S-119

acquired by us from Merrill Lynch Mortgage Lending, Inc. and KeyBank National
Association and will initially act as the special servicer under the pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are
both wholly-owned subsidiaries of KeyCorp. KRECM maintains servicing offices at
911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street,
Suite 1000, Dallas, Texas 75201.

     KRECM has been engaged in the servicing of commercial mortgage loans since
1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

LOANS                                 12/31/2003   12/31/2004   12/31/2005   3/31/2006
-----                                 ----------   ----------   ----------   ---------

By Approximate Number:                    4,468        5,345       11,218      11,156
By Approximate Aggregate
   Principal Balance (in billions):     $25.408      $34.094      $73.692     $76.870

     Within this servicing portfolio are, as of December 31, 2005, approximately
9,147 loans with a total principal balance of approximately $55.9 billion that are included in approximately 108 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2005, the Mortgage Bankers Association of
America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

     KRECM has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998. As of December 31, 2005, KRECM was named as special servicer with respect to commercial mortgage loans in 15 commercial mortgaged-backed securities transactions totaling approximately $7.9 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately nine commercial mortgage loans with an aggregate outstanding principal balance of approximately $19.67 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. The following table sets forth information on the size and growth of KRECM's managed portfolio of specially serviced commercial mortgage loans for which KRECM is the named special servicer in commercial mortgage-backed securities transactions in the United States.

LOANS                             12/31/2003   12/31/2004   12/31/2005
-----                             ----------   ----------   ----------
Approx. Number of Transactions:        7            9           15
Approximate Aggregate Principal
   Balance (in billions):            $5.65        $6.65        $7.90

     KRECM has resolved over $504 million of U.S. commercial mortgage loans over the past 7 years, including $24.5 million of U.S. commercial mortgage loans during 2001, $83.8 million of U.S. commercial mortgage loans during 2002, $185.4 million of U.S. commercial mortgage loans during 2003, $42.2 million of U.S.
commercial mortgage loans during 2004 and $149 million of U.S. commercial mortgage loans during 2005.

     KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and
Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's
Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a

                                     S-120

U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KRECM the rating of "STRONG" as a master servicer, primary servicer and special servicer.
Fitch has assigned to KRECM the ratings of "CMS1-" as a master servicer, "CPS1-"
as a primary servicer and "CSS2+" as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     No securitization transaction involving commercial mortgage loans in which
KRECM was acting as master servicer or special servicer has experienced a master servicer or special servicer event of default or an early termination or other performance triggering event as a result of any action or inaction of KRECM as master servicer or special servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the
CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

     Certain duties and obligations of the master servicers and the special servicer and the provisions of the pooling and servicing agreement are described in this prospectus supplement under "Servicing of the Mortgage Loans". KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in this prospectus supplement under "Servicing of the Mortgage Loans-Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and
Consents." KRECM will, as the special servicer, among other things, oversee the resolution of non-performing mortgage loans and the disposition of REO properties. Certain of KRECM's duties as the special servicer under the pooling and servicing agreement, including information regarding the processes for handling delinquencies, losses, bankruptcies and recoveries (such as through a liquidation of an underlying mortgage loan, the sale of a promissory note related to any underlying mortgage loan or negotiations or workouts with the borrower under any underlying mortgage loan) are set forth in this prospectus supplement under "Servicing of the Mortgage Loans --Realization Upon Defaulted
Mortgage Loans".

     The master servicers' obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicers' recovery of those advances, are described in this prospectus supplement under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" and "Servicing of the Mortgage Loans--Required
Appraisals" and "--Servicing and Other Compensation and Payment of
Expenses--Payment of Expenses; Servicing Advances." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as a master servicer or the special servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

     Certain terms of the pooling and servicing agreement regarding the master servicers' and special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "Servicing of the Mortgage
Loans--Replacement of the Special Servicer," "--Events of Default" and "--Rights
Upon Event of Default." Pursuant to the terms of the pooling and servicing agreement, each of the master

                                     S-121

servicers and the special servicer will generally be required to indemnify the depositor and the trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of its willful misfeasance, bad faith, fraud or negligence in performing its duties and obligations under the pooling and servicing agreement. Certain limitations on the master servicers' and the special servicer's liability under the pooling and servicing agreement are described in this prospectus supplement under "Servicing of the Mortgage
Loans--Events of Default" and "--Rights Upon Events of Default".

     The manner in which collections on the underlying mortgage loans are to be maintained is described under "Servicing of the Mortgage Loans--Collection
Accounts" in this prospectus supplement. Generally, all amounts received by
KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by
KRECM and are then allocated and transferred to the appropriate account described under "Servicing of the Mortgage Loans--Collection Accounts" in this prospectus supplement within the time required by the pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

     KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association.
The following table sets forth the ratings assigned to KeyBank National
Association's long-term deposits and short-term deposits.

                        S&P    FITCH   MOODY'S
                       -----   -----   -------
Long-Term Deposits:     "A"     "A"      "A1"
Short-Term Deposits:   "A-1"    "F1"    "P-1"

     KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2006-2 certificates.
There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the certificateholders.

     KRECM has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the related borrower. KRECM's servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement for assets of the same type included in the series 2006-2 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of
2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.
Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

     KRECM is, as a master servicer, generally responsible for both master servicing functions and primary servicing functions, and as the special servicer, generally responsible for the special servicing functions, with respect to the underlying mortgage loans. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions or special servicing functions under the pooling and servicing agreement, as further described in this prospectus supplement under
"Servicing of the

                                     S-122

Mortgage Loans." At the request of MLML, one of the mortgage loan sellers, KRECM intends to appoint one (1) subservicer to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance)
pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests.

     In addition, KRECM may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments or, with respect to its special servicing functions, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO properties.

     KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

     KRECM is not an affiliate of the depositor, the sponsors (other than
KeyBank), the trust, the trustee, Wachovia or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than
KeyBank).

     The information set forth in this prospectus supplement concerning KRECM has been provided by it. None of the depositor or the trustee or any of their respective affiliates takes any responsibility for that information or makes any representation or warranty as to the accuracy or completeness thereof. KRECM will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the series 2006-2 certificates, the underlying mortgage loans or this prospectus supplement.

THE TRUSTEE

     LaSalle Bank National Association (LaSalle), a national banking association, will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global
Securities and Trust Services--ML-CFC Commercial Mortgage Trust 2006-2 or at
such other address as the trustee may designate from time to time.

     LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of
April 30, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions and asset-backed securities transactions for which it currently serves as trustee or paying agent numbers 425 with an outstanding certificate balance of approximately $271.5 billion.

     In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove,

                                     S-123

Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     LaSalle and Merrill Lynch Mortgage Lending, Inc. (MLML) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the
Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     Using information set forth in this prospectus supplement, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicers, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicers, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicers. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

     There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     The trustee will be entitled to a monthly fee for its services, which fee will be calculated on the same interest accrual basis as the mortgage loans, which will be any of a 30/360 basis or an Actual/360 Basis, at

                                     S-124

0.0012% per annum on the Stated Principal Balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller and (ii) Merrill
Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

     Countrywide Commercial Real Estate Finance Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

     Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors.,
Inc, the depositor, and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
one of the underwriters.

     LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to ("MLML") for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     KeyBank National Association, a sponsor and mortgage loan seller, is affiliated with the following parties: (i) KeyCorp Real Estate Capital Markets,
Inc., one of the initial master servicers and the initial special servicer and
(ii) McDonald Investments Inc., one of the underwriters.

     KeyCorp Real Estate Capital Markets, Inc., a master servicer and the special servicer, is affiliated with the following parties: (i) KeyBank National
Association, a sponsor and mortgage loan seller and (ii) McDonald Investments
Inc., one of the underwriters.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

                                     S-125

     The pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws; and

     o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

     Furthermore, to the extent consistent with the preceding paragraph, the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     o    all mortgage loans as to which no Servicing Transfer Event has occurred; and

     o    all worked out mortgage loans as to which no new Servicing Transfer
          Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties. None of the master servicers or the special servicer will have responsibility for the performance by either of the other servicers of its respective obligations and duties under the pooling and servicing agreement.

     The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing
Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

     The B-Note Non-Trust Loans will be serviced by the applicable master servicer and the special servicer to the extent described above under
"Description of the Mortgage Pool--The Loan Combinations--A/B Loan
Combinations--Servicing of the A/B Loan Combinations" and in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor
Agreements.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the related master servicing fee.

                                      S-126

     With respect to each master servicer, the master servicing fee:

     o    will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

          1.   each such mortgage loan, if any, that becomes a specially
               serviced mortgage loan; and

          2.   each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

     o    in the case of each applicable mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be any of a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at the related master servicing fee rate;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.

     Subject to certain conditions, KeyCorp Real Estate Capital Markets, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor
(other than a Plan), an excess servicing strip, which is a portion of its master servicing fee. If that master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of that master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.0200% per annum to 0.1100% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0302% per annum as of the cut-off date. For purposes of this prospectus supplement, master servicing fees include primary servicing fees and in some cases correspondent fees.

     Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Accounts"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

     The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain

                                      S-127

exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the applicable master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls; and

     o    the sum of the following components of that master servicer's total servicing compensation for that same collection period--

          1.   that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

          2.   the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third party primary servicer and, with respect to KeyCorp Real
Estate Capital Markets, Inc., any portion that constitutes the excess servicing strip, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

     Any payments made by the master servicers with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment
Interest Shortfalls is less than the total of all the Prepayment Interest
Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates) in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

                                      S-128

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee;

     o    the workout fee; and

     o    the principal recovery fee.

     The Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any; and

          2    each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    with respect to each such mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be any of a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at a special servicing fee rate of 0.25% per annum;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

          4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
               Properties, that are on deposit in the master servicers'
               collection accounts from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained
(and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.
Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

     The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be

                                      S-129

payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
          Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

     o    except as described under "--Realization Upon Defaulted Mortgage
          Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon Defaulted
          Mortgage Loans" below;

     o    the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the
          Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless the purchase does not occur within 90 days of the subject mortgage loan becoming a specially serviced mortgage loan or unless provided for under the related Loan Combination Intercreditor
          Agreement;

     o    the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;
          and

     o    the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

     Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except that to the extent those fees relate to a
B-Note Non-Trust Loan, the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note Non-Trust Loan.

     Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls).

     In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

                                      S-130

     o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

          1.   to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2.   to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
               applicable master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

          3.   to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4.   to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund
               Expense; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. None of the master servicers or the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request.
The special servicer will have the option, but not the obligation, to make such
Advances.

     If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

     o    if the failure continues for five more business days, to make the servicing advance.

                                      S-131

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of non-recoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

     If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this prospectus supplement.

     The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under

                                      S-132

          "Description of the Offered Certificates--Advances of Delinquent
          Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

     The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

     Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

     For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

TRUSTEE COMPENSATION

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o    accrue at a rate of 0.0012% per annum,

     o    accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

     o    be calculated on the same interest accrual basis as is applicable to the subject mortgage loan.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

     o    entitled to retain any interest or other income earned on those funds,
          and

     o    required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company
(other than itself or an affiliate) holding the distribution account or the interest reserve account.

SUB-SERVICERS

     Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and

                                      S-133

servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Either master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

     The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, for benefit of the related B-Note Loan
Noteholder(s), will each be a third party beneficiary under such agreement; (d)
permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

     The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

THE CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Z, R-I and R-II certificates, has a total

                                      S-134

principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates. The class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

     Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

     o    select a representative having the rights and powers described under
          "--Rights and Powers of The Controlling Class Representative" below;
          or

     o    replace an existing controlling class representative.

     The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

     o    the resignation or removal of the person acting as controlling class representative; or

     o    a determination by the trustee that the controlling class of certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, each master servicer and the special servicer with--

     o    written confirmation of its acceptance of its appointment;

     o    an address and facsimile number for the delivery of notices and other correspondence; and

     o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

     Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

     Rights and Powers of the Controlling Class Representative. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer.
Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative, among others, by the special servicer.

     If, within 10 business days of receiving an asset status report that relates to a mortgage loan and relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the

                                      S-135

special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

     The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a
10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

     In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing Standard.
Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

     No direction of the controlling class representative in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan
Combination, the holders of the related B-Note Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and
REMIC II, (b) result in the imposition of any tax on "prohibited transactions"
or contributions after the startup date of either REMIC I or REMIC II under the
Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's or the special servicer's responsibilities under the pooling and servicing agreement.

     In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional
Interest or taking actions described under "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and
Consents" below):

                                      S-136

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

     o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

     o    any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call"
          in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

     o    any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

     o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

     o    any determination that an insurance-related default is an Acceptable
          Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

     o    any waiver of insurance required under the related loan documents
          (except as contemplated in the preceding bullet).

     Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

                                      S-137

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class
Representative" subsection, may--

     o    require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying base prospectus, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

     o    cause the issuing entity to fail to qualify as one or more REMICs or result in an adverse tax consequence for the issuing entity, except that the controlling class representative may advise or direct the issuing entity to earn "net income from foreclosure property" that is subject to tax with the consent of the special servicer, if the special servicer determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties;

     o    expose the trust, us, the applicable master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

     o    materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

     o    cause the applicable master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding five bullets.

     Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE COULD HAVE ON THE ACTIONS OF THE SPECIAL
SERVICER AND, IN SOME CASES, THE APPLICABLE MASTER SERVICER.

     Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative, but only if--

     o    the special servicer or the trust are also named parties to the same action; and

                                      S-138

     o    in the sole reasonable judgment of the special servicer:

          1.   the controlling class representative acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

If the conditions specified in the two bullets in the preceding sentence are not satisfied, then the special servicer will not assume the defense of the subject claim.

     The controlling class representative and the B-Note Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the B-Note Loan
Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to the any Loan Combination, the related B-Note Loan Noteholder(s) may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a B-Note Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     o    written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

     o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

                                      S-139

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o    to receive all notices described under "--The Controlling Class
          Representative" and "--Replacement of the Special Servicer" above; and

     o    to exercise directly all rights described under "--The Controlling
          Class Representative" and "--Replacement of the Special Servicer"
          above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

     Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative" above and "--Modifications, Waivers,
Amendments and Consents" below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing
Standard. However, subject to the related loan documents and applicable law, neither the applicable master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

     o    in respect of any mortgage loan that--

          1.   has a principal balance of $35,000,000 or more (with respect to
               S&P in the case of a due-on-sale clause), $20,000,000 or more
               (with respect to S&P in the case of a due-on-encumbrance clause)
               or $25,000,000 or more (with respect to Moody's) at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more (with respect to S&P in the case of a due-on-sale clause and with respect to
               Moody's) or 2% or more (with respect to S&P in the case of a due-on-encumbrance clause) of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

          2.   is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

     o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale

                                     S-140

or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, none of the master servicers or the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to any specially serviced mortgage loan may, consistent with the Servicing Standard agree to:

     o    modify, waive or amend any term of the subject mortgage loan;

     o    extend the maturity of the subject mortgage loan;

     o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

     o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

     o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

     o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

     o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

     o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

     o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

                                     S-141

     Neither a master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

     Neither a master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

          1.   two years prior to the rated final distribution date; and

          2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

     Neither a master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

     o    cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

     o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

     o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer. Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

     o    approving certain waivers of non-material covenant defaults;

     o    approving certain leasing activity;

     o    waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

     o    approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

     o    approving releases of unimproved parcels of a mortgaged real property;

     o    approving annual budgets to operate mortgaged real properties;

     o    approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and

     o    consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than $2,000,000.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is

                                     S-142

solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

     o    must be in accordance with the Servicing Standard; and

     o    will be subject to approval by the special servicer and the controlling class representative.

     The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

     Neither master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made in accordance with the Servicing Standard.

     All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the applicable master servicer and the controlling class

                                     S-143

representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

     o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

     o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable master servicer's collection account will be paid to the applicable master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans, including principal prepayments;

     o    all payments on account of interest on the mortgage loans, including
          Additional Interest and Penalty Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a

                                     S-144

          mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
          below;

     o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
          "Description of the Mortgage Pool--Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage
          Pool--Additional Loan and Property Information--Hazard, Liability and
          Other Insurance" in this prospectus supplement;

     o    any amounts required to be transferred from the special servicer's REO account;

     o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and
          Other Compensation and Payment of Expenses--Prepayment Interest
          Shortfalls" above; and

     o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

     Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in that master servicer's collection account.

     Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

     Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     o    to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
          Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available
          Distribution Amount (calculated without regard to clauses (a)(ii),
          (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional
          Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

     o    to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late

                                     S-145

          collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
          received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

     o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

          1.   a specially serviced mortgage loan; or

          2.   a mortgage loan as to which the related mortgaged real property has become an REO Property;

     o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and
          Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), first out of
          REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and Payment of
          Expenses" above and/or "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments and
          Reimbursement of Advances" in this prospectus supplement;

     o    to pay the trustee or the special servicer/itself, in that order (with payments to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

                                     S-146

     o    in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
          "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

     o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

     o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

     o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

     o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
          reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" in the accompanying base prospectus;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

     o    to pay any other items described in this prospectus supplement as being payable from the collection account;

     o    to withdraw amounts deposited in the collection account in error; and

     o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     The pooling and servicing agreement will prohibit the application of amounts received on the Non-Trust Loans to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO
Properties in the trust that are not related to the related Loan Combination.

     In addition, in general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

     o    the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

                                     S-147

     o    the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or remittance,
          and

     o    the amount on deposit in the other master servicer's collection account is sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer must make the payment, reimbursement or remittance from that other master servicer's collection account within a specified number of days following a written request from the first master servicer. The written request must indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the first master servicer that the first master servicer's collection account does not then have funds on deposit that are sufficient for the payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

     At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

     Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under

                                     S-148

"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to receive, out of the collection account, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

     Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

                                     S-149

     o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either:

          1.   the report indicates that--

               o    the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

               o    there are no circumstances or conditions present at the
                    mortgaged real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer (who may rely conclusively on the report)
               determines that taking the actions necessary to bring the
               particular mortgaged real property into compliance with
               applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is
               reasonably likely to maximize the recovery to certificateholders
               (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note Non-Trust Loan(s)), taking into account the time value of money.

     If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

     o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

     o    unreimbursed (from the related mortgage loan) servicing expenses and
          Advances incurred with respect to the mortgage loan;

     o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

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     o    any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and
          Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

     o    is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this prospectus supplement and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional

                                     S-151

tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o    any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

     o    any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

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     o    any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

     Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2007 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2007), each master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

     o    a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending
          December 31st of the preceding calendar year;

     o    as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

     o    a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable,

                                     S-153

          the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or the special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

     The pooling and servicing agreement will require that: (1) the trustee and any party to the pooling and servicing agreement (in addition to the master servicers and the special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2)
any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that has been retained by a servicer following the initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the trustee must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that has been retained by a servicer following the initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

     o    any failure by either master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

     o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

     o    a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the trustee;
          or

                                     S-154

     o    a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than
          25% of the voting rights for the certificates; provided, however, that
          (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial
          30-day period and has provided the trustee and any affected B-Note
          Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B)
          in the case of the failure to deliver to the trustee the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer
          (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby) or the special servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby), as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Commission, continues unremedied beyond the second business day after the time (plus any applicable grace period) specified in the pooling and servicing agreement; or

     o    it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by
          certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

     o    a master servicer or the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

     o    a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

                                     S-155

     o    either Moody's or S&P has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status"
          placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

     o    a master servicer or the special servicer is removed from S&P's Select
          Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S.
          Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

     In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be

                                     S-156

waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued, on or about June 28, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    a segregated pool of mortgage loans;

     o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for those mortgage loans;

     o    our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

     o    those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the trustee's distribution account described under

                                     S-157

          "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

     The certificates will include the following classes:

     o    the A-1, A-2, A-3, A-SB, A-4, A-1A, AM and AJ classes, which are the classes of certificates that are offered by this prospectus supplement; and

     o    the X, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II
          classes, which are the classes of certificates that--

          1.   will be retained or privately placed by us; and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J,
K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

     On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C,
D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $1,841,447,786, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal

                                     S-158

balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

                                     S-159

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o    all payments and other collections on the mortgage loans and any REO
          Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the subject master servicer's collection account to any person other than the certificateholders, including--

               (a)  amounts payable to the subject master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal
                    recovery fees, assumption fees, modification fees and, to
                    the extent not otherwise applied to cover interest on
                    Advances and/or certain other actual or potential Additional
                    Trust Fund Expenses, Penalty Interest and late payment
                    charges,

               (b)  amounts payable in reimbursement of outstanding Advances, together with interest on those Advances,

               (c)  amounts payable with respect to other expenses of the trust,
                    and

               (d)  amounts payable at the request of the other master servicer as described in the last paragraph under "--Collection
                    Accounts--Withdrawals" above.

          4.   amounts deposited in the subject master servicer's collection account in error;

     o    any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period;

     o    any P&I advances made with respect to that distribution date; and

     o    any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

                                     S-160

     See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Accounts" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself a monthly fee which is described under "--The Trustee"
          below and any interest or other income earned on funds in the distribution account;

     o    to indemnify itself and various related persons, as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying base prospectus;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
          Residual Certificates--Prohibited Transactions Tax and Other Taxes" in
          the accompanying base prospectus and "Servicing of the Mortgage
          Loans--REO Properties" in this prospectus supplement;

     o    to pay any separate tax administrator any amounts reimbursable to it;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

     o    to pay to either master servicer any amounts deposited by such master servicer in the distribution account not required to be deposited therein; and

     o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under "--Payments--Payments of Prepayment
          Premiums and Yield Maintenance Charges" below;

     o    the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below; and

                                     S-161

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available Distribution Amount; and

          2.   will be paid to the holders of all the certificates, other than the class Z certificates, as described under
               "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any
master servicing fees and trustee fees payable therefrom) accrued on the Stated
Principal Balance of the subject mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

                                     S-162

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

                                                          GENERAL
    TYPE / RECIPIENT                AMOUNT                PURPOSE                 SOURCE                FREQUENCY
-----------------------   --------------------------   ---------------   ----------------------------   ---------

FEES

Master Servicing Fee /    The master servicers will      Compensation    First, out of collections of    Monthly
Master Servicers          earn a master servicing                        interest with respect to the
                          fee with respect to each                       subject mortgage loan and
                          and every mortgage loan in                     then, if the subject
                          the trust, including each                      mortgage loan and any
                          specially serviced                             related REO Property has
                          mortgage loan, if any, and                     been liquidated, out of
                          each mortgage loan, if                         general collections on
                          any, as to which the                           deposit in the collection
                          corresponding mortgaged                        account.
                          real property has become
                          an REO Property. With
                          respect to each mortgage
                          loan, the master servicing
                          fee will: (1) generally be
                          calculated for the same
                          number of days and on the
                          same principal amount as
                          interest accrues or is
                          deemed to accrue on that
                          mortgage loan; and (2)
                          accrue at an annual rate
                          that ranges, on a
                          loan-by-loan basis, from
                          0.0200% per annum to
                          0.1100% per annum. Master
                          servicing fees with
                          respect to any mortgage
                          loan will include the
                          primary servicing fees
                          payable by the applicable
                          master servicer to any
                          sub-servicer or
                          correspondent with respect
                          to that mortgage loan.

Additional Master         o    Prepayment Interest       Compensation    Interest payments made by       Time to
Servicing Compensation         Excesses collected on                     the related borrower            time
/ Master Servicers             mortgage loans that                       intended to cover interest
                               are the subject of a                      accrued on the subject
                               principal prepayment                      principal prepayment with
                               in full or in part                        respect to the subject
                               after their                               mortgage loan during the
                               respective due dates                      period from and after the
                               in any collection                         related due date.
                               period;

                          o    All interest and         Compensation    Interest and investment         Monthly
                               investment income                        income related to the
                               earned on amounts on                     subject accounts (net of
                               deposit in accounts                      investment losses).
                               maintained by the
                               master servicers, to
                               the extent not
                               otherwise

                                      S-163

                                                          GENERAL
    TYPE / RECIPIENT                AMOUNT                PURPOSE                 SOURCE                FREQUENCY
-----------------------   --------------------------   ---------------   ----------------------------   ---------

                               payable to the
                               borrowers;

                          o    On non-specially          Compensation    Payments of late payment        Time to
                               serviced mortgage                         charges and default interest    time
                               loans, late payment                       made by borrowers with
                               charges and default                       respect to the mortgage
                               interest actually                         loans.
                               collected with
                               respect to the
                               subject mortgage loan
                               during any collection
                               period, but only to
                               the extent not
                               otherwise allocable
                               to pay the following
                               items with respect to
                               the subject mortgage
                               loan: (i) interest on
                               advances; or (ii)
                               Additional Trust Fund
                               Expenses currently
                               payable or previously
                               paid with respect to
                               the subject mortgage
                               loan or mortgaged
                               real property from
                               collections on the
                               mortgage pool and not
                               previously
                               reimbursed; and

                          o    The percentage, if        Compensation    Payments of the applicable      Time to
                               any, specified in the                     fee(s) made by the borrower     time
                               pooling and servicing                     under the subject mortgage
                               agreement, of each                        loan.
                               assumption
                               application fee,
                               assumption fee,
                               modification fee,
                               extension fee other
                               similar fee or fees
                               paid in connection
                               with a defeasance of
                               a mortgage loan that
                               is actually paid by a
                               borrower in
                               connection with the
                               related action.

Special Servicing Fee /   The special servicer will      Compensation    Out of general collections      Monthly
Special Servicer          earn a special servicing                       on all the mortgage loans
                          fee with respect to each                       and any REO Properties in
                          mortgage loan that is                          the trust on deposit in the
                          being specially serviced                       master servicers' collection
                          or as to which the                             accounts.
                          corresponding mortgaged
                          real property has become
                          an REO Property. With
                          respect to each such
                          mortgage loan described in
                          the preceding sentence,
                          the special servicing fee
                          will: (a) accrue for the
                          same number of days and on
                          the same principal amount
                          as interest accrues or is
                          deemed to accrue from time
                          to time on that mortgage
                          loan; (b) accrue at a
                          special servicing fee rate
                          of 0.25% per annum; and

                                      S-164

                                                          GENERAL
    TYPE / RECIPIENT                AMOUNT                PURPOSE                 SOURCE                FREQUENCY
-----------------------   --------------------------   ---------------   ----------------------------   ---------

                          (c) be payable monthly
                          from general collections
                          on the mortgage pool.

Workout Fee / Special     The special servicer will,     Compensation    Out of each collection of       Time to
Servicer                  in general, be entitled to                     interest (other than default    time
                          receive a workout fee with                     interest) and principal
                          respect to each specially                      received on the subject
                          serviced mortgage loan                         mortgage loan.
                          that it successfully works
                          out. The workout fee will
                          be payable out of, and
                          will be calculated by
                          application of a workout
                          fee rate of 1.0% to, each
                          collection of interest and
                          principal received on the
                          subject mortgage loan for
                          so long as it is not
                          returned to special
                          servicing by reason of an
                          actual or reasonably
                          foreseeable default.

Principal Recovery Fee    Subject to the exceptions      Compensation    Out of the full, partial or     Time to
/ Special Servicer        described under "Servicing                     discounted payoff obtained      time
                          of the Mortgage                                from the related borrower
                          Loans--Servicing and Other                     and/or liquidation proceeds
                          Compensation and Payment                       (exclusive of any portion of
                          of Expenses--Principal                         that payment or proceeds
                          Special Servicing                              that represents a recovery
                          Compensation" and "--The                       of default interest) in
                          Principal Recovery Fee" in                     respect of the related
                          this prospectus                                specially serviced mortgage
                          supplement, the special                        loan or related REO
                          servicer will, in general,                     Property, as the case may be.
                          be entitled to receive a
                          principal recovery fee
                          with respect to: (a) each
                          specially serviced
                          mortgage loan--or any
                          replacement mortgage loan
                          substituted for it--as to
                          which the special servicer
                          obtains a full or
                          discounted payoff from the
                          related borrower; and (b)
                          any specially serviced
                          mortgage loan or REO
                          Property as to which the
                          special servicer receives
                          any liquidation proceeds,
                          sale proceeds, insurance
                          proceeds or condemnation
                          proceeds. As to each such
                          specially serviced
                          mortgage loan or
                          foreclosure property,
                          the principal recovery
                          fee will be payable from,
                          and will be calculated
                          by application of a
                          principal recovery fee
                          rate of 1.0% to, the
                          related payment or

                                      S-165

                                                          GENERAL
    TYPE / RECIPIENT                AMOUNT                PURPOSE                 SOURCE                FREQUENCY
-----------------------   --------------------------   ---------------   ----------------------------   ---------

                          proceeds.

Additional Special        o    All interest and          Compensation    Interest and investment         Monthly
Servicing Compensation         investment income                         income related to the
/ Special Servicer             earned on amounts on                      subject accounts (net of
                               deposit in accounts                       investment losses).
                               maintained by the
                               special servicer;

                          o    On specially serviced     Compensation    Payments of late payment        Time to
                               mortgage loans, late                      charges and default interest    time
                               payment charges and                       made by borrowers in respect
                               default interest                          of the mortgage loans.
                               actually collected
                               with respect to the
                               subject mortgage loan
                               during any collection
                               period, but only to
                               the extent not
                               otherwise allocable
                               to pay the following
                               items with respect to
                               the subject mortgage
                               loan: (i) interest on
                               advances; or (ii)
                               additional trust fund
                               expenses currently
                               payable or previously
                               paid with respect to
                               the subject mortgage
                               loan or mortgaged
                               real property from
                               collections on the
                               mortgage pool and not
                               previously
                               reimbursed;

                          o    With respect to any       Compensation    Payments of the applicable      Time to
                               specially serviced                        fee(s) made by the borrower     time
                               mortgage loan, 100%                       under the subject mortgage
                               of assumption fees or                     loan.
                               modification fee
                               actually paid by a
                               borrower with respect
                               to any assumption or
                               modification; and

                          o    With respect to any       Compensation    Payments of the applicable      Time to
                               non-specially                             fee(s) made by the borrower     time
                               serviced mortgage                         under the subject mortgage
                               loan, the percentage,                     loan.
                               if any, specified in
                               the pooling and
                               servicing agreement,
                               of assumption fees,
                               assumption
                               application fees,
                               modification fees and
                               other fees actually
                               paid by a borrower
                               with respect to any
                               assumption,
                               modification or other
                               agreement entered
                               into by the
                               applicable master
                               servicer.

                                      S-166

                                                          GENERAL
    TYPE / RECIPIENT                AMOUNT                PURPOSE                 SOURCE                FREQUENCY
-----------------------   --------------------------   ---------------   ----------------------------   ---------

Trustee Fee / Trustee     The trustee fee, for any       Compensation    General collections on the      Monthly
                          distribution date, will                        mortgage loans and any REO
                          equal one month's interest                     Properties on deposit in the
                          at 0.0012% per annum with                      master servicers' collection
                          respect to each and every                      accounts and/or the
                          mortgage loan in the                           trustee's distribution
                          trust, including each                          account.
                          specially serviced
                          mortgage loan, if any, and
                          each mortgage loan, if
                          any, as to which the
                          corresponding mortgaged
                          real property has become
                          an REO Property.

Additional Trustee        All interest and               Compensation    Interest and investment         Monthly
Compensation / Trustee    investment income earned                       income related to the
                          on amounts on deposit in                       subject account (net of
                          accounts maintained by the                     investment losses).
                          trustee.

EXPENSES

Servicing Advances /      To the extent of funds        Reimbursement    Amounts on deposit in the       Time to
Trustee, Master           available, the amount of       of expenses     applicable master servicer's    time
Servicers or Special      any servicing advances.(1)                     collection account that
Servicer                                                                 represent (a) payments made
                                                                         by the related borrower to
                                                                         cover the item for which
                                                                         such servicing advance was
                                                                         made or (b) liquidation
                                                                         proceeds, condemnation
                                                                         proceeds, insurance proceeds
                                                                         and, if applicable, REO
                                                                         revenues (in each case, if
                                                                         applicable, net of any
                                                                         principal recovery fee or
                                                                         workout fee payable
                                                                         therefrom) received in
                                                                         respect of the particular
                                                                         mortgage loan or related REO
                                                                         Property, provided that if
                                                                         the applicable master
                                                                         servicer, special servicer
                                                                         or trustee determines that a
                                                                         servicing advance is not
                                                                         recoverable out of

                                                                         collections on the related
                                                                         underlying mortgage loan,
                                                                         then out of general
                                                                         collections on the mortgage
                                                                         loans and any REO Properties
                                                                         in the trust on deposit in
                                                                         the applicable master
                                                                         servicer's collection
                                                                         account or, if funds in that
                                                                         master servicer's collection
                                                                         account are insufficient,
                                                                         the other master servicer's
                                                                         collection account.

                                      S-167

                                                          GENERAL
    TYPE / RECIPIENT                AMOUNT                PURPOSE                 SOURCE                FREQUENCY
-----------------------   --------------------------   ---------------   ----------------------------   ---------

Interest on servicing     At a rate per annum equal       Payment of     First, out of default           Time to
advances / Master         to a published prime rate,     interest on     interest and late payment       time
Servicers, Special        accrued on the amount of        Servicing      charges on the related
Servicer or Trustee       each outstanding servicing       Advances      mortgage loan and then,
                          advance.(2)                                    after or at the same time
                                                                         that advance is reimbursed,
                                                                         out of any other amounts
                                                                         then on deposit in the
                                                                         applicable master servicer's
                                                                         collection account or, if
                                                                         funds in that master
                                                                         servicer's collection
                                                                         account are insufficient,
                                                                         the other master servicer's
                                                                         collection account.

P&I Advances / Master     To the extent of funds        Reimbursement    Amounts on deposit in the       Time to
Servicers and Trustee     available, the amount of          of P&I       applicable master servicer's    time
                          any P&I advances.(1)          Advances made    collection account that
                                                         with respect    represent late collections
                                                            to the       of interest and principal
                                                        mortgage pool    (net of related master
                                                                         servicing, workout and
                                                                         principal recovery fees)
                                                                         received in respect of the
                                                                         related mortgage loans or
                                                                         REO Property as to which
                                                                         such P&I advance was made,
                                                                         provided that if the
                                                                         applicable master servicer
                                                                         or trustee determines that a
                                                                         P&I advance is not
                                                                         recoverable out of
                                                                         collections on the related
                                                                         underlying mortgage loan,
                                                                         then out of general
                                                                         collections on the mortgage
                                                                         loans and any REO Properties
                                                                         in the trust on deposit in
                                                                         the applicable master
                                                                         servicer's collection
                                                                         account or, if funds in that
                                                                         master servicer's collection
                                                                         account are insufficient,
                                                                         the other master servicer's
                                                                         collection account.

Interest on P&I           At a rate per annum equal       Payment of     First, out of default           Time to
Advances / Master         to a published prime rate,     interest on     interest and late payment       time
Servicers and Trustee     accrued on the amount of       P&I advances    charges on the related
                          each outstanding P&I                           mortgage loan and then,
                          advance.(2)                                    after or at the same time
                                                                         that advance is reimbursed,
                                                                         out of any other amounts
                                                                         then on deposit in the
                                                                         applicable master servicer's

                                                                         collection account or, if
                                                                         funds in that master
                                                                         servicer's collection
                                                                         account are insufficient,
                                                                         the other master servicer's
                                                                         collection account.

Indemnification           Amount to which such party   Indemnification   General collections on the      Time to
Expenses/ Trustee and     is entitled to                                 mortgage loans and any REO      time
any director, officer,    indemnification under the                      Properties on deposit in the
employee or agent of      pooling and servicing                          applicable master servicer's
the Trustee/ Depositor,   agreement.(3)                                  collection account or, if
Master Servicers or                                                      funds in that master
                                                                         servicer's collection

                                      S-168

                                                          GENERAL
    TYPE / RECIPIENT                AMOUNT                PURPOSE                 SOURCE                FREQUENCY
-----------------------   --------------------------   ---------------   ----------------------------   ---------

Special Servicer and                                                     account are insufficient,
any director, officer,                                                   the other master servicer's
employee or agent of                                                     collection account and/or
Depositor, either                                                        the trustee's distribution
Master Servicer or                                                       account.
Special Servicer

                                      S-169

----------
(1)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

CALCULATION OF PASS-THROUGH RATES

     The pass-through rates for the class A-1, A-2, J, K, L, M, N, P and Q certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of: (a) the Weighted Average Net
Mortgage Rate for the related distribution date; and (b) the rate per annum identified as the initial pass through rate for the subject class in the table under "Summary of Prospectus Supplement--Overview of the Series 2006-2
Certificates" in this prospectus supplement.

     The pass-through rates for the class A-3, A-SB, A-4 and A-1A certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date minus a specified margin, which will be as follows:

             SPECIFIED MARGIN
         SUBTRACTED FROM WEIGHTED
CLASS   AVERAGE NET MORTGAGE RATE
-----   -------------------------
 A-3                   0.040%
 A-SB                  0.039%
 A-4                   0.007%
 A-1A                  0.009%

     The pass-through rates for the class AM, AJ, B, C, D, E, F, G and H certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date.

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

     For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates

                                     S-170

for that interest accrual period will equal the excess, if any, of (a) the
Weighted Average Net Mortgage Rate for the related distribution date, over (b)
the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

     The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

     General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the certificates (except for the class Z, R-I and R-II certificates) will bear interest.

     With respect to each interest-bearing class of the certificates, that interest will accrue during each related interest accrual period based upon--

     o    the pass-through rate with respect to that particular class of certificates for that interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that particular class of certificates outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (except in the case of the class X certificates) by the product of:

     o    the amount of any Net Aggregate Prepayment Interest Shortfall for that distribution date; multiplied by

     o    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates.

                                     S-171

     If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below. However, no interest will accrue on any of that unpaid interest.

     Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates on any given distribution date will equal the Principal
Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the
Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

     o    reduced by any Nonrecoverable Advance, with interest thereon, or any
          Workout-Delayed Reimbursement Amount with respect to any mortgage loan that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

     o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

     If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

                                     S-172

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date;

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to that distribution date;

     o    third, to the class A-2 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2 certificates
               outstanding immediately prior to that distribution date;

     o    fourth, to the class A-3 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates
               outstanding immediately prior to that distribution date;

     o    fifth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal Distribution
               Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph);
               and

     o    sixth, to the class A-4 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates
               outstanding immediately prior to that distribution date.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

     o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

     o    the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

                                     S-173

     If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the
Loan Group 2 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan Group 1 Principal Distribution Amount for
that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1, up to the extent necessary to retire that class of certificates; third, to the class A-2 certificates, up to the extent necessary to retire that class of certificates; fourth, to the class
A-3 certificates, up to the extent necessary to retire that class of certificates; fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and sixth, to the class A-4 certificates, up to the extent necessary to retire that class of certificates.

     Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3,
A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB,
A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated; and

     o    the total principal balance of the particular class immediately prior to that distribution date.

ORDER OF ALLOCATION   CLASS
-------------------   -----
         1              AM
         2              AJ
         3              B
         4              C
         5              D
         6              E
         7              F
         8              G
         9              H
         10             J
         11             K
         12             L
         13             M
         14             N
         15             P
         16             Q

                                     S-174

     In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments"
below mean, in the case of any class of principal balance certificates, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates on all prior distribution dates as discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below.

     In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of
Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such Distribution Date.

     Priority of Payments. On each distribution date, the trustee will apply the
Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the
Available Distribution Amount:

ORDER OF     RECIPIENT CLASS
 PAYMENT       OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   ------------------   ------------------------------------------------
    1             X*            From the entire Available Distribution Amount,
                                interest up to the total interest payable on
                                that class, without regard to loan groups

             A-1, A-2, A-3,     From the portion of the Available Distribution
                                A-SB and A-4* Amount attributable to the
                                mortgage loans in loan group 1, interest up to
                                the total interest payable on those classes, pro
                                rata, based on entitlement

                  A-1A*         From the portion of the Available Distribution
                                Amount attributable to the mortgage loans in
                                loan group 2, interest up to the total interest
                                payable on such class

    2        A-1, A-2, A-3,     Principal up to the Loan Group 1 Principal
             A-SB and A-4**     Distribution Amount (and, if the class A-1A
                                certificates are retired, any remaining portion
                                of the Loan Group 2 Principal Distribution
                                Amount), first to the class A-SB certificates,
                                until the total principal balance thereof is
                                reduced to the applicable Class A-SB Planned
                                Principal Balance, and then to (a) the

                                     S-175

ORDER OF     RECIPIENT CLASS
 PAYMENT       OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   ------------------   ------------------------------------------------
                                class A-1 certificates, (b) the class A-2
                                certificates, (c) the class A-3 certificates,
                                (d) the class A-SB certificates, and (e) the
                                class A-4 certificates, in that order, in the
                                case of each such class until retired

                 A-1A**         Principal up to the Loan Group 2 Principal
                                Distribution Amount (and, if the class A-4
                                certificates are retired, any remaining portion
                                of the Loan Group 1 Principal Distribution
                                Amount), until the class A-1A certificates are
                                retired

    3        A-1, A-2, A-3,     Reimbursement up to the loss reimbursement
           A-SB, A-4 and A-1A   amounts for those classes, pro rata, based on
                                entitlement, without regard to loan groups
    4              AM
                                Interest up to the total interest payable on
                                that class

    5              AM           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

    6              AM           Reimbursement up to the loss reimbursement
                                amount for that class

    7              AJ           Interest up to the total interest payable on
                                that class

    8              AJ           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

    9              AJ           Reimbursement up to the loss reimbursement
                                amount for that class

   10               B           Interest up to the total interest payable on
                                that class

   11               B           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   12               B           Reimbursement up to the loss reimbursement
                                amount for that class

   13               C           Interest up to the total interest payable on
                                that class

   14               C           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   15               C           Reimbursement up to the loss reimbursement
                                amount for that class

   16               D           Interest up to the total interest payable on
                                that class

   17               D           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   18               D           Reimbursement up to the loss reimbursement
                                amount for that class

                                     S-176

ORDER OF     RECIPIENT CLASS
 PAYMENT       OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   ------------------   ------------------------------------------------
   19               E           Interest up to the total interest payable on
                                that class

   20               E           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   21               E           Reimbursement up to the loss reimbursement
                                amount for that class

   22               F           Interest up to the total interest payable on
                                that class

   23               F           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   24               F           Reimbursement up to the loss reimbursement
                                amount for that class

   25               G           Interest up to the total interest payable on
                                that class

   26               G           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   27               G           Reimbursement up to the loss reimbursement
                                amount for that class

   28               H           Interest up to the total interest payable on
                                that class

   29               H           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   30               H           Reimbursement up to the loss reimbursement
                                amount for that class

   31               J           Interest up to the total interest payable on
                                that class

   32               J           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   33               J           Reimbursement up to the loss reimbursement
                                amount for that class

   34               K           Interest up to the total interest payable on
                                that class

   35               K           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   36               K           Reimbursement up to the loss reimbursement
                                amount for that class

   37               L           Interest up to the total interest payable on
                                that class

   38               L           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   39               L           Reimbursement up to the loss reimbursement
                                amount for that class

                                     S-177

ORDER OF     RECIPIENT CLASS
 PAYMENT       OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   ------------------   ------------------------------------------------
   40               M           Interest up to the total interest payable on
                                that class

   41               M           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   42               M           Reimbursement up to the loss reimbursement
                                amount for that class

   43               N           Interest up to the total interest payable on
                                that class

   44               N           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   45               N           Reimbursement up to the loss reimbursement
                                amount for that class

   46               P           Interest up to the total interest payable on
                                that class

   47               P           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   48               P           Reimbursement up to the loss reimbursement
                                amount for that class

   49               Q           Interest up to the total interest payable on
                                that class

   50               Q           Principal up to the portion of the Principal
                                Distribution Amount allocable to that class

   51               Q           Reimbursement up to the loss reimbursement
                                amount for that class

   52         R-I and R-II      Any remaining portion of the Available
                                Distribution Amount

----------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A and X classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A-3 or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1
     Principal Distribution Amount, the class A-1, A-2, A-3, A-SB and A-4 certificates will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2
     Principal Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group 2. However, if any two or more of the A-1, A-2, A-3, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal

                                     S-178

     Balances in Connection with Realized Losses and Additional Trust Fund
     Expenses" below, payments of principal on the outstanding class A-1, A-2,
     A-3, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A-3, A-SB, A-4,
A-1A, AM, AJ, B, C, D, E, F, G and/or H certificates, if any such class is then entitled to payments of principal on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates, the product of--

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, the amount of principal payable with respect to the subject class of certificates on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal Distribution
          Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group 1 Principal Distribution Amount or the
          Loan Group 2 Principal Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

     The discount rate applicable to any class of principal balance certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

     Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

     NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

                                     S-179

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" and "--Other Prepayment Provisions" in
this prospectus supplement.

     Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates; and

     o    the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

     o    first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

     On each distribution date, following the payments to be made to the certificateholders on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any

                                     S-180

time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION               CLASS
-------------------               -----
         1                          Q
         2                          P
         3                          N
         4                          M
         5                          L
         6                          K
         7                          J
         8                          H
         9                          G
         10                         F
         11                         E
         12                         D
         13                         C
         14                         B
         15                        AJ
         16                        AM
         17           A-1, A-2, A-3, A-SB, A-4 and
                                  A-1A*

----------
*    Pro rata and pari passu based on the respective total principal balances thereof.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

     In no event will the total principal balance of any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and
Additional Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

                                     S-181

     o    any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and
          Penalty Interest actually collected on the related mortgage loan;

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying base prospectus;

          2.   any reimbursements and indemnification to either master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying base prospectus; and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--Prohibited Transactions Tax and Other Taxes" in the
               accompanying base prospectus; and

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related
          Loan Combination Intercreditor Agreement; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

                                     S-182

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

     o    a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal
          Reduction Amount, if any, and the denominator of which is equal to the
          Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-Note Trust Mortgage Loan. Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan
Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

     With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates on that distribution date (or a combination of both methods).

     The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan. See "--The
Trustee" below.

     The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be

                                      S-183

required to act in accordance with such determination. If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below. See also "Description of the
Governing Documents--Advances" in the accompanying base prospectus and
"Servicing of the Mortgage Loans--Collection Accounts" in this prospectus supplement.

     The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

     None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

     Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be

                                      S-184

reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it during the related collection period
(net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed
Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the
Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable
Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" above. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing
Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties including the following items of information:

     o    the applicable record date, interest accrual period, determination date and distribution date;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

                                      S-185

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
          Trust Fund Expenses;

     o    the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

     o    (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
          Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

     o    the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

     o    the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such distribution date;

     o    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
          determination date;

     o    the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
          Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
          (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy proceedings;

     o    as to each mortgage loan referred to in the preceding bullet above,
          (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

     o    with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full),
          (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized
          Loss in connection with such liquidation ;

     o    with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately

                                      S-186

          identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in respect of the related mortgage loan in connection with such liquidation;

     o    the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

     o    any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

     o    the pass-through rate for each class of interest-bearing certificates for such distribution date;

     o    the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

     o    the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

     o    the aggregate of all Realized Losses and Additional Trust Fund
          Expenses that were allocated on such distribution date;

     o    the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized Losses and
          Additional Trust Fund Expenses on such distribution date;

     o    the certificate factor for each class of interest-bearing certificates immediately following such distribution date;

     o    the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

     o    the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

     o    the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

     o    information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

     o    the original and then current credit support levels for each class of interest-bearing certificates;

     o    the original and then current ratings known to the trustee for each class of interest-bearing certificates;

     o    the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

                                      S-187

     o    the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

     o    the amounts, if any, actually distributed with respect to the class Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date; and

     o    any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

     Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.

     The special servicer is required to deliver to the master servicers monthly, beginning in September 2006, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

     Each master servicer is required to deliver to the trustee monthly, beginning in July 2006, the CMSA loan periodic update file with respect to the subject distribution date.

     Monthly, beginning in September 2006 (or, in the case of the CMSA comparative financial status report, beginning with respect to the calendar quarter ending in September 2006), each master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA advance recovery report;

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

     o    a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and each of the master servicers.

     In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by it and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

                                      S-188

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     Absent manifest error of which it has actual knowledge, none of the master servicers or the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of a master servicer or the special servicer, as the case may be. None of the trustee, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicers and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicers or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

     Information Available From Trustee. The trustee will, and the master servicers may, but are not required to, make available each month via their respective internet websites to any interested party (i) the trustee report,
(ii) the pooling and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the
Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at
www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its CMBS customer service number: (312) 904-7989.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

     The trustee and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The trustee and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the certificate

                                      S-189

registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     Other Information. The pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8 and 9 below, to the extent those items are in their respective possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1 through 10 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

          1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

          2.   all trustee reports and monthly reports of the master servicers delivered, or otherwise electronically made available, to
               certificateholders since the date of initial issuance of the offered certificates;

          3.   all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

          4.   all accountants' reports delivered to the trustee with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Mortgage Loans--Evidence as to
               Compliance" in this prospectus supplement;

          5.   the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by or on behalf of the applicable master servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections;
               Collection of Operating Information" in this prospectus
               supplement and any environmental assessment prepared as described under "Realization Upon Defaulted Mortgage Loans--Foreclosure and
               Similar Proceedings" in this prospectus supplement;

          6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial
               statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
               Mortgage Loans--Inspections; Collection of Operating Information"
               in this prospectus supplement;

          7.   all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

          8.   the servicing file relating to each mortgage loan;

          9.   any and all officer's certificates and other evidence delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

          10.  all reports filed with the SEC with respect to the trust pursuant to 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
               1934, as amended.

     Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the

                                      S-190

trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee, the master servicers or the special servicer, as applicable, may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    2% in the aggregate in the case of the class X certificates, and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying base prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner)
          of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class
          certificateholder), a master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

                                      S-191

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such
               mortgage loans, unreimbursed servicing advances for those
               mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust
               Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

     o    solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to such master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

     In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates, (but excluding the class Z, R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

                                      S-192

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate; and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates - Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

                                      S-193

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

     The yield on the class A-1, A-2, A-3, A-SB and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

                                      S-194

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans", "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be

                                      S-195

motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

                                      S-196

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is June 28, 2006, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1
                                  CERTIFICATES

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                      ------   -------   -------   -------   --------

Initial Percentage..................    100%      100%      100%      100%      100%
June 12, 2007.......................     86        86        86        86        86
June 12, 2008.......................     69        69        69        69        69
June 12, 2009.......................     44        43        43        42        39
June 12, 2010.......................     15        14        12        11        10
June 12, 2011 and thereafter........      0         0         0         0         0
Weighted Average Life (in Years)....    2.6       2.6       2.6       2.6        2.5

                                      S-197

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2
                                  CERTIFICATES

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                      ------   -------   -------   -------   --------

Initial Percentage..................    100%      100%      100%      100%      100%
June 12, 2007.......................    100       100       100       100       100
June 12, 2008.......................    100       100       100       100       100
June 12, 2009.......................    100       100       100       100       100
June 12, 2010.......................    100       100       100       100       100
June 12, 2011 and thereafter........      0         0         0         0         0
Weighted Average Life (in Years)....    4.7       4.7       4.7       4.6       4.5

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3
                                  CERTIFICATES

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                      ------   -------   -------   -------   --------

Initial Percentage..................    100%      100%      100%      100%      100%
June 12, 2007.......................    100       100       100       100       100
June 12, 2008.......................    100       100       100       100       100
June 12, 2009.......................    100       100       100       100       100
June 12, 2010.......................    100       100       100       100       100
June 12, 2011.......................    100       100       100       100       100
June 12, 2012.......................    100        99        98        96        88
June 12, 2013 and thereafter........      0         0         0         0         0
Weighted Average Life (in Years)....    6.8       6.8       6.8       6.7       6.5

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB
                                  CERTIFICATES

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                      ------   -------   -------   -------   --------

Initial Percentage..................    100%      100%      100%      100%      100%
June 12, 2007.......................    100       100       100       100       100
June 12, 2008.......................    100       100       100       100       100
June 12, 2009.......................    100       100       100       100       100
June 12, 2010.......................    100       100       100       100       100
June 12, 2011.......................    100       100       100       100       100
June 12, 2012.......................     72        73        74        75        80
June 12, 2013.......................     56        56        56        56        56
June 12, 2014.......................     34        34        34        34        31
June 12, 2015.......................      7         7         7         7         7
June 12, 2016 and thereafter........      0         0         0         0         0
Weighted Average Life (in Years)....    7.2       7.2       7.2       7.2       7.2

                                      S-198

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4
                                  CERTIFICATES

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                      ------   -------   -------   -------   --------

Initial Percentage..................    100%      100%      100%      100%      100%
June 12, 2007.......................    100       100       100       100       100
June 12, 2008.......................    100       100       100       100       100
June 12, 2009.......................    100       100       100       100       100
June 12, 2010.......................    100       100       100       100       100
June 12, 2011.......................    100       100       100       100       100
June 12, 2012.......................    100       100       100       100       100
June 12, 2013.......................    100       100       100       100       100
June 12, 2014.......................    100       100       100       100       100
June 12, 2015.......................    100       100       100       100       100
June 12, 2016 and thereafter........      0         0         0         0         0
Weighted Average Life (in Years)....    9.7       9.7       9.7       9.6       9.5

       PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A
                                  CERTIFICATES

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                      ------   -------   -------   -------   --------

Initial Percentage..................    100%      100%      100%      100%      100%
June 12, 2007.......................     99        99        99        99        99
June 12, 2008.......................     99        99        99        99        99
June 12, 2009.......................     98        98        98        98        98
June 12, 2010.......................     97        97        97        97        97
June 12, 2011.......................     96        96        96        96        96
June 12, 2012.......................     95        95        95        95        95
June 12, 2013.......................     93        93        93        93        93
June 12, 2014.......................     91        91        91        91        91
June 12, 2015.......................     90        90        90        90        90
June 12, 2016 and thereafter........      0         0         0         0         0
Weighted Average Life (in Years)....    9.4       9.4       9.3       9.3       9.1

        PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM
                                  CERTIFICATES

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                      ------   -------   -------   -------   --------

Initial Percentage..................    100%      100%      100%      100%      100%
June 12, 2007.......................    100       100       100       100       100
June 12, 2008.......................    100       100       100       100       100
June 12, 2009.......................    100       100       100       100       100
June 12, 2010.......................    100       100       100       100       100
June 12, 2011.......................    100       100       100       100       100
June 12, 2012.......................    100       100       100       100       100
June 12, 2013.......................    100       100       100       100       100
June 12, 2014.......................    100       100       100       100       100
June 12, 2015.......................    100       100       100       100       100
June 12, 2016 and thereafter........      0         0         0         0         0
Weighted Average Life (in Years)....    9.9       9.9       9.9       9.9       9.6

                                      S-199

        PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ
                                  CERTIFICATES

DISTRIBUTION DATE                      0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------                      ------   -------   -------   -------   --------

Initial Percentage..................     100%     100%      100%      100%      100%
June 12, 2007.......................     100      100       100       100       100
June 12, 2008.......................     100      100       100       100       100
June 12, 2009.......................     100      100       100       100       100
June 12, 2010.......................     100      100       100       100       100
June 12, 2011.......................     100      100       100       100       100
June 12, 2012.......................     100      100       100       100       100
June 12, 2013.......................     100      100       100       100       100
June 12, 2014.......................     100      100       100       100       100
June 12, 2015.......................     100      100       100       100       100
June 12, 2016 and thereafter........       0        0         0         0         0
Weighted Average Life (in Years)....    10.0     10.0      10.0       9.9       9.7

     The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Sidley Austin LLP, New York,
New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code and the arrangement under which the right to Additional Interest is held will be classified as a grantor trust for
U.S. federal income tax purposes.

                                      S-200

     The assets of REMIC I will generally include--

     o    the mortgage loans;

     o    any REO Properties acquired on behalf of the certificateholders;

     o    the master servicers' collection accounts;

     o    the special servicer's REO account; and

     o    the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

     o    the class A-1, A-2, A-3, A-SB, A-4, A-1A, X, AM, AJ, B, C, D, E, F, G,
          H, J, K, L, M, N, P and Q certificates will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II.

     The portion of the trust consisting of Additional Interest on the ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     The offered certificates will not be issued with original issue discount and may be treated as having been issued at a premium.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates;

     o    no mortgage loan will otherwise be prepaid prior to maturity; and

     o    there will be no extension of maturity for any mortgage loan.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not

                                      S-201

applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

     Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

     Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

                                      S-202

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1.   the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related loan documents allow that substitution,

     3.   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA and section 4975 of the Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

                                      S-203

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41(in each case, if issued after the subject exemption was granted), and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the
Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the
Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by
          Fitch, Moody's or S & P;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group, other than any of the Exemption Favored Parties;

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

          3.   the sum of all payments made to and retained by the master servicers, the special servicer and any sub-servicer must
               represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and
               reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

                                      S-204

     It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted
Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

     The Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the
Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer or any sub-servicer, any provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan;

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

     o    the continued holding of a class A-1, A-2, A-3, A-SB, A-4, A-1A, AM or
          AJ certificate by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets

                                     S-205

          of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

     o    the continued holding of such offered certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying base prospectus. There can be no assurance that any exemption described in the accompanying base prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of such offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

                                      S-206

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets,
a Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley
& Co. Incorporated as underwriters, we have agreed to sell to each of the underwriters and each of the underwriters has agreed to purchase from us, severally but not jointly, the respective principal balances of each class of the offered certificates as set forth below subject in each case to a variance of 5%.

             MERRILL LYNCH,
                 PIERCE,       COUNTRYWIDE     MCDONALD                      MORGAN
             FENNER & SMITH    SECURITIES    INVESTMENTS     GOLDMAN,    STANLEY & CO.
  CLASS       INCORPORATED    CORPORATION        INC.      SACHS & CO.   INCORPORATED
--------     --------------   ------------   -----------   -----------   -------------

Class A-1     $ 30,796,206    $ 23,048,794        --            --             --
Class A-2     $ 50,421,816    $ 37,737,184        --            --             --
Class A-3     $ 31,159,961    $ 23,321,039        --            --             --
Class A-SB    $ 52,564,310    $ 39,340,690        --            --             --
Class A-4     $420,234,232    $314,515,768        --            --             --
Class A-1A    $152,063,880    $113,809,120        --            --             --
Class AM      $105,320,221    $ 78,824,779        --            --             --
Class AJ      $ 78,989,737    $ 59,118,263        --            --             --

     Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as co-lead managers and co-bookrunning managers for this offering. KeyBanc Capital Markets, a Division of McDonald
Investments Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
will act as co-managers for this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities

                                      S-207

Corporation are acting as joint-bookrunning managers in the following manner:
Countrywide Securities Corporation is acting as sole bookrunning manager with respect to 1.857% of the class A-1 certificates, and Merrill Lynch, Pierce,
Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class A-1 certificates and all other classes of offered certificates.

     Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately $1,618,755,475 before adjusting for accrued interest.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

     Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying base prospectus.

     We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., a sponsor and mortgage loan seller. Countrywide Securities
Corporation, one of the underwriters, is an affiliate of Countrywide Commercial
Real Estate Finance, Inc., a sponsor and mortgage loan seller. McDonald
Investments Inc. is an affiliate of KeyBank National Association, a sponsor and mortgage loan seller, and KeyCorp Real Estate Capital Markets, Inc., a master servicer and the special servicer.

     Each underwriter has represented to and agreed with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by

                                      S-208

          it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin LLP, New York, New York and for the underwriters by
Latham & Watkins LLP, New York, New York.

                                     S-209

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

   CLASS     MOODY'S  S&P
  ------     -------  ---
Class A-1     Aaa     AAA
Class A-2     Aaa     AAA
Class A-3     Aaa     AAA
Class A-SB    Aaa     AAA
Class A-4     Aaa     AAA
Class A-1A    Aaa     AAA
Class AM      Aaa     AAA
Class AJ      Aaa     AAA

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the mortgage loans;

     o    the likelihood or frequency of prepayments of principal on the mortgage loans;

     o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                      S-210

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "A/B INTERCREDITOR AGREEMENT" means, with respect to an A/B Loan
Combination, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between the holder of the related A-Note Trust
Mortgage Loan and the holder of the related B-Note Non-Trust Loan. Following the inclusion of an A-Note Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be holder of that A-Note Trust Mortgage Loan and a party to the related A/B Intercreditor Agreement.

     "A/B LOAN COMBINATION" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

     "A/B MATERIAL DEFAULT" means, with respect to an A/B Loan Combination, one of the following events: (a) either of the related A-Note Trust Mortgage Loan or
B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default;
or (c) a bankruptcy action has been filed by or against the related borrower.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

     "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

     o    arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

     o    is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

                                      S-211

     "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

     "A-NOTE TRUST MORTGAGE LOAN" means any of:

     o    the mortgage loan secured by the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as O'Shea MHP Portfolio, which
          A-Note Trust Mortgage Loan has a cut-off date principal balance of
          $11,785,000 and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as of the cut-off date of $792,500;

     o    the mortgage loan secured by the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as Carriage Hills Apartments, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $5,620,000 and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as of the cut-off date of $380,000;

     o    the mortgage loan secured by the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as Hutchins Warehouse, which
          A-Note Trust Mortgage Loan has a cut-off date principal balance of
          $4,500,000 and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as of the cut-off date of $360,000; and

     o    the mortgage loan secured by the mortgaged real property identified on
          Annex A-1 to this prospectus supplement as TownPlace Suites by
          Marriott, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $4,350,000 and a corresponding B-Note Non-Trust
          Loan that has an unpaid principal balance as of the cut-off date of
          $325,000.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     1.   "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
          Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

          (a)  the Stated Principal Balance of the subject mortgage loan;

          (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

          (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
               Additional Trust Fund Expenses with respect to the subject mortgage loan;

          (d)  all related unreimbursed Advances made by or on behalf of the applicable master servicer, the special servicer or the trustee with respect to the subject mortgage loan, together with (i)
               interest on those Advances and (ii) any related Unliquidated
               Advances; and

          (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

                                      S-212

     2.   "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

     If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

     The foregoing notwithstanding, in the case of any Loan Combination, any
Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable
A-Note Trust Mortgage Loan.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

     o    60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o    60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    any balloon payment on such mortgage loan has not been paid by the
          60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

     For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

     "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement.

                                      S-213

     "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

     (a)  an amount equal to the sum, without duplication, of the following amounts:

          (i)  the aggregate of all amounts on deposit in the master servicers'
               collection accounts and the trustee's distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such determination date and required to be deposited in the collection account;

          (ii) the aggregate amount of all P&I advances made by either master servicer or the trustee for distribution on the certificates on that distribution date;

          (iii) the aggregate amount transferred from the special servicer's REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master servicer's collection account during the month of that distribution date, on or prior to the date on which P&I advances are required to be made in that month;

          (iv) the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in connection with
               Prepayment Interest Shortfalls and any shortfalls in interest caused by the application of a condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

          (v)  for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

     exclusive of

     (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

          (i)  any monthly debt service payments collected but due on a due date after the end of the related collection period;

          (ii) all amounts in the master servicers' collection accounts or the trustee's distribution account that are payable or reimbursable to any person other than the certificateholders from:

               (A)  the master servicers' collection accounts, including, but not limited to, servicing compensation, as described under
                    "Servicing of the Mortgage Loans--Collection
                    Accounts--Withdrawals" in this prospectus supplement; and

               (B)  the trustee's distribution account, including, but not limited to, trustee fees, as described under "Description of the Offered Certificates--Distribution Account--Withdrawals"
                    in this prospectus supplement;

     (iii) any prepayment premiums and yield maintenance charges;

     (iv) any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

     (v)  if such distribution date occurs during February of any year or during
          January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an
          Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future distribution; and

     (vi) any amounts deposited in the master servicers' collection accounts or the trustee's distribution account in error.

                                      S-214

     In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

     "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

     "B-NOTE NON-TRUST LOAN" means, with respect to any A-Note Trust Mortgage
Loan, the other mortgage loan that--

     o    is not included in the trust fund,

     o    is subordinate in right of payment to that A-Note Trust Mortgage Loan to the extent set forth in the related intercreditor agreement, and

     o    is secured by the same mortgage or deed of trust on the same mortgaged real property as that A-Note Trust Mortgage Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about June 28, 2006.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     "CROSSED GROUP" means a group of related Crossed Loans.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

                                      S-215

     "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     o    Countrywide Securities Corporation;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

     "FITCH" means Fitch, Inc.

     "IRS" means the Internal Revenue Service.

     "LOAN COMBINATION" means any A/B Loan Combination.

     "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any A/B Intercreditor
Agreement.

     "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

     "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

     o    the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $1,841,447,787;
          and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

     o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
          Actual/360 Basis or a 30/360 Basis;

                                      S-216

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no mortgage loan is required to be repurchased by any mortgage loan seller;

     o    the mortgage loans that allow a choice between yield maintenance and defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 12th day of each month, commencing in July 2006; and

     o    the offered certificates are settled on June 28, 2006.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the total payments made by the master servicers to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the Weighted
Average Net Mortgage Rate and the respective pass-through rates for the various classes of interest-bearing certificates, from time to time--

     o    the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates,
          and

     o    if any mortgage loan does not accrue interest on the basis of a
          360-day year consisting of twelve 30-day months, then the Net Mortgage
          Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per

                                      S-217

          annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a) prior to the respective due dates in
          January and February in any year which is not a leap year or in
          February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s)
          retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

     As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 5.1888% per annum to 8.1488%, with a weighted average of those Net
Mortgage Rates of 5.9170% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property.

     "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

     "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage interest rate.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

     o    other matters to which like properties are commonly subject;

                                      S-218

     o    the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

     o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
          cross-collateralized loans; and

     o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

                                      S-219

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

     (a)  the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by either master servicer or the trustee, as applicable, for such distribution date;

     (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

     (c)  with respect to any mortgage loan as to which the related stated
          maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
          made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

     (d)  the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution
          Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

     (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

                                       S-220

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

     "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of

                                     S-221

Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee;

     2.   the Exemption-Favored Parties;

     3.   us;

     4.   the master servicers;

     5.   the special servicer;

     6.   any sub-servicers;

     7.   the mortgage loan sellers;

     8.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

     9.   any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by the applicable master servicer or the special servicer,

                                     S-222

          as the case may be, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan
          Combination, the holder of the related B-Note Non-Trust Loan, taking into account, to the extent consistent with the related Loan
          Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

     o    without regard to--

          1.   any relationship that each master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the transaction;

          2.   the ownership of any certificate by each master servicer or the special servicer, as the case may be, or by any of its
               affiliates;

          3.   the obligation of each master servicer or the special servicer, as the case may be, to make Advances;

          4.   the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
               agreement;

          5.   the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its
               affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

          6.   any obligation of each master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

          7.   any obligation of each master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

          8.   any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

          (a)  except in the case of a balloon payment, for 60 days; or

          (b)  solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

     2.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
          Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
          Standard) that a non-payment default (other than an Acceptable
          Insurance Default) has

                                     S-223

          occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the
          Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

     If a Servicing Transfer Event exists with respect to the mortgage loan in a
Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

     o    will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
               Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal
               Distribution Amount" in this glossary;

          2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

                                     S-224

          3.   any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

     With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

     o    all amounts, if any, collected with respect to the related REO
          Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c)
          and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

     o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

     "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

     o    is not a Nonrecoverable Advance;

     o    has been reimbursed to the party that made the Advance as a
          Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

     o    was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

     "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

     "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

     The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

          (i) References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt

                                     S-225

     service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to 80 mortgage loans, representing approximately 49.49% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the
     UW DSCR(x) provided in this prospectus supplement with respect to eight (8)
     mortgage loans, representing approximately 13.95% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

          As indicated in the footnotes to the table in the section captioned
     "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
     Real Properties--Additional Statistical Information", the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
     "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

          (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property").
     In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all
     Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net
     Cash Flow for the mortgaged real properties.

          In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

          In determining the "revenue" component of UW Net Cash Flow for each
     Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and
     (c) 5.0%. In determining rental revenue for

                                     S-226

     multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods.
     For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

          In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b)
     property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c)
     assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

          The borrowers' financial information used to determine UW Net Cash
     Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

          (iii) References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

          As indicated in the footnotes to the table in the section captioned
     "Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged
     Real Properties--Additional Statistical Information", the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

          (iv) References to "Maturity LTV %", "Maturity Date LTV Ratio" or "ARD
     LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an
     ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

          (v) References to "Original Balance per Unit ($)" and "Cut-off Date
     Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

                                     S-227

          (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

          (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this prospectus supplement.

          (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

          (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

          (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated
     in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b)
     defeasance is no longer required. References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

          (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

          (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to
     (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

          (xiii) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

                                     S-228

          (xiv) References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

          (xv) References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvi) References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

          (xvii) References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                     S-229

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

         LOAN
        GROUP
LOAN #  1 OR 2  ORIGINATOR(1)  PROPERTY NAME                                    STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

  1       1         MLML       100 Summer Street                                100 Summer Street
  2       1          CRF       Penn Mutual Towers & Washington Square Garage    510-530 Walnut Street & 249 South 6th Street
  3       1          CRF       200 Paul                                         200 Paul Avenue
  4       1          CRF       CNL-Cirrus MOB Portfolio III                     Various
 4.01     1          CRF       North Central Medical                            9301 North Central Expressway
 4.02     1          CRF       The Medical Center at Craig Ranch                8080 South State Highway 121
 4.03     1          CRF       Denton Rehab Hospital                            2809 South Mayhill Road
 4.04     1          CRF       North Texas Professional Building                2817 South Mayhill Road
 4.05     1          CRF       Harvard Physicians Building                      4415 South Harvard Avenue
  5       1          CRF       Blairstone Office Building                       2601 Blair Stone Road
  6       1          CRF       BTR Capital Portfolio                            Various
 6.01     1          CRF       London Fog                                       1332 Londontown Road
 6.02     1          CRF       Arundel Village Plaza                            5501-5517 Ritchie Highway
 6.03     1          CRF       7205 Rutherford Road                             7205 Rutherford Road
 6.04     1          CRF       8200 Fischer Road                                8200 Fischer Road
 6.05     1          CRF       925 Todds Lane                                   925 Todds Lane
 6.06     1          CRF       6300 Erdman Avenue                               6300 Erdman Avenue
 6.07     1          CRF       6301 Eastern Avenue                              6301 Eastern Avenue
  7       2          CRF       Jefferson Block Apartments                       144 North Jefferson Street
  8       2          Key       Chestnut Hill Apartments                         4610 Weatherford Lane
  9       1         MLML       Pasadena Office Tower                            150 South Los Robles Avenue
  10      2          Key       Oak Hill Apartments                              6601 Oak Hill Circle
  11      1         MLML       31-10 Whitestone Expressway                      31-10 Whitestone Expressway
  12      1          CRF       Radisson Harbor View                             1646 Front Street
  13      2         MLML       North Park Apartments                            4890 North Backer Avenue
  14      1          CRF       Doubletree Club Hotel                            1515 Hotel Circle South
  15      1         MLML       Terra Nova Plaza                                 300-390 East H Street
  16      1          CRF       Gladstone Portfolio - OH & PA                    Various
16.01     1          CRF       Blue Coral Headquarters                          5700 Lee Road
16.02     1          CRF       Owens-Brockway                                   Route 219 North
16.03     1          CRF       Waste Management                                 4630 Journal Street
  17      1         MLML       Homewood Suites - Rockaway                       10 The Promenade
  18      1          Key       Highlands Plaza                                  15 & 25 Roberts Drive & 605 Foundry Street
  19      1          CRF       Shelbourne Square Shopping Center                5400-5580 Perkiomen Avenue
  20      1          CRF       Perimeter I                                      17851 North 85th Street
  21      1         MLML       Times Square Shopping Center                     3015-3171 West Shaw Avenue
  22      1          Key       Marketplace of Matteson Shopping Center          4200-4330 West Lincoln Highway
  23      2          CRF       Clive, IA Multifamily Portfolio                  Various
23.01     2          CRF       West Winds Apartments                            8190 Harbach Boulevard
23.02     2          CRF       Crest Manor                                      1872 Northwest 82nd Street
23.03     2          CRF       Crestview Apartments                             1940 Northwest 82nd Street
23.04     2          CRF       Crestland Apartments                             8450 Franklin Avenue
23.05     2          CRF       Westridge Apartments                             8330 Harbach Boulevard
23.06     2          CRF       Capri Apartments                                 8465 Clark Street
23.07     2          CRF       Crestwood Apartments                             1565 Northwest 84th Street
  24      1          CRF       Sam's Club Timonium                              15 Texas Station Court
  25      1         MLML       BSH Industrial                                   300 Executive Parkway
  26      1          CRF       Radisson Hotel - San Francisco Airport           5000 Sierra Point Parkway
  27      1          CRF       College Center                                   28161 - 28241 Marguerite Parkway
  28      2          Key       Lakes of Olentangy Apartments                    396 Summerwind Lane
  29      1          Key       Giant Eagle Portfolio                            Various
29.01     1          Key       Hartville Center - Giant Eagle                   855-907 West Maple Street
29.02     1          Key       Green Giant Eagle                                1700 Corporate Woods Parkway
  30      1          Key       Oasis of Bermuda Dunes Apartments                79090 42nd Avenue
  31      1          CRF       Shoomer Retail Building                          305 East 9th Street
  32      2          CRF       Dayton Crossing                                  2570 South Dayton Way
  33      2          CRF       Woodstream Village                               10050 East Harvard Avenue
  34      1          Key       Denton Medical Office                            3000 I-35 East, Building 200
  35      1         MLML       Hilton Garden Inn - Bridgewater                  500 Promenade Boulevard
  36      1          CRF       Northridge Shopping Center                       7790 West 80th Avenue
  37      1          CRF       Public Square Garage                             350 Deaderick Street
  38      1          Key       Dublin Plaza                                     225-373 West Bridge Street
  39      1          Key       Harbor Plaza Shopping Center                     4928 Point Fosdick Drive NW
  40      1         MLML       O'Shea MHP Portfolio                             Various
40.01     1         MLML       Shady Rest MHP                                   3612 East Shod Street
40.02     1         MLML       Brentwood Estates                                3278 Brentwood Drive
40.03     1         MLML       Village Square MHP                               875 West Grand River Avenue
40.04     1         MLML       Vaughan Village                                  2115 East Evergreen Drive
40.05     1         MLML       Pebble Creek MHC                                 1154 Roger Court
40.06     1         MLML       Leslie Estates                                   714 Mill Street
  41      1          Key       Cedar - Pennsboro Commons Shopping Center        308 East Penn Drive
          2          CRF       GRAOCH Apt. Crossed Notes                        Various
  42      2          CRF       Briarwood Village                                1711 Bowie School Drive
  43      2          CRF       Marina Club at Baytown                           1200 Missouri Street
  44      2          CRF       Dickinson Arms Apartments                        3301 Hughes Lane
  45      2          Key       Eastpointe Lake Apartments                       509 Waterside View Drive
  46      1         MLML       HEI Building                                     4801 North 63rd Street
  47      1         MLML       Ridgeview Office Building                        W233 N2095 Ridgeview Parkway
  48      1         MLML       Foothill Plaza                                   765 East Foothill Boulevard
  49      2          CRF       Sunset View Apartments                           2101 SW Sunset Boulevard
  50      1          CRF       Hampton Inn - Plantation Florida                 7801 Southwest 6th Street
  51      1          CRF       The Lab                                          2930 Bristol Street
  52      1          Key       Rivergate Business Center                        600 Broadway Street
  53      1          CRF       655 Airpark Road                                 655 Airpark Road
  54      1          Key       Northwest Kinetics Building                      3615 Pacific Avenue
  55      1         MLML       Woodland Crossings                               1366-1388 East Main Street
  56      1          CRF       Meridian Business Center                         1 Scrivner Drive
  57      1          CRF       USA Market                                       3001 Northwest 79th Street
  58      1         MLML       Spectrum Technology                              4860 Ruffin Road
  59      1          Key       Centennial Hanford Shopping Center               186-208 North 12th Avenue
  60      1          CRF       Maple Ridge Plaza                                4220 Maple Road
  61      1          CRF       Spring Glen Medical Center                       2200 Whitney Avenue
  62      1          CRF       Atlanta Airport Distribution                     2251 Sylvan Road
  63      1          CRF       Gulfstream Aerospace Building                    135 Crossroads Parkway
  64      1          Key       The Promontory Office Park                       406, 408,412,414 and 416 Higuera Street
  65      1          Key       Claremore Medical Arts Plaza                     1507 North Florence Avenue
  66      1          Key       Roseland Shopping Center                         46509, 46663 & 46719 Hayes Road
  67      1          CRF       Aramark Corporation Warehouse                    100 Wearguard Drive
  68      1          Key       Shaw's Supermarket                               820 Waterbury-Stowe Road
  69      1          Key       Roseville Office                                 300 Harding Boulevard
  70      1          CRF       16 West 22nd Street                              16 West 22nd Street
  71      1          Key       Waterfall Shoppes                                5070, 5088, & 5110 28th Street SE
          1         MLML       Shikary Portfolio                                Various
  72      1         MLML       Hilton Garden Inn - Wooster                      959 Dover Road
  73      1         MLML       Hampton Inn - Wooster                            4253 Burbank Road
  74      1         MLML       Hampton Inn - New Philadelphia                   1299 West High Avenue
  75      2          CRF       The Crossings Apartments                         6256 Hillandale Drive
  76      1          CRF       Hermosa Storage Center                           8949 Hermosa Avenue
  77      1          CRF       Savers Plaza                                     16816 North 35th Avenue, 3517-3561 West Bell Road
  78      1          Key       Pioneer Plaza                                    2210 South Fielder Road
  79      1          CRF       Extra Space Storage - Hollywood                  430 North Dixie Highway
  80      1          Key       Crown Plaza Office                               2730 Gateway Oaks Drive
  81      2          Key       Eastgate Village                                 776 Old State Route 74
  82      1          CRF       6018 & 6022 Variel Avenue                        6018 & 6022 Variel Avenue
82.01     1          CRF       6018 Variel Avenue                               6018 Variel Avenue
82.02     1          CRF       6022 Variel Avenue                               6022 Variel Avenue
  83      1          Key       Slauson Self Storage                             11701 Slauson Avenue
  84      1          Key       Power Self Storage - Ventura                     1661 South Victoria Avenue
          1         MLML       Holiday Inn/Best Western Portfolio               Various
  85      1         MLML       Holiday Inn - Owasso                             7551 North Owasso Expressway
  86      1         MLML       Holiday Inn - Gilcrease                          2316 West Cameron Street
  87      1         MLML       Best Western - Ennis                             100 South Interstate 45
  88      2         MLML       Golden Pond II                                   4042 South Hillcrest Avenue
  89      1          CRF       16818 Via Del Campo                              16818 Via Del Campo Court
  90      1         MLML       Milton Park Shopping Center                      Route 5 and Route 16
  91      1          CRF       Residence Inn Milwaukee Bradfield                950 South Pinehurst Court
  92      1         MLML       Langer Farms Shopping Center                     15698 South West Tualatin Sherwood Road
  93      1          CRF       Santee & 12th                                    1153-1159 South Santee Street & 219-239 East 12th
                                                                                Street
  94      1         MLML       Best Buy - Ocoee                                 9537 West Colonial Drive
  95      1         MLML       Metro Gateway Shopping Center                    SEC Peoria Avenue & 35th Avenue
  96      1          Key       Hupps Mill Plaza                                 2219 Wilborn Avenue
  97      1          CRF       Hampton Inn Denver-West / Golden                 17150 West Colfax Avenue
  98      1          Key       Power Self Storage - Long Beach                  2506 and 2507 Atlantic Avenue
  99      1          CRF       Comfort Inn El Paso                              900 North Yarbrough Drive
 100      2          CRF       Ashford Park Apartments                          2700 South Dairy Ashford
 101      1          CRF       Hampton Inn Glenwood Springs                     401 West 1st Street
 102      1          Key       Hungarybrook Shopping Center                     1200-1300 Concord Avenue
 103      1         MLML       405 Main Street                                  405 Main Street
 104      2          Key       Carriage Hills Apartments                        5601 Calmar Drive
 105      1          Key       Gateway Plaza                                    9430-9532 East Whittier Boulevard
 106      1          CRF       La Guardia Dollar Rent a Car                     22-61 94th Street
 107      1          CRF       180 North Executive Drive                        180 North Executive Drive
 108      1          CRF       Spring Medical                                   6226 East Spring Street
 109      1          CRF       Martin Biscuit Building                          2901 Second Avenue South
 110      1          CRF       Bishop Mobile Home Park                          1349 Glenwood Lane
 111      1          Key       The Storage Center - Baton Rouge                 6536 Florida Boulevard
 112      1          CRF       Boeing Clearlake                                 13150 Space Center Boulevard
 113      1          CRF       Chinatown Square Mall                            5379 New Peachtree Road
 114      1          CRF       West Lake Houston Center                         7602 FM 1960 East
 115      1          CRF       Holiday Inn Express Glenwood Springs             501 West 1st Street
 116      2          CRF       Snug Harbor Townhomes                            383 Denise Road
 117      1         MLML       Avery Dennison                                   31330 Oak Crest Drive
 118      1          Key       Genoa Square Shopping Center                     5275 & 5803 Maxtown Road
 119      2         MLML       Brookview Apartments                             1940 West University Drive
 120      1          CRF       Towne Place Suites - Greenville                  75 Mall Connector Road
 121      2          CRF       Ridgeland Heights Apartments                     314 Ridgeland Court
 122      1          CRF       Fedex Distribution Center                        15 New Industrial Way
 123      2          Key       Woodridge Apartments                             1895 & 1935 H Street
 124      1          Key       Chandler Gateway Retail Center                   1020 North 54th Street
 125      1          Key       Extra Space of Pico Rivera                       9612 Beverly Boulevard
 126      1         MLML       Hutchins Warehouse                               1709 I-45 South
 127      1          CRF       Digital Insight Corporation Building             5720 Peachtree Parkway
 128      1          CRF       Alpine Vista Village MHP                         419 East 57th Street
 129      1          Key       Uxbridge CVS                                     323 North Main Street and Hartford Avenue
 130      1         MLML       TownPlace Suites by Marriott                     9444 East 29th Street North
 131      1          CRF       La Quinta Inn & Suites Willowbrook               18828 State Highway 249
 132      1          CRF       The Centre at Yorktown Crossing                  5535-5571 State Highway 6 North
 133      1         MLML       Camp Verde Retail                                522 West Finnie Flats Road
 134      1          CRF       Warwick Regis Hotel                              490 Geary Street
 135      2          Key       Pinebrook Tower Apartments                       1235-1331 Shaffer Drive
 136      1          Key       Kings Crossing Place                             2855 West Lake Houston Parkway
 137      1          Key       Park Plaza Town Center Building 10               26705 Aliso Creek Road
 138      1          CRF       Linden Creek Point Office                        420 Linden Creek Parkway
 139      1          CRF       Liberty Plaza                                    8330 Long Beach Boulevard
 140      1          Key       Carnegie Corporate Plaza                         6180 and 6190 Cochran Road
 141      1          CRF       AAA Storage - Market Street                      2202 North Market Street
 142      1          CRF       AAA Storage - Rodd Field                         1951 Rodd Field Road
 143      1          CRF       STS Consulting Building                          1305 Kepler Drive
 144      2          CRF       Fairview Apartments                              1001 West 3rd Avenue
 145      2          CRF       Towne East Village                               9060 FM 78
 146      1          Key       Compass Group Building                           4808 Chesapeake Drive
 147      1          Key       Verizon Wireless & Mens Warehouse Retail Center  19222 Gulf Freeway
 148      1         MLML       Forum Shops                                      108 Osbourne Way
 149      1          CRF       Manhattan Pointe Plaza                           220 North Aviation Boulevard
 150      1          Key       Citrus Heights Office                            7745 Greenback Lane
 151      1          CRF       Bullshead Plaza                                  855 West Main Street
 152      1          CRF       AAA Storage - Webster                            18211 State Highway 3
 153      1          CRF       Ridgeview Marketplace                            6066-6082 Stetson Hills Boulevard
 154      1          Key       Hemlock Shops                                    8150-8180 West 135th Street
 155      1          Key       Tiffin Rite-Aid                                  530 West Market Street
 156      1          CRF       Babies 'R' Us - Simi Valley Ground Lease         North of Simi Town Center Way and West of First
                                                                                Street
 157      1          CRF       AAA Storage - Ayers                              5560 Ayers Street
 158      1          CRF       Goldmine Village Shopping Center                 340 Wal-Mart Way
 159      1          Key       Peoria Crossings Phase II                        9280 and 9282 West Northern Avenue
 160      1          CRF       AAA Storage - Cunningham Avenue                  1710 North Cunningham Avenue
 161      1          CRF       Douglasville Medical Office                      6025 Professional Parkway
 162      1          Key       Talpier Davis Retail                             3200 Trindle Road
 163      1          CRF       AAA Storage - Pearland                           225 CR 129
 164      1          CRF       Fifth Avenue Retail Center                       5995 Preston Road
 165      1          CRF       Plano Retail                                     601 15th Street
 166      1          CRF       AAA Storage - Alvin                              3863 FM 528
 167      1          CRF       AAA Storage - Storage Briley                     5916 Robertson Avenue
 168      1          CRF       El Centro Town Center                            2029-2049 Imperial Avenue
 169      1          CRF       Food City                                        2600 West 16th Street
 170      2          CRF       Paragon Pointe                                   1250 Donnelly Avenue Southwest
 171      1          CRF       South Post Oak Shopping Center                   16101 South Post Oak
 172      1         MLML       Hawthorn Retail Plaza                            3545 Pine Ridge Road
 173      1          CRF       Wachovia at MetroCorp Center                     4210 Northwest 37th Place
 174      1          CRF       Adelmann Building                                622 West Idaho Street
 177      1          Key       Marathon Plaza                                   8040 East Morgan Trail
 175      1          CRF       Brooksville Commons                              7179 Broad Street
 176      1          Key       The Commons at Royal Palm Beach                  551-553 North State Road 7
 178      1          CRF       Pembroke Shoppes                                 12393-12399 Pembroke Road
 179      1          CRF       Surfton Place                                    1550 South Custer Road
 180      1          CRF       Eastgate Industrial Center                       441 Eastgate Road
 181      1          CRF       San Rafael RV Park                               742 West Francisco Boulevard
 182      1          CRF       AAA Storage - Buda                               227 Park 35 Cove North
 183      1          CRF       Quail Parkway                                    2980 and 2990 Sunridge Heights Parkway
 184      1          CRF       Telshor Business Center                          425 South Telshor Boulevard
 185      1          CRF       Brown Park Plaza                                 4490 Cemetery Road
 186      1          CRF       CVS - Auburn, GA                                 1685 Atlanta Highway at Auburn Road
 187      1          CRF       Bank of America Houston                          18603 Kuykendahl Road
 188      1          CRF       AAA Storage - Katy Super Storage                 24620 Franz Road
 189      2          CRF       Carolina Acres Apts                              1118 Boundary Street
 190      1          CRF       Estabrook - Fontana Self Storage                 8004 Palmetto Avenue
 191      1          CRF       Big Ten Mini Storage                             788 South Vella Road

                                                               NUMBER OF   PROPERTY              PROPERTY
LOAN #  CITY               STATE   ZIP CODE       COUNTY       PROPERTIES  TYPE                  SUBTYPE
----------------------------------------------------------------------------------------------------------------------------

  1     Boston              MA      02110    Suffolk               1       Office                CBD
  2     Philadelphia        PA      19106    Philadelphia          1       Office                CBD/Parking Garage
  3     San Francisco       CA      94124    San Francisco         1       Other                 Telecommunication/Warehouse
  4     Various           Various  Various   Various               5       Office                Medical/Surgical
 4.01   Dallas              TX      75231    Dallas                1       Office                Medical
 4.02   McKinney            TX      75070    Collin                1       Office                Medical
 4.03   Denton              TX      76208    Denton                1       Office                Surgical Center
 4.04   Denton              TX      76208    Denton                1       Office                Medical
 4.05   Tulsa               OK      74135    Tulsa                 1       Office                Medical
  5     Tallahassee         FL      32399    Leon                  1       Office                Suburban
  6     Various             MD     Various   Various               7       Various               Various
 6.01   Eldersburg          MD      21784    Carroll               1       Industrial            Office/Warehouse
 6.02   Brooklyn Park       MD      21225    Anne Arundel          1       Retail                Unanchored
 6.03   Windsor Mill        MD      21224    Baltimore             1       Industrial            Warehouse
 6.04   Dundalk             MD      21222    Baltimore             1       Industrial            Warehouse
 6.05   Rosedale            MD      21237    Baltimore             1       Land                  Industrial
 6.06   Baltimore           MD      21205    Baltimore             1       Industrial            Warehouse
 6.07   Baltimore           MD      21224    Baltimore             1       Industrial            Warehouse
  7     Milwaukee           WI      53202    Milwaukee             1       Multifamily           Mid Rise
  8     Columbus            OH      43230    Franklin              1       Multifamily           Garden
  9     Pasadena            CA      91101    Los Angeles           1       Office                Suburban
  10    Rensselaer          NY      12144    Rensselaer            1       Multifamily           Garden
  11    Flushing            NY      11354    Queens                1       Industrial            Flex
  12    San Diego           CA      92101    San Diego             1       Hospitality           Full Service
  13    Frenso              CA      93726    Fresno                1       Multifamily           Garden
  14    San Diego           CA      92108    San Diego             1       Hospitality           Full Service
  15    Chula Vista         CA      91910    San Diego             1       Retail                Shadow Anchored
  16    Various           Various  Various   Various               3       Industrial            Warehouse
16.01   Maple Heights       OH      44137    Cuyahoga              1       Industrial            Warehouse
16.02   Snyder Township     PA      15824    Jefferson             1       Industrial            Warehouse
16.03   Columbus            OH      43228    Franklin              1       Industrial            Warehouse
  17    Edgewater           NJ      07020    Bergen                1       Hospitality           Limited Service
  18    Easton              MA      02375    Bristol               1       Retail                Anchored
  19    Exeter              PA      19606    Berks                 1       Retail                Anchored
  20    Scottsdale          AZ      85255    Maricopa              1       Office                Suburban
  21    Fresno              CA      93711    Fresno                1       Retail                Anchored
  22    Matteson            IL      60443    Cook                  1       Retail                Anchored
  23    Clive               IA      50325    Polk                  7       Multifamily           Garden
23.01   Clive               IA      50325    Polk                  1       Multifamily           Garden
23.02   Clive               IA      50325    Polk                  1       Multifamily           Garden
23.03   Clive               IA      50325    Polk                  1       Multifamily           Garden
23.04   Clive               IA      50325    Polk                  1       Multifamily           Garden
23.05   Clive               IA      50325    Polk                  1       Multifamily           Garden
23.06   Clive               IA      50325    Polk                  1       Multifamily           Garden
23.07   Clive               IA      50325    Polk                  1       Multifamily           Garden
  24    Timonium            MD      21093    Baltimore             1       Retail                Anchored
  25    New Bern            NC      28562    Craven                1       Industrial            Warehouse
  26    Brisbane            CA      94005    San Mateo             1       Hospitality           Full Service
  27    Mission Viejo       CA      92692    Orange                1       Retail                Unanchored
  28    Lewis Center        OH      43035    Delaware              1       Multifamily           Garden
  29    Various             OH     Various   Various               2       Retail                Various
29.01   Hartville           OH      44632    Stark                 1       Retail                Anchored
29.02   Green               OH      44685    Summit                1       Retail                Single Tenant
  30    Bermuda Dunes       CA      92203    Riverside             1       Multifamily           Garden
  31    Los Angeles         CA      90015    Los Angeles           1       Retail                Unanchored
  32    Denver              CO      80231    Denver                1       Multifamily           Mid Rise
  33    Denver              CO      80231    Denver                1       Multifamily           Garden
  34    Denton              TX      76210    Denton                1       Office                Medical
  35    Bridgewater         NJ      08807    Somerset              1       Hospitality           Limited Service
  36    Arvada              CO      80003    Jefferson             1       Retail                Anchored
  37    Nashville           TN      37201    Davidson              1       Other                 Parking Garage / Office
  38    Dublin              OH      43017    Franklin              1       Retail                Anchored
  39    Gig Harbor          WA      98335    Pierce                1       Retail                Anchored
  40    Various             MI     Various   Various               6       Manufactured Housing  Manufactured Housing
40.01   Bay City            MI      48706    Bay                   1       Manufactured Housing  Manufactured Housing
40.02   Bay City            MI      48706    Bay                   1       Manufactured Housing  Manufactured Housing
40.03   Williamston         MI      48895    Ingham                1       Manufactured Housing  Manufactured Housing
40.04   Caro                MI      48723    Tuscola               1       Manufactured Housing  Manufactured Housing
40.05   Reese               MI      48757    Tuscola               1       Manufactured Housing  Manufactured Housing
40.06   Leslie              MI      49251    Ingham                1       Manufactured Housing  Manufactured Housing
  41    Enola               PA      17025    Cumberland            1       Retail                Anchored
        Various             TX     Various   Various               3       Multifamily           Garden
  42    Baytown             TX      77520    Harris                1       Multifamily           Garden
  43    Baytown             TX      77520    Harris                1       Multifamily           Garden
  44    Dickinson           TX      77539    Galveston             1       Multifamily           Garden
  45    Blacklick           OH      43004    Franklin              1       Multifamily           Garden
  46    Boulder             CO      80301    Boulder               1       Industrial            Flex
  47    Pewaukee            WI      53714    Waukesha              1       Office                Suburban
  48    San Luis Obispo     CA      93405    San Luis Obispo       1       Retail                Anchored
  49    Renton              WA      98055    King                  1       Multifamily           Garden
  50    Plantation          FL      33324    Broward               1       Hospitality           Limited Service
  51    Costa Mesa          CA      92626    Orange                1       Retail                Anchored
  52    Kansas City         MO      64105    Jackson               1       Office                CBD
  53    Napa                CA      94558    Napa                  1       Industrial            Warehouse
  54    Tacoma              WA      98418    Pierce                1       Office                Medical
  55    Woodland            CA      95776    Yolo                  1       Retail                Unanchored
  56    Cheektowaga         NY      14225    Erie                  1       Industrial            Warehouse
  57    Miami               FL      33147    Miami-Dade            1       Retail                Unanchored
  58    San Diego           CA      92123    San Diego             1       Office                Suburban
  59    Hanford             CA      93230    Kings                 1       Retail                Anchored
  60    Amherst             NY      14226    Erie                  1       Retail                Anchored
  61    Hamden              CT      06518    New Haven             1       Office                Medical
  62    East Point          GA      30344    Fulton                1       Industrial            Warehouse
  63    Savannah            GA      31407    Chatham               1       Office                Suburban
  64    San Luis Obispo     CA      93401    San Luis Obispo       1       Office                Suburban
  65    Claremore           OK      74017    Rogers                1       Office                Medical
  66    Shelby Township     MI      48315    Macomb                1       Retail                Unanchored
  67    Hanover             MA      02339    Plymouth              1       Industrial            Warehouse
  68    Waterbury           VT      05672    Washington            1       Retail                Single Tenant
  69    Roseville           CA      95678    Placer                1       Office                Suburban
  70    New York            NY      10010    New York              1       Office                CBD
  71    Grand Rapids        MI      49512    Kent                  1       Retail                Shadow Anchored
        Various             OH     Various   Various               3       Hospitality           Various
  72    Wooster             OH      44691    Wayne                 1       Hospitality           Full Service
  73    Wooster             OH      44691    Wayne                 1       Hospitality           Limited Service
  74    New Philadelphia    OH      44663    Tuscarawas            1       Hospitality           Limited Service
  75    Lithonia            GA      30058    Dekalb                1       Multifamily           Garden
  76    Rancho Cucamonga    CA      91730    San Bernardino        1       Self Storage          Self Storage
  77    Phoenix             AZ      85053    Maricopa              1       Retail                Anchored
  78    Arlington           TX      76013    Tarrant               1       Retail                Anchored
  79    Hollywood           FL      33020    Broward               1       Self Storage          Self Storage
  80    Sacramento          CA      95833    Sacramento            1       Office                Suburban
  81    Cincinnati          OH      45245    Clermont              1       Multifamily           Independent Living
  82    Woodland Hills      CA      91367    Los Angeles           2       Various               Various
82.01   Woodland Hills      CA      91367    Los Angeles           1       Self Storage          Self Storage
82.02   Woodland Hills      CA      91367    Los Angeles           1       Office                Suburban
  83    Santa Fe Springs    CA      90670    Los Angeles           1       Self Storage          Self Storage
  84    Ventura             CA      93003    Ventura               1       Self Storage          Self Storage
        Various           Various  Various   Various               3       Hospitality           Limited Service
  85    Owasso              OK      74055    Tulsa                 1       Hospitality           Limited Service
  86    Tulsa               OK      74127    Tulsa                 1       Hospitality           Limited Service
  87    Ennis               TX      75119    Ellis                 1       Hospitality           Limited Service
  88    Springfield         MO      65807    Greene                1       Multifamily           Garden
  89    San Diego           CA      92127    San Diego             1       Office                Medical
  90    Milton              DE      19968    Sussex                1       Retail                Anchored
  91    Brookfield          WI      53005    Waukesha              1       Hospitality           Limited Service
  92    Sherwood            OR      97140    Washington            1       Retail                Shadow Anchored
  93    Los Angeles         CA      90015    Los Angeles           1       Retail                Unanchored
  94    Ocoee               FL      34761    Orange                1       Retail                Single Tenant
  95    Phoenix             AZ      85029    Maricopa              1       Retail                Shadow Anchored
  96    South Boston        VA      24592    Halifax               1       Retail                Anchored
  97    Golden              CO      80401    Jefferson             1       Hospitality           Limited Service
  98    Long Beach          CA      90806    Los Angeles           1       Self Storage          Self Storage
  99    El Paso             TX      79915    El Paso               1       Hospitality           Limited Service
 100    Houston             TX      77082    Harris                1       Multifamily           Garden
 101    Glenwood Springs    CO      81601    Garfield              1       Hospitality           Limited Service
 102    Richmond            VA      23228    Henrico               1       Retail                Anchored
 103    Houston             TX      77002    Harris                1       Office                CBD
 104    Montgomery          AL      36116    Montgomery            1       Multifamily           Garden
 105    Pico Rivera         CA      90660    Los Angeles           1       Retail                Unanchored
 106    East Elmhurst       NY      11369    Queens                1       Land                  Retail
 107    Brookfield          WI      53005    Waukesha              1       Office                Suburban
 108    Long Beach          CA      90815    Los Angeles           1       Office                Medical
 109    Birmingham          AL      35233    Jefferson             1       Office                CBD
 110    Bishop              CA      95314    Inyo                  1       Manufactured Housing  Manufactured Housing
 111    Baton Rouge         LA      70806    East Baton Rouge      1       Self Storage          Self Storage
 112    Houston             TX      77059    Harris                1       Industrial            Flex
 113    Chamblee            GA      30341    Dekalb                1       Retail                Anchored
 114    Humble              TX      77346    Harris                1       Retail                Anchored
 115    Glenwood Springs    CO      81601    Garfield              1       Hospitality           Limited Service
 116    Rochester           NY      14612    Monroe                1       Multifamily           Garden
 117    Westlake Village    CA      91361    Los Angeles           1       Office                Suburban
 118    Westerville         OH      43082    Delaware              1       Retail                Shadow Anchored
 119    Mesa                AZ      85201    Maricopa              1       Multifamily           Garden
 120    Greenville          SC      29607    Greenville            1       Hospitality           Limited Service
 121    Holland             MI      49423    Ottawa                1       Multifamily           Garden
 122    Warren              RI      02885    Bristol               1       Industrial            Warehouse
 123    Arcata              CA      95521    Humboldt              1       Multifamily           Student Housing
 124    Chandler            AZ      85226    Maricopa              1       Retail                Shadow Anchored
 125    Pico Rivera         CA      90660    Los Angeles           1       Self Storage          Self Storage
 126    Hutchins            TX      75141    Dallas                1       Industrial            Warehouse
 127    Norcross            GA      30092    Gwinnett              1       Office                Single Tenant
 128    Loveland            CO      80538    Larimer               1       Manufactured Housing  Manufactured Housing
 129    Uxbridge            MA      01569    Worcester             1       Retail                Single Tenant
 130    Wichita             KS      67226    Sedgwick              1       Hospitality           Extended Stay
 131    Houston             TX      77070    Harris                1       Hospitality           Limited Service
 132    Houston             TX      77084    Harris                1       Retail                Unanchored
 133    Camp Verde          AZ      86322    Yavapai               1       Retail                Anchored
 134    San Francisco       CA      94102    San Francisco         1       Hospitality           Limited Service
 135    Lorain              OH      44053    Lorain                1       Multifamily           Garden
 136    Houston             TX      77339    Harris                1       Retail                Unanchored
 137    Aliso Viejo         CA      92656    Orange                1       Retail                Shadow Anchored
 138    Flint               MI      48507    Genesee               1       Office                Flex Office
 139    South Gate          CA      90280    Los Angeles           1       Retail                Unanchored
 140    Solon               OH      44139    Cuyahoga              1       Mixed Use             Office/Industrial
 141    Champaign           IL      61822    Champaign             1       Self Storage          Self Storage
 142    Corpus Christi      TX      78412    Nueces                1       Self Storage          Self Storage
 143    Green Bay           WI      54311    Brown                 1       Office                Single Tenant
 144    Indianola           IA      50125    Warren                1       Multifamily           Garden
 145    Converse            TX      78109    Bexar                 1       Multifamily           Garden
 146    Charlotte           NC      28216    Mecklenburg           1       Industrial            Flex
 147    Friendswood         TX      77546    Harris                1       Retail                Shadow Anchored
 148    Georgetown          KY      40324    Scott                 1       Retail                Shadow Anchored
 149    Manhattan Beach     CA      90266    Los Angeles           1       Retail                Unanchored
 150    Citrus Heights      CA      95610    Sacramento            1       Office                Suburban
 151    Rochester           NY      14611    Monroe                1       Retail                Unanchored
 152    Webster             TX      77598    Harris                1       Self Storage          Self Storage
 153    Colorado Springs    CO      80922    El Paso               1       Retail                Shadow Anchored
 154    Overland Park       KS      66223    Johnson               1       Retail                Unanchored
 155    Tiffin              OH      44883    Seneca                1       Retail                Single Tenant
 156    Simi Valley         CA      93063    Ventura               1       Land                  Retail
 157    Corpus Christi      TX      78415    Nueces                1       Self Storage          Self Storage
 158    Dahlonega           GA      30533    Lumpkin               1       Retail                Shadow Anchored
 159    Glendale            AZ      85305    Maricopa              1       Retail                Shadow Anchored
 160    Urbana              IL      61802    Champaign             1       Self Storage          Self Storage
 161    Douglasville        GA      30134    Douglas               1       Office                Medical
 162    Camp Hill           PA      17011    Cumberland            1       Retail                Shadow Anchored
 163    Pearland            TX      77581    Brazoria              1       Self Storage          Self Storage
 164    Frisco              TX      75034    Collin                1       Retail                Unanchored
 165    Plano               TX      75075    Collin                1       Retail                Unanchored
 166    Alvin               TX      77511    Brazoria              1       Self Storage          Self Storage
 167    Nashville           TN      37209    Davidson              1       Self Storage          Self Storage
 168    El Centro           CA      92243    Imperial              1       Retail                Unanchored
 169    Yuma                AZ      85364    Yuma                  1       Retail                Single Tenant
 170    Atlanta             GA      30310    Fulton                1       Multifamily           Garden
 171    Houston             TX      77053    Fort Bend             1       Retail                Unanchored
 172    Naples              FL      34109    Collier               1       Retail                Unanchored
 173    Gainesville         FL      32606    Alachua               1       Office                CBD
 174    Boise               ID      83702    Ada                   1       Retail                Anchored
 177    Scottsdale          AZ      85258    Maricopa              1       Office                Suburban
 175    Brooksville         FL      34601    Hernando              1       Retail                Unanchored
 176    Royal Palm Beach    FL      33411    Palm Beach            1       Retail                Shadow Anchored
 178    Pembroke Pines      FL      33024    Broward               1       Retail                Unanchored
 179    McKinney            TX      75071    Collin                1       Retail                Unanchored
 180    Henderson           NV      89015    Clark                 1       Industrial            Warehouse
 181    San Rafael          CA      94901    Marin                 1       Manufactured Housing  Manufactured Housing
 182    Buda                TX      78610    Hays                  1       Self Storage          Self Storage
 183    Las Vegas           NV      89052    Clark                 1       Office                Suburban
 184    Las Cruces          NM      88011    Dona Ana              1       Office                Suburban
 185    Hilliard            OH      43026    Franklin              1       Retail                Anchored
 186    Auburn              GA      30011    Barrow                1       Retail                Single Tenant
 187    Spring              TX      77379    Harris                1       Land                  Retail
 188    Katy                TX      77493    Harris                1       Self Storage          Self Storage
 189    Conway              SC      29526    Horry                 1       Multifamily           Garden
 190    Fontana             CA      92336    San Bernardino        1       Self Storage          Self Storage
 191    Palm Springs        CA      92264    Riverside             1       Self Storage          Self Storage

         3RD MOST            3RD MOST           2ND MOST       2ND MOST
          RECENT              RECENT             RECENT         RECENT       MOST RECENT         MOST RECENT                UW
LOAN #    NOI ($)            NOI DATE           NOI ($)        NOI DATE        NOI ($)             NOI DATE            REVENUES ($)
------------------------------------------------------------------------------------------------------------------------------------

  1     11,245,452                 12/31/2003  16,631,739        12/31/2004   21,311,546                  12/31/2005      42,136,321
  2      7,947,437                 12/31/2003   8,214,003        12/31/2004    7,021,224                  12/31/2005      18,479,734
  3     10,008,786                 12/31/2002  10,514,736        12/31/2003   10,498,192                  12/31/2004      17,229,452
  4                                                                                                                        7,983,550
 4.01                                                                                                                      3,809,066
 4.02                                                                                                                      1,275,504
 4.03                                                                                                                      1,477,758
 4.04                                                                                                                        964,651
 4.05                                                                                                                        456,571
  5                                             3,351,090        12/31/2004    3,418,476                  10/30/2005       4,759,586
  6        423,828                 12/31/2003   1,415,133        12/31/2004    1,870,407                  12/31/2005       4,498,673
 6.01                                                                            161,487                  12/31/2005       1,737,698
 6.02                                             436,031        12/31/2004      407,470                  12/31/2005         726,528
 6.03      393,652                 12/31/2003     409,128        12/31/2004      419,945                  12/31/2005         434,451
 6.04                                             124,674        12/31/2004      245,895                  12/31/2005         729,454
 6.05                                                                            252,467                  12/31/2005         313,634
 6.06                                             270,937        12/31/2004      164,020                  12/31/2005         291,542
 6.07       30,176                 12/31/2003     174,363        12/31/2004      219,123                  12/31/2005         265,366
  7        720,462                 12/31/2004   1,609,774        12/31/2005    1,791,117                   2/28/2006       3,987,779
  8      2,450,859                 12/31/2004   2,414,874        12/31/2005    2,461,759             2/28/2006 (TTM)       4,180,276
  9      3,148,638                 12/31/2004   2,912,413        12/31/2005    2,831,077             3/31/2006 (TTM)       4,237,543
  10                                                                           3,295,166   3/31/2006 (T2 Annualized)       3,362,764
  11                                                                                                                       3,361,300
  12                                            2,011,953        12/31/2004    2,551,751                  11/30/2005      11,556,101
  13                                              950,800        12/31/2004    1,960,721   4/30/2006 (T8 Annualized)       3,069,030
  14     1,785,323                 12/31/2003   1,966,767        12/31/2004    2,455,181                  12/31/2005       9,468,451
  15     2,266,824                 12/31/2004   2,318,476        12/31/2005    2,340,853             2/28/2006 (TTM)       3,444,641
  16                                                                                                                       2,634,851
16.01                                                                                                                      1,351,126
16.02                                                                                                                        923,191
16.03                                                                                                                        360,534
  17                                                                           2,147,013  4/30/2006 (T11 Annualized)       4,349,007
  18                                                                                                                       2,054,780
  19                                            1,578,603        12/31/2004    1,559,271                  12/31/2005       2,363,374
  20                                                                                                                       2,368,920
  21     1,634,581                 12/31/2003   1,464,809        12/31/2004    1,398,473                  12/31/2005       2,356,470
  22                                                                                                                       3,491,207
  23     1,480,242                 12/31/2003   1,398,457        12/31/2004    1,642,058                  12/31/2005       2,911,388
23.01      303,625                 12/31/2003     312,364        12/31/2004      541,868                  12/31/2005         840,324
23.02      463,566                 12/31/2003     429,584        12/31/2004      444,226                  12/31/2005         847,104
23.03      170,007                 12/31/2003     185,451        12/31/2004      167,527                  12/31/2005         316,572
23.04      185,981                 12/31/2003     168,040        12/31/2004      157,067                  12/31/2005         310,274
23.05      172,951                 12/31/2003     131,221        12/31/2004      171,287                  12/31/2005         293,531
23.06      123,851                 12/31/2003     113,902        12/31/2004      104,084                  12/31/2005         198,412
23.07       60,261                 12/31/2003      57,895        12/31/2004       55,999                  12/31/2005         105,171
  24                                                                                                                       1,372,055
  25                                                                                                                       2,036,270
  26       593,600                 12/31/2003     914,681        12/31/2004    1,387,913                   2/28/2006       5,829,982
  27       985,767                 12/31/2003   1,146,473        12/31/2004    1,164,943                  12/31/2005       1,783,310
  28     1,312,717                 12/31/2004   1,236,231        12/31/2005    1,437,732   2/28/2006 (T2 Annualized)       2,207,315
  29     1,364,287                 12/31/2004   1,431,672        12/31/2005    1,558,682   5/31/2006 (T5 Annualized)       1,852,465
29.01      811,647                 12/31/2004     902,670        12/31/2005      963,870   5/31/2006 (T5 Annualized)       1,158,056
29.02      552,640                 12/31/2004     529,002        12/31/2005      594,814   5/31/2006 (T5 Annualized)         694,409
  30                                                                                                                       1,848,281
  31     1,324,988                 12/31/2003   1,458,303        12/31/2004    1,591,177                  12/31/2005       2,266,875
  32                                            1,135,322        12/31/2005    1,136,534                   2/28/2006       2,595,467
  33     1,208,169                 12/31/2004   1,165,726        12/31/2005    1,142,630                   2/28/2006       2,578,814
  34                                                                           1,344,220   3/31/2006 (T3 Annualized)       1,803,750
  35     1,722,920                 12/31/2004   1,556,080        12/31/2005    1,531,942             4/30/2006 (TTM)       4,009,609
  36     1,217,284                 12/31/2003   1,299,137        12/31/2004    1,145,020                  12/31/2005       1,795,096
  37       918,784                 12/31/2003   1,037,243        12/31/2004    1,242,727                  12/31/2005       2,098,291
  38     1,109,335                 12/31/2004     959,503        12/31/2005    1,039,602             2/28/2006 (TTM)       1,615,282
  39     1,591,579                 12/31/2004   1,725,694        12/31/2005    1,728,548   3/31/2006 (T3 Annualized)       2,086,236
  40     1,104,173                 12/31/2003   1,111,147        12/31/2004    1,251,966                  12/31/2005       1,901,650
40.01      270,082                 12/31/2003     271,416        12/31/2004      295,187                  12/31/2005         431,329
40.02      229,749                 12/31/2003     249,737        12/31/2004      291,483                  12/31/2005         413,737
40.03      160,881                 12/31/2003     171,885        12/31/2004      180,614                  12/31/2005         312,026
40.04      148,958                 12/31/2003     158,513        12/31/2004      173,267                  12/31/2005         260,890
40.05      142,993                 12/31/2003     116,766        12/31/2004      147,493                  12/31/2005         221,122
40.06      151,510                 12/31/2003     142,830        12/31/2004      163,922                  12/31/2005         262,546
  41                                            1,202,105        12/31/2005    1,237,188   3/31/2006 (T3 Annualized)       1,662,704
           816,095                 12/31/2003     802,030        12/31/2004    1,068,609                   3/31/2006       2,796,917
  42       504,205                 12/31/2003     424,470        12/31/2004      465,936                   3/31/2006       1,177,655
  43       115,851                 12/31/2003     230,416        12/31/2004      386,941                   3/31/2006       1,006,222
  44       196,039                 12/31/2003     147,144        12/31/2004      215,732                   3/31/2006         613,040
  45       928,484                 12/31/2004     851,838        12/31/2005      893,308   3/31/2006 (T3 Annualized)       1,787,324
  46                                            1,350,726        12/31/2005    1,356,069             1/31/2006 (TTM)       1,260,576
  47       982,108                 12/31/2004   1,035,114        12/31/2005    1,062,911             3/31/2006 (TTM)       1,166,984
  48       789,792                 12/31/2004     976,438        12/31/2005    1,001,312             3/31/2006 (TTM)       1,265,631
  49       755,962                 12/31/2004     888,111        12/31/2005      933,359                   3/31/2006       1,932,950
  50       798,993                 12/31/2003   1,058,744        12/31/2004    1,404,008                  12/31/2005       3,722,296
  51       941,839                 12/31/2003     907,521        12/31/2004    1,071,770                  11/30/2005       1,695,790
  52       834,522                 12/31/2004     911,381        12/31/2005      734,226   2/28/2006 (T2 Annualized)       2,114,578
  53                                                                                                                       1,094,400
  54                                                                                                                       1,448,014
  55                                                                                                                       1,465,662
  56     1,050,452                 12/31/2003   1,286,800        12/31/2004    1,287,218                  10/31/2005       1,558,061
  57                                            1,463,896        12/31/2004    1,595,264                   9/30/2005       5,064,212
  58                                                                                                                       1,394,757
  59                                                                                                                       1,233,463
  60                                              578,643        12/31/2004      509,697                  12/31/2005       1,301,013
  61     1,293,504                 12/31/2003   1,403,072        12/31/2004    1,348,223                  12/31/2005       2,332,797
  62       934,878                 12/31/2004   1,003,406        12/31/2005    1,027,169                    3/1/2006       1,342,790
  63                                                                                                                       1,552,698
  64       820,620                 12/31/2003     844,591        12/31/2004      889,551                  12/31/2005       1,207,616
  65                                                                           1,036,099   2/28/2006 (T5 Annualized)       1,200,600
  66       817,247                 12/31/2003     920,017        12/31/2004    1,183,715                  12/31/2005       1,389,642
  67                                                                                                                         970,142
  68                                                                                                                         761,935
  69                                                                             430,301                  12/31/2005       1,155,984
  70     1,814,844                 12/31/2003   1,598,612        12/31/2004    1,195,179                  12/31/2005       3,406,998
  71                                                                                                                         997,514
                                                                               1,040,232                  12/31/2005       4,146,969
  72                                                                             387,736                  12/31/2005       1,780,274
  73                                              395,875        12/31/2004      354,223                  12/31/2005       1,230,043
  74                                              310,717        12/31/2004      298,273                  12/31/2005       1,136,652
  75       653,125                 12/31/2003     673,208        12/31/2004      536,982                  12/31/2005       1,498,176
  76       733,094                 12/31/2004     780,632        12/31/2005      820,711                   3/31/2006       1,033,171
  77       614,899                 12/31/2003     749,031        12/31/2004      722,158                  12/31/2005       1,101,846
  78       985,463  12/31/2004 (T4 Annualized)    684,280        12/31/2005      600,071   3/31/2006 (T3 Annualized)       1,050,938
  79                                              170,016         3/31/2005      396,007                  11/30/2005       1,166,532
  80       847,726                 12/31/2004     827,749        12/31/2005      830,300   3/31/2006 (T3 Annualized)       1,243,869
  81     1,028,061                 12/31/2004     941,820        12/31/2005    1,156,866   2/28/2006 (T2 Annualized)       2,303,390
  82                                              448,676        12/31/2004      464,787                  12/31/2005       1,150,498
82.01                                             448,676        12/31/2004      464,787                  12/31/2005         656,773
82.02                                                                                                                        493,725
  83       353,638                 12/31/2004     534,437        12/31/2005      644,128   3/31/2006 (T3 Annualized)       1,063,652
  84        54,057                 12/31/2004     620,369        12/31/2005      717,476   3/31/2006 (T3 Annualized)       1,212,711
         1,173,395                 12/31/2004   1,271,381        12/31/2005    1,338,252                     Various       2,809,693
  85       504,400                 12/31/2004     527,397        12/31/2005      582,345             2/28/2006 (TTM)         997,500
  86       329,489                 12/31/2004     377,574        12/31/2005      405,437             2/28/2006 (TTM)       1,031,226
  87       339,506                 12/31/2004     366,410        12/31/2005      350,470             3/31/2006 (TTM)         780,967
  88                                                                                                                         807,026
  89                                              486,115        12/31/2004      495,288                  12/31/2005         699,584
  90                                                                             655,166                  12/31/2005         842,108
  91       441,064                 12/31/2003     608,484        12/31/2004      895,824                  11/30/2005       2,584,131
  92                                                                                                                         859,132
  93       581,374                 12/31/2004     580,079        12/31/2005      573,340                   1/31/2006         820,801
  94                                                                                                                         630,485
  95       480,270                 12/31/2003     561,375        12/31/2004      624,344                  12/31/2005         966,978
  96                                                                                                                         827,442
  97       575,106                 12/31/2003     497,537        12/31/2004      731,982                  12/31/2005       2,369,755
  98       344,767                 12/31/2004     503,385        12/31/2005      945,833   4/30/2006 (T3 Annualized)         955,840
  99     1,205,710                 12/31/2004     809,444        12/31/2005      724,655                   3/31/2006       2,595,601
 100                                              138,568        12/31/2004      416,987                   2/25/2006       1,250,401
 101       543,934                 12/31/2003     545,220        12/31/2004      730,075                   9/30/2005       1,731,670
 102                                                                             653,262   2/28/2006 (T2 Annualized)         836,650
 103        90,894                 12/31/2003     262,584        12/31/2004      350,956                  12/31/2005       1,133,125
 104                                                                             525,662   3/31/2006 (T3 Annualized)         866,297
 105       393,490                 12/31/2003     415,369        12/31/2004      481,912            11/30/2005 (TTM)         687,452
 106                                              525,000        12/31/2004      537,812                  12/31/2005         525,184
 107                                              797,003        12/31/2004      799,356                  12/31/2005       1,121,718
 108       423,286                 12/31/2003     533,297        12/31/2004      573,125                  12/31/2005         864,198
 109       270,924                 12/31/2003     455,663        12/31/2004      552,603                  12/31/2005         740,904
 110       382,404                 12/31/2003     404,699        12/31/2004      547,180                  12/31/2005         840,947
 111                                              205,536        12/31/2005      586,197   4/30/2006 (T4 Annualized)         712,350
 112                                              557,081        12/31/2003      555,382                  12/31/2004         571,011
 113                                              482,434        12/31/2004      540,554                  12/31/2005         846,812
 114                                                                             264,133                   9/30/2005         747,712
 115       445,314                 12/31/2003     522,133        12/31/2004      619,694                   9/30/2005       1,509,524
 116       450,029                 12/31/2004     466,836        12/31/2005      472,178                   1/31/2006         833,297
 117                                                                                                                         637,310
 118       456,700                 12/31/2004     436,090        12/31/2005      562,964   3/31/2006 (T3 Annualized)         602,726
 119                                              443,851        12/31/2004      443,843                  12/31/2005         984,833
 120       580,694                 12/31/2004     641,907        12/31/2005      684,361                   2/28/2006       1,591,883
 121       545,320                 12/31/2003     503,479        12/31/2004      485,520                  12/31/2005         945,823
 122       439,425                 12/31/2003     439,301        12/31/2004      439,105                  12/31/2005         570,570
 123       584,588                 12/31/2004     606,254        12/31/2005      512,767   3/31/2006 (T3 Annualized)         872,398
 124       512,450                 12/31/2004     484,473        12/31/2005      481,224   3/31/2006 (T3 Annualized)         559,280
 125       493,082                 12/31/2004     468,818        12/31/2005      459,171             2/28/2006 (TTM)         628,558
 126                                              330,523        12/31/2004      439,470                  12/31/2005         735,531
 127       412,521                 12/31/2003     553,927        12/31/2004       12,428                  12/31/2005         828,474
 128       412,675                 12/31/2003     385,916        12/31/2004      439,952                  12/31/2005         567,703
 129                                                                                                                         402,760
 130       353,841                 12/31/2004     548,631        12/31/2005      477,149             3/31/2006 (TTM)       1,518,578
 131                                              511,554        12/31/2004      644,953                  12/31/2005       1,390,305
 132                                                                                                                         610,999
 133                                                                             294,105                  12/31/2005         583,543
 134       361,942                 12/31/2004     688,534        12/31/2005      717,099                   1/31/2006       3,290,874
 135       442,280                 12/31/2004     495,247        12/31/2005      523,254   2/28/2006 (T2 Annualized)       1,001,362
 136       369,063                 12/31/2004     288,195        12/31/2005      349,447   2/28/2006 (T2 Annualized)         598,268
 137       304,007                 12/31/2003     337,644        12/31/2004      346,383                  12/31/2005         464,644
 138                                              308,159        12/31/2004      421,310                  12/31/2005         535,028
 139                                              319,946        12/31/2004      333,299                  12/31/2005         414,985
 140       118,846                  9/30/2004     256,432         9/30/2005      275,844   1/31/2006 (T4 Annualized)         595,487
 141                                              264,037        12/31/2004      303,579                  12/31/2005         530,866
 142                                                                             255,580                  12/31/2005         613,142
 143                                                                                                                         544,850
 144       238,694                 12/31/2003     264,192        12/31/2004      289,604                  12/31/2005         781,287
 145       332,298                 12/31/2004     336,024        12/31/2005      338,082                    2/1/2006         667,871
 146                                                                                                                         349,863
 147                                              338,284        12/31/2004      260,690                  12/31/2005         393,078
 148                                                                                                                         356,127
 149                                              311,213        12/31/2004      303,458                  12/31/2005         447,178
 150       283,571                 12/31/2004     244,428        12/31/2005      277,446   2/28/2006 (T2 Annualized)         448,383
 151                                            1,039,585        12/31/2003      696,604                  12/31/2004         855,115
 152                                              148,334        12/31/2004      191,466                  12/31/2005         536,967
 153                                                                                                                         348,215
 154                                               36,418        12/31/2005      253,436   3/31/2006 (T3 Annualized)         369,256
 155                                                                                                                         297,588
 156                                                                                                                         262,500
 157                                              227,274        12/31/2004      242,532                  12/31/2005         584,743
 158       255,494                 12/31/2003     269,988        12/31/2004      265,289                  12/31/2005         355,772
 159                                                                                                                         387,620
 160                                              185,031        12/31/2004      207,072                  12/31/2005         488,845
 161       177,629                 12/31/2003     194,563        12/31/2004      274,281                  12/31/2005         351,460
 162       180,597                 12/31/2004      97,414  11/30/2005 (TTM)      230,938   3/31/2006 (T4 Annualized)         329,217
 163                                              158,181        12/31/2004      182,835                  12/31/2005         391,826
 164                                               69,530        12/31/2004       91,364                  12/31/2005         324,005
 165                                                                                                                         271,829
 166                                              131,979        12/31/2004      133,785                  12/31/2005         387,682
 167                                              143,428        12/31/2004      166,138                  12/31/2005         411,945
 168                                                                                                                         320,154
 169       352,752                 12/31/2004     352,752        12/31/2005      117,584                   3/31/2006         326,299
 170                                                                              -1,790                    3/1/2006         359,014
 171                                              225,876        12/31/2004      235,596                  12/31/2005         274,037
 172                                                                                                                         237,462
 173                                              156,574        12/31/2004      180,259                  12/31/2005         287,588
 174                                                                                                                         275,614
 177       253,494                 12/31/2003     213,652        12/31/2004      287,336                  12/31/2005         453,898
 175                                                                                                                         237,514
 176                                              147,435        12/31/2005      268,622   3/31/2006 (T3 Annualized)         289,542
 178       159,888                 12/31/2003     171,841        12/31/2004      183,230                  12/31/2005         304,617
 179                                                                                                                         280,783
 180                                                                             113,736                  12/31/2005         232,819
 181       136,802                 12/31/2003     130,926        12/31/2004      150,989                  12/31/2005         261,389
 182                                               74,898        12/31/2004      105,811                  12/31/2005         315,153
 183                                                                              65,201                  10/31/2005         221,206
 184                                              123,001        12/31/2004      127,111                  12/31/2005         287,800
 185       195,395                 12/31/2003     221,605        12/31/2004      230,965                  12/31/2005         313,996
 186                                              157,864        12/31/2004      155,619                  12/31/2005         185,255
 187                                                                                                                         157,149
 188                                                                             135,853                  12/31/2005         351,859
 189       118,104                 12/31/2003      91,699        12/31/2004      124,316                  12/31/2005         331,479
 190                                               88,971        12/31/2004      125,380                  12/31/2005         300,460
 191                                                                             112,163                  12/31/2005         150,780

             UW                        UW                UW             CUT-OFF DATE        ORIGINAL      ORIGINAL BALANCE
LOAN #  EXPENSES ($)  UW NOI ($)  NCF ($)(2,3)  DSCR (X)(2,3,4,5,6,7)  LTV (%)(4,8,9)  BALANCE ($)(4,10)  PER UNIT ($)(4)
--------------------------------------------------------------------------------------------------------------------------

  1       18,955,416  23,180,905    21,153,310           1.94               48.53         180,000,000            170.22
  2        8,930,271   9,549,463     8,726,993           1.20               77.57         102,775,000            120.37
  3        5,890,444  11,339,008    10,669,991           1.75               55.86          81,000,000            153.50
  4        3,164,405   4,819,145     4,339,015           1.30               70.46          47,190,000            174.97
 4.01      1,535,867   2,273,199     2,057,340                                             21,775,000
 4.02        514,093     761,411       699,285                                              9,360,000
 4.03        511,853     965,905       882,678                                              7,800,000
 4.04        376,982     587,669       516,913                                              5,915,000
 4.05        225,610     230,961       182,799                                              2,340,000
  5        1,187,728   3,571,858     3,258,940           1.20               78.46          35,701,000            135.66
  6        1,477,680   3,020,993     2,734,902           1.20               72.01          31,000,000             16.56
 6.01        797,515     940,183       820,050                                             10,180,000
 6.02        182,498     544,030       501,837                                              5,185,000
 6.03         59,384     375,067       341,391                                              4,080,000
 6.04        257,155     472,299       424,931                                              3,825,000
 6.05         53,409     260,225       251,230                                              3,165,000
 6.06         84,726     206,816       188,671                                              2,355,000
 6.07         42,993     222,373       206,792                                              2,210,000
  7        1,272,344   2,715,435     2,672,035           1.27               77.24          30,200,000        139,170.51
  8        1,629,058   2,551,218     2,455,218           1.18               78.30          29,675,000         61,822.92
  9        1,552,126   2,685,417     2,510,782           1.21               71.13          28,450,000            200.00
  10       1,216,303   2,146,461     2,102,461           1.20               79.93          25,480,000        115,818.18
  11         427,960   2,933,339     2,933,340           1.47               66.31          25,000,000            132.63
  12       8,394,187   2,699,670     2,699,670           1.49               72.06          25,000,000         75,075.08
  13       1,239,097   1,829,933     1,714,433           1.21               67.19          23,000,000         49,783.55
  14       6,997,019   2,471,432     2,471,432           1.45               81.27          23,000,000        105,990.78
  15       1,146,632   2,300,009     2,228,284           1.71               53.03          21,000,000            241.22
  16         777,912   1,856,939     1,642,668           1.21               79.57          19,456,000             28.77
16.01        454,412     896,714       750,566                                             10,896,000
16.02        229,279     693,912       642,074                                              5,760,000
16.03         94,221     266,313       250,028                                              2,800,000
  17       2,455,966   1,893,042     1,719,082           1.23               64.41          19,000,000        155,737.70
  18         509,275   1,545,505     1,482,200           1.23               80.00          18,000,000            159.51
  19         726,449   1,636,925     1,535,084           1.20               72.86          17,500,000             66.79
  20         765,008   1,603,912     1,480,826           1.26               75.56          17,000,000            182.17
  21         684,259   1,672,211     1,549,398           1.31               71.34          16,800,000            110.35
  22       1,839,048   1,652,159     1,480,572           1.68               68.85          16,800,000             59.82
  23       1,373,170   1,538,218     1,435,508           1.22               76.70          16,350,000         38,744.08
23.01        341,930     498,394       466,948                                              5,160,000
23.02        410,516     436,588       407,862                                              4,615,000
23.03        153,094     163,478       152,901                                              1,780,000
23.04        150,278     159,996       150,997                                              1,660,000
23.05        146,503     147,028       135,676                                              1,635,000
23.06        120,099      78,313        70,541                                                960,000
23.07         50,750      54,421        50,583                                                540,000
  24          13,721   1,358,334     1,358,334           1.21               73.32          16,130,000            120.50
  25         423,558   1,612,712     1,430,850           1.51               62.00          15,500,000             26.02
  26       4,289,478   1,540,504     1,540,504           1.43               67.39          15,000,000         71,428.57
  27         410,845   1,372,465     1,305,312           1.31               73.57          14,250,000            259.04
  28         997,618   1,209,697     1,153,297           1.20               78.53          14,136,000         50,127.66
  29         488,095   1,364,370     1,316,189           1.26               71.89          14,055,000             79.75
29.01        299,405     858,650       816,153                                              8,986,573
29.02        188,690     505,719       500,035                                              5,068,427
  30         677,991   1,170,290     1,142,290           1.20               69.86          14,000,000        100,000.00
  31         735,692   1,531,183     1,478,466           1.60               54.51          13,600,000            120.13
  32       1,334,531   1,260,936     1,176,048           1.23               67.34          13,400,000         41,358.02
  33       1,332,693   1,246,121     1,147,881           1.20               68.56          13,300,000         41,562.50
  34         538,132   1,265,618     1,165,870           1.25               75.54          12,690,000            165.19
  35       2,547,953   1,461,656     1,301,271           1.39               63.78          12,500,000         96,899.22
  36         607,042   1,188,054     1,105,661           1.30               74.85          12,500,000             87.71
  37         978,162   1,120,129     1,063,857           1.21               63.68          12,100,000             27.94
  38         532,410   1,082,872       997,700           1.21               84.51          12,000,000             91.66
  39         402,982   1,683,254     1,573,099           1.95               39.96          12,000,000             81.15
  40         821,336   1,080,314     1,057,004           1.21               74.35          11,785,000         17,695.20
40.01        165,323     266,006       261,561                                              2,825,426
40.02        172,869     240,868       235,618                                              2,639,543
40.03        162,051     149,975       146,510                                              1,821,656
40.04        105,776     155,114       151,894                                              1,561,420
40.05         99,455     121,667       117,467                                              1,487,066
40.06        115,862     146,684       143,954                                              1,449,890
  41         378,508   1,284,196     1,231,636           1.57               59.49          11,540,000            107.46
           1,669,465   1,127,422     1,020,422           1.20               75.26          11,500,000         26,869.16
  42         665,461     512,194       466,194           1.20               75.26           5,250,000         28,532.61
  43         600,522     405,670       368,670           1.20               75.26           4,150,000         28,040.54
  44         403,482     209,558       185,558           1.20               75.26           2,100,000         21,875.00
  45         835,673     951,651       901,251           1.20               79.50          11,050,000         43,849.21
  46          42,817   1,217,759     1,131,281           1.32               64.71          11,000,000             72.37
  47         118,674   1,048,309       951,123           1.22               80.00          10,960,000            122.59
  48         303,446     962,185       914,799           1.22               59.18          10,900,000            159.05
  49         946,284     986,666       926,666           1.25               71.76          10,650,000         44,375.00
  50       2,303,280   1,232,901     1,232,901           1.66               65.50          10,500,000         82,031.25
  51         538,231   1,157,559     1,103,418           1.51               58.43          10,400,000            341.07
  52         949,286   1,165,292       994,976           1.30               76.40          10,200,000             88.33
  53          32,832   1,061,568       986,535           1.39               73.53          10,000,000             66.67
  54         469,231     978,783       902,590           1.28               68.06          10,000,000            130.16
  55         356,746   1,108,915     1,017,876           1.51               65.95           9,958,781             87.35
  56         513,993   1,044,068       912,310           1.25               78.95          10,000,000             23.28
  57       3,045,720   2,018,492     1,869,021           2.34               69.86          10,000,000             46.44
  58         371,743   1,023,014       929,047           1.31               64.92           9,900,000            197.88
  59         334,096     899,367       833,235           1.20               74.37           9,900,000            137.04
  60         417,061     883,952       807,840           1.22               80.00           9,300,000             88.12
  61       1,157,951   1,174,846     1,027,075           1.68               49.21           9,000,000            109.67
  62         343,109     999,681       861,479           1.36               76.52           8,800,000             14.59
  63         636,206     916,492       828,113           1.20               61.11           8,800,000             88.82
  64         328,474     879,142       816,982           1.32               57.54           8,800,000            189.98
  65         344,075     856,525       790,417           1.25               78.93           8,603,000            192.02
  66         389,300   1,000,342       897,996           1.35               64.22           8,500,000             90.41
  67         203,858     766,284       720,273           1.20               77.06           8,400,000             42.64
  68          22,858     739,077       731,577           1.26               75.00           8,400,000            168.00
  69         359,516     796,468       680,850           1.49               60.90           8,100,000            194.80
  70       2,271,882   1,135,116       910,641           1.96               33.47           8,000,000             57.73
  71         320,016     677,498       656,392           1.20               80.00           7,800,000            231.82
           3,065,403   1,081,566       915,687           1.50               58.31           7,755,000         36,069.77
  72       1,349,833     430,441       359,230           1.50               58.31           3,045,000         33,097.83
  73         883,855     346,188       296,986           1.50               58.31           2,515,000         39,920.63
  74         831,715     304,937       259,471           1.50               58.31           2,195,000         36,583.33
  75         789,854     708,322       658,322           1.20               79.80           7,660,880         38,304.40
  76         287,883     745,288       729,943           1.29               64.96           7,600,000             76.77
  77         379,048     722,798       646,063           1.21               76.53           7,500,000             82.47
  78         343,326     707,612       662,320           1.24               76.92           7,500,000             75.71
  79         472,610     693,922       683,170           1.27               74.00           7,400,000            103.23
  80         481,184     762,685       678,838           1.25               66.07           7,400,000            134.91
  81       1,437,636     865,754       812,554           1.55               73.20           7,400,000         49,333.33
  82         440,759     709,739       674,985           1.28               69.15           7,350,000            117.90
82.01        252,066     404,707       398,737                                              4,160,000
82.02        188,693     305,032       276,248                                              3,190,000
  83         362,239     701,413       688,468           1.26               71.36           7,300,000             84.59
  84         472,416     740,295       718,519           1.38               65.06           7,300,000             50.28
           1,643,621   1,166,072     1,074,280           1.79               67.13           7,250,000         43,413.17
  85         545,580     451,920       412,020           1.79               67.13           2,940,000         49,000.00
  86         608,249     422,977       402,323           1.79               67.13           2,560,000         46,545.45
  87         489,792     291,175       259,937           1.79               67.13           1,750,000         33,653.85
  88         275,281     531,745       507,345           1.20               68.93           7,000,000         57,377.05
  89          20,988     678,596       635,452           1.21               73.68           7,000,000            152.64
  90         188,780     653,328       607,418           1.24               74.73           6,950,000            100.57
  91       1,741,757     739,009       739,009           1.42               68.85           6,885,000         66,201.92
  92         225,321     633,811       611,926           1.21               62.27           6,850,000            247.09
  93         226,180     594,621       572,169           1.22               68.75           6,600,000            206.50
  94          18,915     611,570       607,071           1.26               79.27           6,500,000            144.48
  95         327,774     639,204       605,775           1.28               69.77           6,500,000             89.27
  96         199,275     628,167       536,155           1.20               78.94           6,400,000             36.92
  97       1,583,542     691,423       691,423           1.50               74.25           6,400,000         52,892.56
  98         380,971     601,087       587,978           1.27               67.24           6,300,000             72.09
  99       1,771,930     706,869       706,869           1.41               77.92           6,000,000         30,303.03
 100         691,781     558,620       522,620           1.21               76.76           5,915,000         32,861.11
 101       1,008,974     636,112       636,112           1.41               73.11           5,900,000         84,285.71
 102         195,849     640,801       576,939           1.40               78.66           5,850,000             67.25
 103         483,294     649,831       553,163           1.26               78.04           5,775,000             75.59
 104         333,145     533,152       498,777           1.22               73.95           5,620,000         44,960.00
 105         164,804     522,648       495,800           1.21               67.07           5,600,000            175.08
 106          15,756     509,428       509,428           1.25               35.26           5,500,000            151.43
 107         471,195     650,523       557,997           1.31               66.00           5,500,000             87.69
 108         335,451     528,747       471,732           1.24               67.50           5,400,000            154.58
 109         216,086     524,818       466,189           1.25               70.47           5,250,000            103.28
 110         334,568     506,379       497,779           1.35               58.43           5,200,000         30,232.56
 111         195,203     517,146       500,967           1.30               74.29           5,200,000             64.28
 112          17,130     553,881       516,128           1.27               74.09           5,200,000             99.24
 113         358,349     488,463       437,449           1.21               78.53           5,000,000             91.37
 114         239,164     508,548       477,414           1.44               71.12           5,000,000             97.04
 115         884,745     549,303       549,303           1.44               69.82           5,000,000         76,923.08
 116         359,158     474,139       443,589           1.21               79.89           4,925,000         44,772.73
 117         202,277     435,033       419,609           1.37               59.88           4,910,000            232.62
 118         180,813     421,913       408,203           1.20               79.03           4,900,000            332.95
 119         514,393     470,440       430,940           1.22               77.07           4,890,000         31,146.50
 120         997,076     531,132       531,132           1.43               68.22           4,850,000         51,052.63
 121         498,555     447,268       411,268           1.21               70.53           4,800,000         33,333.33
 122          83,775     486,795       458,924           1.37               70.39           4,800,000             74.24
 123         390,896     481,502       444,302           1.23               71.70           4,752,000         38,322.58
 124         116,422     442,858       418,437           1.21               63.90           4,700,000            191.20
 125         227,658     400,900       392,934           1.25               78.49           4,513,000             84.98
 126         211,421     524,110       470,764           1.35               62.50           4,500,000             18.56
 127         389,282     439,192       402,190           1.20               69.23           4,500,000             76.70
 128         162,520     405,183       399,083           1.20               76.84           4,480,000         36,721.31
 129          12,083     390,677       388,721           1.25               76.82           4,475,000            343.17
 130       1,041,099     477,478       416,735           1.35               56.54           4,350,000         53,048.78
 131         912,975     477,330       477,330           1.29               74.02           4,320,000         56,842.11
 132         189,874     421,125       391,938           1.26               67.61           4,300,000            192.39
 133         185,748     397,795       368,505           1.20               70.39           4,100,000             82.75
 134       2,870,425     420,449       420,449           1.33               41.36           4,100,000         55,405.41
 135         556,867     444,495       400,283           1.40               78.51           4,100,000         24,404.76
 136         211,369     386,899       355,221           1.21               74.61           4,055,000            148.00
 137         129,191     335,453       321,500           1.22               58.46           3,800,000            525.44
 138         153,579     381,449       346,566           1.26               79.02           3,800,000            110.14
 139          83,691     331,294       309,797           1.20               63.11           3,600,000            240.85
 140         194,735     400,752       353,003           1.33               80.00           3,560,000             44.96
 141         128,736     402,150       393,821           1.46               80.00           3,520,000             42.24
 142         199,345     413,797       403,334           1.42               78.07           3,513,000             33.56
 143         206,750     338,100       304,754           1.20               69.31           3,500,000             77.26
 144         431,555     349,732       319,732           1.31               79.66           3,440,000         28,666.67
 145         329,563     338,308       308,308           1.20               79.75           3,400,000         34,000.00
 146           8,747     341,116       293,520           1.20               78.40           3,338,000             45.03
 147          96,541     296,537       280,747           1.20               67.37           3,301,000            298.46
 148          68,530     287,596       270,439           1.23               78.51           3,025,000            168.84
 149          86,572     360,606       341,541           1.59               60.00           3,000,000            262.03
 150         163,332     285,051       261,560           1.20               75.00           3,000,000            139.09
 151         310,431     544,684       451,326           2.20               46.88           2,950,000             36.81
 152         180,508     356,459       345,784           1.58               78.03           2,934,000             27.48
 153          59,681     288,534       273,516           1.35               65.00           2,860,000            227.38
 154         109,972     259,284       244,100           1.22               77.03           2,850,000            247.76
 155          24,085     273,503       260,834           1.28               69.87           2,835,000            253.58
 156           8,025     254,475       254,475           1.37               69.84           2,800,000             22.71
 157         201,039     383,704       367,250           1.77               61.56           2,647,000             22.52
 158          84,198     271,574       235,502           1.27               73.33           2,640,000             96.53
 159          74,575     313,045       293,261           1.93               54.59           2,593,000            174.70
 160         139,148     349,697       341,578           1.76               62.74           2,541,000             31.30
 161          74,743     276,717       241,635           1.25               64.94           2,500,000            108.78
 162          66,565     262,652       245,510           1.32               60.76           2,400,000            170.18
 163         138,178     253,648       244,474           1.44               80.00           2,304,000             25.12
 164          99,364     224,641       212,069           1.26               72.78           2,300,000            205.36
 165          65,219     206,610       194,078           1.23               62.83           2,216,500            311.26
 166         148,475     239,207       232,117           1.47               77.83           2,148,000             30.29
 167         147,741     264,204       258,514           1.60               65.97           2,111,000             37.09
 168          91,984     228,170       212,565           1.40               51.76           2,100,000            231.15
 169           9,789     316,510       267,050           1.65               37.27           2,050,000             33.57
 170         157,821     201,193       189,129           1.20               75.63           2,042,000         39,269.23
 171          66,723     207,314       184,560           1.21               72.99           2,000,000            104.03
 172          68,568     168,893       159,104           1.20               76.56           1,960,000            244.15
 173          92,231     195,357       181,061           1.23               70.00           1,925,000            192.60
 174          84,248     191,366       171,915           1.22               77.55           1,900,000            108.28
 177         177,075     276,823       259,693           1.36               61.36           2,025,000             84.89
 175          64,580     172,934       168,019           1.21               68.52           1,850,000            242.78
 176          64,915     224,627       212,639           1.49               65.99           1,850,000            222.36
 178         129,618     174,999       159,253           1.22               59.24           1,810,000            184.37
 179         103,721     177,062       164,768           1.25               68.41           1,780,000            179.33
 180          54,816     178,003       161,821           1.20               65.37           1,765,000             73.54
 181         116,170     145,219       141,852           1.21               72.53           1,650,000         36,666.67
 182         112,583     202,570       197,520           1.65               71.38           1,599,000             31.67
 183          55,200     166,006       146,585           1.31               64.31           1,600,000            154.14
 184         117,224     170,576       145,802           1.26               71.76           1,580,000             77.59
 185         121,054     192,942       169,510           1.55               57.78           1,550,000             76.52
 186          39,307     145,948       140,172           1.37               59.41           1,500,000            148.15
 187           4,714     152,435       149,435           1.30               55.40           1,500,000             25.99
 188         143,117     208,742       203,122           1.77               62.29           1,495,000             26.59
 189         180,862     150,617       125,209           1.30               67.72           1,360,000         21,250.00
 190         174,596     125,864       121,317           1.56               40.35           1,050,000             25.38
 191          58,816      91,964        87,809           1.21               64.40           1,000,000             58.19

                                                                                              % OF
                             CUT-OFF DATE                                                  APPLICABLE
           CUT-OFF DATE        BALANCE        MATURITY/ARD      MATURITY     % OF INITIAL  LOAN GROUP    INTEREST        ADMIN.
LOAN #  BALANCE ($)(4,10)  PER UNIT ($)(4)  BALANCE ($)(10)  LTV (%)(4,8,9)  POOL BALANCE   BALANCE    RATE (%)(11)  FEE (%)(11,12)
-----------------------------------------------------------------------------------------------------------------------------------

  1           180,000,000           170.22      180,000,000       48.53          9.77%       11.42%        5.9625         0.0212
  2           102,775,000           120.37       95,927,472       72.40          5.58%        6.52%        5.8200         0.0212
  3            81,000,000           153.50       66,863,558       46.11          4.40%        5.14%        5.7400         0.0212
  4            47,190,000           174.97       44,039,868       65.76          2.56%        3.00%        5.8100         0.0212
 4.01          21,775,000                        20,321,427                      1.18%        1.38%
 4.02           9,360,000                         8,735,180                      0.51%        0.59%
 4.03           7,800,000                         7,279,317                      0.42%        0.50%
 4.04           5,915,000                         5,520,149                      0.32%        0.38%
 4.05           2,340,000                         2,183,795                      0.13%        0.15%
  5            35,701,000           135.66       34,096,379       74.94          1.94%        2.27%        6.5200         0.0212
  6            31,000,000            16.56       29,301,849       68.06          1.68%        1.97%        6.2400         0.0212
 6.01          10,180,000                         9,622,349                      0.55%        0.65%
 6.02           5,185,000                         4,900,971                      0.28%        0.33%
 6.03           4,080,000                         3,856,501                      0.22%        0.26%
 6.04           3,825,000                         3,615,470                      0.21%        0.24%
 6.05           3,165,000                         2,991,624                      0.17%        0.20%
 6.06           2,355,000                         2,225,995                      0.13%        0.15%
 6.07           2,210,000                         2,088,938                      0.12%        0.14%
  7            30,200,000       139,170.51       26,563,457       67.94          1.64%       11.36%        5.6700         0.0212
  8            29,675,000        61,822.92       27,675,908       73.02          1.61%       11.16%        5.7600         0.0612
  9            28,450,000           200.00       27,798,299       69.50          1.54%        1.81%        6.1000         0.0212
  10           25,456,595       115,711.80       21,355,682       67.05          1.38%        9.57%        5.6000         0.0512
  11           25,000,000           132.63       19,606,208       52.01          1.36%        1.59%        6.3750         0.0212
  12           24,934,113        74,877.21       23,403,499       67.64          1.35%        1.58%        6.0500         0.0212
  13           23,000,000        49,783.55       20,634,519       59.46          1.25%        8.65%        6.0260         0.0212
  14           23,000,000       105,990.78       18,243,098       64.46          1.25%        1.46%        5.5700         0.0212
  15           21,000,000           241.22       21,000,000       53.03          1.14%        1.33%        6.1080         0.0212
  16           19,456,000            28.77       17,127,917       70.05          1.06%        1.23%        5.7107         0.0212
16.01          10,896,000                         9,592,197                      0.59%        0.69%
16.02           5,760,000                         5,070,765                      0.31%        0.37%
16.03           2,800,000                         2,464,955                      0.15%        0.18%
  17           19,000,000       155,737.70       16,349,146       55.42          1.03%        1.21%        6.5000         0.0212
  18           18,000,000           159.51       15,695,549       69.76          0.98%        1.14%        5.3100         0.0512
  19           17,486,137            66.74       14,919,298       62.16          0.95%        1.11%        6.1700         0.0212
  20           17,000,000           182.17       15,830,557       70.36          0.92%        1.08%        5.6500         0.0212
  21           16,800,000           110.35       15,676,232       66.57          0.91%        1.07%        5.7970         0.0212
  22           16,800,000            59.82       16,800,000       68.85          0.91%        1.07%        5.2400         0.0512
  23           16,336,448        38,711.96       13,869,728       65.12          0.89%        6.14%        6.0000         0.0212
23.01           5,155,723                         4,377,235                      0.28%        1.94%
23.02           4,611,175                         3,914,911                      0.25%        1.73%
23.03           1,778,525                         1,509,976                      0.10%        0.67%
23.04           1,658,624                         1,408,180                      0.09%        0.62%
23.05           1,633,645                         1,386,973                      0.09%        0.61%
23.06             959,204                           814,369                      0.05%        0.36%
23.07             539,552                           458,083                      0.03%        0.20%
  24           16,130,000           120.50       15,026,238       68.30          0.88%        1.02%        5.6800         0.0212
  25           15,500,000            26.02       15,500,000       62.00          0.84%        0.98%        6.0210         0.0212
  26           14,959,810        71,237.19       12,717,278       57.29          0.81%        0.95%        5.9800         0.0212
  27           14,250,000           259.04       13,282,679       68.57          0.77%        0.90%        5.7200         0.0212
  28           14,136,000        50,127.66       12,887,724       71.60          0.77%        5.32%        5.4500         0.0612
  29           14,055,000            79.75       12,025,864       61.51          0.76%        0.89%        6.3000         0.0512
29.01           8,986,573                         7,689,171                      0.49%        0.57%
29.02           5,068,427                         4,336,693                      0.28%        0.32%
  30           13,971,234        99,794.53       11,685,876       58.43          0.76%        0.89%        5.4700         0.0512
  31           13,572,175           119.88       11,359,065       45.62          0.74%        0.86%        5.4900         0.0212
  32           13,400,000        41,358.02       12,530,984       62.97          0.73%        5.04%        5.9600         0.0612
  33           13,300,000        41,562.50       12,437,469       64.11          0.72%        5.00%        5.9600         0.0612
  34           12,690,000           165.19       11,296,827       67.24          0.69%        0.81%        6.2000         0.0512
  35           12,500,000        96,899.22       10,718,216       54.68          0.68%        0.79%        6.3750         0.0212
  36           12,500,000            87.71       10,948,052       65.56          0.68%        0.79%        5.4900         0.0212
  37           12,100,000            27.94       10,461,111       55.06          0.66%        0.77%        5.8800         0.0212
  38           12,000,000            91.66       10,540,083       74.23          0.65%        0.76%        5.6100         0.0712
  39           11,988,302            81.07        9,982,692       33.28          0.65%        0.76%        5.3600         0.0512
  40           11,785,000        17,695.20       10,701,389       67.52          0.64%        0.75%        6.2500         0.0212
40.01           2,825,426                         2,565,633                      0.15%        0.18%
40.02           2,639,543                         2,396,841                      0.14%        0.17%
40.03           1,821,656                         1,654,158                      0.10%        0.12%
40.04           1,561,420                         1,417,850                      0.08%        0.10%
40.05           1,487,066                         1,350,333                      0.08%        0.09%
40.06           1,449,890                         1,316,575                      0.08%        0.09%
  41           11,505,393           107.14        9,639,387       49.84          0.62%        0.73%        5.4900         0.0512
               11,500,000        26,869.16       10,254,132       67.11          0.62%        4.33%        6.2700
  42            5,250,000        28,532.61        4,681,234       67.11          0.29%        1.97%        6.2700         0.0212
  43            4,150,000        28,040.54        3,700,404       67.11          0.23%        1.56%        6.2700         0.0212
  44            2,100,000        21,875.00        1,872,493       67.11          0.11%        0.79%        6.2700         0.0212
  45           11,050,000        43,849.21       10,074,232       72.48          0.60%        4.16%        5.4500         0.0612
  46           11,000,000            72.37        9,530,865       56.06          0.60%        0.70%        6.7500         0.0212
  47           10,960,000           122.59       10,242,556       74.76          0.60%        0.70%        5.9280         0.0212
  48           10,894,310           158.97        9,790,893       53.18          0.59%        0.69%        6.0700         0.1112
  49           10,585,080        44,104.50        8,946,818       60.66          0.57%        3.98%        5.6875         0.0212
  50           10,480,227        81,876.77        8,872,084       55.45          0.57%        0.67%        5.8700         0.0212
  51           10,400,000           341.07        9,171,769       51.53          0.56%        0.66%        5.7850         0.0212
  52           10,200,000            88.33        8,748,143       65.53          0.55%        0.65%        6.3800         0.0512
  53           10,000,000            66.67        8,832,265       64.94          0.54%        0.63%        5.8500         0.0212
  54            9,991,247           130.05        8,430,015       57.43          0.54%        0.63%        5.7900         0.0512
  55            9,958,781            87.35        8,066,524       53.42          0.54%        0.63%        5.4500         0.1112
  56            9,947,780            23.16        8,007,961       63.56          0.54%        0.63%        5.7400         0.0212
  57            9,920,584            46.07        9,090,496       64.02          0.54%        0.63%        6.3600         0.0212
  58            9,900,000           197.88        8,936,028       58.60          0.54%        0.63%        5.9350         0.0212
  59            9,891,245           136.92        8,335,628       62.67          0.54%        0.63%        5.7500         0.1012
  60            9,300,000            88.12        8,385,380       72.13          0.51%        0.59%        5.8800         0.0212
  61            8,981,587           109.45        7,517,028       41.19          0.49%        0.57%        5.4900         0.0212
  62            8,800,000            14.59        7,804,819       67.87          0.48%        0.56%        6.0300         0.0212
  63            8,800,000            88.82        6,857,056       47.62          0.48%        0.56%        6.1800         0.0212
  64            8,775,241           189.45        7,414,084       48.62          0.48%        0.56%        5.7700         0.1012
  65            8,603,000           192.02        7,658,518       70.26          0.47%        0.55%        6.2000         0.0512
  66            8,477,339            90.17        6,612,427       50.09          0.46%        0.54%        6.1300         0.0512
  67            8,400,000            42.64        7,723,442       70.86          0.46%        0.53%        5.9500         0.0212
  68            8,400,000           168.00        7,379,805       65.89          0.46%        0.53%        5.6200         0.0712
  69            8,100,000           194.80        8,100,000       60.90          0.44%        0.51%        5.5800         0.0512
  70            8,000,000            57.73        8,000,000       33.47          0.43%        0.51%        5.7400         0.0212
  71            7,800,000           231.82        6,874,723       70.51          0.42%        0.50%        5.7600         0.0512
                7,755,000        36,069.77        6,743,850       50.71          0.42%        0.49%        6.8850
  72            3,045,000        33,097.83        2,647,973       50.71          0.17%        0.19%        6.8850         0.0212
  73            2,515,000        39,920.63        2,187,077       50.71          0.14%        0.16%        6.8850         0.0212
  74            2,195,000        36,583.33        1,908,801       50.71          0.12%        0.14%        6.8850         0.0212
  75            7,660,880        38,304.40        6,783,343       70.66          0.42%        2.88%        5.9600         0.0212
  76            7,600,000            76.77        6,512,053       55.66          0.41%        0.48%        6.3500         0.0212
  77            7,500,000            82.47        6,637,869       67.73          0.41%        0.48%        5.9400         0.0212
  78            7,500,000            75.71        6,769,056       69.43          0.41%        0.48%        5.9300         0.1012
  79            7,400,000           103.23        6,573,070       65.73          0.40%        0.47%        6.1000         0.0212
  80            7,400,000           134.91        6,580,825       58.76          0.40%        0.47%        6.1500         0.1012
  81            7,393,671        49,291.14        6,255,095       61.93          0.40%        2.78%        5.8800         0.0512
  82            7,330,168           117.58        6,225,928       58.74          0.40%        0.47%        5.9500         0.0212
82.01           4,148,775                         3,523,791                      0.23%        0.26%
82.02           3,181,393                         2,702,138                      0.17%        0.20%
  83            7,300,000            84.59        6,265,641       61.25          0.40%        0.46%        6.4100         0.0512
  84            7,286,314            50.19        6,171,898       55.11          0.40%        0.46%        5.8900         0.0512
                7,250,000        43,413.17        5,749,391       53.24          0.39%        0.46%        6.7155
  85            2,940,000        49,000.00        2,324,763       53.24          0.16%        0.19%        6.6250         0.0212
  86            2,560,000        46,545.45        2,024,284       53.24          0.14%        0.16%        6.6250         0.0212
  87            1,750,000        33,653.85        1,400,344       53.24          0.10%        0.11%        7.0000         0.0212
  88            7,000,000        57,377.05        5,865,666       56.19          0.38%        2.63%        5.5960         0.0212
  89            7,000,000           152.64        6,720,031       70.74          0.38%        0.44%        6.3700         0.0212
  90            6,950,000           100.57        6,135,353       65.97          0.38%        0.44%        5.8290         0.0212
  91            6,885,000        66,201.92        5,691,375       56.91          0.37%        0.44%        5.8000         0.0212
  92            6,850,000           247.09        6,105,370       55.50          0.37%        0.43%        6.2550         0.0212
  93            6,600,000           206.50        5,838,660       60.82          0.36%        0.42%        5.9200         0.0212
  94            6,500,000           144.48        5,793,417       70.65          0.35%        0.41%        6.2550         0.0212
  95            6,488,437            89.11        5,533,716       59.50          0.35%        0.41%        6.1250         0.0212
  96            6,394,340            36.89        5,388,689       66.53          0.35%        0.41%        5.7500         0.0512
  97            6,385,613        52,773.67        5,224,714       60.75          0.35%        0.41%        5.7590         0.0212
  98            6,300,000            72.09        5,379,652       57.41          0.34%        0.40%        6.2300         0.0512
  99            6,000,000        30,303.03        5,490,247       71.30          0.33%        0.38%        6.8100         0.0212
 100            5,910,266        32,834.81        5,037,158       65.42          0.32%        2.22%        6.1320         0.0212
 101            5,849,103        83,558.61        4,546,637       56.83          0.32%        0.37%        5.8600         0.0212
 102            5,815,089            66.85        5,264,742       70.80          0.32%        0.37%        5.7900         0.1012
 103            5,775,000            75.59        4,975,941       67.24          0.31%        0.37%        6.5480         0.0212
 104            5,620,000        44,960.00        4,782,338       62.93          0.31%        2.11%        6.1100         0.0512
 105            5,600,000           175.08        5,075,722       60.79          0.30%        0.36%        6.1500         0.0512
 106            5,500,000           151.43        5,198,530       33.32          0.30%        0.35%        6.3000         0.0212
 107            5,477,951            87.34        4,261,955       51.35          0.30%        0.35%        6.0100         0.0212
 108            5,400,000           154.58        4,767,501       59.59          0.29%        0.34%        5.8300         0.0212
 109            5,250,000           103.28        4,439,922       59.60          0.29%        0.33%        5.9000         0.0212
 110            5,200,000        30,232.56        4,596,291       51.64          0.28%        0.33%        5.8800         0.0212
 111            5,200,000            64.28        4,447,998       63.54          0.28%        0.33%        6.2900         0.0512
 112            5,186,113            98.97        4,043,896       57.77          0.28%        0.33%        6.1200         0.0212
 113            4,986,791            91.12        4,680,078       73.70          0.27%        0.32%        6.0400         0.0212
 114            4,966,613            96.39        4,142,291       59.32          0.27%        0.32%        5.2400         0.0212
 115            4,956,867        76,259.49        3,853,083       54.27          0.27%        0.31%        5.8600         0.0212
 116            4,921,285        44,738.96        4,220,485       68.51          0.27%        1.85%        6.3500         0.0212
 117            4,910,000           232.62        4,910,000       59.88          0.27%        0.31%        6.1350         0.0212
 118            4,900,000           332.95        4,306,920       69.47          0.27%        0.31%        5.6400         0.0712
 119            4,890,000        31,146.50        4,416,885       69.61          0.27%        1.84%        6.0450         0.0212
 120            4,843,725        50,986.57        3,747,999       52.79          0.26%        0.31%        5.9300         0.0212
 121            4,795,905        33,304.90        4,058,570       59.68          0.26%        1.80%        5.8900         0.0212
 122            4,786,276            74.03        4,035,463       59.35          0.26%        0.30%        5.7000         0.0212
 123            4,732,291        38,163.64        3,658,590       55.43          0.26%        1.78%        5.8200         0.0512
 124            4,696,287           191.05        4,008,059       54.53          0.26%        0.30%        6.1800         0.0512
 125            4,513,000            84.98        3,970,560       69.05          0.25%        0.29%        5.6800         0.0512
 126            4,500,000            18.56        3,918,104       54.42          0.24%        0.29%        6.4375         0.0212
 127            4,500,000            76.70        3,814,084       58.68          0.24%        0.29%        6.0800         0.0212
 128            4,480,000        36,721.31        4,207,860       72.18          0.24%        0.28%        6.2900         0.0212
 129            4,455,802           341.70        3,754,308       64.73          0.24%        0.28%        5.6500         0.0512
 130            4,350,000        53,048.78        3,466,775       42.95          0.24%        0.28%        6.8750         0.0212
 131            4,315,613        56,784.38        3,468,823       59.50          0.23%        0.27%        7.1100         0.0212
 132            4,300,000           192.39        3,812,624       59.95          0.23%        0.27%        6.0200         0.0212
 133            4,100,000            82.75        3,516,372       60.37          0.22%        0.26%        6.3830         0.0212
 134            4,094,726        55,334.13        3,171,641       32.04          0.22%        0.26%        5.9600         0.0212
 135            4,082,706        24,301.82        3,449,098       66.33          0.22%        1.54%        5.7400         0.0512
 136            4,047,615           147.73        3,441,594       63.44          0.22%        0.26%        6.0200         0.0512
 137            3,800,000           525.44        3,411,788       52.49          0.21%        0.24%        5.6700         0.0512
 138            3,793,156           109.95        3,229,905       67.29          0.21%        0.24%        6.0700         0.0212
 139            3,596,993           240.65        3,051,178       53.53          0.20%        0.23%        5.9700         0.0212
 140            3,560,000            44.96        3,046,325       68.46          0.19%        0.23%        6.3000         0.0512
 141            3,520,000            42.24        3,161,723       71.86          0.19%        0.22%        6.6100         0.0212
 142            3,513,000            33.56        2,952,731       65.62          0.19%        0.22%        6.4400         0.0212
 143            3,500,000            77.26        3,106,289       61.51          0.19%        0.22%        6.0600         0.0212
 144            3,433,493        28,612.44        2,904,925       67.40          0.19%        1.29%        5.8500         0.0212
 145            3,397,540        33,975.40        2,926,001       68.69          0.18%        1.28%        6.5000         0.0212
 146            3,332,122            44.95        2,845,492       66.95          0.18%        0.21%        6.1700         0.0512
 147            3,301,000           298.46        2,885,879       58.90          0.18%        0.21%        5.8600         0.0512
 148            3,022,541           168.71        2,571,702       66.80          0.16%        0.19%        6.0740         0.0212
 149            3,000,000           262.03        2,655,912       53.12          0.16%        0.19%        5.9500         0.0212
 150            3,000,000           139.09        2,609,479       65.24          0.16%        0.19%        6.0800         0.1012
 151            2,941,527            36.71        2,478,617       39.50          0.16%        0.19%        5.6800         0.0212
 152            2,934,000            27.48        2,620,720       69.70          0.16%        0.19%        6.3500         0.0212
 153            2,860,000           227.38        2,696,317       61.28          0.16%        0.18%        5.8700         0.0212
 154            2,850,000           247.76        2,562,568       69.26          0.15%        0.18%        5.7400         0.1012
 155            2,829,802           253.11        2,404,019       59.36          0.15%        0.18%        5.9900         0.0512
 156            2,793,420            22.66        2,433,542       60.84          0.15%        0.18%        5.5700         0.0212
 157            2,647,000            22.52        2,208,406       51.36          0.14%        0.17%        6.1500         0.0212
 158            2,640,000            96.53        2,329,198       64.70          0.14%        0.17%        5.8000         0.0212
 159            2,593,000           174.70        2,593,000       54.59          0.14%        0.16%        5.8600         0.0512
 160            2,541,000            31.30        2,281,194       56.33          0.14%        0.16%        6.5900         0.0212
 161            2,500,000           108.78        2,160,180       56.11          0.14%        0.16%        6.6500         0.0212
 162            2,400,000           170.18        1,861,987       47.14          0.13%        0.15%        6.0500         0.0512
 163            2,304,000            25.12        2,051,092       71.22          0.13%        0.15%        6.2000         0.0212
 164            2,300,000           205.36        2,046,756       64.77          0.12%        0.15%        6.1800         0.0212
 165            2,214,614           311.00        1,874,689       53.18          0.12%        0.14%        5.9000         0.0212
 166            2,148,000            30.29        1,912,217       69.28          0.12%        0.14%        6.2000         0.0212
 167            2,111,000            37.09        1,895,159       59.22          0.11%        0.13%        6.5900         0.0212
 168            2,096,209           230.73        1,784,425       44.06          0.11%        0.13%        6.0600         0.0212
 169            2,050,000            33.57        1,782,468       32.41          0.11%        0.13%        6.8800         0.0212
 170            2,042,000        39,269.23        1,763,948       65.33          0.11%        0.77%        6.6400         0.0212
 171            1,992,756           103.65        1,721,883       63.07          0.11%        0.13%        6.5400         0.0212
 172            1,960,000           244.15        1,800,911       70.35          0.11%        0.12%        5.7180         0.0212
 173            1,925,000           192.60        1,658,278       60.30          0.10%        0.12%        6.5400         0.0212
 174            1,900,000           108.28        1,623,367       66.26          0.10%        0.12%        6.2500         0.0212
 177            1,840,788            77.17        1,299,038       43.30          0.10%        0.12%        8.2000         0.0512
 175            1,850,000           242.78        1,588,765       58.84          0.10%        0.12%        6.4300         0.0212
 176            1,847,625           222.07        1,431,592       51.13          0.10%        0.12%        5.9700         0.0512
 178            1,806,689           184.04        1,535,294       50.34          0.10%        0.11%        6.0000         0.0212
 179            1,778,616           179.19        1,520,578       58.48          0.10%        0.11%        6.2400         0.0212
 180            1,765,000            73.54        1,521,293       56.34          0.10%        0.11%        6.5600         0.0212
 181            1,650,000        36,666.67        1,488,627       65.43          0.09%        0.10%        5.9100         0.0212
 182            1,599,000            31.67        1,428,266       63.76          0.09%        0.10%        6.3500         0.0212
 183            1,591,772           153.35        1,345,313       54.36          0.09%        0.10%        5.7200         0.0212
 184            1,578,752            77.53        1,347,391       61.25          0.09%        0.10%        6.1800         0.0212
 185            1,545,669            76.31        1,307,073       48.86          0.08%        0.10%        5.8000         0.0212
 186            1,500,000           148.15        1,342,647       53.17          0.08%        0.10%        5.5200         0.0212
 187            1,495,839            25.92        1,157,878       42.88          0.08%        0.09%        5.9000         0.0212
 188            1,495,000            26.59        1,342,834       55.95          0.08%        0.09%        6.6100         0.0212
 189            1,354,402        21,162.53        1,148,557       57.43          0.07%        0.51%        5.8700         0.0212
 190            1,049,188            25.36          897,486       34.52          0.06%        0.07%        6.2600         0.0212
 191              998,199            58.08          849,976       54.84          0.05%        0.06%        6.0700         0.0212

             NET                        MONTHLY         ANNUAL                   FIRST                                      FINAL
          MORTGAGE                     P&I DEBT        P&I DEBT                 PAYMENT     PAYMENT  MATURITY/             MATURITY
LOAN #  RATE (%)(11)  ACCRUAL TYPE  SERVICE ($)(5)  SERVICE ($)(5)   NOTE DATE  DATE(13)   DUE DATE   ARD DATE  ARD LOAN     DATE
-----------------------------------------------------------------------------------------------------------------------------------

  1        5.9413      Actual/360     906,796.88     10,881,562.50   5/25/2006   7/1/2006      1      6/1/2016     No
  2        5.7988      Actual/360     604,345.03     7,252,140.36     3/9/2006   5/8/2006      8      4/8/2016     No
  3        5.7188      Actual/360     509,086.82     6,109,041.82    10/4/2005  11/8/2005      8     10/8/2015     No
  4        5.7888      Actual/360     277,189.34     3,326,272.10    3/31/2006   5/8/2006      8      4/8/2016     No
 4.01
 4.02
 4.03
 4.04
 4.05
  5        6.4988      Actual/360     226,124.39     2,713,492.63    4/11/2006   6/8/2006      8      5/8/2013     No
  6        6.2188      Actual/360     190,670.76     2,288,049.11    2/14/2006   4/8/2006      8      3/8/2011     No
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
  7        5.6488      Actual/360     174,707.21     2,096,486.56    4/11/2006   6/8/2006      8      5/8/2016     No
  8        5.6988      Actual/360     173,363.81     2,080,365.72    4/28/2006   6/1/2006      1      5/1/2016     No
  9        6.0788      Actual/360     172,405.52     2,068,866.24    5/31/2006   7/1/2006      1      6/1/2016     No
  10       5.5488      Actual/360     146,275.32     1,755,303.84    4/27/2006   6/1/2006      1      5/1/2016    Yes      5/1/2036
  11       6.3538      Actual/360     166,854.31     2,002,251.72     5/9/2006   7/1/2006      1      6/1/2016     No
  12       6.0288      Actual/360     150,692.22     1,808,306.68     3/3/2006   4/8/2006      8      3/8/2011     No
  13       6.0048      Actual/360     131,545.47     1,578,545.64    5/31/2006   7/1/2006      1      6/1/2016     No
  14       5.5488      Actual/360     142,203.22     1,706,438.61    9/30/2005  11/8/2005      8     10/8/2015     No
  15       6.0868      Actual/360     108,374.58     1,300,494.96    5/15/2006   7/1/2006      1      6/1/2016     No
  16       5.6895      Actual/360     113,054.67     1,356,656.00   12/21/2005   2/8/2006      8      1/8/2016     No
16.01
16.02
16.03
  17       6.4788      Actual/360     120,092.92     1,441,115.04    5/31/2006   7/1/2006      1      6/1/2016     No
  18       5.2588      Actual/360     100,066.65     1,200,799.80    3/14/2006   5/1/2006      1      4/1/2016     No
  19       6.1488      Actual/360     106,841.63     1,282,099.55     5/8/2006   6/8/2006      8      5/8/2016     No
  20       5.6288      Actual/360      98,130.08     1,177,561.01    4/12/2006   6/8/2006      8      5/8/2016     No
  21       5.7758      Actual/360      98,542.42     1,182,509.04    4/19/2006   6/1/2006      1      5/1/2016     No
  22       5.1888        30/360        73,360.00      880,320.00     2/16/2006   4/1/2006      1      3/1/2016     No
  23       5.9788      Actual/360      98,026.51     1,176,318.13    4/27/2006   6/8/2006      8      5/8/2016     No
23.01
23.02
23.03
23.04
23.05
23.06
23.07
  24       5.6588      Actual/360      93,414.26     1,120,971.06    3/24/2006   5/8/2006      8      4/8/2016     No
  25       5.9998      Actual/360      78,851.41      946,216.88      5/4/2006   7/1/2006      1      6/1/2016     No
  26       5.9588      Actual/360      89,739.79     1,076,877.53     3/3/2006   4/8/2006      8      3/8/2016     No
  27       5.6988      Actual/360      82,887.76      994,653.08     4/13/2006   6/8/2006      8      5/8/2016     No
  28       5.3888      Actual/360      79,819.76      957,837.12      2/8/2006   4/1/2006      1      3/1/2016     No
  29       6.2488      Actual/360      86,996.63     1,043,959.56    5/31/2006   7/1/2006      1      6/1/2016     No
29.01
29.02
  30       5.4188      Actual/360      79,227.15      950,725.80     3/31/2006   5/1/2006      1      4/1/2016     No
  31       5.4688      Actual/360      77,134.00      925,607.97      3/9/2006   5/8/2006      8      4/8/2016     No
  32       5.8988      Actual/360      79,995.49      959,945.88     3/30/2006   5/8/2006      8      4/8/2016     No
  33       5.8988      Actual/360      79,398.51      952,782.11     3/30/2006   5/8/2006      8      4/8/2016     No
  34       6.1488      Actual/360      77,722.31      932,667.72     5/31/2006   7/1/2006      1      6/1/2016    Yes      6/1/2036
  35       6.3538      Actual/360      77,983.74      935,804.88     5/31/2006   7/1/2006      1      6/1/2016     No
  36       5.4688      Actual/360      70,895.22      850,742.62      3/8/2006   4/8/2006      8      3/8/2016     No
  37       5.8588      Actual/360      73,516.92      882,203.08     3/23/2006   5/8/2006      8      4/8/2016     No
  38       5.5388      Actual/360      68,965.17      827,582.04     4/25/2006   6/1/2006      1      5/1/2016     No
  39       5.3088      Actual/360      67,084.38      805,012.56     4/20/2006   6/1/2006      1      5/1/2016     No
  40       6.2288      Actual/360      72,562.27      870,747.24     5/31/2006   7/1/2006      1      6/1/2016     No
40.01
40.02
40.03
40.04
40.05
40.06
  41       5.4388      Actual/360      65,450.47      785,405.64     2/13/2006   4/1/2006      1      3/1/2016    Yes      3/1/2036
                       Actual/360      70,957.13      851,485.60                               8                   No
  42       6.2488      Actual/360      32,393.47      388,721.64     4/28/2006   6/8/2006      8      5/8/2016     No
  43       6.2488      Actual/360      25,606.27      307,275.24     4/28/2006   6/8/2006      8      5/8/2016     No
  44       6.2488      Actual/360      12,957.39      155,488.68     4/28/2006   6/8/2006      8      5/8/2016     No
  45       5.3888      Actual/360      62,394.48      748,733.76      2/8/2006   4/1/2006      1      3/1/2016     No
  46       6.7288      Actual/360      71,345.79      856,149.48     5/24/2006   7/1/2006      1      6/1/2016     No
  47       5.9068      Actual/360      65,204.26      782,451.12      5/5/2006   7/1/2006      1      6/1/2013     No
  48       5.9588      Actual/360      62,663.92      751,967.04      5/1/2006   6/1/2006      1      5/1/2016     No
  49       5.6663      Actual/360      61,728.31      740,739.71     12/2/2005   1/8/2006      8     12/8/2015     No
  50       5.8488      Actual/360      62,077.92      744,934.99     3/15/2006   5/8/2006      8      4/8/2016     No
  51       5.7638      Actual/360      60,923.01      731,076.12     3/29/2006   5/8/2006      8      4/8/2016     No
  52       6.3288      Actual/360      63,668.09      764,017.07      6/2/2006   7/1/2006      1      7/1/2016     No
  53       5.8288      Actual/360      58,994.09      707,929.12     3/17/2006   5/8/2006      8      4/8/2016     No
  54       5.7388      Actual/360      58,611.64      703,339.68      4/5/2006   6/1/2006      1      5/1/2016    Yes      5/1/2036
  55       5.3388      Actual/360      56,232.85      674,794.20     5/19/2006   7/1/2006      1      7/1/2017     No
  56       5.7188      Actual/360      60,785.22      729,422.65     1/18/2006   3/8/2006      8      2/8/2016     No
  57       6.3388      Actual/360      66,648.53      799,782.33    11/14/2005   1/8/2006      8     12/8/2010    Yes     12/8/2030
  58       5.9138      Actual/360      58,942.42      707,309.04      4/6/2006   6/1/2006      1      5/1/2016     No
  59       5.6488      Actual/360      57,773.71      693,284.52     4/26/2006   6/1/2006      1      5/1/2016     No
  60       5.8588      Actual/360      55,042.73      660,512.81     4/11/2006   6/8/2006      8      5/8/2016     No
  61       5.4688      Actual/360      51,044.56      612,534.69      4/6/2006   5/8/2006      8      4/8/2016     No
  62       6.0088      Actual/360      52,930.30      635,163.56     4/18/2006   6/8/2006      8      5/8/2016     No
  63       6.1588      Actual/360      57,670.72      692,048.64     5/16/2006   7/8/2006      8      6/8/2016     No
  64       5.6688      Actual/360      51,466.27      617,595.24     2/14/2006   4/1/2006      1      3/1/2016     No
  65       6.1488      Actual/360      52,690.71      632,288.52     5/31/2006   7/1/2006      1      6/1/2016    Yes      6/1/2036
  66       6.0788      Actual/360      55,443.07      665,316.84      3/8/2006   5/1/2006      1      4/1/2016     No
  67       5.9288      Actual/360      50,092.54      601,110.43      5/2/2006   6/8/2006      8      5/8/2016     No
  68       5.5488      Actual/360      48,328.62      579,943.44      4/3/2006   6/1/2006      1      5/1/2016     No
  69       5.5288      Actual/360      38,188.13      458,257.50      2/2/2006   4/1/2006      1      3/1/2016     No
  70       5.7188      Actual/360      38,798.15      465,577.78     3/24/2006   5/8/2006      8      4/8/2016     No
  71       5.7088      Actual/360      45,568.25      546,819.00     5/11/2006   7/1/2006      1      6/1/2016     No
                       Actual/360      50,996.66      611,959.92                               1                   No
  72       6.8638      Actual/360      20,023.83      240,285.96      5/9/2006   7/1/2006      1      6/1/2016     No
  73       6.8638      Actual/360      16,538.57      198,462.84      5/9/2006   7/1/2006      1      6/1/2016     No
  74       6.8638      Actual/360      14,434.26      173,211.12      5/9/2006   7/1/2006      1      6/1/2016     No
  75       5.9388      Actual/360      45,734.02      548,808.23     3/27/2006   5/8/2006      8      4/8/2016     No
  76       6.3288      Actual/360      47,289.91      567,478.96     5/16/2006   7/8/2006      8      6/8/2016     No
  77       5.9188      Actual/360      44,677.38      536,128.62     4/13/2006   5/8/2006      8      4/8/2016     No
  78       5.8288      Actual/360      44,629.31      535,551.72     4/19/2006   6/1/2006      1      5/1/2016    Yes      5/1/2036
  79       6.0788      Actual/360      44,843.61      538,123.37      4/7/2006   5/8/2006      8      4/8/2016     No
  80       6.0488      Actual/360      45,082.88      540,994.56     4/27/2006   6/1/2006      1      5/1/2016     No
  81       5.8288      Actual/360      43,797.44      525,569.28     4/12/2006   6/1/2006      1      5/1/2016     No
  82       5.9288      Actual/360      43,830.97      525,971.63      3/7/2006   4/8/2006      8      3/8/2016     No
82.01
82.02
  83       6.3588      Actual/360      45,709.74      548,516.88     5/15/2006   7/1/2006      1      6/1/2016     No
  84       5.8388      Actual/360      43,252.26      519,027.12     3/28/2006   5/1/2006      1      4/1/2016     No
                       Actual/360      49,935.77      599,229.24                               1                   No
  85       6.6038      Actual/360      20,081.34      240,976.08      6/7/2006   7/1/2006      1      7/1/2016     No
  86       6.6038      Actual/360      17,485.79      209,829.48      6/7/2006   7/1/2006      1      7/1/2016     No
  87       6.9788      Actual/360      12,368.64      148,423.68      6/7/2006   7/1/2006      1      7/1/2016     No
  88       5.5748      Actual/360      40,167.87      482,014.44     5/24/2006   7/1/2006      1      6/1/2016     No
  89       6.3488      Actual/360      43,648.00      523,776.05     5/19/2006   7/8/2006      8     12/8/2011     No
  90       5.8078      Actual/360      40,907.78      490,893.36      5/5/2006   7/1/2006      1      6/1/2016     No
  91       5.7788      Actual/360      43,522.25      522,266.97     1/31/2006   3/8/2006      8      2/8/2016     No
  92       6.2338      Actual/360      42,198.91      506,386.92     5/19/2006   7/1/2006      1      6/1/2016     No
  93       5.8988      Actual/360      39,231.51      470,778.17      4/6/2006   5/8/2006      8      4/8/2016     No
  94       6.2338      Actual/360      40,042.76      480,513.12     5/31/2006   7/1/2006      1      6/1/2016     No
  95       6.1038      Actual/360      39,494.69      473,936.28     3/14/2006   5/1/2006      1      4/1/2016     No
  96       5.6988      Actual/360      37,348.66      448,183.92      4/5/2006   6/1/2006      1      5/1/2016     No
  97       5.7378      Actual/360      38,400.78      460,809.31     3/20/2006   5/8/2006      8      4/8/2016     No
  98       6.1788      Actual/360      38,708.27      464,499.24     5/25/2006   7/1/2006      1      6/1/2016     No
  99       6.7888      Actual/360      41,682.30      500,187.60     5/23/2006   7/8/2006      8      6/8/2011     No
 100       6.1108      Actual/360      35,966.94      431,603.32      5/4/2006   6/8/2006      8      5/8/2016     No
 101       5.8388      Actual/360      37,510.47      450,125.65     12/7/2005   1/8/2006      8     12/8/2015     No
 102       5.6888      Actual/360      34,287.81      411,453.72    11/15/2005   1/1/2006      1     12/1/2012    Yes     12/1/2035
 103       6.5268      Actual/360      36,684.42      440,213.04      5/2/2006   7/1/2006      1      6/1/2016     No
 104       6.0588      Actual/360      34,093.22      409,118.64     5/10/2006   7/1/2006      1      6/1/2016     No
 105       6.0988      Actual/360      34,116.78      409,401.36      6/2/2006   7/1/2006      1      7/1/2016     No
 106       6.2788      Actual/360      34,043.50      408,522.04     5/17/2006   7/8/2006      8      1/8/2011     No
 107       5.9888      Actual/360      35,470.21      425,642.46     2/24/2006   4/8/2006      8      3/8/2016     No
 108       5.8088      Actual/360      31,787.90      381,454.82      5/3/2006   6/8/2006      8      5/8/2016     No
 109       5.8788      Actual/360      31,139.67      373,676.00     5/10/2006   7/8/2006      8      6/8/2016     No
 110       5.8588      Actual/360      30,776.58      369,318.99      3/2/2006   4/8/2006      8      3/8/2016     No
 111       6.2388      Actual/360      32,152.70      385,832.40     5/25/2006   7/1/2006      1      6/1/2016     No
 112       6.0988      Actual/360      33,886.15      406,633.74     3/28/2006   5/8/2006      8      4/8/2016     No
 113       6.0188      Actual/360      30,106.23      361,274.77     2/28/2006   4/8/2006      8      3/8/2011     No
 114       5.2188      Actual/360      27,579.22      330,950.69    11/21/2005   1/8/2006      8     12/8/2015     No
 115       5.8388      Actual/360      31,788.53      381,462.41     12/7/2005   1/8/2006      8     12/8/2015     No
 116       6.3288      Actual/360      30,645.11      367,741.30     4/28/2006   6/8/2006      8      5/8/2016     No
 117       6.1138      Actual/360      25,451.02      305,412.24      5/9/2006   7/1/2006      1      6/1/2016     No
 118       5.5688      Actual/360      28,253.59      339,043.08     4/14/2006   6/1/2006      1      5/1/2016     No
 119       6.0238      Actual/360      29,459.64      353,515.68      5/9/2006   7/1/2006      1      6/1/2016     No
 120       5.9088      Actual/360      31,041.42      372,497.01      5/5/2006   6/8/2006      8      5/8/2016     No
 121       5.8688      Actual/360      28,439.85      341,278.15     4/14/2006   6/8/2006      8      5/8/2016     No
 122       5.6788      Actual/360      27,859.22      334,310.65      3/1/2006   4/8/2006      8      3/8/2016    Yes      3/8/2036
 123       5.7688      Actual/360      30,096.48      361,157.76      2/7/2006   4/1/2006      1      3/1/2016     No
 124       6.1288      Actual/360      28,725.07      344,700.84     4/17/2006   6/1/2006      1      5/1/2016    Yes      5/1/2036
 125       5.6288      Actual/360      26,136.30      313,635.60     2/24/2006   4/1/2006      1      3/1/2016     No
 126       6.4163      Actual/360      29,123.24      349,478.88     5/26/2006   7/1/2006      1      6/1/2016     No
 127       6.0588      Actual/360      27,908.02      334,896.28      3/1/2006   4/8/2006      8      3/8/2016     No
 128       6.2688      Actual/360      27,700.78      332,409.41      5/2/2006   6/8/2006      8      5/8/2016     No
 129       5.5988      Actual/360      25,831.30      309,975.60      2/1/2006   3/1/2006      1      2/1/2016    Yes      2/1/2036
 130       6.8538      Actual/360      30,398.89      364,786.68     5/18/2006   7/1/2006      1      6/1/2016     No
 131       7.0888      Actual/360      30,836.67      370,040.07     4/17/2006   6/8/2006      8      5/8/2016     No
 132       5.9988      Actual/360      25,835.99      310,031.88     3/31/2006   5/8/2006      8      4/8/2016     No
 133       6.3618      Actual/360      25,600.12      307,201.44      5/9/2006   7/1/2006      1      6/1/2016     No
 134       5.9388      Actual/360      26,316.20      315,794.38     4/10/2006   6/8/2006      8      5/8/2016     No
 135       5.6888      Actual/360      23,900.45      286,805.40     1/31/2006   3/1/2006      1      2/1/2016     No
 136       5.9688      Actual/360      24,363.94      292,367.28     3/30/2006   5/1/2006      1      4/1/2016     No
 137       5.6188      Actual/360      21,983.03      263,796.36     3/17/2006   5/1/2006      1      4/1/2016     No
 138       6.0488      Actual/360      22,954.22      275,450.61     3/28/2006   5/8/2006      8      4/8/2016     No
 139       5.9488      Actual/360      21,514.43      258,173.19     4/26/2006   6/8/2006      8      5/8/2016     No
 140       6.2488      Actual/360      22,035.43      264,425.16      6/2/2006   7/1/2006      1      7/1/2016     No
 141       6.5888      Actual/360      22,504.05      270,048.54      5/8/2006   6/8/2006      8      5/8/2016     No
 142       6.4188      Actual/360      23,588.49      283,061.85      5/2/2006   6/8/2006      8      5/8/2016     No
 143       6.0388      Actual/360      21,119.47      253,433.66     4/18/2006   6/8/2006      8      5/8/2016     No
 144       5.8288      Actual/360      20,293.97      243,527.62     3/14/2006   5/8/2006      8      4/8/2016     No
 145       6.4788      Actual/360      21,490.31      257,883.75     4/19/2006   6/8/2006      8      5/8/2016     No
 146       6.1188      Actual/360      20,379.28      244,551.36      3/8/2006   5/1/2006      1      4/1/2016    Yes      4/1/2036
 147       5.8088      Actual/360      19,495.03      233,940.36     3/15/2006   5/1/2006      1      4/1/2016     No
 148       6.0528      Actual/360      18,280.57      219,366.84     4/11/2006   6/1/2006      1      5/1/2016     No
 149       5.9288      Actual/360      17,890.19      214,682.30     4/19/2006   6/8/2006      8      5/8/2016     No
 150       5.9788      Actual/360      18,141.11      217,693.32      4/6/2006   6/1/2006      1      5/1/2016    Yes      5/1/2036
 151       5.6588      Actual/360      17,084.44      205,013.31     2/28/2006   4/8/2006      8      3/8/2016     No
 152       6.3288      Actual/360      18,256.40      219,076.75     4/11/2006   6/8/2006      8      5/8/2016     No
 153       5.8488      Actual/360      16,908.84      202,906.10     3/20/2006   5/8/2006      8      9/8/2014     No
 154       5.6388      Actual/360      16,613.73      199,364.76      5/1/2006   6/1/2006      1      5/1/2016     No
 155       5.9388      Actual/360      16,979.03      203,748.36     3/29/2006   5/1/2006      1      4/1/2016    Yes      4/1/2036
 156       5.5488      Actual/360      15,468.50      185,621.94      3/3/2006   4/8/2006      8      3/8/2016     No
 157       6.1288      Actual/360      17,298.19      207,578.26     3/30/2006   5/8/2006      8      4/8/2016     No
 158       5.7788      Actual/360      15,490.28      185,883.36     2/22/2006   4/8/2006      8      3/8/2016     No
 159       5.8088        30/360        12,662.48      151,949.80     4/10/2006   6/1/2006      1      5/1/2011     No
 160       6.5688      Actual/360      16,211.54      194,538.49     5/12/2006   7/8/2006      8      6/8/2016     No
 161       6.6288      Actual/360      16,049.12      192,589.46      5/9/2006   7/8/2006      8      6/8/2016     No
 162       5.9988      Actual/360      15,536.67      186,440.04      5/2/2006   7/1/2006      1      6/1/2016     No
 163       6.1788      Actual/360      14,111.29      169,335.42     3/30/2006   5/8/2006      8      4/8/2016     No
 164       6.1588      Actual/360      14,056.95      168,683.41     4/13/2006   6/8/2006      8      5/8/2016     No
 165       5.8788      Actual/360      13,146.87      157,762.45      5/3/2006   6/8/2006      8      5/8/2016     No
 166       6.1788      Actual/360      13,155.83      157,870.00     3/30/2006   5/8/2006      8      4/8/2016     No
 167       6.5688      Actual/360      13,468.15      161,617.77     5/12/2006   7/8/2006      8      6/8/2016     No
 168       6.0388      Actual/360      12,671.68      152,060.19     3/23/2006   5/8/2006      8      4/8/2016     No
 169       6.8588      Actual/360      13,473.89      161,686.68     5/11/2006   7/8/2006      8      6/8/2016     No
 170       6.6188      Actual/360      13,095.41      157,144.91     5/23/2006   7/8/2006      8      6/8/2016     No
 171       6.5188      Actual/360      12,694.02      152,328.22      2/8/2006   3/8/2006      8      2/8/2016     No
 172       5.6968      Actual/360      11,016.24      132,194.88      5/3/2006   7/1/2006      1      6/1/2016     No
 173       6.5188      Actual/360      12,217.99      146,615.91     5/15/2006   7/8/2006      8      6/8/2016     No
 174       6.2288      Actual/360      11,698.63      140,383.52     5/16/2006   7/8/2006      8      6/8/2016     No
 177       8.1488        30/360        15,898.51      190,782.12     7/27/2000   9/1/2000      1      8/1/2015     No
 175       6.4088      Actual/360      11,608.22      139,298.68     5/10/2006   7/8/2006      8      6/8/2016     No
 176       5.9188      Actual/360      11,885.67      142,628.04     4/12/2006   6/1/2006      1      5/1/2016     No
 178       5.9788      Actual/360      10,851.86      130,222.37     3/21/2006   5/8/2006      8      4/8/2016     No
 179       6.2188      Actual/360      10,948.19      131,378.30     4/12/2006   6/8/2006      8      5/8/2016     No
 180       6.5388      Actual/360      11,225.74      134,708.84     5/22/2006   7/8/2006      8      6/8/2016     No
 181       5.8888      Actual/360      9,797.31       117,567.75      2/9/2006   4/8/2006      8      3/8/2016     No
 182       6.3288      Actual/360      9,949.55       119,394.59     4/11/2006   6/8/2006      8      5/8/2016     No
 183       5.6988      Actual/360      9,306.70       111,680.35    12/22/2005   2/8/2006      8      1/8/2016     No
 184       6.1588      Actual/360      9,656.51       115,878.17     4/28/2006   6/8/2006      8      5/8/2016     No
 185       5.7788      Actual/360      9,094.67       109,136.07     2/24/2006   4/8/2006      8      3/8/2016     No
 186       5.4988      Actual/360      8,535.67       102,428.00     3/16/2006   5/8/2006      8      4/8/2016     No
 187       5.8788      Actual/360      9,573.04       114,876.44     3/20/2006   5/8/2006      8      4/8/2016     No
 188       6.5888      Actual/360      9,557.83       114,693.91      5/8/2006   6/8/2006      8      5/8/2016     No
 189       5.8488      Actual/360      8,040.57        96,486.82     1/30/2006   3/8/2006      8      2/8/2016     No
 190       6.2388      Actual/360      6,471.86        77,662.33     4/20/2006   6/8/2006      8      5/8/2016     No
 191       6.0488      Actual/360      6,040.58        72,487.00     3/29/2006   5/8/2006      8      4/8/2016     No

                    ORIGINAL     REMAINING
                      TERM          TERM       ORIGINAL     REMAINING       INITIAL       REMAINING
                   TO MATURITY  TO MATURITY  AMORTIZATION  AMORTIZATION  INTEREST ONLY  INTEREST ONLY  GRACE
LOAN #  SEASONING  OR ARD(13)      OR ARD        TERM          TERM          PERIOD       PERIOD(13)   PERIOD
-------------------------------------------------------------------------------------------------------------

  1         0          120          120            0            0             120            120         0
  2         2          120          118           360          360             60             58         0
  3         8          120          112           300          300             24             16         0
  4         2          120          118           360          360             60             58         10
 4.01
 4.02
 4.03
 4.04
 4.05
  5         1          84            83           360          360             36             35         0
  6         3          60            57           360          360             6              3          0
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
  7         1          120          119           360          360             24             23         0
  8         1          120          119           360          360             60             59         5
  9         0          120          120           360          360             96             96         5
  10        1          120          119           360          359             0              0          5
  11        0          120          120           300          300             0              0          5
  12        3          60            57           360          357             0              0          0
  13        0          120          120           420          420             0              0          5
  14        8          120          112           300          300             12             4          0
  15        0          120          120            0            0             120            120         5
  16        5          120          115           360          360             24             19         0
16.01
16.02
16.03
  17        0          120          120           360          360             0              0          5
  18        2          120          118           360          360             24             22         5
  19        1          120          119           360          359             0              0          0
  20        1          120          119           360          360             60             59         0
  21        1          120          119           360          360             60             59         5
  22        3          120          117            0            0             120            117         5
  23        1          120          119           360          359             0              0          0
23.01
23.02
23.03
23.04
23.05
23.06
23.07
  24        2          120          118           360          360             60             58         0
  25        0          120          120            0            0             120            120         5
  26        3          120          117           360          357             0              0          0
  27        1          120          119           360          360             60             59         0
  28        3          120          117           360          360             48             45         5
  29        0          120          120           360          360             0              0          5
29.01
29.02
  30        2          120          118           360          358             0              0          5
  31        2          120          118           360          358             0              0          0
  32        2          120          118           360          360             60             58         0
  33        2          120          118           360          360             60             58         0
  34        0          120          120           360          360             24             24         5
  35        0          120          120           360          360             0              0          5
  36        3          120          117           360          360             24             21         0
  37        2          120          118           336          336             24             22         0
  38        1          120          119           360          360             24             23         5
  39        1          120          119           360          359             0              0          5
  40        0          120          120           360          360             36             36         5
40.01
40.02
40.03
40.04
40.05
40.06
  41        3          120          117           360          357             0              0          5
            1          120          119           360          360             24             23         0
  42        1          120          119           360          360             24             23         0
  43        1          120          119           360          360             24             23         0
  44        1          120          119           360          360             24             23         0
  45        3          120          117           360          360             48             45         5
  46        0          120          120           360          360             0              0          5
  47        0          84            84           360          360             24             24         5
  48        1          120          119           420          419             0              0          5
  49        6          120          114           360          354             0              0          0
  50        2          120          118           360          358             0              0          0
  51        2          120          118           360          360             24             22         0
  52        0          121          121           360          360             1              1          5
  53        2          120          118           360          360             24             22         0
  54        1          120          119           360          359             0              0          5
  55        0          133          133           360          360             0              0          5
  56        4          120          116           324          320             0              0          0
  57        6          60            54           300          294             0              0          0
  58        1          120          119           360          360             36             35         5
  59        1          120          119           360          359             0              0          5
  60        1          120          119           360          360             36             35         0
  61        2          120          118           360          358             0              0          0
  62        1          120          119           360          360             24             23         0
  63        0          120          120           300          300             0              0          0
  64        3          120          117           360          357             0              0          5
  65        0          120          120           360          360             24             24         5
  66        2          120          118           300          298             0              0          5
  67        1          120          119           360          360             48             47         0
  68        1          120          119           360          360             24             23         5
  69        3          120          117            0            0             120            117         5
  70        2          120          118            0            0             120            118         0
  71        0          120          120           360          360             24             24         5
            0          120          120           360          360             0              0          5
  72        0          120          120           360          360             0              0          5
  73        0          120          120           360          360             0              0          5
  74        0          120          120           360          360             0              0          5
  75        2          120          118           360          360             24             22         0
  76        0          120          120           360          360             0              0          0
  77        2          120          118           360          360             24             22         0
  78        1          120          119           360          360             36             35         5
  79        2          120          118           360          360             24             22         0
  80        1          120          119           360          360             24             23         5
  81        1          120          119           360          359             0              0          5
  82        3          120          117           360          357             0              0          0
82.01
82.02
  83        0          120          120           360          360             0              0          5
  84        2          120          118           360          358             0              0          5
            0          121          121           300          300             1              1          5
  85        0          121          121           300          300             1              1          5
  86        0          121          121           300          300             1              1          5
  87        0          121          121           300          300             1              1          5
  88        0          120          120           360          360             0              0          5
  89        0          66            66           360          360             24             24         0
  90        0          120          120           360          360             24             24         5
  91        4          120          116           300          300             24             20         0
  92        0          120          120           360          360             24             24         5
  93        2          120          118           360          360             24             22         0
  94        0          120          120           360          360             24             24         5
  95        2          120          118           360          358             0              0          5
  96        1          120          119           360          359             0              0          5
  97        2          120          118           336          334             0              0          0
  98        0          120          120           360          360             0              0          5
  99        0          60            60           300          300             0              0          0
 100        1          120          119           360          359             0              0          0
 101        6          120          114           300          294             0              0          0
 102        6          84            78           360          354             0              0          5
 103        0          120          120           360          360             0              0          5
 104        0          120          120           360          360             0              0          5
 105        0          121          121           360          360             37             37         5
 106        0          55            55           360          360             0              0          0
 107        3          120          117           300          297             0              0          0
 108        1          120          119           360          360             24             23         0
 109        0          120          120           360          360             0              0          0
 110        3          120          117           360          360             24             21         0
 111        0          120          120           360          360             0              0          5
 112        2          120          118           300          298             0              0          0
 113        3          60            57           360          357             0              0          0
 114        6          120          114           360          354             0              0          0
 115        6          120          114           300          294             0              0          0
 116        1          120          119           360          359             0              0          0
 117        0          120          120            0            0             120            120         5
 118        1          120          119           360          360             24             23         5
 119        0          120          120           360          360             35             35         5
 120        1          120          119           300          299             0              0          0
 121        1          120          119           360          359             0              0          0
 122        3          120          117           360          357             0              0          0
 123        3          120          117           300          297             0              0          5
 124        1          120          119           360          359             0              0          5
 125        3          120          117           360          360             24             21         5
 126        0          120          120           330          330             24             24         5
 127        3          120          117           336          336             12             9          0
 128        1          120          119           360          360             60             59         0
 129        4          120          116           360          356             0              0          5
 130        0          120          120           300          300             0              0          5
 131        1          120          119           300          299             0              0          0
 132        2          120          118           360          360             24             22         0
 133        0          120          120           360          360             0              0          5
 134        1          120          119           300          299             0              0          0
 135        4          120          116           360          356             0              0          5
 136        2          120          118           360          358             0              0          5
 137        2          120          118           360          360             36             34         5
 138        2          120          118           360          358             0              0          0
 139        1          120          119           360          359             0              0          0
 140        0          121          121           360          360             1              1          5
 141        1          120          119           360          360             24             23         0
 142        1          120          119           300          300             24             23         0
 143        1          120          119           360          360             24             23         0
 144        2          120          118           360          358             0              0          0
 145        1          120          119           360          359             0              0          0
 146        2          120          118           360          358             0              0          5
 147        2          120          118           360          360             18             16         5
 148        1          120          119           360          359             0              0          5
 149        1          120          119           360          360             24             23         0
 150        1          120          119           360          360             12             11         10
 151        3          120          117           360          357             0              0          0
 152        1          120          119           360          360             24             23         0
 153        2          101           99           360          360             48             46         0
 154        1          120          119           360          360             36             35         5
 155        2          120          118           360          358             0              0          5
 156        3          120          117           396          393             0              0          0
 157        2          120          118           300          300             24             22         0
 158        3          120          117           360          360             24             21         0
 159        1          60            59            0            0              60             59         5
 160        0          120          120           360          360             24             24         0
 161        0          120          120           360          360             0              0          0
 162        0          120          120           300          300             0              0          5
 163        2          120          118           360          360             24             22         0
 164        1          120          119           360          360             24             23         0
 165        1          120          119           360          359             0              0          0
 166        2          120          118           360          360             24             22         0
 167        0          120          120           360          360             24             24         0
 168        2          120          118           360          358             0              0          0
 169        0          120          120           360          360             0              0          0
 170        0          120          120           360          360             0              0          0
 171        4          120          116           360          356             0              0          0
 172        0          120          120           396          396             36             36         5
 173        0          120          120           360          360             0              0          0
 174        0          120          120           360          360             0              0          0
 177       70          180          110           300          230             0              0          5
 175        0          120          120           360          360             0              0          0
 176        1          120          119           300          299             0              0          5
 178        2          120          118           360          358             0              0          0
 179        1          120          119           360          359             0              0          0
 180        0          120          120           360          360             0              0          0
 181        3          120          117           360          360             36             33         0
 182        1          120          119           360          360             24             23         0
 183        5          120          115           360          355             0              0          0
 184        1          120          119           360          359             0              0          0
 185        3          120          117           360          357             0              0          0
 186        2          120          118           360          360             36             34         0
 187        2          120          118           300          298             0              0          0
 188        1          120          119           360          360             24             23         0
 189        4          120          116           360          356             0              0          0
 190        1          120          119           360          359             0              0          0
 191        2          120          118           360          358             0              0          0

                                                                                                             UPFRONT      UPFRONT
                                                   ORIGINAL                                                ENGINEERING     CAPEX
LOAN #                  PREPAYMENT PROVISION (PAYMENTS)(13,14,15,16,17,18,19,20,21,28)                     RESERVE ($)  RESERVE ($)
-----------------------------------------------------------------------------------------------------------------------------------

  1     LO(24),Def(90),O(6)
  2     LO(26),Def(90),O(4)                                                                                  794,250
  3     LO(60),LESSofDeforGRTRofYMor1%(58),O(2)                                                                            55,469
  4     LO(26),Def(90),O(4)
 4.01
 4.02
 4.03
 4.04
 4.05
  5     LO(25),Def(55),O(4)
  6     LO(27),Def(29),O(4)                                                                                  200,000
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
  7     LO(25),Def(91),O(4)
  8     LO(25),Def(89),O(6)
  9     LO(24),Def(91),O(5)                                                                                  18,375       135,667
  10    LO(25),Def(91),O(4)                                                                                  430,000       3,667
  11    LO(24),Def(94),O(2)
  12    LO(27),Def(29),O(4)
  13    LO(24),Def(92),O(4)                                                                                  109,063
  14    LO(32),Def(84),O(4)
  15    LO(24),Def(92),O(4)                                                                                  146,313
  16    LO(29),Def(87),O(4)                                                                                  40,250
16.01
16.02
16.03
  17    LO(24),Def(94),O(2)
  18    LO(26),Def(91),O(3)
  19    LO(25),Def(91),O(4)                                                                                   4,500
  20    LO(25),Def(91),O(4)
  21    LO(25),Def(90),O(5)                                                                                  16,250
  22    LO(27),Def(90),O(3)
  23    LO(25),Def(91),O(4)
23.01
23.02
23.03
23.04
23.05
23.06
23.07
  24    LO(26),Def(90),O(4)                                                                                                50,197
  25    LO(24),Def(92),O(4)
  26    LO(27),Def(89),O(4)
  27    LO(25),Def(91),O(4)
  28    LO(27),Def(90),O(3)                                                                                                4,700
  29    LO(24),Def(93),O(3)                                                                                               115,000
29.01
29.02
  30    LO(26),Def(91),O(3)                                                                                                2,334
  31    LO(26),Def(90),O(4)
  32    LO(26),Def(90),O(4)                                                                                  132,213
  33    LO(26),Def(90),O(4)                                                                                  38,688
  34    GRTR1%orYM(116),O(4)                                                                                               1,280
  35    LO(24),Def(94),O(2)
  36    LO(27),Def(89),O(4)
  37    LO(26),Def(90),O(4)                                                                                   3,125       100,000
  38    LO(25),Def(92),O(3)                                                                                                 874
  39    LO(25),Def(92),O(3)
  40    LO(24),Def(92),O(4)
40.01
40.02
40.03
40.04
40.05
40.06
  41    LO(27),Def(88),O(5)
        LO(25),Def(91),O(4)
  42    LO(25),Def(91),O(4)
  43    LO(25),Def(91),O(4)
  44    LO(25),Def(91),O(4)
  45    LO(27),Def(90),O(3)                                                                                                4,200
  46    LO(24),Def(92),O(4)                                                                                                15,080
  47    LO(24),Def(56),O(4)
  48    LO(25),Def(91),O(4)
  49    LO(30),Def(86),O(4)                                                                                  12,200
  50    LO(26),Def(90),O(4)
  51    LO(26),Def(90),O(4)
  52    LO(24),Def(94),O(3)                                                                                                3,060
  53    LO(26),Def(90),O(4)
  54    GRTR1%orYM(116),O(4)
  55    LO(24),Def(102),O(7)
  56    LO(28),Def(88),O(4)                                                                                  51,281
  57    LO(30),Def(26),O(4)                                                                                  111,500       10,000
  58    LO(25),Def(91),O(4)
  59    LO(25),Def(92),O(3)                                                                                                 904
  60    LO(25),Def(91),O(4)
  61    LO(26),Def(90),O(4)
  62    LO(25),Def(91),O(4)                                                                                  26,563
  63    LO(24),Def(92),O(4)
  64    LO(27),Def(90),O(3)                                                                                                 772
  65    GRTR1%orYM(116),O(4)                                                                                                730
  66    GRTR5%orYM(116),O(4)                                                                                               1,179
  67    LO(25),Def(91),O(4)                                                                                  25,750
  68    LO(25),Def(92),O(3)
  69    LO(27),Def(89),O(4)                                                                                                 683
  70    LO(59),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1.5%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  71    LO(24),Def(93),O(3)                                                                                  68,663
        LO(24),Def(92),O(4)                                                                                  37,750
  72    LO(24),Def(92),O(4)                                                                                  19,000
  73    LO(24),Def(92),O(4)
  74    LO(24),Def(92),O(4)                                                                                  18,750
  75    LO(26),Def(90),O(4)                                                                                  231,500
  76    LO(24),Def(92),O(4)
  77    LO(26),Def(87),O(7)
  78    LO(25),Def(91),O(4)                                                                                                48,213
  79    LO(26),Def(90),O(4)                                                                                   2,500
  80    LO(25),Def(91),O(4)                                                                                                 915
  81    LO(25),Def(92),O(3)                                                                                                4,402
  82    LO(27),Def(89),O(4)                                                                                  87,220
82.01
82.02
  83    LO(24),Def(92),O(4)                                                                                                1,232
  84    LO(26),Def(91),O(3)                                                                                                1,858
        LO(24),Def(95),O(2)                                                                                               320,000
  85    LO(24),Def(95),O(2)
  86    LO(24),Def(95),O(2)                                                                                               200,000
  87    LO(24),Def(95),O(2)                                                                                               120,000
  88    LO(24),Def(93),O(3)                                                                                                48,800
  89    LO(24),Def(38),O(4)
  90    LO(24),Def(94),O(2)
  91    LO(28),Def(88),O(4)
  92    LO(24),Def(92),O(4)
  93    LO(26),Def(90),O(4)
  94    LO(24),Def(92),O(4)
  95    LO(26),Def(90),O(4)                                                                                                59,152
  96    LO(25),Def(92),O(3)                                                                                                2,167
  97    LO(26),Def(90),O(4)
  98    LO(24),Def(93),O(3)                                                                                                1,008
  99    LO(24),Def(32),O(4)                                                                                               400,000
 100    LO(25),Def(91),O(4)
 101    LO(30),Def(86),O(4)
 102    LO(30),Def(50),O(4)                                                                                  18,750
 103    LO(24),Def(92),O(4)
 104    LO(24),Def(93),O(3)                                                                                                2,604
 105    LO(24),Def(93),O(4)                                                                                  22,063
 106    LO(24),Def(27),O(4)
 107    LO(27),Def(89),O(4)                                                                                                5,250
 108    LO(25),Def(91),O(4)
 109    LO(24),Def(92),O(4)
 110    LO(27),Def(89),O(4)
 111    LO(24),Def(93),O(3)
 112    LO(26),Def(90),O(4)
 113    LO(27),Def(29),O(4)
 114    LO(30),Def(86),O(4)
 115    LO(30),Def(86),O(4)
 116    LO(25),Def(91),O(4)                                                                                                18,250
 117    LO(24),Def(92),O(4)
 118    LO(25),Def(92),O(3)
 119    LO(24),Def(92),O(4)                                                                                                32,861
 120    LO(25),Def(91),O(4)
 121    LO(25),Def(91),O(4)                                                                                  114,741       6,000
 122    LO(27),Def(89),O(4)
 123    LO(27),Def(90),O(3)                                                                                  94,613        3,100
 124    LO(25),Def(91),O(4)                                                                                                 307
 125    LO(27),Def(90),O(3)
 126    LO(24),Def(92),O(4)                                                                                  23,063
 127    LO(27),Def(89),O(4)                                                                                  15,280
 128    LO(25),Def(91),O(4)
 129    LO(28),Def(88),O(4)
 130    LO(24),GRTR1%orYM(92),O(4)                                                                                        172,500
 131    LO(25),Def(91),O(4)                                                                                   1,500        30,240
 132    LO(26),Def(90),O(4)                                                                                                 559
 133    LO(24),Def(92),O(4)                                                                                                16,723
 134    LO(25),Def(91),O(4)                                                                                  20,000        68,973
 135    GRTR1%orYM(116),O(4)                                                                                               3,500
 136    LO(26),Def(91),O(3)                                                                                                 342
 137    LO(26),Def(91),O(3)                                                                                                  90
 138    LO(26),Def(90),O(4)
 139    LO(25),Def(91),O(4)                                                                                                 374
 140    LO(24),Def(94),O(3)                                                                                                 996
 141    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    8,329
 142    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    10,463
 143    LO(25),Def(91),O(4)
 144    LO(26),Def(90),O(4)                                                                                               265,000
 145    LO(25),Def(91),O(4)                                                                                                5,000
 146    LO(26),Def(90),O(4)
 147    LO(26),Def(91),O(3)                                                                                                 138
 148    LO(25),Def(91),O(4)
 149    LO(25),Def(91),O(4)                                                                                                 286
 150    LO(25),Def(91),O(4)                                                                                                 331
 151    LO(27),Def(89),O(4)                                                                                  325,358
 152    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    30,670
 153    LO(26),Def(71),O(4)
 154    LO(25),Def(92),O(3)
 155    LO(26),Def(90),O(4)
 156    GRTRofYMor7%(27),Def(89),O(4)
 157    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)      13,370        32,884
 158    LO(27),Def(89),O(4)
 159    GRTR1%orYM(34),O(26)
 160    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    8,119
 161    LO(24),Def(92),O(4)                                                                                                 766
 162    LO(24),Def(93),O(3)                                                                                                 176
 163    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    27,522
 164    LO(25),Def(91),O(4)                                                                                                 280
 165    LO(25),Def(91),O(4)                                                                                                 250
 166    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    18,324
 167    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    5,691
 168    LO(26),Def(90),O(4)                                                                                                 105
 169    LO(24),Def(92),O(4)                                                                                  68,894        3,155
 170    LO(24),Def(92),O(4)
 171    LO(28),Def(88),O(4)
 172    LO(24),Def(92),O(4)
 173    LO(24),Def(92),O(4)                                                                                                 333
 174    LO(24),Def(92),O(4)                                                                                   2,625         546
 177    LO(59),GRTR1%orYM(120),O(1)
 175    LO(24),Def(92),O(4)                                                                                                 191
 176    LO(25),Def(92),O(3)
 178    LO(26),Def(90),O(4)                                                                                  12,500         333
 179    LO(25),Def(91),O(4)                                                                                                  83
 180    LO(24),Def(92),O(4)                                                                                                 837
 181    LO(27),Def(89),O(4)                                                                                                 561
 182    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    15,113
 183    LO(29),Def(87),O(4)
 184    LO(25),Def(91),O(4)                                                                                                 536
 185    LO(27),Def(89),O(4)                                                                                                 979
 186    LO(26),Def(90),O(4)
 187    LO(26),Def(90),O(4)                                                                                                  73
 188    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    16,860
 189    LO(28),Def(88),O(4)                                                                                   9,858
 190    LO(25),Def(91),O(4)
 191    LO(26),Def(90),O(4)                                                                                                 692

          UPFRONT      UPFRONT      UPFRONT       UPFRONT                                    UPFRONT
           TI/LC       RE TAX        INS.          OTHER                                      OTHER
LOAN #  RESERVE ($)  RESERVE ($)  RESERVE ($)   RESERVE ($)                            RESERVE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

  1
  2      8,063,680     379,927      259,235       380,000    Debt Service Reserve
  3                    867,327      532,630
  4                    431,887                   1,437,842   Tenant Holdback
 4.01
 4.02
 4.03
 4.04
 4.05
  5       35,000       371,420      27,263       4,500,000   FDOC Lease Termination Reserve
  6       275,000      169,800      13,310
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
  7                    166,268      11,681       1,500,000   Additional Proceeds Reserve LOC
  8                    230,538
  9       300,000      28,105                     680,000    Storage Rental Holdback
  10                   57,703       24,589
  11                   31,000       52,809       1,750,000   Capital Reserve
  12                                110,425      5,500,000   PIP/Renovations Reserve
  13                   14,798       74,026       2,440,000   DSCR Performance LOC
  14                   63,931
  15
  16                   193,743
16.01
16.02
16.03
  17                   24,000       26,127        500,000    Debt Service Coverage Ratio Reserve
  18                     467         8,015        663,000    Hollywood Video Estoppel (50,000) and Lease Up Holdback (613,000)
  19                   205,495                     62,200    Subway Occupancy Reserve
  20                                             1,000,000   Holdback Funds LOC
  21
  22                   77,602
  23                   116,274      11,357
23.01
23.02
23.03
23.04
23.05
23.06
23.07
  24
  25                                               85,327    Debt Service Reserve
  26
  27      150,000      17,658        6,327       1,450,000   DSCR Holdback LOC
  28                   57,374
  29      100,000                    3,167
29.01
29.02
  30                    7,695       37,441
  31                                 5,573
  32                                 7,785
  33                                 7,872
  34                   68,250       17,916
  35                   33,333       50,092        250,000    Performance Holdback
  36      200,000
  37                   47,191       34,860
  38       2,500       139,422
  39
  40                   18,083       15,750         12,500    Environmental Reserve
40.01
40.02
40.03
40.04
40.05
40.06
  41
                       97,131       95,249
  42                   42,627       40,948
  43                   33,674       32,937
  44                   20,830       21,364
  45                   75,554
  46      350,000                                1,062,000   Debt Service Reserve
  47                                 1,924
  48
  49                   27,844        9,721
  50                   95,205       21,581
  51                    8,463
  52       9,000       73,003       36,556       2,030,000   Completion Escrow (2,000,000), Holdback Escrow (30,000)
  53
  54                     620         4,258        160,000    Completion Escrow (150,000), TIC Roll Up Escrow (10,000)
  55
  56      12,917       127,667      45,121        850,000    American Sales Holdback
  57                   35,878       36,598
  58                                  577          74,108    Debt Service Reserve (58,928), Proposition 13 Reserve (15,180)
  59       2,778                    16,279
  60      75,000       78,392        2,425
  61                   81,504       10,832
  62                   62,325        2,417         45,000    ARDC Security Deposit
  63
  64                                 4,104
  65                     16         16,877
  66       6,850       30,161       10,621
  67
  68                                             3,250,000   TI/LC Holdback
  69                                              225,000    Additional collateral
  70                   249,048
  71                   34,639        2,110
                                    16,818        135,993    Seasonality Reserve LOC
  72                                 3,704         86,531    Seasonality Reserve LOC
  73                                12,025         26,472    Seasonality Reserve LOC
  74                                 1,089         22,990    Seasonality Reserve LOC
  75                   82,833        8,552         5,754     Debt Service Reserve
  76                    9,723        6,640
  77                   13,000        1,756
  78      150,000      66,379
  79                   63,080       35,605        400,000    Lease-Up Holdback
  80      400,000      22,276        3,000
  81                   49,502        7,104
  82                                 2,000
82.01
82.02
  83                   17,017        1,602        856,250    Holdback for tax lien (456,250) Lease up Escrow (400,000)
  84                    8,339       18,439
                       65,636       43,886        599,229    Capital Reserve
  85                   23,495       17,063        240,976    Capital Reserve
  86                   17,081       16,463        209,830    Capital Reserve
  87                   25,060       10,359        148,424    Capital Reserve
  88                   33,333       25,005        865,000    Occupancy Reserve LOC (500,000), Occupancy Reserve (365,000)
  89      229,300
  90                   45,753        6,893
  91                                 1,910       1,571,000   PIP Holdback
  92                   26,604         610         193,128    Occupancy Reserve
  93                    9,894
  94                                               41,373    Debt Service Reserve
  95      125,000      12,649        4,468        220,000    Debt Service Reserve
  96                   20,886        4,349        140,500    TILC LOC (100,000) Irrevocable LOC (40,500)
  97
  98                    4,343        6,294
  99                   67,795       14,060
 100                   46,076        3,516         4,536     Debt Service Reserve
 101                   52,667
 102       1,858        5,448        1,957        308,600    Five Year Repair Holdback (180,800), Enviromental Remediation Escrow
                                                             (127,800)
 103                   100,001      11,175
 104                   16,341       10,068
 105                                              255,000    Stabilization Escrow LOC (150,000) Replacement Reserve LOC (100,000)
                                                             Environmental Reserve (5,000)
 106                   127,600
 107                   30,117        2,550        715,005    M&I Escrow
 108                    7,231        2,599
 109                    9,552        7,807        300,000    AL.com Holdback
 110
 111                    1,534
 112
 113                   34,462        4,852
 114                   145,572      16,621        750,000    LOC
 115                   50,000
 116                   59,895       14,125
 117                                 3,797         26,963    Debt Service Reserve
 118        833        32,319
 119                    6,192        1,682
 120                   16,664       14,927
 121                   21,672        4,800
 122                   10,943                      77,656    Expansion Work Holdback
 123                                10,150         7,336     Seasonality Escrow
 124       1,685        4,716        1,023          250      Debt Service Escrow
 125                    2,436
 126      100,000      43,184       16,293
 127      250,000      30,000        1,745
 128                    3,643         427
 129
 130                    6,190                     718,475    Seasonality Reserve (41,787.75), Letter of Credit Transfer Reserve
                                                             (1,687.50), DSCR Reserve (675,000 LOC)
 131                   31,038        4,348
 132       4,167       38,770        1,930        300,000    Holdback;
 133                                 9,712         79,000    Occupancy Reserve
 134                   11,093
 135                   16,166       22,504
 136       2,161       26,271                     160,000    Enviromental Remediation Reserve
 137       1,835        1,660         732
 138                   31,723         725
 139      60,000        3,311        1,533
 140       2,000        7,046
 141                    1,841        5,703        246,000    LOC
 142                   21,970        2,910        148,000    LOC
 143
 144                   16,904        3,784
 145                   16,023        6,634
 146                                              150,000    LOC in lieu of Insurance
 147                   10,459
 148                    1,777                      21,143    Advanced Eye Care Occupancy Reserve
 149                    5,309        8,061
 150        833         5,369        1,142
 151                   76,145        9,592
 152                   20,658        4,530        244,000    LOC
 153      116,000                    4,785
 154                    3,824        1,270
 155                                               20,000    Tax and Insurance LOC (15,000) and Holdback Escrow LOC (5,000)
 156
 157                   15,430        6,818        220,000    LOC
 158                    5,516         606
 159
 160                    2,950        5,662        204,000    LOC
 161       5,081        4,829         391          20,900    Holdback Funds
 162                   11,664        1,559         1,875     Environmental Escrow
 163                    8,725        4,887        146,000    LOC
 164       2,241        9,254         979          21,332    Suite 105 Holdback
 165                    6,105        1,607         80,205    T-Mobile Rent Holdback; T-Mobile Holdback
 166                   10,552        7,834        179,000    LOC
 167                   23,655        5,819        176,000    LOC
 168                    7,083         648          28,000    Holdback Funds
 169       5,089
 170                   20,642        3,412
 171                    4,920        1,044
 172                   14,225        4,250
 173       3,334        7,639        1,078        100,000    LOC
 174      50,000        5,819         733
 177
 175        628         6,208         592          89,512    WAMU Rental Income;  SuperCuts Holdback; Alltel Holdback
 176      35,000       13,657        8,397
 178      57,221       24,800        3,944         55,000    Debt Service Reserve Deposit
 179        917        12,203         453         134,640    4 months rent-Suite 500; 6 months rent-Suite 600; Tenant Improvement
                                                             Holdback
 180       3,000        2,987        1,560
 181                    6,510         821
 182                   11,907        1,792        134,000    LOC
 183      42,000        2,667
 184       3,430       12,902         479          50,000    TI/LC Holdback
 185       3,376       13,103         933
 186                    2,662        1,275
 187        427
 188                   17,182        4,234        125,000    LOC
 189                    3,414        3,681
 190                    5,613         829
 191                    7,459         309

                   MONTHLY                MONTHLY        MONTHLY        MONTHLY        MONTHLY      MONTHLY      MONTHLY
                    CAPEX                  CAPEX          TI/LC          TI/LC         RE TAX        INS.         OTHER
LOAN #           RESERVE ($)          RESERVE CAP ($)  RESERVE ($)  RESERVE CAP ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
--------------------------------------------------------------------------------------------------------------------------

  1
  2                 14,361                861,688        79,706        4,000,000       189,963      25,367
  3                 8,784                                                              123,904      46,446
  4                                                                                    107,972
 4.01
 4.02
 4.03
 4.04
 4.05
  5                 4,225                                21,761                        53,060        5,453        5,775
  6                 10,913                               10,456                        28,300       13,310
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
  7        2,713 - 6/8/2006; 3,617
        - 6/8/2007; 4,521 - 6/8/2008      130,200                                      27,711        5,841
  8                                                                                    46,108
  9                 2,892                                               300,000        28,105
  10                3,667                 132,000                                      14,426        4,098
  11                2,356                                                               5,167       17,603
  12                                                                                   29,939       20,890
  13                9,625                                                              14,798        6,477
  14                19,466                                                              9,133
  15
  16                12,707                               11,270                        38,748        3,707
16.01
16.02
16.03
  17                16,372                                                             12,000        4,354
  18                                                                                     156         2,004
  19                3,275                                 3,333                        31,720        6,088
  20                1,161
  21                1,902                                 5,555         150,000        23,000        4,132
  22                                                                                   77,602
  23                5,958                 142,998                                      38,758        5,678
23.01
23.02
23.03
23.04
23.05
23.06
23.07
  24                                       50,197
  25                4,964                 297,822
  26                16,295                                                             20,938
  27                 917                                  3,439         200,000         8,829        1,265
  28                4,700                 169,200                                      19,125
  29                                      115,000                       100,000        18,791        3,167
29.01
29.02
  30                2,334                                                               7,695        3,404
  31                1,867                                                              12,193        2,786
  32                7,087                 170,094                                      10,856        3,893
  33                8,177                 196,237                                      10,403        3,936
  34                1,280                                                              13,650        2,559
  35                13,273                                                             16,667        8,349
  36                1,458                                 3,646         200,000        13,208
  37                3,717                                  973                         23,595        3,169
  38                 874                   31,455         2,500         120,000        23,237
  39
  40                2,775                                                              18,083        2,625
40.01
40.02
40.03
40.04
40.05
40.06
  41
                    8,917                                                              24,283       15,875
  42                3,833                                                              10,657        6,825
  43                3,084                                                               8,418        5,489
  44                2,000                                                               5,208        3,561
  45                4,200                 151,200                                      18,888
  46                2,027
  47                1,118                  26,822         6,981         805,000                       962
  48
  49                5,000                                                              13,922        4,860
  50                12,408                                                             16,849        3,597
  51                 631                                  3,181         152,688         4,232        2,025
  52                3,060                  90,000         9,000         324,000        10,429        3,199
  53                1,250
  54                                                                                     620         1,064
  55                1,425                  34,200                       200,000
  56                6,025                                12,917                        21,278        5,640
  57                3,589                                                              17,939       18,299
  58                 312                                                                9,075         577
  59                 904                   32,544         2,778         300,000                      1,809
  60                1,663                                 4,776          75,000        15,128        2,425
  61                                                                                   20,376        2,166
  62                3,438                                12,500                         7,789        1,208
  63                 833                                  8,334
  64                 772                   27,792                                       6,610         821
  65                 730                                                                  5          2,411
  66                1,179                  45,000         6,850         200,000        15,081        1,770
  67                2,463                  88,650
  68
  69                 683                                                                5,558
  70                                                                                   62,262
  71                                       9,998                                        6,928        2,110
                    10,856                                                             17,433        3,982
  72                2,967                                                               9,167        1,852
  73                4,100                                                               4,750        1,041
  74                3,789                                                               3,517        1,089
  75                4,167                                                              11,833        4,276
  76                1,280                                                               3,241         949
  77                1,166                                 2,552                        13,000        1,756
  78                                       48,213                       150,000        16,595
  79                 897                                                               12,616        3,237
  80                 915                                                400,000        11,138        1,500
  81                4,402                 158,460                                       9,900        1,015
  82                 819                                  2,609                        10,117        1,400
82.01
82.02
  83                1,232                  29,568                                       5,672         801
  84                1,858                  54,440                                       5,036        1,676
                    10,120                                                              8,088        6,270
  85                4,081                                                               2,611        2,438
  86                3,437                                                               1,898        2,352
  87                2,602                                                               3,580        1,480
  88                                                                                    4,167        2,273
  89                                                      2,084
  90                 864                   31,104          833           50,000         6,048        1,379
  91                8,614                                                               7,126        1,897
  92                 347                   12,475         1,900          68,000         3,326         610
  93                 453                                  1,332          47,952         9,894         650
  94                 375                                   957
  95                1,335                                                              12,649        2,234
  96                2,167                                                               3,481        2,174
  97                7,707                                                               8,783
  98                1,008                  30,240                                       4,343         899
  99                8,001                                                              11,299        4,687
 100                                                      3,000                        11,519        3,516
 101                5,620                                                               6,584
 102                                                      1,858          66,905         5,448         979
 103                1,581                                 6,198                         6,667        1,863
 104                2,865                                                               2,724        2,014
 105
 106                                                                                   21,267
 107                1,045                                 6,688                        15,060         510
 108                                                                                    3,616         683
 109                 847                                  2,123                         1,194         651
 110                 717                   25,800                                       5,408
 111                                                                                     256
 112                 306
 113                1,095                                 3,420                         5,744         970
 114                 644                   15,457         2,000          72,000        12,738        1,662
 115                5,000                                                               6,250
 116                2,546                                                              11,979        2,825
 117                 264                                                                              759
 118                                                       833           40,000         6,464
 119                3,271                                                               3,096        1,682
 120                5,306                                                               4,166        2,132
 121                3,000                                                              10,836        2,400
 122                                                                                    5,472
 123                3,100                                                               3,516        2,030
 124                 307                                  1,685                         4,716         512          250
 125                                                                                    2,862
 126                2,021                                 7,200                         8,637        3,259
 127                                                                                    5,000         582
 128                                                                                    1,822         427
 129
 130                5,199                                                               6,190
 131                6,046                                                               7,760        4,348
 132                 279                                  2,083         100,000         9,692         965
 133                 619                                  3,000         100,000         5,755        1,079
 134                10,432                                                             11,093
 135                3,500                                                               8,083        3,215
 136                 342                   12,327         2,161          77,802         8,757
 137                  90                                  1,835          66,000         1,660         366
 138                 431                                  2,530          60,720         5,923         724
 139                 187                   6,726          1,601          60,000         1,656         767
 140                 996                   35,841         2,000         216,000                      7,046
 141                                                                                    1,841         570
 142                                                                                    5,493         485
 143
 144                2,500                  60,000                                       8,452        1,892
 145                2,500                                                               8,012        3,317
 146
 147                 138                                                                3,486
 148                 149                                  1,513          89,580          355          509
 149                 143                                  1,398                         2,654         672
 150                 331                   11,916          833           50,000         2,685         381
 151                1,336                                                               8,304        2,398
 152                                                                                    5,164         647
 153                 158                   5,668          1,122          75,000         1,900         452
 154                                                                     39,453         3,824         254
 155
 156
 157                                                                                    5,143        1,103
 158                 342                   12,308         1,709          61,537         2,758         303
 159
 160                                                                                    2,950         515
 161                 383                                  2,540                         2,415         195
 162                 176                                                                2,026         390
 163                                                                                    2,908         815
 164                 140                                  1,120          53,760         4,627         490
 165                 125                                                                3,053         530
 166                                                                                    3,517        1,306
 167                                                                                    3,379         485
 168                  53                                                                3,542         324
 169                1,577                                 2,544
 170                1,005                                                               2,150        1,706
 171                 320                                  1,602                         2,460         522
 172                 134                   3,120           682                          1,778        2,125
 173                 167                                  1,667                         3,820         538
 174                 273                                  1,348         100,000         2,910         367
 177
 175                  95                                   315                          3,104         296
 176                                                                     35,000         2,276         700
 178                 167                                  1,111                         4,133        1,972
 179                  83                                   917           33,000         6,102         226
 180                 418                                  1,500          60,000          996          520
 181                 281                                                                3,255         410
 182                                                                                    2,976         256
 183                 147                                                 42,000         1,333
 184                 268                                  1,715          61,737         2,150         239
 185                 490                                  1,688          45,000         3,276         466
 186                                                                                    1,331         638
 187                  37                                   213
 188                                                                                    4,295         605
 189                1,733                                                               1,707        1,841
 190                                                                                    2,806         415
 191                 346                                                                1,243         154

                  MONTHLY
                   OTHER                LOAN      CROSSED    RELATED                                    YEAR     TOTAL SF/UNITS/
LOAN #      RESERVE DESCRIPTION       PURPOSE     LOAN(25)  BORROWER    TITLE TYPE     YEAR BUILT     RENOVATED   ROOMS/PADS(22)
--------------------------------------------------------------------------------------------------------------------------------

  1                                   Refinance                            Fee            1974          1999           1,057,475
  2                                  Acquisition                           Fee            1914          1997             853,840
  3                                   Refinance                            Fee            1964          2001             527,680
  4                                  Acquisition                           Fee           Various                         269,707
 4.01                                                                      Fee            2005                           106,414
 4.02                                                                      Fee            2005                            50,947
 4.03                                                                      Fee            2005                            39,430
 4.04                                                                      Fee            2005                            42,136
 4.05                                                                      Fee            1980                            30,780
  5         Additional Capital
        Expenditure Reserve Account   Refinance                            Fee            1990                           263,163
  6                                  Acquisition                           Fee           Various       Various         1,871,624
 6.01                                                                      Fee            1975          1998             388,168
 6.02                                                                      Fee            1985                            54,414
 6.03                                                                      Fee            1999                            24,990
 6.04                                                                      Fee            1963                           132,442
 6.05                                                                      Fee             NAP           NAP           1,089,000
 6.06                                                                      Fee            1941          1987             125,610
 6.07                                                                      Fee            1916                            57,000
  7                                   Refinance                            Fee            2005                               217
  8                                   Refinance              Yes (1)       Fee            1997                               480
  9                                   Refinance                            Fee            1971          1999             142,249
  10                                  Refinance                            Fee          2004-2006                            220
  11                                  Refinance                            Fee            1999          2003             188,500
  12                                  Refinance                       Fee/Leasehold       1990          1998                 333
  13                                  Refinance                            Fee            1974                               462
  14                                  Refinance                         Leasehold         1970                               217
  15                                  Refinance                            Fee            1986          1995              87,058
  16                                 Acquisition                           Fee           Various       Various           676,218
16.01                                                                      Fee            1975          2002             347,218
16.02                                                                      Fee            1990                           290,000
16.03                                                                      Fee            1995          1998              39,000
  17                                  Refinance              Yes (4)       Fee            2005                               122
  18                                  Refinance                            Fee            2005                           112,843
  19                                  Refinance                            Fee            1991          2003             261,999
  20                                  Refinance                            Fee            2006                            93,320
  21                                  Refinance              Yes (2)       Fee          1982-1986                        152,236
  22                                 Acquisition                           Fee            1965          2000             280,821
  23                                  Refinance                            Fee           Various       Various               422
23.01                                                                      Fee            1972          2005                 119
23.02                                                                      Fee            1971          2005                 122
23.03                                                                      Fee            1969          2004                  48
23.04                                                                      Fee            1972          2005                  42
23.05                                                                      Fee            1968          2004                  43
23.06                                                                      Fee            1965          2004                  32
23.07                                                                      Fee            1968          2002                  16
  24                                 Acquisition             Yes (9)       Fee            2000                           133,859
  25                                 Acquisition             Yes (8)       Fee            2006                           595,643
  26                                  Refinance              Yes (3)       Fee            2000                               210
  27                                  Refinance                            Fee            1980                            55,011
  28                                  Refinance              Yes (1)       Fee            1999                               282
  29                                  Refinance                            Fee           Various       Various           176,239
29.01                                                                      Fee            1989          1998             111,239
29.02                                                                      Fee            1997          2000              65,000
  30                                  Refinance                            Fee            2005                               140
  31                                  Refinance              Yes (2)       Fee            1989                           113,215
  32                                  Refinance              Yes (5)       Fee            1981                               324
  33                                  Refinance              Yes (5)       Fee            1980                               320
  34                                  Refinance              Yes (7)    Leasehold         2005                            76,820
  35                                  Refinance              Yes (4)       Fee            2001                               129
  36                                  Refinance                            Fee            1978                           142,521
  37                                  Refinance                            Fee            1973          2005             433,102
  38                                  Refinance              Yes (1)       Fee            1978          2006             130,919
  39                                  Refinance                            Fee          1984-1988                        147,870
  40                                 Acquisition                           Fee           Various       Various               666
40.01                                                                      Fee            1965                               127
40.02                                                                      Fee            1965                               150
40.03                                                                      Fee            1968                                99
40.04                                                                      Fee            1969          1991                  92
40.05                                                                      Fee            1971          1992                 120
40.06                                                                      Fee            1968                                78
  41                                  Refinance                            Fee            1999                           107,384
                                      Refinance    Yes (1)  Yes (11)       Fee           Various       Various               428
  42                                  Refinance    Yes (1)  Yes (11)       Fee            1970          2003                 184
  43                                  Refinance    Yes (1)  Yes (11)       Fee            1969          2002                 148
  44                                  Refinance    Yes (1)  Yes (11)       Fee            1979          2003                  96
  45                                  Refinance              Yes (1)       Fee            1998                               252
  46                                  Refinance                            Fee            1969          2003             152,002
  47                                 Acquisition                           Fee            2001                            89,405
  48                                  Refinance                            Fee         1966, 1985                         68,531
  49                                  Refinance                            Fee            1969          2002                 240
  50                                  Refinance                            Fee            1999                               128
  51                                  Refinance                            Fee            1971                            30,492
  52                                  Refinance                            Fee            1907          1985             115,482
  53                                 Acquisition                           Fee            1991                           150,000
  54                                  Refinance                            Fee          2005-2006                         76,828
  55                                  Refinance                            Fee            1985          2005             114,012
  56                                  Refinance                            Fee            1960                           429,476
  57                                 Acquisition                           Fee            1970                           215,339
  58                                 Acquisition                           Fee            2005                            50,030
  59                                  Refinance                            Fee            2005                            72,243
  60                                 Acquisition                           Fee            1984                           105,540
  61                                  Refinance                            Fee            1969          2001              82,062
  62                                  Refinance                            Fee            1950          1990             603,267
  63                                  Refinance                            Fee            2006                            99,080
  64                                  Refinance                            Fee            1983                            46,320
  65                                  Refinance              Yes (7)    Leasehold         2005                            44,803
  66                                  Refinance                            Fee            2000                            94,020
  67                                 Acquisition                           Fee            1970                           197,000
  68                                  Refinance              Yes (1)       Fee            2006                            50,000
  69                                  Refinance                            Fee            2004                            41,581
  70                                  Refinance                            Fee            1920                           138,585
  71                                  Refinance                       Fee/Leasehold       2005                            33,647
                                      Refinance    Yes (2)  Yes (12)       Fee           Various                             215
  72                                  Refinance    Yes (2)  Yes (12)       Fee            2004                                92
  73                                  Refinance    Yes (2)  Yes (12)       Fee            1996                                63
  74                                  Refinance    Yes (2)  Yes (12)       Fee            2000                                60
  75                                 Acquisition                           Fee            1985                               200
  76                                  Refinance                            Fee            1995                            99,000
  77                                 Acquisition                           Fee            1981          1999              90,944
  78                                  Refinance                            Fee            1975          1997              99,059
  79                                  Refinance                            Fee            2003                            71,682
  80                                  Refinance                            Fee            1995                            54,851
  81                                  Refinance                            Fee            1986                               150
  82                                 Acquisition            Yes (10)       Fee           Various       Various            62,343
82.01                                                                      Fee            1974                            33,083
82.02                                                                      Fee            1971                            29,260
  83                                  Refinance                            Fee            2003                            86,300
  84                                  Refinance             Yes (13)    Leasehold         2004                           145,175
                                     Acquisition   Yes (3)  Yes (14)       Fee           Various       Various               167
  85                                 Acquisition   Yes (3)  Yes (14)       Fee            2001                                60
  86                                 Acquisition   Yes (3)  Yes (14)       Fee            1999          2005                  55
  87                                 Acquisition   Yes (3)  Yes (14)       Fee            1997                                52
  88                                  Refinance                            Fee            2005                               122
  89                                  Refinance                            Fee            1986                            45,860
  90                                  Refinance                            Fee            2004                            69,107
  91                                 Acquisition                           Fee            1988                               104
  92                                 Acquisition                           Fee            2005                            27,723
  93                                 Acquisition                           Fee            1989                            31,961
  94                                  Refinance                            Fee            2000                            44,988
  95                                  Refinance                            Fee       1977-1978, 1983    2003              72,816
  96                                 Acquisition                           Fee            1972          2003             173,351
  97                                  Refinance              Yes (3)       Fee            1998                               121
  98                                  Refinance             Yes (13)       Fee            2002                            87,394
  99                                 Acquisition                           Fee            1985          2005                 198
 100                                 Acquisition                           Fee            1981          2005                 180
 101                                  Refinance              Yes (3)       Fee            1998          2005                  70
 102                                 Acquisition                           Fee            1988          1995              86,990
 103                                  Refinance                            Fee            1909          2001              76,403
 104                                  Refinance                            Fee            1969          2005                 125
 105                                  Refinance                            Fee            1989                            31,985
 106                                  Refinance                            Fee            2001                            36,320
 107                                 Acquisition            Yes (10)       Fee            1979                            62,720
 108                                  Refinance              Yes (2)       Fee            1967          2005              34,934
 109                                  Refinance                            Fee            1940          2000              50,833
 110                                  Refinance                            Fee            1975          1999                 172
 111                                  Refinance                            Fee            2004                            80,900
 112                                 Acquisition                           Fee            2001                            52,400
 113                                  Refinance                            Fee            1988          1999              54,725
 114                                  Refinance                            Fee            1996          2005              51,524
 115                                  Refinance              Yes (3)       Fee            1998                                65
 116                                  Refinance                            Fee            1972          2005                 110
 117                                 Acquisition             Yes (8)       Fee            1994                            21,107
 118                                  Refinance              Yes (1)       Fee          2000-2002                         14,717
 119                                 Acquisition                           Fee            1971                               157
 120                                  Refinance                         Leasehold         1999                                95
 121                                 Acquisition                           Fee            1986                               144
 122                                  Refinance                            Fee            2001          2006              64,656
 123                                  Refinance                            Fee          1961-1976                            124
 124       Debt Service Escrow       Acquisition                           Fee            2000                            24,582
 125                                  Refinance                            Fee            2000                            53,105
 126                                  Refinance                            Fee            1985                           242,500
 127                                 Acquisition                           Fee            1982                            58,672
 128                                 Acquisition                           Fee            1988          2005                 122
 129                                  Refinance                            Fee            2005                            13,040
 130                                  Refinance                            Fee            1999                                82
 131                                 Acquisition                           Fee            2000                                76
 132                                 Acquisition                           Fee            2005                            22,350
 133                                  Refinance                            Fee            1986          2005              49,548
 134                                  Refinance                            Fee            1912          1994                  74
 135                                  Refinance                            Fee         1977, 1979       2001                 168
 136                                  Refinance                            Fee            1995                            27,398
 137                                 Acquisition                           Fee            1998                             7,232
 138                                  Refinance                            Fee            2002                            34,500
 139                                  Refinance                            Fee            2003                            14,947
 140                                  Refinance                            Fee         1982, 2000       2004              79,176
 141                                  Refinance              Yes (6)       Fee            2000          2002              83,330
 142                                  Refinance              Yes (6)       Fee            2000                           104,691
 143                                 Acquisition                           Fee            1989                            45,300
 144                                 Acquisition                           Fee            1976          2006                 120
 145                                  Refinance                            Fee            1982          2005                 100
 146                                 Acquisition                           Fee            1979          2000              74,135
 147                                 Acquisition                           Fee            2003                            11,060
 148                                  Refinance                            Fee            2005                            17,916
 149                                  Refinance                            Fee            2003                            11,449
 150                                 Acquisition                           Fee            1984          2005              21,569
 151                                  Refinance                            Fee            1981                            80,133
 152                                  Refinance              Yes (6)       Fee            1999          2005             106,754
 153                                 Acquisition                           Fee            2004                            12,578
 154                                  Refinance                            Fee            2005                            11,503
 155                                 Acquisition                           Fee            2000                            11,180
 156                                  Refinance                            Fee             NAP           NAP             123,275
 157                                  Refinance              Yes (6)       Fee            1999                           117,525
 158                                 Acquisition             Yes (9)       Fee            1997                            27,350
 159                                 Acquisition                           Fee            2004                            14,843
 160                                  Refinance              Yes (6)       Fee            2000                            81,193
 161                                  Refinance                            Fee            2002                            22,983
 162                                  Refinance                            Fee            1994          2005              14,103
 163                                  Refinance              Yes (6)       Fee            1999                            91,735
 164                                 Acquisition                           Fee            2003                            11,200
 165                                 Acquisition                           Fee            1994          2005               7,121
 166                                  Refinance              Yes (6)       Fee            1999                            70,903
 167                                  Refinance              Yes (6)       Fee            2001          2004              56,908
 168                                  Refinance                            Fee            2006                             9,085
 169                                 Acquisition                           Fee            1988          2006              61,062
 170                                  Refinance                            Fee            1968          2005                  52
 171                                 Acquisition                           Fee            1999                            19,226
 172                                  Refinance                       Fee/Leasehold       2005                             8,028
 173                                 Acquisition                           Fee            1989                             9,995
 174                                  Refinance                            Fee            1902          2000              17,547
 177                                 Acquisition                           Fee            1981          1998              23,854
 175                                 Acquisition                           Fee            2005                             7,620
 176                                  Refinance                            Fee            2004                             8,320
 178                                 Acquisition                           Fee            1999                             9,817
 179                                 Acquisition                           Fee            2005                             9,926
 180                                  Refinance                            Fee            1997                            24,000
 181                                 Acquisition                           Fee            1955          2000                  45
 182                                  Refinance              Yes (6)       Fee            2001                            50,495
 183                                  Refinance                            Fee            2004          2005              10,380
 184                                 Acquisition                           Fee            1993                            20,363
 185                                  Refinance                            Fee            1986                            20,255
 186                                  Refinance                            Fee            2004                            10,125
 187                                 Acquisition                           Fee            2005                            57,704
 188                                  Refinance              Yes (6)       Fee            2001          2005              56,224
 189                                 Acquisition                           Fee            1972                                64
 190                                 Acquisition                           Fee            2002                            41,372
 191                                  Refinance                            Fee            1974          2005              17,186

                                         OCCUPANCY
        UNIT OF  OCCUPANCY               VALUE ($)    APPRAISED  APPRAISAL  SINGLE               LARGEST TENANT 24, (26)
LOAN #  MEASURE   (%) (27)    DATE       (9,10,23)    DATE(23)    PML (%)   TENANT                    TENANT NAME
------------------------------------------------------------------------------------------------------------------------------------

  1          SF      97.42   5/24/2006  370,900,000   4/14/2006                     Fidelity Properites
  2          SF      95.20    3/1/2006  132,500,000    2/3/2006                     ACE American Insurance Co.
  3          SF      91.30  11/15/2005  145,000,000   9/13/2005    22.00            Qwest Communications
  4          SF      91.50   2/28/2006   66,970,000     Various
 4.01        SF     100.00   2/28/2006   30,350,000    2/3/2006                     WB Carrell Memorial Clinic
 4.02        SF      67.50   2/28/2006   12,420,000    2/3/2006                     McKinney Surgery Center
 4.03        SF     100.00   2/28/2006   11,970,000    2/1/2006              Yes    Denton Rehabilitation Hospital, LP
 4.04        SF      86.10   2/28/2006    8,930,000    2/3/2006                     Delphis LP
 4.05        SF      98.20   2/28/2006    3,300,000    2/3/2006                     Surgery Center (Brooks Healthcare, LLC)
  5          SF     100.00    4/1/2006   45,500,000  12/20/2005              Yes    State of Florida D.O.C.
  6          SF      80.70    4/5/2006   43,050,000     Various
 6.01        SF      74.50    4/5/2006   16,800,000   1/13/2006                     DalTile
 6.02        SF     100.00    4/5/2006    6,000,000   1/13/2006                     Christian Bible Church
 6.03        SF     100.00    4/5/2006    4,800,000    1/5/2006              Yes    NCIA
 6.04        SF     100.00    4/5/2006    4,700,000    1/5/2006                     Valspar
 6.05        SF      60.00    4/5/2006    5,300,000   1/10/2006              Yes    Resun Leasing Corporation
 6.06        SF      58.50    4/5/2006    2,850,000    1/5/2006                     Goetzes Candy
 6.07        SF     100.00    4/5/2006    2,600,000    1/5/2006              Yes    Kings Metals
  7       Units      96.80    2/1/2006   39,100,000  10/24/2005
  8       Units      93.54   4/13/2006   37,900,000   3/21/2006
  9          SF      85.84   5/31/2006   40,000,000   3/28/2006    19.00            City of Pasadena
  10      Units      94.09   5/18/2006   31,850,000    6/1/2006
  11         SF     100.00   5/10/2006   37,700,000   4/11/2006              Yes    Crystal Window & Door Warehouse
  12      Rooms      75.60  11/30/2005   34,600,000  12/14/2005    17.00
  13      Units      98.48    5/5/2006   30,600,000    4/6/2006    11.00
  14      Rooms      82.90  12/31/2005   28,300,000   7/11/2005    18.00
  15         SF     100.00   4/10/2006   39,600,000   4/13/2006     9.00            Shoe Pavillion
  16         SF     100.00   12/9/2005   24,450,000     Various
16.01        SF     100.00   12/9/2005   13,700,000  10/27/2005              Yes    Pennzoil-Quaker State (FKA Blue Coral)
16.02        SF     100.00   12/9/2005    7,200,000  10/27/2005              Yes    Owens-Brockway Glass Container Inc.
16.03        SF     100.00   12/9/2005    3,550,000   11/2/2005              Yes    Waste Management of Ohio
  17      Rooms      61.86   4/30/2006   29,500,000   4/12/2006
  18         SF      93.76    3/9/2006   22,500,000    7/1/2006                     Hannaford
  19         SF      93.20    5/1/2006   24,000,000   2/23/2006                     Home Depot
  20         SF     100.00    3/1/2006   22,500,000   6/30/2006                     Meritage Corporation
  21         SF      88.81   3/29/2006   23,550,000   3/23/2006    11.00            Ross Store (Sublease to Vons)
  22         SF      92.18   3/31/2006   24,400,000   1/25/2006                     Burlington Coat Factory
  23      Units      96.70    2/1/2006   21,300,000   1/19/2006
23.01     Units      97.50    2/1/2006    6,800,000   1/19/2006
23.02     Units      95.10    2/1/2006    5,900,000   1/19/2006
23.03     Units      97.90    2/1/2006    2,400,000   1/19/2006
23.04     Units     100.00    2/1/2006    2,200,000   1/19/2006
23.05     Units      95.30    2/1/2006    2,100,000   1/19/2006
23.06     Units      93.80    2/1/2006    1,200,000   1/19/2006
23.07     Units     100.00    2/1/2006      700,000   1/19/2006
  24         SF     100.00    3/1/2006   22,000,000    3/1/2006              Yes    Sam's Real Estate Business Trust
  25         SF     100.00    5/4/2006   25,000,000    3/1/2006              Yes    BSH Home Appliance Corporation
  26      Rooms      72.30   2/28/2006   22,200,000    1/1/2006    17.00
  27         SF     100.00    3/1/2006   19,370,000   2/14/2006    10.00            Tuesday Morning
  28      Units      92.20   2/28/2006   18,000,000  10/26/2005
  29         SF      92.72   5/15/2006   19,550,000   12/5/2005
29.01        SF      88.47   5/15/2006   12,500,000   12/5/2005                     Giant Eagle
29.02        SF     100.00   5/15/2006    7,050,000   12/5/2005              Yes    Giant Eagle
  30      Units      91.43   2/28/2006   20,000,000   1/30/2006    18.00
  31         SF     100.00    1/1/2006   24,900,000   1/23/2006    17.00            Access to Fabrics
  32      Units      95.10   3/14/2006   19,900,000   3/17/2006
  33      Units      93.40   3/14/2006   19,400,000   3/17/2006
  34         SF     100.00   4/28/2006   16,800,000   4/24/2006              Yes    TTHR Limited Partnership
  35      Rooms      53.98   4/30/2006   19,600,000   4/13/2006
  36         SF      92.50    2/1/2006   16,700,000    1/6/2006                     Payless Drug/Hobby Lobby
  37         SF       NAP          NAP   19,000,000    3/1/2006
  38         SF      95.12   4/18/2006   14,200,000  11/29/2005                     Kroger
  39         SF     100.00   4/25/2006   30,000,000    2/1/2006     9.00            Quality Food Centers
  40       Pads      89.04     Various   15,850,000    5/1/2006
40.01      Pads      95.28  12/13/2005    3,800,000    5/1/2006
40.02      Pads      87.33   1/12/2006    3,550,000    5/1/2006
40.03      Pads      84.85   1/30/2006    2,450,000    5/1/2006
40.04      Pads      88.04   12/1/2005    2,100,000    5/1/2006
40.05      Pads      83.33   12/1/2005    2,000,000    5/1/2006
40.06      Pads      97.44    1/1/2006    1,950,000    5/1/2006
  41         SF      97.71   3/31/2006   19,340,000   1/19/2006                     Giant Supermarket
          Units      95.80   3/20/2006   15,280,000    4/6/2006
  42      Units      95.10   3/20/2006    6,710,000    4/6/2006
  43      Units      95.30   3/20/2006    5,920,000    4/6/2006
  44      Units      97.90   3/20/2006    2,650,000    4/6/2006
  45      Units      93.65   4/13/2006   13,900,000   12/6/2005
  46         SF     100.00   3/22/2006   17,000,000   3/29/2006              Yes    HEI, Inc.
  47         SF     100.00    4/1/2006   13,700,000   3/15/2006              Yes    United States Cellular
  48         SF      88.51   4/19/2006   18,410,000    4/3/2006    18.20            Albertsons
  49      Units      92.10  10/27/2005   14,750,000   11/9/2005
  50      Rooms      85.90  12/31/2005   16,000,000    2/9/2006
  51         SF     100.00   1/18/2006   17,800,000  12/16/2005    23.00            Urban Outfitters
  52         SF     100.00    8/1/2006   13,350,000    8/1/2006                     Mid- America Regional Council
  53         SF     100.00   2/22/2006   13,600,000   2/22/2006    17.00     Yes    Foster's Wine Estates Americas Company
  54         SF     100.00    4/1/2006   14,680,000   2/24/2006    12.00     Yes    NW Kinetics
  55         SF      71.92   1/31/2006   15,100,000    5/1/2006    13.00            Ross Dress for Less
  56         SF     100.00   5/30/2006   12,600,000   11/1/2005                     American Sales
  57         SF      96.20  10/14/2005   14,200,000   9/30/2005                     WAGNER
  58         SF     100.00   3/17/2006   15,250,000    3/9/2006    14.00     Yes    Northrop Grumman Defense Mission Systems, Inc.
  59         SF     100.00   4/24/2006   13,300,000    3/7/2006    12.00            Marshalls
  60         SF      97.90   3/30/2006   11,625,000  12/21/2005                     American Signature
  61         SF      95.60    4/1/2006   18,250,000    3/1/2006                     Gastroenterology Center of CT, PC
  62         SF     100.00   2/28/2006   11,500,000    4/1/2006                     ARDC
  63         SF     100.00    3/1/2006   14,400,000   3/22/2006              Yes    Gulfstream Aerospace Corporation
  64         SF     100.00   1/25/2006   15,250,000   1/18/2006    18.00            Lindamood-Bell
  65         SF     100.00   4/28/2006   10,900,000   4/26/2006              Yes    Claremore Regional Hospital
  66         SF     100.00    4/1/2006   13,200,000    2/1/2006                     Anchor Bowling Center, Inc.
  67         SF     100.00   3/15/2006   10,900,000   3/15/2006              Yes    Aramark Uniform
  68         SF     100.00   4/10/2006   11,200,000   3/10/2006              Yes    Shaw's
  69         SF      98.99   1/13/2006   13,300,000  11/12/2005    10.00            Infinity Real Estate Services
  70         SF     100.00    1/1/2006   23,900,000   2/13/2006                     Harrison & Star
  71         SF      94.57   4/17/2006    9,750,000    4/1/2006                     Staples
          Rooms      60.19  12/31/2005   13,300,000     Various
  72      Rooms      45.23  12/31/2005    6,100,000   1/18/2006
  73      Rooms      68.08  12/31/2005    3,800,000   1/18/2006
  74      Rooms      74.84  12/31/2005    3,400,000   1/19/2006
  75      Units      97.50   1/30/2006    9,600,000   1/17/2006
  76         SF      97.00   3/16/2006   11,700,000   3/26/2006    13.00
  77         SF      97.60    2/1/2006    9,800,000   2/24/2006                     Savers
  78         SF      96.33   4/12/2006    9,750,000   1/16/2006                     Kroger
  79         SF      87.20    1/4/2006   10,000,000    1/4/2006
  80         SF     100.00   4/13/2006   11,200,000   3/20/2006    11.00            PG&E
  81      Units      92.11   3/28/2006   10,100,000   3/16/2006
  82         SF      98.90     Various   10,600,000   2/15/2006   Various
82.01        SF      98.00    2/6/2006    6,300,000   2/15/2006    17.00
82.02        SF     100.00   2/15/2006    4,300,000   2/15/2006    16.00     Yes    International Laser Group
  83         SF      82.05   4/11/2006   10,230,000    4/5/2006    12.00
  84         SF      73.01   4/13/2006   11,200,000  12/29/2005    17.00
          Rooms      70.22     Various   10,800,000     Various
  85      Rooms      81.30   2/28/2006    4,200,000    3/9/2006
  86      Rooms      70.36   2/28/2006    3,700,000    3/9/2006
  87      Rooms      57.30   3/31/2006    2,900,000    5/1/2006
  88      Units      60.66   3/13/2006    8,900,000    3/1/2006
  89         SF     100.00   3/31/2006    9,500,000   4/11/2006    15.00     Yes    Fresenius Medical Care Cardiovascular Resources,
                                                                                    Inc.
  90         SF     100.00   4/13/2006    9,300,000   4/14/2006                     Food Lion
  91      Rooms      82.00  11/30/2005   10,000,000    1/1/2007
  92         SF      89.81   5/10/2006   11,000,000    4/5/2006    10.00            Red Robin
  93         SF      91.20   1/20/2006    9,600,000   2/24/2006    16.00            Top Season
  94         SF     100.00    6/1/2006    8,200,000   3/23/2006              Yes    Best Buy Co., Inc.
  95         SF     100.00  12/31/2005    9,300,000  12/13/2005                     Six Shooter, Inc
  96         SF      98.90    3/1/2006    8,100,000    2/8/2006                     Belk
  97      Rooms      65.10  12/31/2005    8,600,000    1/1/2006
  98         SF      79.83   4/24/2006    9,370,000  12/29/2005    15.00
  99      Rooms      62.00   3/31/2006    7,700,000    4/4/2006
 100      Units      87.20   3/25/2006    7,700,000    3/3/2006
 101      Rooms      80.40   9/30/2005    8,000,000  10/13/2005
 102         SF     100.00   2/28/2006    7,000,000  10/14/2005                     Food Lion
 103         SF      85.72   4/20/2006    7,400,000  10/15/2005                     Live- Isis Partners, LP
 104      Units      99.20    5/1/2006    7,600,000    3/3/2006
 105         SF     100.00   3/28/2006    8,350,000   1/28/2006    16.00            Gateway Laundromat
 106         SF     100.00    5/1/2006   15,600,000   3/13/2006              Yes    Dollar Rent-a-Car
 107         SF     100.00   12/1/2005    8,300,000   1/24/2006              Yes    M&I Support Services
 108         SF     100.00   2/28/2006    8,000,000   3/29/2006    18.00            HealthCare Partners
 109         SF      96.80   4/24/2006    7,450,000   3/24/2006                     VitalMed, Inc.
 110       Pads      95.40    2/1/2006    8,900,000   1/20/2006    12.00
 111         SF      95.35   4/12/2006    7,000,000   4/11/2006
 112         SF     100.00   3/17/2006    7,000,000   2/24/2006              Yes    Boeing
 113         SF     100.00   11/1/2005    6,350,000  11/25/2005                     Dinho Supermarket
 114         SF      82.00   10/1/2005    6,983,000   10/3/2006                     Velocity Sports
 115      Rooms      74.20   9/30/2005    7,100,000  10/13/2005
 116      Units     100.00    4/1/2006    6,160,000   12/6/2005
 117         SF     100.00    5/9/2006    8,200,000   1/26/2006    14.00     Yes    Avery Dennison
 118         SF     100.00   4/10/2006    6,200,000   3/14/2006                     Blockbuster
 119      Units      94.90    3/8/2006    6,345,000   3/22/2006
 120      Rooms      86.80   2/28/2006    7,100,000    4/1/2006
 121      Units      97.90    2/1/2006    6,800,000    3/7/2006
 122         SF     100.00    1/6/2006    6,800,000    1/6/2006              Yes    Federal Express
 123      Units      96.77   4/27/2006    6,600,000  12/26/2005    18.00
 124         SF     100.00    4/1/2006    7,350,000   2/22/2006                     Robb and Stucky
 125         SF      79.44   4/24/2006    5,750,000    4/1/2006    13.00
 126         SF     100.00  10/13/2005    7,200,000   4/17/2006                     DC Logistics
 127         SF     100.00    5/6/2005    6,500,000    2/1/2006              Yes    Digital Insight Corporation
 128       Pads      95.10   3/20/2006    5,830,000   3/23/2005
 129         SF     100.00    2/1/2006    5,800,000   1/15/2006              Yes    CVS
 130      Rooms      80.76  12/31/2005    6,500,000    3/1/2006
 131      Rooms      74.00   1/31/2006    5,830,000   2/24/2006
 132         SF      86.00   2/22/2006    6,360,000   1/20/2006                     Dry Clean Station
 133         SF      97.51    3/1/2006    5,825,000   10/3/2005                     Osco
 134      Rooms      67.80   1/31/2006    9,900,000    3/1/2006    19.00
 135      Units      91.67   2/28/2006    5,200,000  12/16/2005
 136         SF      95.44    3/1/2006    5,425,000    3/1/2006                     Blockbuster Video
 137         SF     100.00    3/1/2006    6,500,000    2/3/2006     9.00            JACKshrimp
 138         SF     100.00   3/15/2006    4,800,000    2/8/2006                     H-Care (Hurley-Binsons)
 139         SF     100.00   2/17/2006    5,700,000   2/28/2006    13.00            Gamestop
 140         SF      96.83    5/8/2006    4,450,000    3/1/2006                     Wellman Products
 141         SF      61.30   2/28/2006    4,400,000   1/25/2008
 142         SF      62.30   2/28/2006    4,500,000   1/19/2009
 143         SF     100.00    3/6/2006    5,050,000    3/6/2006              Yes    STS Consultants, Ltd.
 144      Units      97.50   2/24/2006    4,310,000    3/3/2006
 145      Units     100.00    3/6/2006    4,260,000  11/30/2005
 146         SF     100.00    2/8/2006    4,250,000    1/6/2006              Yes    Compass Group USA Investments, LLP
 147         SF     100.00    3/9/2006    4,900,000   2/22/2006                     Verizon
 148         SF     100.00   4/10/2006    3,850,000    3/1/2006                     Trumps Bar and Grill, LLC
 149         SF     100.00  12/22/2005    5,000,000  12/28/2004    12.00            Londoner
 150         SF     100.00   3/14/2006    4,000,000   2/28/2006    12.00            S.D. Deacon
 151         SF     100.00   2/22/2006    6,275,000  12/21/2005                     St. Mary's Hospital (Unity Health)
 152         SF      65.50   2/28/2006    3,760,000   10/8/2005
 153         SF     100.00   3/15/2006    4,400,000   1/23/2006                     Fiesta Jalisco
 154         SF     100.00   3/31/2006    3,700,000   3/28/2006                     Atlanta Bread Company
 155         SF     100.00    3/1/2006    4,050,000    2/1/2006              Yes    Rite-Aid
 156         SF       NAP          NAP    4,000,000   9/28/2005     NAP             Babies 'R' Us
 157         SF      55.70   2/28/2006    4,300,000  10/10/2005
 158         SF     100.00   1/11/2006    3,600,000    1/8/2006                     Dollar Tree
 159         SF     100.00   3/27/2006    4,750,000   3/27/2006                     Ulta Salon
 160         SF      45.20   2/28/2006    4,050,000   1/25/2008
 161         SF     100.00    3/8/2006    3,850,000   3/14/2006                     Douglas Medical Group
 162         SF     100.00    4/1/2006    3,950,000   2/20/2006                     Talbot's
 163         SF      67.10   2/28/2006    2,880,000   10/8/2005
 164         SF     100.00   2/15/2006    3,160,000   2/24/2006                     5th Avenue Cleaners
 165         SF     100.00   3/24/2006    3,525,000   3/13/2006                     Pei Wei
 166         SF      71.00   2/28/2006    2,760,000   10/8/2005
 167         SF      50.00   1/25/2006    3,200,000   1/25/2008
 168         SF     100.00   6/13/2006    4,050,000    3/1/2006    10.00            Popeye's
 169         SF     100.00   3/31/2006    5,500,000   3/27/2006              Yes    Bashas', Inc. dba Food City
 170      Units      88.50    3/1/2006    2,700,000   3/27/2006
 171         SF     100.00   11/1/2005    2,730,000   1/10/2006                     Automation Washateria
 172         SF     100.00   4/11/2006    2,560,000   3/22/2006                     Roman Oven
 173         SF      95.00    3/1/2006    2,750,000   4/11/2006                     Wachovia Bank
 174         SF      90.00    4/1/2006    2,450,000   4/11/2006                     Cafe' de Paris - Basement
 177         SF     100.00    1/1/2006    3,000,000  12/20/2005                     ASA Solutions
 175         SF     100.00   4/13/2006    2,700,000   3/16/2006                     Washington Mutual Bank,FA
 176         SF     100.00   4/12/2006    2,800,000  12/19/2005                     RTG Furniture Corp.
 178         SF     100.00    3/8/2006    3,050,000   1/27/2006                     La Suegra Taberna, Corp.
 179         SF     100.00    3/1/2006    2,600,000   3/24/2006                     Oh (dry cleaner)
 180         SF     100.00    2/6/2006    2,700,000    2/9/2006                     Deck Systems
 181       Pads     100.00    9/1/2005    2,275,000   12/5/2005    15.00
 182         SF      60.90   2/28/2006    2,240,000  10/11/2005
 183         SF     100.00  11/22/2005    2,475,000   12/6/2005                     Aflac Nevada
 184         SF     100.00   4/20/2006    2,200,000   3/29/2006                     Rio Grande Behavioral
 185         SF      93.10  12/15/2005    2,675,000    1/4/2006                     Batteries Plus
 186         SF     100.00   1/29/2006    2,525,000   1/29/2006              Yes    CVS
 187         SF     100.00    3/2/2006    2,700,000    3/2/2006              Yes    Bank of America, N.A.
 188         SF      62.90   2/28/2006    2,400,000   1/18/2008
 189      Units      95.30  12/31/2005    2,000,000  12/29/2005
 190         SF      79.50   1/31/2006    2,600,000   3/21/2006    16.00
 191         SF      99.40   1/23/2006    1,550,000   2/22/2006    16.00

                      LEASE          2ND LARGEST TENANT (24, 26)                      LEASE         3RD LARGEST TENANT (24, 26)
LOAN #  UNIT SIZE  EXPIRATION                 TENANT NAME               UNIT SIZE  EXPIRATION              Tenant Name
------------------------------------------------------------------------------------------------------------------------------------

  1      217,876     5/31/2013  Lexington Insurance                       181,438    7/31/2014  Nixon Peabody
  2      156,150    11/30/2012  Lippincott Williams & Wilkins             109,544    12/6/2009  Beneficial Savings Bank
  3       89,827     8/18/2015  Williams Communication (WilTel)            84,680    7/18/2009  XO Communications
  4
 4.01     51,518     9/30/2015  North Central Surgical Center, LLP         23,072   11/30/2020  The Cirrus Group LLC
 4.02     14,080     9/30/2020  Columbia Medical Center at McKinney         8,669    1/31/2014  McKinney Ear Nose and Throat
 4.03     39,430     1/31/2026
 4.04     12,232     6/30/2012  Texas Back Institute                       11,222    1/31/2016  Breast Diagnostics
 4.05     14,973    11/15/2006  Northeastern Retina                         2,778     8/4/2007  Dr. Bryan Whitlock
  5      263,163    12/31/2009
  6
 6.01     94,000     7/31/2010  Sauder Moldings                            81,000          MTM  Signature Special
 6.02      9,428     1/31/2012  People's Community 2                        6,500   9/30/2013   Den's Barber & Day Spa
 6.03     24,990     8/31/2014
 6.04     45,000     5/11/2009  US Filter Recovery                         35,000   7/31/2014   Shapirow & Row
 6.05    653,400     6/30/2014
 6.06     52,800    12/15/2006  Pallet Acquisitions                        20,720    11/5/2013
 6.07     57,000    01/31/2011
  7
  8
  9       24,627     9/30/2008  Transamerica Occidental Life                8,044    1/31/2011  Department of Rehabilitation (City
                                                                                                of Pasadena)
  10
  11     188,500     5/10/2021
  12
  13
  14
  15       8,550     6/30/2012  Catherine's Store                           5,229    1/31/2007  FedEx/Kinko's, Inc.
  16
16.01    347,218    12/31/2015
16.02    290,000     2/28/2009
16.03     39,000    10/31/2015
  17
  18      56,519     1/31/2026  T.J. Maxx                                  28,000   11/30/2015  Hollywood Video
  19     108,928     9/20/2018  Redner's Markets, Inc                      47,900    6/30/2010  Penn National Gaming, Inc
  20      74,298     3/31/2014  Meridias Capital                           15,476    6/30/2011  First American Title Co.
  21      36,800     9/30/2013  Rite Aid/Payless Drug                      29,540   10/30/2009  Chuck E. Cheese
  22      78,190     1/31/2012  Cub Foods                                  66,557    2/28/2021  A.J. Wright
  23
23.01
23.02
23.03
23.04
23.05
23.06
23.07
  24     133,859     1/12/2020
  25     595,643     2/29/2016
  26
  27      10,000     1/15/2007  Stubrik's Steak House                       5,600    6/30/2019  Landmark Antiques
  28
  29
29.01     64,745     2/28/2020  Freda's                                     8,450    5/31/2010  Post Office
29.02     65,000     2/28/2020
  30
  31       9,100           MTM  Valentine Tex, Inc.                         8,600    7/31/2006  Elotex International
  32
  33
  34      76,820    11/30/2017
  35
  36      56,674     1/31/2009  Black and Read                              9,317    1/31/2009  Blockbuster Video
  37
  38      50,583     7/30/2016  Roush Hardware                             20,330   10/31/2010  CVS
  39      37,932    12/31/2015  Ace Hardware                               31,450     3/1/2016  Rite Aid
  40
40.01
40.02
40.03
40.04
40.05
40.06
  41      66,224     8/10/2019  Movie Merchant                              6,000    8/31/2009  Hussam Zamrick & Hana Zamrick
  42
  43
  44
  45
  46     152,002     9/30/2019
  47      89,405    10/31/2011
  48      19,000     8/31/2015  Rite Aid                                   18,036    8/19/2014  The Shack
  49
  50
  51      12,000     5/31/2013  Subject Matters                             2,745    1/31/2012  Crew/Sebastian
  52      50,070     7/31/2016  Nicholson Kovac Inc.                       40,294    6/30/2010  Capital Electric
  53     150,000     3/13/2016
  54      76,828     1/31/2021
  55      31,800     1/31/2016  Tractor Supply Company                     23,320    9/30/2015  Grocery Outlet
  56     280,545     1/31/2007  Perfect Fit Glove                          80,000   12/31/2006  Transportation Marketing Services
  57       1,000     8/31/2006  KIM                                           600    8/31/2006  MIZRACHI
  58      50,030     5/31/2015
  59      30,000    10/31/2015  PetsMart                                   20,293    4/30/2016  Old Navy
  60      50,858     3/31/2016  Office Max                                 26,903    3/31/2011  Custom Dining
  61      18,233     7/14/2010  AN-MAN Assoc., LLC (Whitney Pediatric)      6,796     4/3/2014  Connecticut Orthopaedic
                                                                                                Specialists, PC
  62     319,374     6/30/2006  Enterprise Rent-a-Car Company             152,996          MTM  Packaging Corporation of America
  63      99,080     3/31/2011
  64      24,597    12/31/2020  PG&E                                       17,198   11/30/2008  Gander Publishing
  65      44,803     9/30/2017
  66      13,217     5/16/2016  JKA22, L.L.C.                               9,000    3/31/2009  D&T Construction Company
  67     197,000     1/31/2010
  68      50,000     2/28/2027
  69       2,668     5/31/2007  Jason A. Youngs & Lisle Head                2,668    7/31/2007  Valliance Financial Advisors
  70      69,000    12/31/2011  Club Deep                                  12,500    1/31/2015  Ray Block Production
  71      20,424      9/3/2015  Longhorn Steakhouse (Ground Lease)          5,766    4/16/2016  Beauty First
  72
  73
  74
  75
  76
  77      33,200    12/31/2010  Empereon Marketing, Inc                    15,874    8/31/2013  M&M Dollar Store
  78      55,994     5/29/2016  Chuck E. Cheese                            20,000    7/31/2011  Dollar Tree
  79
  80      16,024     2/28/2007  SAFECO                                     12,606    6/30/2008  Corporation Services Company
  81
  82
82.01
82.02     29,260     7/31/2010
  83
  84
  85
  86
  87
  88
  89      45,860     5/31/2011
  90      33,807    12/31/2024  Happy Harry                                12,000    2/28/2025  Family Dollar
  91
  92       6,350     4/30/2021  Sleep Country USA                           5,600   10/31/2015  The Quilt Shop
  93       4,335     2/28/2005  Bachelor Formal Wear, Inc.                  1,863    6/30/2007  Arturo Sanchez
  94      44,988    10/11/2020
  95      18,363     7/31/2011  National Furniture Discount                14,700   12/18/2008  Leisure Entertainment Corp
  96      51,490    10/21/2009  Farmers Foods                              22,638    5/31/2013  Goodys
  97
  98
  99
 100
 101
 102      35,400    10/31/2016  Eckerd Corporation                          8,470    7/31/2008  New Fitness for Ladies
 103       6,049    12/31/2011  Fridge III, Larson & Garcia                 3,384    8/31/2008  Andy Taylor & Associates, P.C.
 104
 105       2,866     9/30/2010  Specialty Care for Women                    2,171   11/30/2007  Rosa's Bakery
 106      36,320    12/31/2010
 107      62,698     7/31/2011
 108      10,671     8/31/2009  Dr. Sutherland                              2,202   12/31/2006  Gary L. Glasband
 109       6,978     4/30/2008  The Garrison-Barrett Group Inc.             6,421    9/30/2007  AL.com
 110
 111
 112      52,400     7/31/2011
 113      19,600     5/31/2006  Oriental Pearl                              7,800   10/31/2008  Dinho Chinese Restaurant
 114      19,768     5/31/2014  Tuscany Village Salons                      9,102    7/31/2015  AutoZone
 115
 116
 117      21,107     11/1/2017
 118       4,199     1/31/2010  Arby's                                      3,200    4/30/2021  Sunberry Tanning
 119
 120
 121
 122      64,656    12/31/2015
 123
 124      19,382     9/30/2017  Mattress Firm                               5,200   11/30/2010
 125
 126     147,250     9/30/2020  Bio Lab                                    95,250   12/31/2008
 127      58,672    12/31/2010
 128
 129      13,040    12/31/2030
 130
 131
 132       4,470     2/28/2011  USA Armed Services                          3,150    7/31/2010  Vietnamese Restaurant
 133      14,700    11/29/2014  Randall's Family Restaurant                 4,200    8/26/2010  Radio Shack
 134
 135
 136       6,142     8/31/2010  FedEx Kinkos                                6,010   10/31/2010  Leslie's Poolmart
 137       1,489     6/30/2010  Bob's Philly's Best Inc.                    1,428   10/31/2008  Mob Town Pizza
 138      12,030      3/9/2009  Blue Cross Blue Shield                     10,280    4/30/2008  Blue Cross Blue Shield
 139       1,722     4/30/2008  Dentist/Cuellar                             1,500    5/31/2008  Mexican restaurant
 140      39,646    12/31/2014  S.K. Wellman Corp.                         20,000   12/31/2014  Shankman & Associates
 141
 142
 143      45,300     3/31/2016
 144
 145
 146      74,135     9/13/2020
 147       6,000     7/31/2013  Men's Warehouse                             5,060    6/30/2013
 148       4,878    10/14/2010  Advantage Group Realty, LLC                 2,270    8/31/2010  C&R Enterprises, LLC
 149       2,662     7/10/2010  NailSpa Excel                               1,480     1/2/2009  Head 2 Toe Physical Therapy
 150      18,577     5/31/2020  Sense Zezoff                                2,992    4/30/2012
 151      49,221    12/31/2014  Monroe County Clinic                       11,474    2/28/2009  Family Dollar
 152
 153       3,694    10/14/2015  Comfort Dental                              2,800    7/19/2015  MuShu's
 154       4,732     6/30/2015  Image Dentistry                             2,729    6/30/2011  Media Go Mobile
 155      11,180     4/30/2020
 156      30,624     1/31/2016
 157
 158       4,000     7/31/2010  Cato                                        3,960    1/31/2009  Curves
 159      10,793     3/31/2015  Catherines                                  4,050    2/28/2010
 160
 161       8,820      4/1/2016  Amedisys                                    6,300    5/31/2010  West Atlanta Womens Health
 162       6,655     1/31/2016  Jos A. Banks                                4,290   11/24/2015  Starbucks
 163
 164       4,700     8/30/2015  Internet Cafe and Bakery                    2,000    5/31/2011  Cornerstone Drapery
 165       3,204    11/30/2015  Potbelly Sandwich Works                     2,254    8/31/2015  T-Mobile Texas, L.P.
 166
 167
 168       2,625     2/28/2026  Del Taco                                    2,260   12/31/2025  Cold Stone Creamery
 169      62,062    10/31/2014
 170
 171       5,700    10/31/2012  Famous $ Store                              4,298    6/30/2012  Home Cut Donuts
 172       3,358      9/6/2010  Eagle Martial Arts                          2,260     9/6/2015  Edward Jones
 173       4,250     4/30/2009  Department of Defense                       2,631    4/30/2011  Chicago Title
 174       8,313     3/31/2009  The Loft                                    6,000    3/31/2010  Starbucks
 177       4,059     6/30/2007  David Butterbaugh, PA                       2,628          MTM  Wedding Pages Magazine
 175       3,572      1/1/2016  Quiznos                                     1,404     2/1/2016  Alltel
 176       4,450     5/12/2012  Pro Golf of Royal Palm Beach                2,470    9/12/2012  Sally Beauty Company, Inc.
 178       1,607     2/28/2011  Fernando Sanchez, MD                        1,250   12/31/2006  Communication to Go, Inc.
 179       2,476     7/31/2011  Advant Dental PA                            2,054   12/31/2010  New Hope Ventures (Vu's Martial
                                                                                                Arts)
 180       9,121    12/31/2008  Premier Laundry                             8,879   10/31/2014  Showa Marine
 181
 182
 183       3,353     6/30/2008  Priority Home Loans                         1,355    9/30/2008  Giles & Romanoski Conslt.
 184       6,808     8/31/2008  Merrill Lynch                               4,962    8/31/2009  Bohannon Huston, Inc.
 185       4,200           MTM  Subway                                      2,100    8/31/2012  Dan Clark
 186      10,125     1/31/2024
 187      57,704     8/14/2020
 188
 189
 190
 191

                      LEASE
LOAN #  UNIT SIZE  EXPIRATION  LOAN #
-------------------------------------

  1       167,563   1/31/2019    1
  2        89,363   3/31/2011    2
  3        64,907    3/8/2015    3
  4                              4
 4.01      11,417  12/31/2010   4.01
 4.02       4,025   4/30/2012   4.02
 4.03                           4.03
 4.04       4,524  10/31/2011   4.04
 4.05       2,019   7/31/2007   4.05
  5                              5
  6                              6
 6.01      53,000   8/31/2011   6.01
 6.02       5,400   8/31/2014   6.02
 6.03                           6.03
 6.04      27,500  11/30/2010   6.04
 6.05                           6.05
 6.06                           6.06
 6.07                           6.07
  7                               7
  8                               8
  9         7,839   2/29/2008    9
  10                             10
  11                             11
  12                             12
  13                             13
  14                             14
  15        4,436   1/31/2008    15
  16                             16
16.01                          16.01
16.02                          16.02
16.03                          16.03
  17                             17
  18        4,987   1/31/2016    18
  19       22,500   4/30/2012    19
  20        3,546   3/31/2011    20
  21       12,000   7/31/2010    21
  22       26,930   1/31/2012    22
  23                             23
23.01                          23.01
23.02                          23.02
23.03                          23.03
23.04                          23.04
23.05                          23.05
23.06                          23.06
23.07                          23.07
  24                             24
  25                             25
  26                             26
  27        5,040   2/28/2010    27
  28                             28
  29                             29
29.01       6,463   2/13/2019  29.01
29.02                          29.02
  30                             30
  31        4,950   3/31/2009    31
  32                             32
  33                             33
  34                             34
  35                             35
  36        6,050   3/31/2008    36
  37                             37
  38       10,069   5/31/2009    38
  39       21,696  11/14/2015    39
  40                             40
40.01                          40.01
40.02                          40.02
40.03                          40.03
40.04                          40.04
40.05                          40.05
40.06                          40.06
  41        3,600  12/31/2010    41
  42                             42
  43                             43
  44                             44
  45                             45
  46                             46
  47                             47
  48        2,068   3/31/2008    48
  49                             49
  50                             50
  51        2,368   7/31/2009    51
  52       16,681   1/31/2009    52
  53                             53
  54                             54
  55       20,535   1/31/2016    55
  56       30,766  12/31/2008    56
  57          600   8/31/2006    57
  58                             58
  59       14,800   4/30/2011    59
  60        7,878   7/31/2012    60
  61        5,699   3/31/2008    61
  62       91,275         MTM    62
  63                             63
  64        4,525  12/31/2020    64
  65                             65
  66        8,148    1/1/2013    66
  67                             67
  68                             68
  69        2,668   4/30/2007    69
  70       11,500   4/30/2007    70
  71        2,746   2/29/2016    71
  72                             72
  73                             73
  74                             74
  75                             75
  76                             76
  77        9,548  12/31/2007    77
  78        5,000   9/30/2008    78
  79                             79
  80       12,099   3/31/2012    80
  81                             81
  82                             82
82.01                          82.01
82.02                          82.02
  83                             83
  84                             84
  85                             85
  86                             86
  87                             87
  88                             88
  89                             89
  90        8,000  12/31/2013    90
  91                             91
  92        3,000  10/31/2010    92
  93        1,767   7/31/2008    93
  94                             94
  95       10,100   9/30/2010    95
  96       21,980  11/30/2009    96
  97                             97
  98                             98
  99                             99
 100                            100
 101                            101
 102        7,700   5/31/2009   102
 103        3,381   7/31/2008   103
 104                            104
 105        2,064   3/31/2008   105
 106                            106
 107                            107
 108        1,842   6/14/2008   108
 109        4,788   9/30/2008   109
 110                            110
 111                            111
 112                            112
 113        4,000  10/31/2008   113
 114        8,102   8/31/2019   114
 115                            115
 116                            116
 117                            117
 118        2,303   7/31/2006   118
 119                            119
 120                            120
 121                            121
 122                            122
 123                            123
 124                            124
 125                            125
 126                            126
 127                            127
 128                            128
 129                            129
 130                            130
 131                            131
 132        2,100   7/31/2010   132
 133        4,000   3/31/2008   133
 134                            134
 135                            135
 136        4,025  10/31/2010   136
 137        1,306   6/30/2008   137
 138        5,291   4/30/2008   138
 139        1,450   8/31/2007   139
 140        6,940   1/31/2009   140
 141                            141
 142                            142
 143                            143
 144                            144
 145                            145
 146                            146
 147                            147
 148        2,164  11/30/2010   148
 149        1,386   1/31/2009   149
 150                            150
 151        7,713  12/31/2006   151
 152                            152
 153        1,890   6/14/2010   153
 154        1,826  12/31/2010   154
 155                            155
 156                            156
 157                            157
 158        2,538   5/31/2008   158
 159                            159
 160                            160
 161        4,300    4/1/2007   161
 162        1,600   5/31/2015   162
 163                            163
 164        1,500  12/31/2008   164
 165        1,663    7/1/2016   165
 166                            166
 167                            167
 168        1,400   2/28/2016   168
 169                            169
 170                            170
 171        2,147  10/31/2014   171
 172        1,220   9/19/2010   172
 173        1,864  10/31/2008   173
 174        1,481   6/30/2009   174
 177        1,579   6/30/2006   177
 175        1,380    2/1/2011   175
 176        1,400   8/31/2010   176
 178        1,250   5/31/2008   178
 179        1,896  12/31/2008   179
 180        6,000  12/31/2008   180
 181                            181
 182                            182
 183        1,050  11/30/2007   183
 184        4,638   4/30/2011   184
 185        2,100   8/31/2012   185
 186                            186
 187                            187
 188                            188
 189                            189
 190                            190
 191                            191

                             FOOTNOTES TO ANNEX A-1

1    CRF - Countrywide Commercial Real Estate Finance, Inc., MLML - Merrill
     Lynch Mortgage Lending, Inc., Key - KeyBank National Association

2    With respect to mortgage loan number 7, the UW NCF ($) and UW DSCR (x) were calculated using "as stabilized" Cash Flows. "In Place" NCF is $2,211,128, resulting in an UW DSCR (x) of 1.05x. The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the
     In Place NCF and the interest only debt service is 1.27x.

3    With respect to mortgage loan numbers 27, 79, 132, 141, 142, 152, 157, 160,
     163, 166, 167, 173, 182 and 188 the UW NCF ($) and UW DSCR (x) for the
     mortgage loans were calculated using "as stabilized" Cash Flows. "In Place"
     NCF is $1,089,734, $632,798, $353,115, $301,427, $325,451, $236,234,
     $228,654, $214,518, $190,972, $171,543, $177,809, $164,315, $149,788 and
     $126,180, respectively, resulting in an UW DSCR (x) of 1.10x, 1.18x, 1.14x,
     1.12x, 1.15x, 1.08x, 1.10x, 1.10x, 1.13x, 1.09x, 1.10x, 1.12x, 1.25x and
     1.10x, respectively.

4    With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Original Balance ($), Original
     Balance per Unit ($), Cut Off Date Balance ($), Cut-Off Date Balance per
     Unit($), Maturity LTV (%), UW DSCR (x) were calculated in the aggregate.

5    With respect to mortgage loans with partial interest only periods, Annual
     P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are
     shown after the expiration of the Interest Only Period.

6    With respect to mortgage loan numbers 1, 15, 22, 25, 69, 70, 117 and 159 the UW DSCR (x) is calculated using the IO Annual Payment.

7    With respect to mortgage loan numbers 13, 17, 88 and 130 the UW DSCR (x) is calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" UW DSCR (x) for each of the mortgage loans is 1.09x, 1.19x, 1.05x and 1.14x, respectively.

8    With respect to mortgage loan numbers 13, 88, 102 and 130 the Cut-off Date
     LTV (%) and Maturity LTV (%) for the mortgage loans are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" Cut-Off Date LTV (%) for the mortgage loans is 75.16%,
     78.65%, 83.07% and 66.92% respectively. The "as-is" Maturity LTV (%) is
     67.43%, 65.91%, 75.21% and 53.34% respectively.

9    With respect to mortgage loan numbers 18, 20, 52, 91, 114, 141, 142, 152,
     157, 160, 163, 166, 167, 168, 182 and 188 the Cut-Off Date LTV (%) was
     calculated using the full loan amount and the "as stabilized" Appraised
     Value ($). Using the full loan amount and the "as is" value the Cut-Off
     Date LTV (%) is 81.4%, 81.1%, 102.0%, 83.0%, 72.5%, 82.5%, 81.9%, 81.5%,
     66.8%, 66.0%, 79.9%, 81.7%, 53.3%, 70.4%, 75.0% and 58.4%and the BLTV (%)
     is 71.0%, 75.5%, 87.5%, 68.6%, 60.5%, 74.1%, 68.8%, 72.8%, 55.8%, 59.3%,
     72.7%, 71.1%, 48.2%, 77.6%, 47.6% and 63.0% respectively.

10   With respect to mortgage loans secured by multiple properties each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD
     Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), or based on allocations in the related loan documents.

11   The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin. Fee (%).

12   The Admin. Fee (%) includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

13   With respect to mortgage loan numbers 52, 85, 86, 87, 105 and 140 the first payment date under the loan documents is August 1, 2006. The Original Term to Maturity or ARD, First Payment Date, Remaining Interest Only Period,
     Prepayment Provisions, are adjusted to reflect an interest only payment the trust will receive from the related Originator on the Closing Date.

14   The 200 Paul mortgage loan (loan number 3) provides for a prepayment premium that is equal to the greater of (i) 1.0% of the amount of Principal
     Indebtedness ("PI") being prepaid, and (ii) an amount equal to the product obtained by multiplying: (A) amount of PI being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest
     Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1
     + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof)
     between date of prepayment or acceleration and maturity date, multiplied by
     12/365.25. "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)1/6) - 1) multiplied by
     12. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

15   The Babies 'R' Us - Simi Valley Ground Lease mortgage loan (loan number
     156) provides for a prepayment premium that is equal to the greater of (i)
     minimum fee 7.0% of the amount of Principal Indebtedness ("PI") being prepaid, and (ii) an amount equal to the product obtained by multiplying:
     (A) amount of PI being repaid, by (B) difference obtained by subtracting
     Adjusted Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C)
     present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where
     r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.
     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)1/6) - 1) multiplied by 12.
     "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

16   The 16 West 22nd Street mortgage loan (loan number 70) provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
     amount equal to product obtained by multiplying: (A) amount of Principal
     Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting
     Adjusted Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C)
     present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where
     r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.
     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)1/6) - 1) multiplied by 12.
     "Minimum Fee" means: (a) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 1.5% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment
     Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

17   The AAA Storage - Market Street, Rodd Field, Webster, Ayers, Cunningham
     Avenue, Pearland, Alvin, Storage Briley, Buda and the Katy Super Storage
     mortgage loans (loan numbers 141, 142, 152, 157, 160, 163, 166, 167, 182 and 188) provide for a prepayment premium that is equal to the greater of
     (i) Minimum Fee and (ii) amount equal to product obtained by multiplying:
     (A) amount of Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest
     Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1
     + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof)
     between date of prepayment or acceleration and maturity date, multiplied by
     12/365.25. "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)1/6) - 1) multiplied by
     12. "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such

     prepayment is made on or after the 72nd Payment Date but prior to the 84th
     Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the
     U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

18   The Roseland Shopping Center mortgage loan (loan number 66) provides for a prepayment premium that is equal to the greater of (i) 5% of the outstanding principal balance of the loan at the time of prepayment and
     (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded
     semiannually.The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date.

19   The Denton Medical Office, Northwest Kinetics Building, Claremore Medical
     Arts Plaza, the Pinebrook Tower Apartments and the Peoria Crossings Phase
     II mortgage loans (loan numbers 34, 54, 65, 135 and 159) provide for a prepayment premium that is equal to the greater of (i) 1% of the outstanding principal balance of the loan at the time of prepayment and
     (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded
     semiannually.The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date.

20   The Marathon Plaza mortgage loan (loan number 177) provides for a prepayment consideration equal to the greater of (A) an amount equal to the remainder obtained by subtracting (i) the entire outstanding principal balance of the loan as of the date of the prepayment from (ii) the present value as of the date of the prepayment of the remaining scheduled payments of principal and interest including any final installment of principal payable on the maturity date of the loan determined by discounting such payments at the U.S. Treasury Constant Maturities rate for the week ending prior to the date of the relevant prepayment of the loan, with a maturity date most nearly approximating the maturity date of the loan when compounded on a monthly basis; or (B) 1% of the prepaid principal amount.

21   The TownPlace Suites by Marriott mortgage loan (loan number 130) provides for a prepayment premium amount equal to the sum of (i) all amounts incurred by lender in connection with the enforcement of its rights under the note, the mortgage, the loan agreement or any of the other loan documents, (ii) any amounts incurred by lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and
     (iii) the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and this agreement during the original term hereof absent such prepayment, including the unpaid principal smount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage
     Equivalent Basis"), on the date of such prepayment, of the United States
     Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment, and (y)
     the outstanding principal amount on the date of such prepayment.

22   With respect to mortgage loan number 57, the occupancy is based on 57,400 square feet, the area of the booths. The total square footage of the building is shown in "Total SF/Units/Rooms/Pads."

23   With respect to those mortgaged properties indicating an Appraisal Date beyond the Cut-Off Date, the Appraised Value ($) and the corresponding
     Appraisal Date are based on stabilization.

24   With respect to mortgage loan number 2, a Springing Cashflow sweep that shall occur on the date that is one year prior to the date upon which any
     Cash Sweep Trigger Tenant's lease expires, if such Tenant has not renewed its lease under the same economic terms as the expiring lease.

25   In the case of the Hilton Garden Inn-Wooster, Hampton Inn - Wooster and
     Hampton Inn - New Philadelphia mortgage loans (mortgage loan numbers 72, 73 and 74, respectively), only two of the mortgage loans, Hampton Inn-Wooster and Hampton Inn-New Philadelphia are cross-collateralized and cross-defaulted. However, a default under the Hilton Garden Inn - Wooster mortgage loan will constitute a default under the Hampton Inn - Wooster and
     Hampton Inn - New Philadelphia mortgage loans while a default under either the Hampton Inn - Wooster or the Hampton Inn - New Philadelphia mortgage loan will not constitute a default under the Hilton Garden Inn - Wooster mortgage loan.

26   With respect to mortgage loan numbers 9, 12, 24, 25, 37, 54, 69, 77, 93,
     99, 107, 112, 127, 128, 131, 143, 144, 158, 162, 169, 173, 176, and 189,
     the borrowers own the related mortgaged real properties as tenants-in-common.

27   With respect to mortgage loan number 6, Occupancy (%) excludes the 925
     Todds Lane mortgaged real property.

28   With respect to mortgage loan number 156, during the Yield Maintenance period, the related loan documents provide for prepayment with Yield
     Maintenance only if a purchase option of the property under a tenant's lease is triggered prior to the second anniversary of the date of issuance of the certificates.

                              ANNEX A-2 (ALL LOANS)

LOAN SELLERS

                                                       % OF INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                         NUMBER OF  AGGREGATE CUT-OFF    MORTGAGE    WTD. AVG.  REMAINING TERM              CUT-OFF    MATURITY DATE
                          MORTGAGE    DATE PRINCIPAL       POOL       MORTGAGE  TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
MORTGAGE LOAN SELLER       LOANS       BALANCE ($)        BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

CRF                         107          947,241,670      51.44%       5.9361         110           1.36      70.28        62.25
MLML                         34          488,049,070      26.50%       6.0979         119           1.56      60.09        55.59
Key                          50          406,157,047      22.06%       5.7964         118           1.31      72.39        63.36
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     191       $1,841,447,787     100.00%       5.9482         114           1.40X     68.05        60.73
====================================================================================================================================

PROPERTY TYPES

                                                          % OF
                                                         INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                          NUMBER OF  AGGREGATE CUT-OFF  MORTGAGE  WTD. AVG.   REMAINING TERM              CUT-OFF   MATURITY DATE
                          MORTGAGED    DATE PRINCIPAL     POOL    MORTGAGE   TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
PROPERTY TYPE            PROPERTIES     BALANCE ($)     BALANCE   RATE (%)       (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Office                       38           584,740,885    31.75%     5.9811         116           1.48      64.60        60.49
Retail                       67           449,642,282    24.42%     5.8318         115           1.38      68.82        61.00
   Anchored                  24           234,340,463    12.73%     5.7245         116           1.34      71.03        63.14
   Unanchored                22           110,298,898     5.99%     5.9105         111           1.45      66.26        57.93
   Shadow Anchored           14            74,198,890     4.03%     5.9912         116           1.40      64.35        58.19
   Single Tenant              7            30,804,031     1.67%     5.9832         119           1.29      71.91        62.56
Multifamily                  43           302,959,798    16.45%     5.8464         119           1.23      74.60        65.68
   Multifamily               34           279,844,798    15.20%     5.8213         119           1.23      74.89        65.76
   Manufactured Housing       9            23,115,000     1.26%     6.1502         119           1.24      71.12        64.70
Hospitality                  21           167,559,796     9.10%     6.1460         106           1.44      69.08        58.26
Industrial                   20           150,323,291     8.16%     6.1079         109           1.32      71.38        62.58
Other                         2            93,100,000     5.06%     5.7582         113           1.68      56.88        47.27
Self Storage                 20            76,607,476     4.16%     6.2280         119           1.38      70.48        61.18
Land                          4            12,954,258     0.70%     6.0817          76           1.27      54.02        48.85
Mixed Use                     1             3,560,000     0.19%     6.3000         121           1.33      80.00        68.46
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     216        $1,841,447,787   100.00%     5.9482         114          1.40X      68.05        60.73
=================================================================================================================================

                             ANNEX A-2 (ALL LOANS)

PROPERTY STATE/LOCATION

                                                          % OF
                                                         INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                          NUMBER OF  AGGREGATE CUT-OFF  MORTGAGE  WTD. AVG.   REMAINING TERM              CUT-OFF   MATURITY DATE
                          MORTGAGED    DATE PRINCIPAL     POOL    MORTGAGE   TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
PROPERTY STATE/LOCATION  PROPERTIES     BALANCE ($)     BALANCE   RATE (%)       (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

California                   44           466,107,416     25.31%    5.8744         113           1.42      65.07        57.28
   Southern                  31           276,211,808     15.00%    5.9147         111           1.36      67.05        59.91
   Northern                  13           189,895,608     10.31%    5.8157         116           1.51      62.18        53.47
Massachusetts                 4           210,855,802     11.45%    5.8997         120           1.84      52.95        51.57
Texas                        33           156,411,584      8.49%    6.1217         116           1.31      72.60        64.31
Pennsylvania                  5           139,926,530      7.60%    5.8360         118           1.23      75.29        68.74
Ohio                         17           126,678,848      6.88%    5.8301         118           1.26      76.57        68.24
New York                      8            91,067,186      4.95%    5.9543         115           1.38      68.24        57.26
Florida                      10            79,391,125      4.31%    6.3073          95           1.42      74.11        67.84
Colorado                      9            74,731,583      4.06%    5.9824         117           1.30      70.11        61.83
Wisconsin                     5            57,022,951      3.10%    5.7919         112           1.28      75.19        65.93
Arizona                       9            51,158,512      2.78%    6.0496         116           1.30      70.52        62.98
Maryland                      8            47,130,000      2.56%    6.0483          78           1.20      72.46        68.14
Georgia                       9            43,429,671      2.36%    6.0872         112           1.25      71.96        62.48
Michigan                     10            36,651,401      1.99%    6.0522         119           1.25      73.19        63.08
Washington                    3            32,564,629      1.77%    5.5984         117           1.52      58.92        49.59
New Jersey                    2            31,500,000      1.71%    6.4504         120           1.29      64.16        55.13
Illinois                      3            22,861,000      1.24%    5.6010         118           1.66      69.89        67.92
Iowa                          8            19,769,942      1.07%    5.9739         119           1.24      77.21        65.52
North Carolina                2            18,832,122      1.02%    6.0474         120           1.46      64.90        62.88
Missouri                      2            17,200,000      0.93%    6.0609         121           1.26      73.36        61.73
Oklahoma                      4            16,443,000      0.89%    6.2867         120           1.44      73.78        63.93
Tennessee                     2            14,211,000      0.77%    5.9855         118           1.27      64.02        55.68
Virginia                      2            12,209,429      0.66%    5.7691          99           1.30      78.81        68.56
Alabama                       2            10,870,000      0.59%    6.0086         120           1.23      72.27        61.32
Connecticut                   1             8,981,587      0.49%    5.4900         118           1.68      49.21        41.19
Vermont                       1             8,400,000      0.46%    5.6200         119           1.26      75.00        65.89
Kansas                        2             7,200,000      0.39%    6.4257         120           1.30      64.65        53.36
Delaware                      1             6,950,000      0.38%    5.8290         120           1.24      74.73        65.97
Oregon                        1             6,850,000      0.37%    6.2550         120           1.21      62.27        55.50
South Carolina                2             6,198,127      0.34%    5.9169         118           1.40      68.11        53.80
Louisiana                     1             5,200,000      0.28%    6.2900         120           1.30      74.29        63.54
Rhode Island                  1             4,786,276      0.26%    5.7000         117           1.37      70.39        59.35
Nevada                        2             3,356,772      0.18%    6.1617         118           1.25      64.87        55.40
Kentucky                      1             3,022,541      0.16%    6.0740         119           1.23      78.51        66.80
Idaho                         1             1,900,000      0.10%    6.2500         120           1.22      77.55        66.26
New Mexico                    1             1,578,752      0.09%    6.1800         119           1.26      71.76        61.25
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     216        $1,841,447,787    100.00%    5.9482         114           1.40X     68.05        60.73
=================================================================================================================================

                              ANNEX A-2 (ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                        AGGREGATE     % OF INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                           NUMBER OF     CUT-OFF        MORTGAGE    WTD. AVG.  REMAINING TERM              CUT-OFF    MATURITY DATE
RANGE OF CUT-OFF DATE       MORTGAGE  DATE PRINCIPAL      POOL       MORTGAGE  TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
PRINCIPAL BALANCES ($)       LOANS     BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

    998,199 -   2,999,999      47         98,379,866      5.34%       6.2478         117          1.45       65.79        56.79
  3,000,000 -   3,999,999      15         50,814,846      2.76%       6.1608         119          1.30       72.42        62.65
  4,000,000 -   4,999,999      25        114,275,502      6.21%       6.0448         115          1.28       70.62        60.43
  5,000,000 -   5,999,999      14         77,033,521      4.18%       6.0850         111          1.28       69.32        59.24
  6,000,000 -   6,999,999      10         65,353,391      3.55%       6.0657         113          1.30       72.10        62.43
  7,000,000 -   7,999,999      13         96,171,033      5.22%       6.0214         115          1.27       72.35        63.32
  8,000,000 -   9,999,999      17        154,246,804      8.38%       5.8584         115          1.42       67.15        58.32
 10,000,000 -  12,999,999      17        192,638,313     10.46%       5.9052         117          1.36       68.50        60.08
 13,000,000 -  19,999,999      18        284,152,804     15.43%       5.8037         118          1.30       71.19        64.05
 20,000,000 -  49,999,999      12        344,606,707     18.71%       5.9890         105          1.31       72.71        65.99
 50,000,000 -  99,999,999       1         81,000,000      4.40%       5.7400         112          1.75       55.86        46.11
100,000,000 - 180,000,000       2        282,775,000     15.36%       5.9107         119          1.67       59.08        57.21
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       191     $1,841,447,787    100.00%       5.9482         114          1.40X      68.05        60.73
===================================================================================================================================

Minimum: $998,199
Maximum: $180,000,000
Average: $9,641,088

MORTGAGE RATES (%)

                                        AGGREGATE     % OF INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                           NUMBER OF     CUT-OFF        MORTGAGE    WTD. AVG.  REMAINING TERM              CUT-OFF    MATURITY DATE
RANGE OF                    MORTGAGE  DATE PRINCIPAL      POOL       MORTGAGE  TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
MORTGAGE RATES (%)           LOANS     BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.2400 - 5.2499                 2         21,766,613      1.18%       5.2400         116          1.63       69.37        66.68
5.2500 - 5.4999                10        125,663,473      6.82%       5.4384         119          1.42       66.39        57.28
5.5000 - 5.5999                 5         42,393,420      2.30%       5.5744         115          1.41       73.81        61.78
5.6000 - 5.6999                12        140,382,004      7.62%       5.6481         118          1.26       76.09        66.95
5.7000 - 5.7499                10        147,924,534      8.03%       5.7324         114          1.57       62.89        53.75
5.7500 - 5.9999                55        699,283,898     37.97%       5.8800         117          1.45       65.86        60.25
6.0000 - 6.2499                45        360,390,092     19.57%       6.1093         109          1.30       69.41        62.30
6.2500 - 6.4999                27        175,317,057      9.52%       6.3359         112          1.37       69.92        60.70
6.5000 - 6.7499                15         89,265,296      4.85%       6.5400         105          1.29       72.83        65.68
6.7500 - 8.2000                10         39,061,400      2.12%       6.9261         110          1.41       64.10        54.29
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       191     $1,841,447,787    100.00%       5.9482         114          1.40X      68.05        60.73
===================================================================================================================================

Minimum: 5.2400
Maximum: 8.2000
Weighted Average: 5.9482

                              ANNEX A-2 (ALL LOANS)

DEBT SERVICE COVERAGE RATIOS (X)

                                        AGGREGATE     % OF INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                           NUMBER OF     CUT-OFF        MORTGAGE    WTD. AVG.  REMAINING TERM               CUT-OFF   MATURITY DATE
RANGE OF DEBT SERVICE       MORTGAGE  DATE PRINCIPAL      POOL       MORTGAGE  TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
COVERAGE RATIOS (X)          LOANS     BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.18 - 1.19                     1         29,675,000      1.61%       5.7600         119          1.18       78.30        73.02
1.20 - 1.24                    74        719,019,083     39.05%       5.9581         113          1.21       74.03        66.46
1.25 - 1.29                    32        234,506,566     12.73%       6.0071         117          1.26       72.62        63.04
1.30 - 1.34                    17        159,223,424      8.65%       5.9248         119          1.31       69.37        61.99
1.35 - 1.39                    14         79,804,137      4.33%       6.1239         118          1.37       66.03        56.88
1.40 - 1.44                    12         66,272,121      3.60%       5.9609         108          1.42       71.71        60.33
1.45 - 1.49                     7         88,549,737      4.81%       5.9983         100          1.47       72.14        61.65
1.50 - 1.59                    13         77,427,317      4.20%       5.8970         121          1.53       63.52        55.76
1.60 - 1.99                    19        374,108,292     20.32%       5.8672         117          1.84       52.17        48.55
2.00 - 2.34                     2         12,862,111      0.70%       6.2045          68          2.31       64.60        58.41
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       191     $1,841,447,787    100.00%       5.9482         114          1.40X      68.05        60.73
===================================================================================================================================

Minimum: 1.18x
Maximum: 2.34x
Weighted Average: 1.40x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                        AGGREGATE     % OF INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                           NUMBER OF     CUT-OFF        MORTGAGE    WTD. AVG.  REMAINING TERM              CUT-OFF    MATURITY DATE
RANGE OF CUT-OFF DATE       MORTGAGE  DATE PRINCIPAL      POOL       MORTGAGE  TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
LOAN-TO-VALUE RATIOS (%)     LOANS     BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

33.47 - 50.00                   9        224,605,330     12.20%       5.9178         118          1.90       46.95        45.88
50.01 - 60.00                  21        197,199,525     10.71%       5.8621         115          1.60       56.47        48.83
60.01 - 65.00                  24        153,708,992      8.35%       6.2257         119          1.33       63.36        55.46
65.01 - 70.00                  40        283,456,208     15.39%       5.9573         117          1.39       67.76        58.45
70.01 - 75.00                  40        389,495,895     21.15%       5.9722         109          1.28       72.46        64.97
75.01 - 77.50                  19        156,714,517      8.51%       5.9568         119          1.25       76.48        67.86
77.51 - 80.00                  36        401,267,319     21.79%       5.8999         112          1.23       78.71        71.01
80.01 - 84.51                   2         35,000,000      1.90%       5.5837         114          1.37       82.38        67.81
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       191     $1,841,447,787    100.00%       5.9482         114          1.40X      68.05        60.73
===================================================================================================================================

Minimum: 33.47
Maximum: 84.51
Weighted Average: 68.05

                              ANNEX A-2 (ALL LOANS)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                        AGGREGATE     % OF INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                           NUMBER OF     CUT-OFF        MORTGAGE    WTD. AVG.  REMAINING TERM               CUT-OFF   MATURITY DATE
RANGE OF MATURITY DATE      MORTGAGE  DATE PRINCIPAL      POOL       MORTGAGE  TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
OR ARD LTV RATIOS (%)        LOANS     BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

32.04 - 50.00                  20        361,986,644     19.66%       5.8754         117          1.79       50.61        46.11
50.01 - 55.00                  30        168,506,151      9.15%       6.1240         119          1.46       61.97        52.68
55.01 - 60.00                  40        268,060,171     14.56%       6.0447         119          1.30       67.25        57.55
60.01 - 62.50                  16        115,762,673      6.29%       6.0278         118          1.33       69.32        61.36
62.51 - 65.00                  15        117,314,781      6.37%       5.8996         111          1.39       74.16        63.87
65.01 - 67.50                  26        223,271,669     12.12%       5.9202         119          1.26       75.11        66.20
67.51 - 70.00                  21        249,462,938     13.55%       5.8865         105          1.30       74.55        68.53
70.01 - 74.94                  23        337,082,760     18.31%       5.9154         110          1.22       78.39        72.29
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       191     $1,841,447,787    100.00%       5.9482         114          1.40X      68.05        60.73
===================================================================================================================================

Minimum: 32.04
Maximum: 74.94
Weighted Average: 60.73

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                        AGGREGATE     % OF INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                           NUMBER OF     CUT-OFF        MORTGAGE    WTD. AVG.  REMAINING TERM               CUT-OFF   MATURITY DATE
RANGE OF REMAINING          MORTGAGE  DATE PRINCIPAL      POOL       MORTGAGE  TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
TERMS TO MATURITY (MOS.)     LOANS     BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

 54 -  60                       7         84,934,488      4.61%      6.2190           57          1.46       69.66        65.36
 61 -  84                       4         59,476,089      3.23%      6.3219           81          1.22       78.20        74.01
 85 - 120                     173      1,660,468,429     90.17%      5.9165          118          1.40       67.54        60.05
121 - 133                       7         36,568,781      1.99%      6.1502          124          1.44       70.64        59.35
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       191     $1,841,447,787    100.00%      5.9482          114          1.40X      68.05        60.73
===================================================================================================================================

Minimum: 54 mos.
Maximum: 133 mos.
Weighted Average: 114 mos.

                              ANNEX A-2 (ALL LOANS)

REMAINING STATED AMORTIZATION TERMS

                                        AGGREGATE     % OF INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                           NUMBER OF     CUT-OFF        MORTGAGE    WTD. AVG.  REMAINING TERM               CUT-OFF   MATURITY DATE
RANGE OF REMAINING STATED   MORTGAGE  DATE PRINCIPAL      POOL       MORTGAGE  TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
AMORTIZATION TERMS (MOS.)    LOANS     BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Only                   8        256,903,000     13.95%       5.9139         119          1.85       51.24        51.24
230 - 240                       1          1,840,788      0.10%       8.2000         110          1.36       61.36        43.30
241 - 300                      25        232,042,774     12.60%       6.0070         111          1.57       64.50        52.21
301 - 360                     153      1,312,013,495     71.25%       5.9401         114          1.29       72.04        64.19
361 - 420                       4         38,647,730      2.10%       5.9898         120          1.22       65.60        58.34
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       191     $1,841,447,787    100.00%       5.9482         114          1.40X      68.05        60.73
===================================================================================================================================

Minimum: 230 mos.
Maximum: 420 mos.
Weighted Average: 351 mos.

AMORTIZATION TYPES

                                      AGGREGATE     % OF INITIAL                WTD. AVG.                WTD. AVG.    WTD. AVG.
                         NUMBER OF     CUT-OFF        MORTGAGE    WTD. AVG.  REMAINING TERM               CUT-OFF   MATURITY DATE
                          MORTGAGE  DATE PRINCIPAL      POOL       MORTGAGE  TO MATURITY/ARD  WTD. AVG.  DATE LTV       OR ARD
AMORTIZATION TYPES         LOANS     BALANCE ($)       BALANCE     RATE (%)      (MOS.)       DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                   76        879,559,880     47.76%       5.8793         113          1.30         72.61        65.61
Balloon                      93        590,402,710     32.06%       6.0784         115          1.35         67.49        57.02
Interest Only                 8        256,903,000     13.95%       5.9139         119          1.85         51.24        51.24
ARD                          10         82,789,197      4.50%       5.7897         108          1.43         72.33        61.85
IO-ARD                        4         31,793,000      1.73%       6.1250         120          1.24         76.73        68.39
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     191     $1,841,447,787    100.00%       5.9482         114          1.40X        68.05        60.73
=================================================================================================================================

ESCROW TYPES

                                              AGGREGATE     % OF INITIAL
                                 NUMBER OF     CUT-OFF        MORTGAGE
                                  MORTGAGE  DATE PRINCIPAL      POOL
ESCROW TYPES                       LOANS     BALANCE ($)       BALANCE
------------------------------------------------------------------------
TI/LC Reserves                       71        612,854,125     51.26%
Real Estate Tax                     161      1,425,932,870     77.44%
Insurance                           137      1,153,657,333     62.65%
Replacement Reserves                153      1,334,091,458     72.45%

LOCKBOX TYPES

                                              AGGREGATE     % OF INITIAL
                                 NUMBER OF     CUT-OFF        MORTGAGE
                                  MORTGAGE  DATE PRINCIPAL      POOL
LOCKBOX TYPES                      LOANS     BALANCE ($)       BALANCE
------------------------------------------------------------------------
Hard                                 63       871,870,008      47.35%
None at Closing, Springing Hard      10        99,216,391       5.39%
Soft                                 13        74,933,632       4.07%

                            ANNEX A-2 (LOAN GROUP 1)

LOAN SELLERS

                                                                                  WTD. AVG.                           WTD. AVG.
                                                                                 REMAINING               WTD. AVG.     MATURITY
                         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                 CUT-OFF        DATE
                         MORTGAGE     DATE PRINCIPAL   LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   DATE LTV      OR ARD
MORTGAGE LOAN SELLER       LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

CRF                          91          818,404,368       51.94%      5.9349       109         1.38       69.60       61.72
MLML                         31          453,159,070       28.76%      6.1099       119         1.59       59.41       55.23
Key                          42          304,010,784       19.30%      5.8376       117         1.33       70.52       61.52
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     164       $1,575,574,222      100.00%      5.9665       114         1.43X      66.85       59.82
=================================================================================================================================

PROPERTY TYPES

                                                                                   WTD. AVG.                           WTD. AVG.
                                                                                  REMAINING               WTD. AVG.     MATURITY
                          NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                 CUT-OFF       DATE
                          MORTGAGED    DATE PRINCIPAL   LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV      OR ARD
PROPERTY TYPE            PROPERTIES      BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Office                       38          584,740,885       37.11%      5.9811       116         1.48        64.60        60.49
Retail                       67          449,642,282       28.54%      5.8318       115         1.38        68.82        61.00
   Anchored                  24          234,340,463       14.87%      5.7245       116         1.34        71.03        63.14
   Unanchored                22          110,298,898        7.00%      5.9105       111         1.45        66.26        57.93
   Shadow Anchored           14           74,198,890        4.71%      5.9912       116         1.40        64.35        58.19
   Single Tenant              7           30,804,031        1.96%      5.9832       119         1.29        71.91        62.56
Hospitality                  21          167,559,796       10.63%      6.1460       106         1.44        69.08        58.26
Industrial                   20          150,323,291        9.54%      6.1079       109         1.32        71.38        62.58
Other                         2           93,100,000        5.91%      5.7582       113         1.68        56.88        47.27
Self Storage                 20           76,607,476        4.86%      6.2280       119         1.38        70.48        61.18
Multifamily                  10           37,086,234        2.35%      5.8940       119         1.22        70.65        62.34
   Manufactured Housing       9           23,115,000        1.47%      6.1502       119         1.24        71.12        64.70
   Multifamily                1           13,971,234        0.89%      5.4700       118         1.20        69.86        58.43
Land                          4           12,954,258        0.82%      6.0817        76         1.27        54.02        48.85
Mixed Use                     1            3,560,000        0.23%      6.3000       121         1.33        80.00        68.46
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     183       $1,575,574,222      100.00%      5.9665       114         1.43X       66.85        59.82
==================================================================================================================================

                            ANNEX A-2 (LOAN GROUP 1)

PROPERTY STATE/LOCATION

                                                                                   WTD. AVG.                           WTD. AVG.
                                                                                  REMAINING               WTD. AVG.     MATURITY
                          NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                 CUT-OFF        DATE
                          MORTGAGED    DATE PRINCIPAL   LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   DATE LTV      OR ARD
PROPERTY STATE/LOCATION  PROPERTIES      BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

California                   42          438,375,125       27.82%      5.8670       113         1.43        64.88        57.19
   Southern                  31          276,211,808       17.53%      5.9147       111         1.36        67.05        59.91
   Northern                  11          162,163,317       10.29%      5.7858       116         1.56        61.19        52.56
Massachusetts                 4          210,855,802       13.38%      5.8997       120         1.84        52.95        51.57
Pennsylvania                  5          139,926,530        8.88%      5.8360       118         1.23        75.29        68.74
Texas                        28          135,603,778        8.61%      6.0992       116         1.33        72.02        63.92
Florida                      10           79,391,125        5.04%      6.3073        95         1.42        74.11        67.84
New York                      6           60,689,306        3.85%      6.0709       113         1.48        62.40        52.24
Ohio                         12           60,341,471        3.83%      6.0233       118         1.28        75.00        65.22
Colorado                      7           48,031,583        3.05%      5.9948       116         1.35        71.32        60.88
Maryland                      8           47,130,000        2.99%      6.0483        78         1.20        72.46        68.14
Arizona                       8           46,268,512        2.94%      6.0501       115         1.30        69.83        62.28
Georgia                       7           33,726,791        2.14%      6.0826       110         1.26        69.95        60.45
Michigan                      9           31,855,496        2.02%      6.0767       119         1.25        73.59        63.59
New Jersey                    2           31,500,000        2.00%      6.4504       120         1.29        64.16        55.13
Wisconsin                     4           26,822,951        1.70%      5.9291       104         1.29        72.88        63.67
Illinois                      3           22,861,000        1.45%      5.6010       118         1.66        69.89        67.92
Washington                    2           21,979,549        1.40%      5.5555       119         1.65        52.73        44.26
North Carolina                2           18,832,122        1.20%      6.0474       120         1.46        64.90        62.88
Oklahoma                      4           16,443,000        1.04%      6.2867       120         1.44        73.78        63.93
Tennessee                     2           14,211,000        0.90%      5.9855       118         1.27        64.02        55.68
Virginia                      2           12,209,429        0.77%      5.7691        99         1.30        78.81        68.56
Missouri                      1           10,200,000        0.65%      6.3800       121         1.30        76.40        65.53
Connecticut                   1            8,981,587        0.57%      5.4900       118         1.68        49.21        41.19
Vermont                       1            8,400,000        0.53%      5.6200       119         1.26        75.00        65.89
Kansas                        2            7,200,000        0.46%      6.4257       120         1.30        64.65        53.36
Delaware                      1            6,950,000        0.44%      5.8290       120         1.24        74.73        65.97
Oregon                        1            6,850,000        0.43%      6.2550       120         1.21        62.27        55.50
Alabama                       1            5,250,000        0.33%      5.9000       120         1.25        70.47        59.60
Louisiana                     1            5,200,000        0.33%      6.2900       120         1.30        74.29        63.54
South Carolina                1            4,843,725        0.31%      5.9300       119         1.43        68.22        52.79
Rhode Island                  1            4,786,276        0.30%      5.7000       117         1.37        70.39        59.35
Nevada                        2            3,356,772        0.21%      6.1617       118         1.25        64.87        55.40
Kentucky                      1            3,022,541        0.19%      6.0740       119         1.23        78.51        66.80
Idaho                         1            1,900,000        0.12%      6.2500       120         1.22        77.55        66.26
New Mexico                    1            1,578,752        0.10%      6.1800       119         1.26        71.76        61.25
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     183       $1,575,574,222      100.00%      5.9665       114         1.43X       66.85        59.82
==================================================================================================================================

                            ANNEX A-2 (LOAN GROUP 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                                                    WTD. AVG.                           WTD. AVG.
                                                                                   REMAINING               WTD. AVG.    MATURITY
RANGE OF                   NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                 CUT-OFF       DATE
CUT-OFF DATE                MORTGAGE   DATE PRINCIPAL    LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   DATE LTV     OR ARD
PRINCIPAL BALANCES ($)      LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)       DSCR (X)  RATIO (%)   LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

    998,199 -   2,999,999       44         92,883,464         5.90%      6.2441       116         1.46       65.33        56.36
  3,000,000 -   3,999,999       13         43,983,812         2.79%      6.1589       119         1.31       71.29        61.81
  4,000,000 -   4,999,999       19         86,703,314         5.50%      6.0518       114         1.29       69.08        59.18
  5,000,000 -   5,999,999       11         60,253,255         3.82%      6.0620       109         1.30       67.64        57.60
  6,000,000 -   6,999,999       10         65,353,391         4.15%      6.0657       113         1.30       72.10        62.43
  7,000,000 -   7,999,999       10         74,116,482         4.70%      6.0820       114         1.26       71.82        63.38
  8,000,000 -   9,999,999       17        154,246,804         9.79%      5.8584       115         1.42       67.15        58.32
 10,000,000 -  12,999,999       15        171,003,233        10.85%      5.9481       117         1.38       67.59        59.25
 13,000,000 -  19,999,999       14        226,980,356        14.41%      5.7932       118         1.33       70.72        63.56
 20,000,000 -  49,999,999        8        236,275,113        15.00%      6.0968        98         1.35       71.19        65.38
 50,000,000 -  99,999,999        1         81,000,000         5.14%      5.7400       112         1.75       55.86        46.11
100,000,000 - 180,000,000        2        282,775,000        17.95%      5.9107       119         1.67       59.08        57.21
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        164     $1,575,574,222       100.00%      5.9665       114         1.43X      66.85        59.82
===================================================================================================================================

Minimum: $998,199
Maximum: $180,000,000
Average: $9,607,160

MORTGAGE RATES (%)

                                                                                  WTD. AVG.                           WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
                         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                 CUT-OFF       DATE
RANGE OF                  MORTGAGE   DATE PRINCIPAL    LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   DATE LTV     OR ARD
MORTGAGE RATES (%)        LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)       DSCR (X)  RATIO (%)   LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

5.2400 - 5.2499               2          21,766,613         1.38%      5.2400       116         1.63       69.37         66.68
5.2500 - 5.4999               8         100,477,473         6.38%      5.4355       119         1.48       63.24         53.59
5.5000 - 5.5999               4          35,393,420         2.25%      5.5702       114         1.45       74.78         62.88
5.6000 - 5.6999               9          74,140,329         4.71%      5.6500       118         1.27       74.93         67.41
5.7000 - 5.7499               9         143,841,828         9.13%      5.7322       114         1.57       62.45         53.40
5.7500 - 5.9999              46         613,538,254        38.94%      5.8819       117         1.48       64.74         59.35
6.0000 - 6.2499              40         304,633,377        19.33%      6.1220       107         1.32       68.84         62.18
6.2500 - 6.4999              23         158,895,772        10.08%      6.3402       111         1.38       69.22         60.00
6.5000 - 6.7499              13          83,825,756         5.32%      6.5392       104         1.30       72.49         65.56
6.7500 - 8.2000              10          39,061,400         2.48%      6.9261       110         1.41       64.10         54.29
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     164      $1,575,574,222       100.00%      5.9665       114         1.43X      66.85         59.82
==================================================================================================================================

Minimum: 5.2400
Maximum: 8.2000
Weighted Average: 5.9665

                            ANNEX A-2 (LOAN GROUP 1)

DEBT SERVICE COVERAGE RATIOS (X)

                                                                                  WTD. AVG.                           WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
RANGE OF                 NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                 CUT-OFF       DATE
DEBT SERVICE              MORTGAGE   DATE PRINCIPAL    LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   DATE LTV     OR ARD
COVERAGE RATIOS (X)       LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)       DSCR (X)  RATIO (%)   LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

1.20 - 1.24                  54          539,869,872       34.26%      5.9805       111         1.21       73.89         66.87
1.25 - 1.29                  30          193,721,485       12.30%      6.0772       117         1.26       71.95         62.41
1.30 - 1.34                  15          154,435,528        9.80%      5.9269       119         1.31       69.15         61.91
1.35 - 1.39                  14           79,804,137        5.07%      6.1239       118         1.37       66.03         56.88
1.40 - 1.44                  11           62,189,415        3.95%      5.9754       107         1.42       71.26         59.93
1.45 - 1.49                   7           88,549,737        5.62%      5.9983       100         1.47       72.14         61.65
1.50 - 1.59                  12           70,033,645        4.44%      5.8988       121         1.53       62.50         55.10
1.60 - 1.99                  19          374,108,292       23.74%      5.8672       117         1.84       52.17         48.55
2.00 - 2.34                   2           12,862,111        0.82%      6.2045        68         2.31       64.60         58.41
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     164      $1,575,574,222       100.00%      5.9665       114         1.43X      66.85         59.82
==================================================================================================================================

Minimum: 1.20x
Maximum: 2.34x
Weighted Average: 1.43x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                                                                  WTD. AVG.                           WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
RANGE OF CUT-OFF         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                 CUT-OFF       DATE
DATE LOAN-TO-VALUE        MORTGAGE   DATE PRINCIPAL    LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.   DATE LTV     OR ARD
RATIOS (%)                LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)       DSCR (X)  RATIO (%)   LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

33.47 - 50.00                 9         224,605,330        14.26%      5.9178       118         1.90       46.95         45.88
50.01 - 60.00                21         197,199,525        12.52%      5.8621       115         1.60       56.47         48.83
60.01 - 65.00                24         153,708,992         9.76%      6.2257       119         1.33       63.36         55.46
65.01 - 70.00                35         225,401,806        14.31%      5.9617       116         1.44       67.76         57.82
70.01 - 75.00                35         356,368,947        22.62%      5.9835       108         1.28       72.48         65.39
75.01 - 77.50                11          85,835,802         5.45%      5.9741       119         1.26       76.31         68.57
77.51 - 80.00                27         297,453,820        18.88%      5.9645       110         1.23       78.55         71.25
80.01 - 84.51                 2          35,000,000         2.22%      5.5837       114         1.37       82.38         67.81
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     164      $1,575,574,222       100.00%      5.9665       114         1.43X      66.85         59.82
==================================================================================================================================

Minimum: 33.47
Maximum: 84.51
Weighted Average: 66.85

                            ANNEX A-2 (LOAN GROUP 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                              WTD. AVG.
                                      AGGREGATE                               REMAINING                                 WTD. AVG.
                         NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.    TERM TO                  WTD. AVG.    MATURITY DATE
RANGE OF MATURITY DATE   MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
OR ARD LTV RATIOS (%)     LOANS      BALANCE ($)      BALANCE     RATE (%)     (MOS.)      DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

32.04 - 50.00               20        361,986,644      22.97%       5.8754       117          1.79        50.61          46.11
50.01 - 55.00               30        168,506,151      10.69%       6.1240       119          1.46        61.97          52.68
55.01 - 60.00               35        227,177,572      14.42%       6.0694       118          1.32        67.04          57.39
60.01 - 62.50               14         97,783,922       6.21%       6.0758       119          1.32        68.76          61.39
62.51 - 65.00               12         84,994,781       5.39%       5.8667       109          1.45        76.12          64.03
65.01 - 67.50               17        154,510,160       9.81%       5.9272       119          1.28        73.87          66.11
67.51 - 70.00               17        206,054,113      13.08%       5.8932       102          1.31        73.88          68.59
70.01 - 74.94               19        274,560,880      17.43%       5.9737       108          1.22        78.30          72.28
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:    164     $1,575,574,222     100.00%       5.9665       114          1.43X       66.85          59.82
=================================================================================================================================

Minimum: 32.04
Maximum: 74.94
Weighted Average: 59.82

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                               WTD. AVG.
                                       AGGREGATE                               REMAINING                                 WTD. AVG.
                          NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.    TERM TO                  WTD. AVG.    MATURITY DATE
RANGE OF REMAINING        MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.  CUT-OFF DATE      OR ARD
TERMS TO MATURITY (MOS.)   LOANS      BALANCE ($)      BALANCE     RATE (%)     (MOS.)      DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

 54 -  60                      7         84,934,488      5.39%       6.2190         57        1.46         69.66         65.36
 61 -  84                      4         59,476,089      3.77%       6.3219         81        1.22         78.20         74.01
 85 - 120                    146      1,394,594,865     88.51%       5.9311        118        1.44         66.09         58.89
121 - 133                      7         36,568,781      2.32%       6.1502        124        1.44         70.64         59.35
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      164     $1,575,574,222    100.00%       5.9665        114        1.43X        66.85         59.82
===================================================================================================================================

Minimum: 54 mos.
Maximum: 133 mos.
Weighted Average: 114 mos.

                            ANNEX A-2 (LOAN GROUP 1)

REMAINING STATED AMORTIZATION TERMS

                                                                                WTD. AVG.                              WTD. AVG.
                                        AGGREGATE                               REMAINING                              MATURITY
                           NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.    TERM TO                  WTD. AVG.      DATE
RANGE OF REMAINING STATED  MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.  CUT-OFF DATE   OR ARD LTV
AMORTIZATION TERMS (MOS.)   LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)     DSCR (X)   LTV RATIO (%)  RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Interest Only                   8        256,903,000      16.31%      5.9139        119        1.85         51.24         51.24
   230 - 240                    1          1,840,788       0.12%      8.2000        110        1.36         61.36         43.30
   241 - 300                   24        227,310,483      14.43%      6.0109        111        1.58         64.35         52.15
   301 - 360                  128      1,073,872,222      68.16%      5.9662        113        1.30         71.17         63.57
   361 - 419                    3         15,647,730       0.99%      5.9366        119        1.24         63.26         56.70
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       164     $1,575,574,222     100.00%      5.9665        114        1.43X        66.85         59.82
=================================================================================================================================

Minimum: 230 mos.
Maximum: 419 mos.
Weighted Average: 349 mos.

AMORTIZATION TYPES

                                                                                WTD. AVG.                              WTD. AVG.
                                        AGGREGATE                               REMAINING                              MATURITY
                           NUMBER OF     CUT-OFF      % OF INITIAL  WTD. AVG.    TERM TO                  WTD. AVG.      DATE
                           MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.  CUT-OFF DATE   OR ARD LTV
AMORTIZATION TYPES          LOANS      BALANCE ($)      BALANCE     RATE (%)      (MOS.)     DSCR (X)   LTV RATIO (%)  RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                     65        743,748,000      47.20%      5.8962        112        1.32         72.01         64.98
Balloon                        78        485,797,621      30.83%      6.1023        114        1.37         66.31         55.93
Interest Only                   8        256,903,000      16.31%      5.9139        119        1.85         51.24         51.24
ARD                             9         57,332,602       3.64%      5.8739        103        1.53         68.95         59.54
IO-ARD                          4         31,793,000       2.02%      6.1250        120        1.24         76.73         68.39
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       164     $1,575,574,222     100.00%      5.9665        114        1.43X        66.85         59.82
=================================================================================================================================

ESCROW TYPES

                                              AGGREGATE
                                 NUMBER OF     CUT-OFF      % OF INITIAL
                                 MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1
ESCROW TYPES                      LOANS      BALANCE ($)      BALANCE
------------------------------------------------------------------------
TI/LC Reserves                       70        606,943,859     50.77%
Real Estate Tax                     134      1,160,059,305     73.63%
Insurance                           113        942,644,769     59.83%
Replacement Reserves                128      1,103,803,159     70.06%

LOCKBOX TYPES

                                              AGGREGATE
                                 NUMBER OF     CUT-OFF      % OF INITIAL
                                 MORTGAGE   DATE PRINCIPAL  LOAN GROUP 1
LOCKBOX TYPES                     LOANS      BALANCE ($)      BALANCE
------------------------------------------------------------------------
Hard                                 62      864,209,128       54.85%
None at Closing, Springing Hard       9       73,759,797        4.68%
Soft                                  9       23,317,000        1.48%

                            ANNEX A-2 (LOAN GROUP 2)

LOAN SELLERS

                                                                                  WTD. AVG.                          WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
                         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
                          MORTGAGE    DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
MORTGAGE LOAN SELLER       LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

CRF                         16          128,837,301        48.46%      5.9437       118         1.23       74.61        65.61
Key                          8          102,146,263        38.42%      5.6736       118         1.23       77.96        68.84
MLML                         3           34,890,000        13.12%      5.9424       120         1.21       68.92        60.23
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     27         $265,873,564       100.00%      5.8398       119         1.23X      75.15        66.14
=================================================================================================================================

PROPERTY TYPES

                                                                                   WTD. AVG.                          WTD. AVG.
                                                                                  REMAINING               WTD. AVG.    MATURITY
                          NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
                          MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
PROPERTY TYPE            PROPERTIES      BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Multifamily                 33          265,873,564       100.00%      5.8398       119         1.23       75.15        66.14
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     33         $265,873,564       100.00%      5.8398       119         1.23X      75.15        66.14
==================================================================================================================================

PROPERTY STATE/LOCATION

                                                                                   WTD. AVG.                          WTD. AVG.
                                                                                  REMAINING               WTD. AVG.    MATURITY
                          NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
                          MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
PROPERTY STATE/LOCATION  PROPERTIES      BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Ohio                         5           66,337,377        24.95%      5.6544       118         1.24       77.99        70.98
New York                     2           30,377,880        11.43%      5.7215       119         1.20       79.92        67.29
Wisconsin                    1           30,200,000        11.36%      5.6700       119         1.27       77.24        67.94
California                   2           27,732,291        10.43%      5.9908       119         1.21       67.96        58.77
Colorado                     2           26,700,000        10.04%      5.9600       118         1.22       67.95        63.54
Texas                        5           20,807,806         7.83%      6.2684       119         1.20       76.42        66.89
Iowa                         8           19,769,942         7.44%      5.9739       119         1.24       77.21        65.52
Washington                   1           10,585,080         3.98%      5.6875       114         1.25       71.76        60.66
Georgia                      2            9,702,880         3.65%      6.1031       118         1.20       78.92        69.54
Missouri                     1            7,000,000         2.63%      5.5960       120         1.20       68.93        56.19
Alabama                      1            5,620,000         2.11%      6.1100       120         1.22       73.95        62.93
Arizona                      1            4,890,000         1.84%      6.0450       120         1.22       77.07        69.61
Michigan                     1            4,795,905         1.80%      5.8900       119         1.21       70.53        59.68
South Carolina               1            1,354,402         0.51%      5.8700       116         1.30       67.72        57.43
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     33         $265,873,564       100.00%      5.8398       119         1.23X      75.15        66.14
==================================================================================================================================

                            ANNEX A-2 (LOAN GROUP 2)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                                                  WTD. AVG.                          WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
RANGE OF                 NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
CUT-OFF DATE             MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
PRINCIPAL BALANCES ($)     LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

 1,354,402 -  2,999,999      3           5,496,402          2.07%      6.3089       119         1.22       73.54        64.06
 3,000,000 -  3,999,999      2           6,831,034          2.57%      6.1733       118         1.26       79.70        68.04
 4,000,000 -  4,999,999      6          27,572,188         10.37%      6.0226       118         1.24       75.45        64.39
 5,000,000 -  6,999,999      3          16,780,266          6.31%      6.1678       119         1.21       75.35        65.11
 7,000,000 -  9,999,999      3          22,054,551          8.30%      5.8176       119         1.32       74.14        63.14
10,000,000 - 12,999,999      2          21,635,080          8.14%      5.5662       116         1.22       75.71        66.70
13,000,000 - 19,999,999      4          57,172,448         21.50%      5.8453       118         1.21       73.07        65.98
20,000,000 - 30,200,000      4         108,331,595         40.75%      5.7538       119         1.22       76.03        67.32
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     27        $265,873,564        100.00%      5.8398       119         1.23X      75.15        66.14
=================================================================================================================================

Minimum: $1,354,402
Maximum: $30,200,000
Average: $9,847,169

MORTGAGE RATES (%)

                                                                                  WTD. AVG.                          WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
                         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
RANGE OF                 MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
MORTGAGE RATES (%)         LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

5.4500 - 5.4999              2         25,186,000           9.47%      5.4500       117         1.20       78.96        71.99
5.5000 - 5.7499              5         77,324,381          29.08%      5.6463       118         1.24       76.69        65.50
5.7500 - 5.9999              9         85,745,643          32.25%      5.8664       118         1.24       73.86        66.71
6.0000 - 6.2499              5         55,756,715          20.97%      6.0398       120         1.21       72.54        62.99
6.2500 - 6.6400              6         21,860,825           8.22%      6.3583       119         1.20       77.03        67.50
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     27       $265,873,564         100.00%      5.8398       119         1.23X      75.15        66.14
=================================================================================================================================

Minimum: 5.4500
Maximum: 6.6400
Weighted Average: 5.8398

                            ANNEX A-2 (LOAN GROUP 2)

DEBT SERVICE COVERAGE RATIOS (X)

                                                                                  WTD. AVG.                          WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
RANGE OF                 NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
DEBT SERVICE             MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
COVERAGE RATIOS (X)        LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

1.18 - 1.19                  1          29,675,000         11.16%      5.7600       119         1.18       78.30        73.02
1.20 - 1.24                 20         179,149,212         67.38%      5.8908       119         1.21       74.45        65.24
1.25 - 1.29                  2          40,785,080         15.34%      5.6745       118         1.26       75.82        66.05
1.30 - 1.39                  2           4,787,895          1.80%      5.8557       117         1.31       76.28        64.58
1.40 - 1.55                  2          11,476,377          4.32%      5.8302       118         1.50       75.09        63.50
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     27        $265,873,564        100.00%      5.8398       119         1.23X      75.15        66.14
=================================================================================================================================

Minimum: 1.18x
Maximum: 1.55x
Weighted Average: 1.23x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                                                                  WTD. AVG.                          WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
RANGE OF CUT-OFF         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
DATE LOAN-TO-VALUE       MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
RATIOS (%)                 LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

67.19 - 70.00                5          58,054,402         21.84%      5.9402       119         1.21       67.76        60.89
70.01 - 72.50                3          20,113,277          7.56%      5.7670       116         1.24       71.45        59.20
72.51 - 75.00                2          13,013,671          4.89%      5.9793       119         1.41       73.52        62.36
75.01 - 77.50                8          70,878,715         26.66%      5.9358       119         1.24       76.70        66.99
77.51 - 79.93                9         103,813,499         39.05%      5.7147       118         1.21       79.15        70.33
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     27        $265,873,564        100.00%      5.8398       119         1.23X      75.15        66.14
=================================================================================================================================

Minimum: 67.19
Maximum: 79.93
Weighted Average: 75.15

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                                  WTD. AVG.                          WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
                         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
RANGE OF MATURITY DATE   MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
OR ARD LTV RATIOS (%)      LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

55.43 - 60.00                5          40,882,599         15.38%      5.9074       119         1.21       68.42        58.39
60.01 - 65.00                5          50,298,752         18.92%      5.9077       118         1.27       70.19        62.63
65.01 - 67.50                9          68,761,509         25.86%      5.9045       119         1.22       77.88        66.39
67.51 - 70.00                4          43,408,825         16.33%      5.8543       119         1.25       77.72        68.25
70.01 - 73.02                4          62,521,880         23.52%      5.6596       118         1.19       78.75        72.31
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     27        $265,873,564        100.00%      5.8398       119         1.23X      75.15        66.14
=================================================================================================================================

Minimum: 55.43
Maximum: 73.02
Weighted Average: 66.14

                            ANNEX A-2 (LOAN GROUP 2)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                                  WTD. AVG.                          WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
RANGE OF                 NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
REMAINING TERMS TO       MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
MATURITY (MOS.)            LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

114 - 120                   27         265,873,564        100.00%      5.8398       119         1.23       75.15        66.14
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     27        $265,873,564        100.00%      5.8398       119         1.23X      75.15        66.14
=================================================================================================================================

Minimum: 114 mos.
Maximum: 120 mos.
Weighted Average: 119 mos.

REMAINING STATED AMORTIZATION TERMS

                                                                                  WTD. AVG.                          WTD. AVG.
RANGE OF                                                                         REMAINING               WTD. AVG.    MATURITY
REMAINING STATED         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
AMORTIZATION             MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
TERMS (MOS.)               LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

297 - 300                    1           4,732,291          1.78%      5.8200       117         1.23       71.70        55.43
301 - 360                   25         238,141,273         89.57%      5.8222       118         1.23       75.99        67.00
361 - 420                    1          23,000,000          8.65%      6.0260       120         1.21       67.19        59.46
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     27        $265,873,564        100.00%      5.8398       119         1.23X      75.15        66.14
=================================================================================================================================

Minimum: 297 mos.
Maximum: 420 mos.
Weighted Average: 363 mos.

AMORTIZATION TYPES

                                                                                  WTD. AVG.                          WTD. AVG.
                                                                                 REMAINING               WTD. AVG.    MATURITY
                         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.    TERM TO                CUT-OFF       DATE
                         MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV     OR ARD
AMORTIZATION TYPES         LOANS        BALANCE ($)       BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                  11         135,811,880         51.08%      5.7865       118         1.21       75.93        69.08
Balloon                     15         104,605,090         39.34%      5.9672       119         1.25       72.97        62.11
ARD                          1          25,456,595          9.57%      5.6000       119         1.20       79.93        67.05
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     27        $265,873,564        100.00%      5.8398       119         1.23X      75.15        66.14
=================================================================================================================================

ESCROW TYPES

                         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL
                         MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2
ESCROW TYPES               LOANS        BALANCE ($)       BALANCE
-------------------------------------------------------------------

Real Estate Tax             27         265,873,564       100.00%
Insurance                   24         211,012,564        79.37%
Replacement Reserves        25         230,288,298        86.62%

LOCKBOX TYPES

                         NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL
                         MORTGAGE     DATE PRINCIPAL   LOAN GROUP 2
LOCKBOX TYPES              LOANS        BALANCE ($)       BALANCE
-------------------------------------------------------------------

Soft                         4         51,616,632        19.41%
None at Closing,
  Springing Hard             1         25,456,595         9.57%
Hard                         1          7,660,880         2.88%

                   ANNEX A-3 MORTGAGE POOL PREPAYMENT PROFILE

PERCENT OF REMAINING BALANCE ANALYSIS*

             LOCKOUT                                                                             COLLATERAL       REM
PERIOD        /DEF     YM   SUBTOTAL  6.00%  5.00%  4.00%  3.00%  2.00%  1.00%   OPEN  TOTAL       BALANCE       POOLS
----------------------------------------------------------------------------------------------------------------------

December-06    97.23  2.77   100.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   100   $1,837,297,742.29   191
December-07    97.24  2.76   100.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   100   $1,827,696,655.08   191
December-08    97.17  2.83   100.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   100   $1,813,950,372.96   191
December-09    97.18  2.68    99.86    0.00   0.00   0.00   0.00   0.00   0.00   0.14   100   $1,797,096,553.65   191
December-10    89.32  6.98    96.30    0.00   0.00   0.00   0.00   0.00   0.00   3.70   100   $1,769,311,661.99   191
December-11    90.87  9.13   100.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   100   $1,670,898,039.21   184
December-12    90.89  9.11   100.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   100   $1,642,718,943.59   183
December-13    90.71  9.29   100.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   100   $1,574,265,890.16   180
December-14    90.76  9.24   100.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   100   $1,546,119,246.46   179
December-15    84.44  4.81    89.25    0.00   0.00   0.00   0.00   0.00   0.00  10.75   100   $1,411,582,067.36   176
December-16   100.00  0.00   100.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   100   $    8,198,818.42     1

*    Numbers represent percentage of outstanding balance as of the date indicated

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ANNEX B
CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

LOAN #  ORIGINATOR(1)           PROPERTY NAME                     STREET ADDRESS              CITY       STATE  ZIP CODE    COUNTY
------  -------------  ---------------------------------  ------------------------------  -------------  -----  --------  ----------

  7     CRF            Jefferson Block Apartments         144 North Jefferson Street      Milwaukee        WI     53202   Milwaukee
  8     Key            Chestnut Hill Apartments           4610 Weatherford Lane           Columbus         OH     43230   Franklin
  10    Key            Oak Hill Apartments                6601 Oak Hill Circle            Rensselaer       NY     12144   Rensselaer
  13    MLML           North Park Apartments              4890 North Backer Avenue        Frenso           CA     93726   Fresno
  23    CRF            Clive, IA Multifamily Portfolio    Various                         Clive            IA     50325   Polk
23.01   CRF            West Winds Apartments              8190 Harbach Boulevard          Clive            IA     50325   Polk
23.02   CRF            Crest Manor                        1872 Northwest 82nd Street      Clive            IA     50325   Polk
23.03   CRF            Crestview Apartments               1940 Northwest 82nd Street      Clive            IA     50325   Polk
23.04   CRF            Crestland Apartments               8450 Franklin Avenue            Clive            IA     50325   Polk
23.05   CRF            Westridge Apartments               8330 Harbach Boulevard          Clive            IA     50325   Polk
23.06   CRF            Capri Apartments                   8465 Clark Street               Clive            IA     50325   Polk
23.07   CRF            Crestwood Apartments               1565 Northwest 84th Street      Clive            IA     50325   Polk
  28    Key            Lakes of Olentangy Apartments      396 Summerwind Lane             Lewis Center     OH     43035   Delaware
  30    Key            Oasis of Bermuda Dunes Apartments  79090 42nd Avenue               Bermuda Dunes    CA     92203   Riverside
  32    CRF            Dayton Crossing                    2570 South Dayton Way           Denver           CO     80231   Denver
  33    CRF            Woodstream Village                 10050 East Harvard Avenue       Denver           CO     80231   Denver
  40    MLML           O'Shea MHP Portfolio               Various                         Various          MI    Various  Various
40.01   MLML           Shady Rest MHP                     3612 East Shod Street           Bay City         MI     48706   Bay
40.02   MLML           Brentwood Estates                  3278 Brentwood Drive            Bay City         MI     48706   Bay
40.03   MLML           Village Square MHP                 875 West Grand River Avenue     Williamston      MI     48895   Ingham
40.04   MLML           Vaughan Village                    2115 East Evergreen Drive       Caro             MI     48723   Tuscola
40.05   MLML           Pebble Creek MHC                   1154 Roger Court                Reese            MI     48757   Tuscola
40.06   MLML           Leslie Estates                     714 Mill Street                 Leslie           MI     49251   Ingham
        CRF            GRAOCH Apt. Crossed Notes          Various                         Various          TX    Various  Various
  42    CRF            Briarwood Village                  1711 Bowie School Drive         Baytown          TX     77520   Harris
  43    CRF            Marina Club at Baytown             1200 Missouri Street            Baytown          TX     77520   Harris
  44    CRF            Dickinson Arms Apartments          3301 Hughes Lane                Dickinson        TX     77539   Galveston
  45    Key            Eastpointe Lake Apartments         509 Waterside View Drive        Blacklick        OH     43004   Franklin
  49    CRF            Sunset View Apartments             2101 SW Sunset Boulevard        Renton           WA     98055   King
  75    CRF            The Crossings Apartments           6256 Hillandale Drive           Lithonia         GA     30058   Dekalb
  81    Key            Eastgate Village                   776 Old State Route 74          Cincinnati       OH     45245   Clermont
  88    MLML           Golden Pond II                     4042 South Hillcrest Avenue     Springfield      MO     65807   Greene
 100    CRF            Ashford Park Apartments            2700 South Dairy Ashford        Houston          TX     77082   Harris
 104    Key            Carriage Hills Apartments          5601 Calmar Drive               Montgomery       AL     36116   Montgomery
 110    CRF            Bishop Mobile Home Park            1349 Glenwood Lane              Bishop           CA     95314   Inyo
 116    CRF            Snug Harbor Townhomes              383 Denise Road                 Rochester        NY     14612   Monroe
 119    MLML           Brookview Apartments               1940 West University Drive      Mesa             AZ     85201   Maricopa
 121    CRF            Ridgeland Heights Apartments       314 Ridgeland Court             Holland          MI     49423   Ottawa
 123    Key            Woodridge Apartments               1895 & 1935 H Street            Arcata           CA     95521   Humboldt
 128    CRF            Alpine Vista Village MHP           419 East 57th Street            Loveland         CO     80538   Larimer
 135    Key            Pinebrook Tower Apartments         1235-1331 Shaffer Drive         Lorain           OH     44053   Lorain
 144    CRF            Fairview Apartments                1001 West 3rd Avenue            Indianola        IA     50125   Warren
 145    CRF            Towne East Village                 9060 FM 78                      Converse         TX     78109   Bexar
 170    CRF            Paragon Pointe                     1250 Donnelly Avenue Southwest  Atlanta          GA     30310   Fulton
 181    CRF            San Rafael RV Park                 742 West Francisco Boulevard    San Rafael       CA     94901   Marin
 189    CRF            Carolina Acres Apts                1118 Boundary Street            Conway           SC     29526   Horry

                                                                              CUT-OFF DATE    LOAN
         NUMBER OF       PROPERTY              PROPERTY         CUT-OFF DATE     BALANCE      GROUP                OCCUPANCY
LOAN #  PROPERTIES         TYPE                 SUBTYPE          BALANCE ($)   PER UNIT ($)  1 OR 2  OCCUPANCY %     DATE
------  ----------  --------------------  --------------------  ------------  -------------  ------  -----------  ----------

  7         1       Multifamily           Mid Rise               30,200,000     139,170.51      2       96.80       2/1/2006
  8         1       Multifamily           Garden                 29,675,000      61,822.92      2       93.54      4/13/2006
  10        1       Multifamily           Garden                 25,456,595     115,711.80      2       94.09      5/18/2006
  13        1       Multifamily           Garden                 23,000,000      49,783.55      2       98.48       5/5/2006
  23        7       Multifamily           Garden                 16,336,448      38,711.96      2       96.70       2/1/2006
23.01       1       Multifamily           Garden                  5,155,723                     2       97.50       2/1/2006
23.02       1       Multifamily           Garden                  4,611,175                     2       95.10       2/1/2006
23.03       1       Multifamily           Garden                  1,778,525                     2       97.90       2/1/2006
23.04       1       Multifamily           Garden                  1,658,624                     2      100.00       2/1/2006
23.05       1       Multifamily           Garden                  1,633,645                     2       95.30       2/1/2006
23.06       1       Multifamily           Garden                    959,204                     2       93.80       2/1/2006
23.07       1       Multifamily           Garden                    539,552                     2      100.00       2/1/2006
  28        1       Multifamily           Garden                 14,136,000      50,127.66      2       92.20      2/28/2006
  30        1       Multifamily           Garden                 13,971,234      99,794.53      1       91.43      2/28/2006
  32        1       Multifamily           Mid Rise               13,400,000      41,358.02      2       95.10      3/14/2006
  33        1       Multifamily           Garden                 13,300,000      41,562.50      2       93.40      3/14/2006
  40        6       Manufactured Housing  Manufactured Housing   11,785,000      17,695.20      1       89.04        Various
40.01       1       Manufactured Housing  Manufactured Housing    2,825,426                     1       95.28     12/13/2005
40.02       1       Manufactured Housing  Manufactured Housing    2,639,543                     1       87.33      1/12/2006
40.03       1       Manufactured Housing  Manufactured Housing    1,821,656                     1       84.85      1/30/2006
40.04       1       Manufactured Housing  Manufactured Housing    1,561,420                     1       88.04      12/1/2005
40.05       1       Manufactured Housing  Manufactured Housing    1,487,066                     1       83.33      12/1/2005
40.06       1       Manufactured Housing  Manufactured Housing    1,449,890                     1       97.44       1/1/2006
            3       Multifamily           Garden                 11,500,000      26,869.16      2       95.80      3/20/2006
  42        1       Multifamily           Garden                  5,250,000      28,532.61      2       95.10      3/20/2006
  43        1       Multifamily           Garden                  4,150,000      28,040.54      2       95.30      3/20/2006
  44        1       Multifamily           Garden                  2,100,000      21,875.00      2       97.90      3/20/2006
  45        1       Multifamily           Garden                 11,050,000      43,849.21      2       93.65      4/13/2006
  49        1       Multifamily           Garden                 10,585,080      44,104.50      2       92.10     10/27/2005
  75        1       Multifamily           Garden                  7,660,880      38,304.40      2       97.50      1/30/2006
  81        1       Multifamily           Independent Living      7,393,671      49,291.14      2       92.11      3/28/2006
  88        1       Multifamily           Garden                  7,000,000      57,377.05      2       60.66      3/13/2006
 100        1       Multifamily           Garden                  5,910,266      32,834.81      2       87.20      3/25/2006
 104        1       Multifamily           Garden                  5,620,000      44,960.00      2       99.20       5/1/2006
 110        1       Manufactured Housing  Manufactured Housing    5,200,000      30,232.56      1       95.40       2/1/2006
 116        1       Multifamily           Garden                  4,921,285      44,738.96      2      100.00       4/1/2006
 119        1       Multifamily           Garden                  4,890,000      31,146.50      2       94.90       3/8/2006
 121        1       Multifamily           Garden                  4,795,905      33,304.90      2       97.90       2/1/2006
 123        1       Multifamily           Student Housing         4,732,291      38,163.64      2       96.77      4/27/2006
 128        1       Manufactured Housing  Manufactured Housing    4,480,000      36,721.31      1       95.10      3/20/2006
 135        1       Multifamily           Garden                  4,082,706      24,301.82      2       91.67      2/28/2006
 144        1       Multifamily           Garden                  3,433,493      28,612.44      2       97.50      2/24/2006
 145        1       Multifamily           Garden                  3,397,540      33,975.40      2      100.00       3/6/2006
 170        1       Multifamily           Garden                  2,042,000      39,269.23      2       88.50       3/1/2006
 181        1       Manufactured Housing  Manufactured Housing    1,650,000      36,666.67      1      100.00       9/1/2005
 189        1       Multifamily           Garden                  1,354,402      21,162.53      2       95.30     12/31/2005

                        PADS            STUDIOS             1 BEDROOM            2 BEDROOM           3 BEDROOM
                    ------------  -------------------  -------------------  -------------------  -------------------
          TOTAL     AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER
LOAN #  UNITS/PADS     MO. ($)    UNITS     MO. ($)    UNITS     MO. ($)    UNITS    MO. ($)     UNITS     MO. ($)
------  ----------  ------------  -----  ------------  -----  ------------  -----  ------------  -----  ------------

  7        217                                           84      1,093       133      1,588
  8        480                                          164        639       316        801
  10       220                                           26      1,004       134      1,327        60      1,430
  13       462                                          180        519       282        642
  23       422
23.01      119                                           59        555        60        621
23.02      122                                                               122        600
23.03       48                                                                48        568
23.04       42                                                                42        698
23.05       43                      3        452          6        531        30        601         4        710
23.06       32                                                                32        535
23.07       16                                                                16        562
  28       282                                          140        622       142        755
  30       140                                           36      1,175       104      1,290
  32       324                     11        569        158        720       155        891
  33       320                                          194        721       126        953
  40       666
40.01      127          305
40.02      150          275
40.03       99          300
40.04       92          269
40.05      120          260
40.06       78          305
           428                     10        449        200        495       192        648        26        835
  42       184                      6        448         86        498        80        641        12        790
  43       148                      4        450         56        488        74        664        14        874
  44        96                                           58        497        38        633
  45       252                                          136        542       116        676
  49       240                                           48        635       192        706
  75       200                                           48        658       120        779        32        892
  81       150                     44        550         78      1,250        28      1,525
  88       122                                           14        575        90        675        18        775
 100       180                                           72        536       100        706         8        815
 104       125                                           25        499        72        599        28        691
 110       172          387
 116       110                                                               110        680
 119       157                     48        510        107        585         2        750
 121       144                                                               144        572
 123       124                                           59        582        65        700
 128       122          375
 135       168                                           24        483       144        549
 144       120                      3        448         26        494        91        573
 145       100                                           60        524        40        657
 170        52                                           52        635
 181        45          446
 189        64                                           16        403        32        452        16        518

             4 BEDROOM
        -------------------
          #    AVG RENT PER   UTILITIES   ELEVATOR
LOAN #  UNITS     MO. ($)    TENANT PAYS   PRESENT  LOAN #
------  -----  ------------  -----------  --------  ------

  7                          E, G, W      Yes            7
  8                          E, S, W      No             8
  10                         E, G         No            10
  13                         E, G         No            13
  23                         E, G         No            23
23.01                        E, G         No         23.01
23.02                        E, G         No         23.02
23.03                        E, G         No         23.03
23.04                        E, G         No         23.04
23.05                        E, G         No         23.05
23.06                        E, G         No         23.06
23.07                        E, G         No         23.07
  28                         E, G         No            28
  30                         E, G         No            30
  32                         E, G, S, W   Yes           32
  33                         E, G, S, W   Yes           33
  40                         Various                    40
40.01                        E, G, S, W              40.01
40.02                        E, G, S, W              40.02
40.03                        E, G, S, W              40.03
40.04                        E, G, S, W              40.04
40.05                        E, G                    40.05
40.06                        E, G, S, W              40.06
                             Various      No
  42                         W            No            42
  43                         W            No            43
  44                         None         No            44
  45                         E, G, S, W   No            45
  49                         E            No            49
  75                         E,G          No            75
  81                         None                       81
  88                         E            No            88
 100                         E,G          No           100
 104                         E, W         No           104
 110                         None                      110
 116                         E, G, S, W   No           116
 119                         None         No           119
 121                         E            No           121
 123                         E, G         No           123
 128                         None                      128
 135                         E            No           135
 144                         E            No           144
 145                         E, W         No           145
 170                         E, G         No           170
 181                         None                      181
 189                         E, G         No           189

                              FOOTNOTES TO ANNEX B

1  CRF - Countrywide Commercial Real Estate Finance, Inc., MLML - Merrill Lynch
   Mortgage Lending, Inc., Key - KeyBank National Association

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                                         ANNEX C

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

100 SUMMER STREET

                     [2 PHOTOS OF 100 SUMMER STREET OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Boston, MA
Property Type                                                             Office
Size (Square Feet)                                                     1,057,475
Percentage Physical Occupancy as of May 24, 2006                          97.42%
Year Built                                                                  1974
Year Renovated                                                              1999
Appraisal Value                                                     $370,900,000
Average Rent Per Sq. Ft.                                                  $36.19
Underwritten Economic Occupancy                                            97.4%
Underwritten Revenues                                                $42,136,321
Underwritten Total Expenses                                          $18,955,416
Underwritten Net Operating Income (NOI)                              $23,180,905
Underwritten Net Cash Flow (NCF)                                     $21,153,310

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                    May 25, 2006
Cut-off Date Principal Balance                                      $180,000,000
Cut-off Date Loan Balance Per Sq. Ft.                                       $170
Percentage of Initial Mortgage Pool Balance                                 9.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9625%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(24),Def(90),O(6)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     48.5%
LTV Ratio at Maturity or ARD                                               48.5%
Underwritten DSCR on NOI                                                   2.13x
Underwritten DSCR on NCF                                                   1.94x
Shadow Rating (Moody's/S&P)                                           Baa3/BBB--

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "100 Summer Street Loan") is evidenced by a promissory note secured by a first mortgage encumbering an office building (the
"100 Summer Street Property") located in Boston, Massachusetts. The 100 Summer
Street Loan, shadow rated Baa3/BBB-- by Moody's and S&P, respectively, represents approximately 9.8% of the initial mortgage pool balance and 11.4% of the initial group 1 balance.

The 100 Summer Street Loan was originated on May 25, 2006 and has an aggregate principal balance as of the cut-off date of $180,000,000. The 100 Summer Street
Loan has a remaining term of 120 months to its maturity date of June 1, 2016.
The 100 Summer Street Loan may be prepaid on or after December 1, 2015 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the Series 2006-2 securitization trust.

THE PROPERTY. The 100 Summer Street Loan is secured by the fee interest in a
32-story multi-tenant class A office building with 1,057,475 square feet of net rentable area in Boston's Financial District. Built in 1974, the 100 Summer
Street Property has a one-level underground parking garage with 102 spaces. The
Property contains 23 self-service passenger elevators, two service elevators and a separate elevator serving the garage. Amenities at the 100 Summer Street
Property include a delicatessen, dry cleaner and health club. The lobby features marble floors with horizontal accent strips of black St. Laurent marble and walls that are decorated with African cherry millwork and stainless steel reveals.

The following table presents certain information regarding the major tenants at the 100 Summer Street Property:

                               TENANT INFORMATION(1)

                                                                            CREDIT                      BASE
                                                                            RATING                    RENT PER
                                                                          (MOODY'S/   SQUARE     %     SQUARE      LEASE
TENANT                                            PARENT COMPANY           S&P)(2)     FEET   OF GLA     FOOT    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Fidelity Properties .................              FMR Corp.                Aa3/AA   217,876   20.6%   $38.66    8/31/2008(3)
Lexington Insurance Company .........  American International Group Inc.    Aa2/AA   181,438   17.2     39.28    7/31/2014(4)
Nixon Peabody .......................                 NAP                    NAP     167,563   15.8     36.50    1/31/2019
Cambridge Associates ................                 NAP                    NAP     117,053   11.1     37.39   12/31/2012
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ..............                                                683,930   64.7%   $38.08
---------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule for the 100 Summer Street Property:

                           LEASE ROLLOVER SCHEDULE(1)

                         NUMBER     SQUARE     % OF                 % OF BASE  CUMULATIVE   CUMULATIVE   CUMULATIVE  CUMULATIVE %
                       OF LEASES     FEET       GLA      BASE RENT     RENT    SQUARE FEET    % OF GLA    BASE RENT  OF BASE RENT
YEAR                    EXPIRING   EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

Vacant .............      NAP        27,306     2.6%           NAP      NAP        27,306       2.6%            NAP      NAP
MTM ................        2        22,918     2.2    $    34,300      0.1%       50,224       4.7     $    34,300      0.1%
2006 ...............        5         9,823     0.9        379,555      1.0        60,047       5.7         413,855      1.1
2007 ...............        5        35,593     3.4      1,299,374      3.5        95,640       9.0       1,713,229      4.6
2008 ...............       13       258,078    24.4      9,531,678     25.6       353,718      33.4      11,244,907     30.2
2009 ...............        0             0     0.0              0      0.0       353,718      33.4      11,244,907     30.2
2010 ...............        1           750     0.1         12,000      0.0       354,468      33.5      11,256,907     30.2
2011 ...............        4        32,735     3.1      1,101,953      3.0       387,203      36.6      12,358,860     33.1
2012 ...............       11       146,652    13.9      5,271,669     14.1       533,855      50.5      17,630,529     47.3
2013 ...............        2        64,432     6.1      2,378,618      6.4       598,287      56.6      20,009,147     53.7
2014 ...............       11       263,365    24.9     10,279,612     27.6       861,652      81.5      30,288,759     81.2
2015 ...............        1         8,765     0.8        398,808      1.1       870,417      82.3      30,687,566     82.3
2016 ...............        1        14,095     1.3        291,062      0.8       884,512      83.6      30,978,628     83.1
Thereafter .........        6       172,963    16.4      6,305,049     16.9     1,057,475     100.0      37,283,678    100.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ..............       62     1,057,475   100.0%   $37,283,678    100.0%
---------------------------------------------------------------------------------------------------------------------------------

(1)  Information obtained from the 100 Summer Street Borrower's rent roll dated
     May 24, 2006.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)  36,967 square feet of this space expires on 12/31/2008 and 36,173 square feet expires on 5/31/2013. Refer to "Guaranty Structure" herein for additional information on the credit enhancements associated with the
     Fidelity Space.

(4)  3,001 square feet of this space expires on 6/30/2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE MARKET(1). The 100 Summer Street Property is located in the Financial
District submarket of Boston's Central Business District ("CBD") in close proximity to retail and office locations, transportation and famous tourist attractions. During the past eighteen months, the Boston office market has continued to rebound from the downturn caused by the tech-sector downturn and consolidations in the financial sector. The office market has carried its 2005 momentum into 2006 with nearly a half a million square feet of positive absorption in the first quarter. After four consecutive quarters of positive absorption, Class A space within the CBD had a vacancy rate of 10.8% in the first quarter of 2006, down from 13.9% a year earlier. Average asking rents were $43.22 per sq. ft., up 13.1% from the prior year. The population within a
5-mile radius of the property was 816,394 at year-end 2005 and the average household income was $69,837, well above the national average.

THE BORROWER. The borrower obligated under the promissory note for the 100
Summer Street Loan is MA-100 Summer Street Owner, L.L.C. (the "100 Summer
Street Borrower"). It is a single-purpose Delaware limited liability company controlled directly or indirectly by EOP Operating Limited Partnership (the
"Sponsor"), which is controlled by Equity Office Properties Trust ("EOP"), a real estate investment trust ("REIT") organized under the laws of Maryland. EOP
(NYSE: EOP) had its initial public offering in July of 1997 and has an equity market capitalization of approximately $12.1 billion as of May 24, 2006. As of
June 6, 2006, EOP carries an investment grade rating of BBB by S&P and Baa3 by
Moody's with a stable outlook from both agencies.

PROPERTY MANAGEMENT. The 100 Summer Street Property will be managed by Equity
Office Management, L.L.C. ("Equity Office Management"). Equity Office
Management manages over 111.1 million square feet of office space in 22 metropolitan markets across the country. 12.7 million square feet, or 19.2% of
Bostons 66.2 million square feet of office inventory is managed by Equity
Office Management.

LOCKBOX. All rental payments will go directly into a bank account controlled by the lender ("Cash Management Account"), provided that prior to a Cash Flow
Sweep Trigger Event (as defined below), all funds shall be remitted to the 100
Summer Street Borrower on a daily basis. During the continuance of a Cash Flow
Sweep Trigger Event, funds on deposit in the Cash Management Account will be applied by the lender with the following priority: (i) monthly tax and insurance payments into the tax and insurance reserve; (ii) interest payments due to the lender pursuant to the loan documents and other amounts, if any, due to the lender under the loan documents, (iii) payment of customary operating expenses and the approved operating and capital expenditures budget, as applicable, (iv) all amounts remaining in a specified deposit account after disbursements for items (i) through (iii) shall be deposited into the cash flow sweep sub-account; (v) if a Fidelity Trigger has occurred and is continuing, all amounts deposited pursuant to item (iv) shall be deposited in the cash flow sweep sub-account until the aggregate amount held in the cash flow sweep sub-account is equal to the Fidelity Trigger Amount (as defined below); and
(vi) if a TI/LC Trigger has occurred and is continuing, all amounts deposited pursuant to item (iv) and after amounts retained pursuant to item (v) shall be held in the cash flow sweep sub-account until the aggregate amount held in the cash flow sweep sub-account is equal to the TI/LC Amount (as defined below);
and (vii) any remaining amounts shall be deposited to such account designated by the 100 Summer Street Borrower on a daily basis.

A "Cash Flow Sweep Trigger Event" shall occur (i) if Fidelity Real Estate
Company, LLC ("Fidelity") vacates any portion of the space occupied by Fidelity
(the "Fidelity Space"), the Sponsor is downgraded below an investment grade rating by any of the rating agencies rating certificates in connection with a securitization and Trigger DSCR (as defined below) falls below 1.25x (a "TI/LC
Trigger") and/or (ii) if the Sponsor is downgraded below an investment grade rating by any of the rating agencies rating certificates in connection with a securitization while the Fidelity Guaranty, as defined below, is in effect and
Trigger DSCR falls below 1.35x (a "Fidelity Trigger").

"Trigger DSCR" means the ratio of (i) Trigger Net Cash Flow (defined below)
divided by (ii) actual annual debt service due on the Loan. "Trigger Net Cash
Flow" means the operating income for the 100 Summer Street Property determined by the lender over the trailing calendar quarter annualized less trailing
12-month operating expenses ("Trigger NOI"), less anticipated tenant improvements, leasing commissions, capital expenditures and replacement reserves in the amount of $2 million. The calculation of Trigger NOI and
Trigger Net Cash Flow will be determined by the lender in its reasonable discretion.

"TI/LC Amount" shall mean $7,236,800 minus the Fidelity Termination Payment (as defined below) minus any amounts previously disbursed to the 100 Summer Street
Borrower with respect to the second reduction space under the Fidelity lease.

"Fidelity Trigger Amount" shall mean an amount equal to the Fidelity Guaranteed
Obligations (as defined below).

ESCROWS/RESERVES. Upon a Cash Flow Sweep Trigger Event, the 100 Summer Street
Borrower will be required to deposit any termination fees it receives pursuant to a full or partial termination of the Fidelity Lease into the Cash Management
Account (the "Fidelity Termination Payment"). In the event of a Cash Flow Sweep
Trigger Event, one twelfth of the annual payment for property taxes and insurance will be required to be funded monthly.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

GUARANTY STRUCTURE. Fidelity, which leases 217,876 square feet at the 100
Summer Street Property (20.6% of the 100 Summer Street Property), has multiple leases with expiration dates of May 31, 2013. Fidelity has exercised a termination option for 144,736 square feet of its demised premises effective
August 31, 2008. As a result, the Lender required the following guaranties in the 100 Summer Street Loan structure:

Fidelity Guaranty. Sponsor is obligated to guaranty the lesser of (a) the portion of monthly debt service which is necessary to maintain a minimum
Trigger DSCR of 1.00x, and (b) $2.4 million per annum (collectively, the
"Initial Fidelity Guaranteed Obligations"). The Initial Fidelity Guaranteed
Obligations shall be reduced during the course of the Loan Term by the amount of Replacement Tenant Net Rent. In lieu of the Sponsor guaranty, the Sponsor may post a letter of credit or cash reserve of equal amount in accordance with the loan documents.

"Replacement Tenant Net Rent" shall mean the gross annual rent (excluding any rent abatements) per square foot due and payable by replacement tenants under new Leases minus operating expenses equal to $14.85 per square foot, multiplied by the rentable square footage of the premises demised to such replacement tenants. Such guaranty will expire upon the earlier of (i) the maturity and repayment of the Loan, or (ii) when the ongoing fidelity guaranteed obligations are reduced to 10% or less of the Initial Fidelity Guaranteed Obligations provided no event of default has occurred and is continuing.

Fidelity TI/LC Guaranty. Upon an event of default by the 100 Summer Street
Borrower under the 100 Summer Street Loan, EOP will guaranty an amount equal to
$50 times the square footage of the terminated Fidelity Space ($7,236,800) less
(i) any amounts held in the Cash Flow Sweep Sub-Account which are attributable to a Cash Flow Sweep Trigger Event caused by a TI/LC Trigger (including the
Fidelity Termination Payment), to be used for acceptable TI/LCs in order to re-let the Fidelity Space (the "TI/LC Guaranteed Obligations"). Prior to a
foreclosure, the TI/LC Guaranteed Obligations shall expire once the lender is provided satisfactory evidence that such event of default has been fully cured.
The Fidelity TI/LC Guaranty will be reinstated should a subsequent event of default occur. Post foreclosure, the TI/LC Guaranteed Obligations will expire on the earlier of (i) once the lender is provided satisfactory evidence that an acceptable replacement tenant has taken occupancy pursuant to leases executed in accordance with the terms of the loan documents and has begun paying market rent for at least 90% of the vacated Fidelity Space and all related TI/LCs have been paid or (ii) the Fidelity lease is extended for five years with respect to the second reduction space and al TI/LCs have been paid. The TI/LC Guaranteed
Obligations shall survive a Property transfer/assumption of the Loan until a replacement guarantor reasonably acceptable to Lender assumes all such obligations. In addition, the TI/LC Guaranteed Obligations shall survive a foreclosure by Lender and shall not expire until conditions (i) or (ii) set forth above are satisfied, or Lender transfers the Property to a third party purchaser. In lieu of the Sponsor guaranty, the Sponsor may post a letter of credit or cash reserve of equal amount in accordance with the loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

PENN MUTUAL TOWERS AND WASHINGTON SQUARE GARAGE LOAN

   [2 PHOTOS OF PENN MUTUAL TOWERS AND WASHINGTON SQUARE GARAGE LOAN OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Philadelphia,
                                                                              PA
Property Type                                                      Office/Garage
Size (Square Feet)                                                       853,840
Percentage Physical Occupancy as of March 1, 2006                         95.20%
Year Built                                                             1934/1972
Year Renovated                                                              1997
Appraisal Value                                                     $132,500,000
# of Tenants                                                                  36
Average Rent Per Square Foot                                              $19.16
Underwritten Economic Occupancy                                            92.1%
Underwritten Revenues                                                $18,479,734
Underwritten Total Expenses                                           $8,930,271
Underwritten Net Operating Income (NOI)                               $9,549,463
Underwritten Net Cash Flow (NCF)                                      $8,726,993

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                   March 9, 2006
Cut-off Date Principal Balance                                      $102,775,000
Cut-off Date Loan Balance Per SF/Unit                                    $120(1)
Percentage of Initial Mortgage Pool Balance                                 5.6%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            5.8200%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection:                                    LO(26),Def(90),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     77.6%
LTV Ratio at Maturity or ARD                                               72.4%
Underwritten DSCR on NOI(2)                                                1.32x
Underwritten DSCR on NCF(3)                                                1.20x

(1)  Excluding the Washington Square Garage.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.57x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.44x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN.  The mortgage loan (the "Penn Mutual Towers and Washington Square
Garage Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an office building and a garage (the "Penn Mutual Towers and Washington Square Garage Property") located in Philadelphia, Pennsylvania.
The Penn Mutual Towers and Washington Square Garage Loan represents approximately 5.6% of the initial mortgage pool balance and approximately 6.5%
of the initial loan group 1 balance.

The Penn Mutual Towers and Washington Square Garage Loan was originated on
March 9, 2006, and has a principal balance as of the cut-off date of
$102,775,000. The Penn Mutual Towers and Washington Square Garage Loan has a
remaining term of 118 months and a scheduled maturity date of April 8, 2016.
The Penn Mutual Towers and Washington Square Garage Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the Series
2006-2 securitization trust. Voluntary prepayment of the Penn Mutual Towers and
Washington Square Garage Loan is permitted on or after January 8, 2016 without penalty.

THE PROPERTY. The Penn Mutual Towers and Washington Square Garage Loan is
secured by the fee interest in three separate directly adjacent class
A- office towers consisting in the aggregate of approximately 853,840 square feet and an underground parking facility consisting of approximately 620 parking spaces and 226,116 square feet, in each case, located in Philadelphia,
Pennsylvania. The Penn Mutual Towers were built in three phases. 530 Walnut was built in 1914; 520 Walnut was built in 1934 and 510 Walnut was built in 1972.
Collectively, the towers contain approximately 786,064 square feet of office space, 3,605 square feet of retail space, and 64,211 square feet of storage space. The towers are located directly across the street from Independence
Square and the Liberty Bell. They offer flexible floor plates that can accommodate a wide range of tenants. Floors range from 14,000 to 39,000 square feet in 520-530 Walnut and 14,000 to 21,000 square feet in 510 Walnut. In 1991, an extensive renovation was completed at a cost of $65 million ($75 psf).
During this renovation, each floor below the 10th floor in 520-530 Walnut was completely rebuilt for multi-tenant use with state of the art mechanical, lighting, fire safety and security systems. As remaining space in the towers became available, it was renovated to similar standards. Five passenger elevators service 510 Walnut while thirteen passenger elevators serve 520-530
Walnut with eight high rise, four mid-rise and one designated for the 520 mezzanine space. The Penn Mutual Towers have a 24-hour lobby attendant onsite along with security cameras. The Penn Mutual Towers are listed on both the
Philadelphia and National Registers of Historic Places.

The Washington Square garage was constructed in 1973 and underwent major renovations between 1994 and 1995 and in 2001. The garage contains approximately 226,116 square feet with a legal capacity for 620 cars.
Currently, there are approximately 585 existing striped parking spaces. The garage sits underneath two residential condominium apartment buildings known as
Independence Square. The garage is located on a rectangular site with access to both 5th and 6th Streets and is open 24 hours a day, seven days per week. The
Washington Square Garage Borrower (as defined below) is obligated to offer, in perpetuity, 328 reserved spaces for residents of the Independence Place condominiums, the St. James Court townhomes and the Manning Walk townhomes at the then current market rate for unreserved spaces. Additionally, a number of office tenants at the Penn Mutual Towers have parking space commitments at the garage. Currently, Park America, Inc., a privately owned major operator of parking garages in Philadelphia and New Jersey, leases the garage on a triple net basis. The lease expires on November 30, 2006. Park America is headquartered in nearby Ardmore, Pennsylvania. It owns and/or operates over 200 parking garage locations in Pennsylvania, Delaware, Washington DC, Maryland,
Virginia and Florida.

The following tables present certain information regarding the Penn Mutual
Towers and Washington Square Garage Loan Property.

                              TENANT INFORMATION(1)

                                                                MOODY'S /   SQUARE    %       BASE       LEASE
TENANT NAME                                 PARENT COMPANY       S&P(2)      FEET   OF GLA  RENT PSF  EXPIRATION
----------------------------------------------------------------------------------------------------------------

ACE American Insurance Company.....           ACE Ltd             A2/A+    156,150   18.3%   $19.00   11/30/2012
Lippincott Williams & Wilkins .....        Wolters Kluwer       Baa1/BBB+  135,107   15.8     20.14    12/6/2009
Beneficial Savings Bank ...........  Beneficial Mutual Bancorp     NAP      89,363   10.5     21.20    3/31/2011
ABIM ..............................             NAP                NAP      71,632    8.4     19.90   10/31/2013
BDP International, Inc. ...........             NAP                NAP      60,887    7.1     17.85    5/31/2009
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ............                                        513,139   60.1%   $19.67
----------------------------------------------------------------------------------------------------------------

(1)  Based on information obtained from the Penn Mutual Towers and Washington
     Square Garage Borrowers' rent roll dated March 1, 2006.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                          LEASE ROLLOVER SCHEDULE(1, 2)

                        NUMBER    SQUARE     % OF                 % OF BASE  CUMULATIVE   CUMULATIVE  CUMULATIVE   CUMULATIVE %
                      OF LEASES    FEET      GLA      BASE RENT      RENT    SQUARE FEET   % OF GLA    BASE RENT   OF BASE RENT
YEAR                   EXPIRING  EXPIRING  EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

Vacant .............     NAP       41,044     4.8%           NAP      NAP       41,044        4.8%            NAP       NAP
MTM ................       1          300     0.0    $     4,800      0.0%      41,344        4.8     $     4,800       0.0%
2006 ...............       4       49,462     5.8        961,108      6.2       90,806       10.6         965,908       6.2
2007 ...............       3       17,863     2.1        356,115      2.3      108,669       12.7       1,322,023       8.5
2008 ...............       6       22,659     2.7        446,451      2.9      131,328       15.4       1,768,475      11.4
2009 ...............       5      224,123    26.2      4,435,967     28.5      355,451       41.6       6,204,442      39.8
2010 ...............       3       19,308     2.3        269,282      1.7      374,759       43.9       6,473,724      41.6
2011 ...............       4      115,125    13.5      2,274,923     14.6      489,884       57.4       8,748,647      56.2
2012 ...............       2      212,670    24.9      3,937,422     25.3      702,554       82.3      12,686,069      81.5
2013 ...............       1       71,632     8.4      1,425,415      9.2      774,186       90.7      14,111,483      90.6
2014 ...............       4       41,280     4.8        878,244      5.6      815,466       95.5      14,989,727      96.3
2015 ...............       1        3,190     0.4         68,585      0.4      818,656       95.9      15,058,312      96.7
Thereafter .........       2       35,184     4.1        511,921      3.3      853,840      100.0      15,570,233     100.0
-------------------------------------------------------------------------------------------------------------------------------
TOTALS .............      36      853,840   100.0%   $15,570,233    100.0%
-------------------------------------------------------------------------------------------------------------------------------

THE MARKET(3).

The Penn Mutual Towers and Washington Square Garage Property is located in the
Philadelphia Central Business District ("CBD"), specifically in the
Independence Square submarket. According to Grubb & Ellis, the Philadelphia CBD at the end of 2005 consisted of 38,784,337 square feet with a reported year end vacancy of 15.3%. Net absorption was 1,485,375 square feet. The average asking gross rents were $24.00 psf. From 1985 to 2005, the Philadelphia CBD has averaged 369,174 square feet per year of positive net absorption with 13 of the
21 years resulting in positive net absorption. Net absorption for each of the four quarters of 2005 has also trended up: first quarter 2005 equaled 170,299 square feet; second quarter 2005 equaled 178,547 square feet; third quarter
2005 equaled 275,280 square feet and fourth quarter 2005 equaled 863,249 square feet.

The Independence Square submarket is one of five Philadelphia CBD office submarkets. The Independence Square submarket consists of 4,831,077 square feet with a year end 2005 vacancy rate of 7.2%. Its net absorption was 114,995 square feet and its average asking gross rent was $21.42 psf. The Independence
Square submarket has outperformed the overall Philadelphia CBD market. In addition to boasting the second best overall vacancy rate among the five submarkets, the Independence Square submarket has also realized the best improvement in its overall vacancy. Its vacancy decreased from 11.7% at year end 2004 to 7.2% at year end 2005, a decrease of 38.5%.

According to the appraiser, Philadelphia's largest employers are a diverse group of multi-national companies representing a variety of industries including healthcare, insurance, pharmaceuticals, and aerospace. Finance firms are also represented and a number of them are targeting the area for expansion.
Seventeen Fortune 500 firms are headquartered in the area. The diverse economic base largely shields its economy from shocks that can impact a region reliant on fewer business segments. The MSA's position as a center of business activity and its many cultural and educational amenities are major factors in its success.

THE BORROWERS. Each of the borrowers, Broadway Penn Mutual Office Fee LP (the
"Broadway Penn Mutual Office Borrower") and Broadway Penn Mutual Garage Fee LP
(the "Washington Square Garage Borrower" and together with the Broadway Penn
Mutual Office Borrower, the "Penn Mutual Towers and Washington Square Garage
Borrowers"), is a single purpose entity that is a Delaware limited partnership.
The general partner of the Broadway Penn Mutual Office Borrower is Broadway
Penn Mutual Office Fee LLC, with a 0.2% ownership interest. The limited partner of the Broadway Penn Mutual Office Borrower is Broadway Penn Mutual Office Mezz
LP ("Office Mezz LP"), with a 99.8% ownership interest. The general partner of the Washington Square Garage Borrower is Broadway Penn Mutual Garage Fee LLC,
with a 0.2% ownership interest. The limited partner of the Washington Square
Garage Borrower is Broadway Penn Mutual Garage Mezz LP ("Garage Mezz LP"), with a 99.8% ownership interest. Office Mezz LP and Garage Mezz LP are single-purpose entities that own 100% of the interests in the general partners of the mortgage borrowers and are the borrowers under the mezzanine loan. The
Penn Mutual Towers and Washington Square Garage Borrowers acquired the Penn
Mutual Towers and Washington Square Garage

(1)  Based on information obtained from the Penn Mutual Towers and Washington
     Square Garage Borrowers' rent roll dated March 1, 2006.

(2)  The numbers in the Lease Rollover Schedule are based on the assumption that no tenant exercises an early termination option.

(3)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

Property through an acquisition of general and limited partnerships interests in the Mezzanine Borrower (as defined below). One of the sellers, Broadway Penn
Mutual Investors LP ("BPI"), retained an 11% limited partnership interest in the Mezzanine Borrower (the "Remaining Interest"), which was financed by an affiliate of the sponsor. The Remaining Interest has been pledged to the sponsor's affiliate as security for the loan it made to BPI. This structure of the acquisition resulted in state and city transfer tax savings for the sellers of the property and the Penn Mutual Towers and Washington Square Garage
Borrowers.

The sponsor, Loeb Partners Realty LLC ("Loeb Partners"), invests and manages real estate assets for a select group of major domestic and foreign pension funds, insurance companies and private high net worth investors. The company serves as a principal investor in seven different property types totaling in excess of 14 million square feet. Its portfolio consists of 21 office buildings totaling approximately 11,563,316 square feet, four retail properties totaling approximately 789,836 square feet, two hospitality properties totaling 605 keys, one assisted living property totaling 78 units, two multifamily properties totaling 697 units and one 250 unit condominium. Loeb Partners'
current portfolio is valued by it in excess of $4 billion. Joseph Lesser, the
Chairman and President of Loeb Partners, has over 40 years of experience in real estate acquisitions.

PROPERTY MANAGEMENT. The property manager for the Penn Mutual Towers and
Washington Square Garage Property is Loeb Partners, an affiliate of the Penn
Mutual Towers and Washington Square Garage Borrowers.

LOCKBOX. The Penn Mutual Tower and Washington Square Garage Loan requires a hard lockbox and in-place cash management. The loan documents require the Penn
Mutual Towers and Washington Square Garage Borrowers to direct the tenants to pay their rents directly to the lockbox account. All amounts in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied to debt service and reserves.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Penn Mutual Towers and Washington Square Garage Loan.

                                ESCROWS/RESERVES

              TYPE:                INITIAL       MONTHLY
--------------------------------------------------------
Tax ..........................   $  379,927     $189,963
Insurance ....................   $  259,235     $ 25,367
TI/LC Reserve ................   $8,063,680(1)  $ 79,706(2)
Engineering Reserve ..........   $  794,250(3)  $      0
Debt Service Reserve .........   $  380,000(4)  $      0
CapEx Reserve ................   $        0     $ 14,361(5)

(1)  Consisting of (i) a $2,500,000 initial rollover deposit, (ii) $900,000 for concessions to certain tenants specified in the loan agreement, and (iii)
     $4,663,680 for the costs of tenant improvements required to be funded by the Penn Mutual Towers and Washington Square Garage Borrowers under the lease with Ace American Insurance Company (or for other costs required under such lease).

(2)  Monthly deposit is not required if the aggregate monthly rollover deposits equal or exceed $4,000,000.

(3)  The lender required a reserve to cover 125% of the immediate repairs recommended in the engineering review dated January 31, 2006.

(4)  To be used to pay any shortfall in amounts due to be paid by the Penn
     Mutual Towers and Washington Square Garage Borrowers under the cash collateral account agreement (including debt service, reserves and amounts due to the mezzanine lender) provided that such shortfall results from (i)
     the costs of free rent and other rent concessions provided to tenants under the leases during the calendar month immediately preceding the month in which the payment date occurs; or (ii) the cessation of rental payments under the lease with One Beacon Insurance Company upon its termination (but only to the extent of the lesser of $60,000 in the aggregate over all payment dates or the difference between such lost rents for such calendar month and any rents actually received for such calendar month under any replacement lease(s) for the space demised as of the date under the loan agreement under the lease with One Beacon Insurance Company).

(5)  The loan documents provide for an annual 2% increase in amounts required to be deposited into the CapEx Reserve. Monthly deposit is not required if the amount on deposit in the CapEx Reserve equals or exceeds $861,688.20.

CASHFLOW SWEEP. The loan documents require the lender to sweep all excess cash flow on the date that is one year prior to the lease expiration of the Ace
American Insurance Company lease, the Beneficial Savings Bank lease and/or the
Lippincott Williams & Wilkins lease, as applicable, if the applicable tenant has not renewed its lease under the same economic terms as the expiring lease.

MEZZANINE DEBT. Broadway Penn Mutual Office Mezz LP and Broadway Penn Mutual
Garage Mezz LP (collectively, the "Mezzanine Borrower"), the direct parents of the Penn Mutual Towers and Washington Square Garage Borrowers and of their respective general partners, have incurred mezzanine debt in the amount of
$14,100,000 secured by their ownership interest in the Penn Mutual Towers and
Washington Square Garage Borrowers. The mezzanine debt is scheduled to mature on April 8, 2016. The mezzanine debt is held by a third party not affiliated with the related mortgage loan seller. Pursuant to the intercreditor agreement between the mezzanine lender under the Penn Mutual Tower and Washington Square
Garage Loan, the mezzanine lender is permitted to lend to the Mezzanine
Borrower (i) an additional $1,000,000 for any reason and (ii) an additional
$1,500,000 to enable the Penn Mutual Towers and Washington Square Garage
Borrowers to purchase air rights or otherwise preserve the views from the premises at such time that the owner of the parcel adjacent to the premises obtains the rights to develop on such parcel a building exceeding 13 stories and if necessary, at an earlier time.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

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--------------------------------------------------------------------------------

200 PAUL LOAN

                        [PHOTO OF 200 PAUL LOAN OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                          San Francisco, CA
Property Type                                        Telecommunication/Warehouse
Size (Square Feet)                                                       527,680
Percentage Physical Occupancy as of November                     15, 2005 91.30%
Year Built                                                                  1964
Year Renovated                                                              2001
Appraised Value                                                     $145,000,000
# of Tenants                                                                  16
Average Rent Per Square Foot                                              $28.07
Underwritten Economic Occupancy                                            92.5%
Underwritten Revenues                                                $17,229,452
Underwritten Total Expenses                                           $5,890,444
Underwritten Net Operating Income (NOI)                              $11,339,008
Underwritten Net Cash Flow (NCF)                                     $10,669,991

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                 October 4, 2005
Cut-off Date Principal Balance                                       $81,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $154
Percentage of Initial Mortgage Pool Balance                                 4.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7400%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          300
Original Call Protection:                                  LO(60),Less of Def or
                                                                   GRTR of YM or
                                                                     1%(58),O(2)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     55.9%
LTV Ratio at Maturity or ARD                                               46.1%
Underwritten DSCR on NOI(1)                                                1.86x
Underwritten DSCR on NCF(2)                                                1.75x

(1)  The Underwritten DSCR on NOI during the interest only period is 2.41x.

(2)  The Underwritten DSCR on NCF during the interest only period is 2.26x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "200 Paul Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a telecommunications facility (the "200 Paul Property") located in San Francisco, California. The
200 Paul Loan represents approximately 4.4% of the initial mortgage pool balance and approximately 5.1% of the initial loan group 1 balance.

The 200 Paul Loan was originated on October 4, 2005, and has a principal balance as of the cut-off date of $81,000,000. The 200 Paul Loan has a remaining term of 112 months and a scheduled maturity date of October 8, 2015.
From and after November 8, 2010, the 200 Paul Loan permits the borrower to prepay the 200 Paul Loan in full, but not in part, along with a yield maintenance premium; provided, however, that the loan documents require the 200
Paul Borrower to defease the 200 Paul Loan with United States Treasury obligations or other non-callable government securities if the cost to the 200
Paul Borrower to defease the 200 Paul Loan would be less than the cost to prepay with yield maintenance. Voluntary prepayment of the 200 Paul Loan is permitted on or after September 8, 2015 without penalty.

THE PROPERTY. The 200 Paul Loan is secured by the fee interest in a Class A telecommunications facility comprised of four buildings containing an aggregate of 527,680 rentable square feet and located in San Francisco, California.
Building F, which totals 353,720 square feet, was originally constructed in
1964 and was significantly renovated between 1999 and 2001. Building F is a cast in place reinforced concrete building possessing cast in place slabs and columns with shotcrete shearwalls as the Lateral Force Resisting System (LFRS).
Construction on Building D, which totals 96,311 square feet, was completed in late 2001 as an addition/expansion to Building F. Building D was designed specifically for telecommunication infrastructure. Similar to Building F,
Building D is also a cast in place reinforced concrete building possessing cast in place slabs and columns with shotcrete shearwalls as the Lateral Force
Resisting System (LFRS). Buildings D and F are interconnected and are dedicated to telecommunications and data center use. The buildings are used by multiple tenants including telecommunications carriers, web hosting companies, and internet companies. Some of the features of the 200 Paul Property include a
12.47 KV power feed from Pacific Gas and Electric Company with extensive riser capacity, with an electrical system that includes a generator yard that provides an uninterrupted power supply to the building), new mechanical and life-safety systems, seismic retrofit, excess HVAC capacity and distribution, riser and conduit capacity and numerous points of interconnectivity.
Additionally, there are two other one-story warehouse buildings on the site, known as Buildings A and B. These buildings were constructed before 1950.

                              TENANT INFORMATION(1)

                                                                           MOODY'S /
                 TENANT NAME                         PARENT COMPANY         S&P(2)
------------------------------------------------------------------------------------

Qwest Communications Corp. ...............   Qwest Communications Int'l   B2 / BB--
Williams Communications LLC(4) ...........               NAP                 NAP
Xo Communications ........................   XO Holdings, Inc./Starfire      NAP
                                                      Holdings
RCN telecom Services of Calif., Inc. .....         RCN Corporation         Ba3/NAP
Openwave Systems, Inc. ...................               NAP                 NAP
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ...................
------------------------------------------------------------------------------------

                                                               BASE
                                              SQUARE   % OF    RENT       LEASE
                 TENANT NAME                   FEET    GLA     PSF     EXPIRATION
---------------------------------------------------------------------------------

Qwest Communications Corp. ...............    89,827   17.0%  $44.68   8/18/2015
Williams Communications LLC(4) ...........    84,680   16.0%  $14.22   7/18/2009
Xo Communications ........................    64,907   12.3    33.94   3/8/2015
RCN telecom Services of Calif., Inc. .....    57,111   10.8    24.48   8/14/2014
Openwave Systems, Inc. ...................    24,643    4.7    56.15   4/30/2008
---------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ...................   320,968   60.8%  $28.03
---------------------------------------------------------------------------------

                          LEASE ROLLOVER SCHEDULE(1,3)

                    NUMBER
                      OF        SQUARE      % OF
                    LEASES      FEET        GLA       BASE RENT
       YEAR        EXPIRING   EXPIRING   EXPIRING     EXPIRING
---------------------------------------------------------------

Vacant .........     NAP       45,678        8.7%           NAP
MTM ............       2        9,648        1.8    $   321,130
2006............       0            0        0.0              0
2007............       1          857        0.2         26,481
2008............       5      100,716       19.1      2,096,214
2009............       2      119,007       22.6      2,038,330
2010............       0            0        0.0              0
2011 ...........       0            0        0.0              0
2012............       0            0        0.0              0
2013............       0            0        0.0              0
2014............       1       57,111       10.8      1,397,842
2015............       3      164,462       31.2      6,770,866
Thereafter .....       2       30,201        5.7        878,789
---------------------------------------------------------------
TOTAL ..........      16      527,680      100.0%   $13,529,652
---------------------------------------------------------------

                   % OF BASE    CUMULATIVE    CUMULATIVE %     CUMULATIVE     CUMULATIVE %
                     RENT      SQUARE FEET       OF GLA           BASE       OF BASE RENT
       YEAR        EXPIRING      EXPIRING       EXPIRING     RENT EXPIRING     EXPIRING
------------------------------------------------------------------------------------------

Vacant .........       NAP        45,678           8.7%               NAP         NAP
MTM ............       2.4%       55,326          10.5        $   321,130         2.4%
2006............       0.0        55,326          10.5            321,130         2.4
2007............       0.2        56,183          10.6            347,611         2.6
2008............      15.5       156,899          29.7          2,443,825        18.1
2009............      15.1       275,906          52.3          4,482,155        33.1
2010............       0.0       275,906          52.3          4,482,155        33.1
2011 ...........       0.0       275,906          52.3          4,482,155        33.1
2012............       0.0       275,906          52.3          4,482,155        33.1
2013............       0.0       275,906          52.3          4,482,155        33.1
2014............      10.3       333,017          63.1          5,879,997        43.5
2015............      50.0       497,479          94.3         12,650,863        93.5
Thereafter .....       6.5       527,680         100.0         13,529,652       100.0
------------------------------------------------------------------------------------------
TOTAL ..........     100.0%
------------------------------------------------------------------------------------------

(1)  Based on information obtained from the 200 Paul Borrower's rent roll dated
     November 15, 2005.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

(4)  Tenant may terminate at any time after the 84th month if the Tenant is the subject of a merger or all, or substantially all, of the stock of Tenant is acquired by another person given at least a 9 month Termination Notice.
     Termination Fee shall be equal to 6 months base rent plus the unamortized value of 10% commissions paid by lessor.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE MARKET(4). The 200 Paul Property is located in the Bayview District of San
Francisco, along the Paul Street Corridor. This is an industrial district that was developed in the 1940's and 1950's. This neighborhood is bordered by the
Bayshore Freeway to the west, Interstate 280 to the north, Hunters Point and
San Francisco Bay to the east and San Mateo County to the south. The neighborhood is primarily industrial in nature, with residential uses located to the east and west. Third Street provides commercial exposure and retail uses dominate the thoroughfare. The Bayview District is approximately 90 percent built-up.

The 200 Paul Property is one of the primary telecommunication facilities in the
West and is the primary telecommunication facility in San Francisco.
Competitive telecommunication facilities across the United States include: Mae
West in San Jose, CA (97% occupancy and negotiable rents ($50-$70 psf), 60
Hudson Street in New York, NY (89% occupancy with recent leasing activity at
$30 psf, modified gross), 111 8th Avenue in New York, NY (93% occupancy with negotiable rents ($35-$40 psf), One Wilshire in Los Angeles, CA (97% occupancy with negotiable rents ($30-$50 psf, modified gross), and Lakeside Technology in
Chicago, IL (70% occupancy with $15-$36 NNN rents). The tenant base for this asset category is considered to be consistent across the national marketplace.

San Francisco is considered to be the center of trade and finance for the West.
The area has a skilled labor force and a large concentration of leading colleges and universities. According to the appraiser, San Francisco's economic outlook is for continued modest improvement with its links to technology, international trade, and financial services as strong components of the growing economy. Biotech is expected to expand in the near term, as firms such as
Genentech expand their operations in south San Francisco.

Modest growth in worldwide telecommunications market was experienced in 2004 and continued through 2005. According to "The 2005 Telecommunications Industry
Review," published by The Insight research corporation, $750 billion flowed into the telecom industry during the tech bubble of the late 1990's, followed by several "brutal" years of poor economic conditions, layoffs, bankruptcies, and accounting scandals. The industry "turned the corner" in 2004 and the recovery is expected to continue, with growth projected for the near future.

A telecommunications facility whose use is shared by multiple telecommunications carriers is called a "carrier hotel". This hotel concept enables tenants to co-locate, or "peer", which provides for service security and routing efficiency. These buildings may also provide connectivity services and are desired locations for internet service providers, application service providers, equipment-based data centers, web hosting companies, and other bandwith-intensive e-commerce companies. Such companies value the secure, redundant broadband availability, peering arrangements, and multiple network accesses. The over-supply of existing telecommunications buildings in the United
States has nearly been eliminated over the past several years and there is currently very limited "improved" space with the requisite power and air conditioning for telecommunications uses available for lease in major US markets. The rents for this space remain below replacement cost.

Telecommunications tenants have different location and space requirements than traditional office tenants. The primary location requirement of telecom companies is close proximity to a backbone switch building network access point. The 200 Paul Property is located directly adjacent to such a backbone.

THE BORROWER. The borrower, 200 Paul, LLC (the "200 Paul Borrower"), is a single purpose entity that is a Delaware limited liability company. The
Borrower is 100% owned by 200 Paul Holding Company, LLC which is in turn 100%
owned by Digital Realty Trust, L.P. Digital Realty Trust, L.P. is owned by (i)
Digital Realty Trust, Inc. (with a 40.5% general partnership interest), (ii)
Global Innovation Partners, LLC (with a 44.8% limited partnership interest),
(iii) Digital Realty Trust, Inc. (with a 2.8% limited partnership interest) and
(iv) third party contributors (with a combined limited partnership interest of
11.9%).

Digital Realty Trust, Inc. (NYSE: DLR) ("DLR") is a fully integrated, self-administered REIT that owns, and manages office and research and development space that is geared primarily to technology oriented tenants in major markets throughout the United States. DLR acquires properties that contain mission critical application and/or operations for their tenants. DLR is structured as an umbrella partnership, or UPREIT, where substantially all of
DLR's business is conducted through its operating partnership, Digital Realty
Trust, L.P.

DLR went public in November 2004. Since that time, DLR has conducted subsequent offerings of common equity and perpetual preferred stock.

Global Innovation Partners, LLC is a private equity fund that was formed primarily with capital from California Pension Employees Retirement System and
CB Richard Ellis. There is also a limited amount of capital contributed from smaller individual investors.

PROPERTY MANAGEMENT. The property manager for the 200 Paul Property is CB
Richard Ellis, Inc. CB Richard Ellis, Inc. (or one of its affiliates) owns an indirect minority interest in the 200 Paul Borrower.

(4)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

LOCKBOX. The 200 Paul Loan requires a hard lockbox and in-place cash management.
The loan documents require the 200 Paul Borrower to direct the tenants to pay their rent directly to the lockbox account. All amounts in the lockbox accounts are required to be transferred on a daily basis to a cash management account controlled by lender and applied to debt service and reserves.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the 200 Paul Loan.

                                ESCROWS/RESERVES

               TYPE:                     INITIAL    MONTHLY
-----------------------------------------------------------
Tax .................................   $867,327   $123,904
Capital Expenditure Reserve .........   $ 55,469   $  8,784
Insurance ...........................   $532,630   $ 46,446

Cash Flow Sweep. If a "cash trap event" has occurred and is continuing, the 200
Paul Borrower is entitled to receive an amount sufficient to pay operating expenses pursuant to a lender-approved budget and extraordinary expenses approved by lender and any remaining amounts are to be deposited into a collateral reserve account. If a cash trap event is not then in effect, any excess amounts, after application of debt service and reserves, will be paid to the 200 Paul Borrower.

A "cash trap event" occurs during the occurrence and continuation of an event of default under the loan documents or if net operating income for the 200 Paul
Loan is below $8,150,000 for a twelve-month period and continues until net operating income exceeds $8,800,000 for a twelve-month period.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley
& Co. Incorporated (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

CNL-CIRRUS MOB PORTFOLIO III LOAN

              [PHOTO OF CNL-CIRRUS MOB PORTFOLIO III LOAN OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            5
Location (City/State)                                                    Various
Property Type
Medical Office/Surgical Center
Size (Square Feet)                                                       269,707
Percentage Physical Occupancy as of February 28, 2006                      91.5%
Year Built                                                               Various
Year Renovated                                                               NAP
Appraisal Value                                                      $66,970,000
# of Tenants                                                                  40
Average Rent Per Square Foot                                              $22.32
Underwritten Economic Occupancy                                            91.5%
Underwritten Revenues                                                 $7,983,550
Underwritten Total Expenses                                           $3,164,405
Underwritten Net Operating Income (NOI)                               $4,819,145
Underwritten Net Cash Flow (NCF)                                      $4,339,015

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                  March 31, 2006
Cut-off Date Principal Balance                                       $47,190,000
Cut-off Date Loan Balance Per SF/Unit                                       $175
Percentage of Initial Mortgage Pool Balance                                 2.6%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            5.8100%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(26),Def(90),O(4)
Lockbox                                                                     None
Cut-off Date LTV Ratio                                                     70.5%
LTV Ratio at Maturity or ARD                                               65.8%
Underwritten DSCR on NOI(1)                                                1.45x
Underwritten DSCR on NCF(2)                                                1.30x

(1.) The Underwritten DSCR on NOI during the interest only period is 1.73x.

(2.) The Underwritten DSCR on NCF during the interest only period is 1.56x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "CNL-Cirrus MOB Portfolio III Loan") is evidenced by a single promissory note secured by a first mortgage encumbering four medical office buildings and one surgical center (the "CNL-Cirrus MOB
Portfolio III Properties") located in Texas (four properties) and Oklahoma (one property). The CNL-Cirrus MOB Portfolio III Loan represents approximately 2.6%
of the initial mortgage pool balance and approximately 3.0% of the initial loan group 1 balance.

The CNL-Cirrus MOB Portfolio III Loan was originated on March 31, 2006, and has a principal balance as of the cut-off date of $47,190,000. The CNL-Cirrus MOB
Portfolio III Loan has a remaining term of 118 months and a scheduled maturity date of April 8, 2016. The CNL-Cirrus MOB Portfolio III Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with
United States Treasury obligations or other non-callable government securities
(and in the case of a partial defeasance, in an amount equal to at least 110%
of the allocated loan amount) beginning two years after the creation of the
Series 2006-2 securitization trust. Voluntary prepayment of the CNL-Cirrus MOB
Portfolio III Loan is permitted on or after January 8, 2016 without penalty.

THE PROPERTIES. The CNL-Cirrus MOB Portfolio III Properties consists of four medical office properties and one surgical center with an aggregate 269,707 rentable square feet.

NORTH CENTRAL MEDICAL CENTER is a Class A five-story, 106,414 square feet, medical office building located at 9301 North Central Expressway in Dallas,
Texas. The W.B. Carrell Clinic is the largest tenant and operates an eight-operating room ambulatory surgery center, an imaging center, and a physical therapy program, occupying 51,518 square feet at the property. The lease expires September 30, 2015. One of the tenants, The Cirrus Group L.L.C., occupying 11,417 square feet at the property, is an affiliate of the CNL-Cirrus
MOB Portfolio III Borrower. The nearest hospitals to the property are (i)
Presbyterian Hospital of Dallas with 866 beds, approximately one mile to the northeast and (ii) Medical City Dallas Hospital, with 553 beds, approximately three miles to the north. The property is being developed in two phases. The above description describes phase I, which was built in 2005. The CNL-Cirrus
MOB Portfolio III Borrower owns the fee interest in phase II and benefits from the parking garage located on phase II, but derives no income from such property, which is ground leased to a third party for $1 dollar annually. The allocated loan amount for this property is $21,775,000.

THE MEDICAL CENTER AT CRAIG RANCH is a Class A three-story, 50,957 square feet, medical office building located at 8080 South Highway 121 in the southern part of McKinney, Texas. The McKinney Surgery Center, the largest tenant at the property, is a joint venture between Cirrus Health, L.P., an affiliate of the property manager and its medical operator, and 31 physician investors occupying approximately 14,080 square feet at the property. The property was built in
2005. The nearest hospitals to the property are (i) North Central Medical
Center with 167 beds, approximately three miles to the northeast and (ii)
Columbia Medical Center, with 270 beds, approximately four miles to the southwest. The allocated loan amount for this property is $9,360,000.

DENTON REHABILITATION SPECIALTY HOSPITAL (the "Specialty Hospital") is a Class
A two-story 60-bed specialty surgical facility located between the North Texas
Hospital and the medical office building at 2809 Mayhill Road in Denton, Texas.
The property opened in February 2006 and is 100% triple net-leased to Denton
Rehabilitation Hosptial, LP, an operator of inpatient rehabilitation and behavioral health hospitals, under a lease that expires January 31, 2026. The
Specialty Hospital contains approximately 39,430 square feet. The bottom floor of the Specialty Hospital provides an inpatient rehabilitation program with 24 beds dedicated to inpatient physical medicine and rehabilitation services, including physical, occupational, and speech therapy. The Specialty Hospital is expected to benefit from discharges from the adjacent North Texas Hospital as well as admissions from physician tenants of the North Texas Professional
Building. The second floor of the Specialty Hospital features a 36-bed inpatient adult (24-bed) and geriatric (12-bed) psychiatric facility serving patients experiencing a range of mental health diagnoses requiring the care and treatment of an inpatient protective environment. The property was built in
2005. The nearest hospitals to the property are (i) Denton Regional Medical
Center, with 184 beds, approximately one-half mile to the northwest and (ii)
Denton Community Hospital, with 245 beds, approximately six miles to the northwest. The allocated loan amount for this property is $7,800,000.

NORTH TEXAS PROFESSIONAL BUILDING is a Class A two-story, 42,136 square feet, medical office building, located on the North Texas campus in Denton, Texas.
Two of the largest tenants at the property are Delphis LP, occupying 12,232 square feet at the property under a lease that expires June 30, 2012, and the
Texas Back Institute, highly regarded spine surgeons, occupying 11,222 square feet at the property under a lease that expires January 31, 2016. The tenants at the property represent a variety of medical specialties. The property was built in 2005. The nearest hospitals to the property are (i) Denton Regional
Medical Center, with 184 beds, approximately one-half mile to the northwest and
(ii) Denton Community Hospital, with 245 beds, approximately six miles to the northwest. The allocated loan amount for this property is $5,915,000.

THE HARVARD PHYSICIANS BUILDING is a Class B two-story, 30,780 square feet, ambulatory surgery center and medical office building located at 4415 South
Harvard Avenue in the central part of Tulsa, Oklahoma. The property is located in between the two largest hospitals in Tulsa, St. Francis Hospital to the south and St. John Medical Center to the north. The largest tenant at the property, Brooks Healthcare, LLC (an affiliate of Tulsa Bone & Joint Associates
("TB&J")), occupies a 14,973 square foot surgery center on the first floor.
TB&J, a local group of orthopedic surgeons with several offices in the Tulsa area, intends to vacate the property upon lease expiration in November 2006.
Cirrus Health, L.P. has been in discussions with area physicians to create a new joint venture to operate the surgery center at the property. The rent for the surgical center space is currently $15.76, only slightly above the market rate for medical office space ($14.50 psf). The property was built in 1980. The nearest hospitals to the Harvard Physicians Building are (i) Saint Francis
Hospital, with 672 beds, approximately three miles to the southeast and (ii)
Hillcrest Medical center, with 331 beds, approximately four miles to the northwest. The allocated loan amount for this property is $2,340,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

The following tables present certain information regarding the CNL-Cirrus MOB
Portfolio III Properties.

                              TENANT INFORMATION(1)

                                                            MOODY'S /    SQUARE       %       BASE       LEASE
TENANT NAME                                PARENT COMPANY    S&P(2)       FEET     OF GLA   RENT PSF   EXPIRATION
----------------------------------------------------------------------------------------------------------------

Denton Rehabilitation Hospital, L.P.....        NAP           NAP       39,430      14.6%   $26.43     1/31/2026
W.B. Carrell Memorial Clinic ...........        NAP           NAP       37,331      13.8     19.85     9/30/2015
North Central Surgical Center, LLP .....        NAP           NAP       23,072       8.6     29.79    11/30/2020
McKinney Surgery Center ................        NAP           NAP       14,080       5.2     40.00     9/30/2020
W.B. Carrell Memorial Clinic
   (Imaging Center) ....................        NAP           NAP        7,496       2.8%   $35.00    10/31/2015

                              PORTFOLIO PROPERTIES

                                                                       SQUARE
PROPERTY                                   LOCATION      YEAR BUILT     FEET
-----------------------------------------------------------------------------

North Central Medical ...........   9301 North Central     2005       106,414
                                        Expressway,
                                        Dallas, TX
Medical Center at Craig Ranch ...    8080 South State      2005        50,947
                                       Highway 121,
                                       McKinney, TX
N. Texas Professional Building ..   2817 South Mayhill     2005        42,136
                                     Road, Denton, TX
Denton Rehab Hospital ...........   2809 South Mayhill     2005        39,430
                                     Road, Denton, TX
Harvard Physicians Building .....   4415 South Harvard     1980        30,780
                                      Ave, Tulsa, OK
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ..........                                     269,707
-----------------------------------------------------------------------------

                                     % OF
                                     TOTAL
                                    SQUARE                        PRIMARY           APPRAISED
PROPERTY                             FEET    OCCUPANCY             TENANT             VALUE
----------------------------------------------------------------------------------------------

North Central Medical ...........     39.5%    100.0%      WB Carrell Memorial     $30,350,000
                                                                 Clinic
Medical Center at Craig Ranch ...     18.9      67.5     McKinney Surgery Center    12,420,000
N. Texas Professional Building ..     15.6      86.1            Delphis LP           8,930,000
Denton Rehab Hospital ...........     14.6     100.0      Denton Rehabilitation     11,970,000
                                                               Hospital, LP
Harvard Physicians Building .....     11.4      98.2      Surgery Center (Brooks     3,300,000
                                                           Healthcare, LLC)(3)
----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ..........      100%     91.5%                              $66,970,000
----------------------------------------------------------------------------------------------

(1)  Based on information obtained from the CNL-Cirrus MOB Portfolio III
     Borrower's rent roll dated February 28, 2006.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)  Brooks Healthcare, LLC will be vacating this space upon lease expiration
     (November 2006).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                          LEASE EXPIRATION TABLE(1,2)

                         NUMBER      SQUARE      % OF
                       OF LEASES      FEET        GLA      BASE RENT
YEAR                    EXPIRING    EXPIRING   EXPIRING    EXPIRING
--------------------------------------------------------------------

Vacant .............      NAP        22,984       8.5%         NAP
MTM ................        6         9,319       3.5      $  192,873
2006 ...............        2        16,551       6.1         257,467
2007 ...............        2         4,797       1.8          62,558
2008 ...............        2         3,283       1.2          43,523
2009 ...............        0             0       0.0              --
2010 ...............        3        14,987       5.6         275,946
2011 ...............        9        22,372       8.3         412,885
2012 ...............        4        21,492       8.0         373,938
2013 ...............        0             0       0.0              --
2014 ...............        1         8,669       3.2         156,042
2015 ...............        6        56,207      20.8       1,229,273
Thereafter .........        5        89,046      33.0       2,502,351
---------------------------------------------------------------------
TOTAL ..............       40       269,707     100.0%     $5,506,856
---------------------------------------------------------------------

                       % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
                         RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
YEAR                   EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------

Vacant .............      NAP         22,984          8.5%             NAP         NAP
MTM ................      3.5%        32,303         12.0       $  192,873         3.5%
2006 ...............      4.7         48,854         18.1          450,340         8.2
2007 ...............      1.1         53,651         19.9          512,898         9.3
2008 ...............      0.8         56,934         21.1          556,421        10.1
2009 ...............      0.0         56,934         21.1          556,421        10.1
2010 ...............      5.0         71,921         26.7          832,367        15.1
2011 ...............      7.5         94,293         35.0        1,245,252        22.6
2012 ...............      6.8        115,785         42.9        1,619,190        29.4
2013 ...............      0.0        115,785         42.9        1,619,190        29.4
2014 ...............      2.8        124,454         46.1        1,775,232        32.2
2015 ...............     22.3        180,661         67.0        3,004,505        54.6
Thereafter .........     45.4        269,707        100.0        5,506,856       100.0
------------------------------------------------------------------------------------------
TOTAL ..............    100.0%
------------------------------------------------------------------------------------------

(1)  Based on information obtained from the CNL-Cirrus MOB Portfolio III
     Borrower's rent roll dated February 28, 2006.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKETS(3).

DALLAS/FORT WORTH MSA. Four of the five CNL-Cirrus Portfolio MOB III Properties are located within the Dallas/Ft. Worth ("DFW") Metroplex market (Denton
Rehabilitation Hospital, North Texas Professional Building, North Central
Medical Center and The Medical Center at Craig Ranch). According to CoStar
Group, Inc., as of the first quarter of 2006, the average occupancies for Class
A and Class B offices were 83.1% and 79.7%, respectively. At the same time, the average asking rents for Class A and Class B office space were $20.69 per square foot and $16.70 per square foot, respectively. The medical office market is a small subset of the overall office market. According to CoStar Group,
Inc., the Dallas/Ft. Worth area has an overall occupancy rate of 85% for medical office properties. Lease rates for medical office building space on a triple net basis range from $16 per square foot to $22 per square foot.
Surgical center lease space in medical office buildings has rental rates that exceed $36 per square foot on a triple net basis.

TULSA, OKLAHOMA MARKET. Harvard Physicians Building is located in central
Tulsa, Oklahoma approximately one mile north of Interstate Highway 44, which is the major east-west corridor through Tulsa. Tulsa is the second-largest city in
Oklahoma with a total population of approximately 385,182 residents, and approximately 930,842 residents in the greater metro area. Harvard Physicians
Building is located between the city's two major concentrations of medical services -- the area surrounding St. Francis to the south and surrounding St.
John to the north, each of which are two miles away. The area surrounding the
Harvard Physicians Building is largely residential. The area is surrounded by
IH-44 to the south and east, US Highway 64 to the north, and the Arkansas River to the west. The freeways provide access to Harvard Physicians Building from virtually all parts of the Tulsa area. Lease rates for medical office building space on a triple net basis range from $13 per square foot to $20 per square foot. The appraised medical office comparables averaged rental rates of $15.00 per square foot with an occupancy rate of 96.1%.

THE BORROWER. There are five individual borrowers, (collectively, the
"CNL-Cirrus MOB Portfolio III Borrower"), each of which is a single purpose entity that is a Delaware limited partnership. The sponsor is CNL Retirement
CRS1, LP ("CRS1"), which entity owns a 99% limited partnership interest in all of the borrowing entities and also indirectly owns the 1% general partner of each of the borrowing entities. CRS1 is indirectly 98.7% owned by CNL
Retirement Properties, Inc. ("CNL RP") and 1.3% owned by the Cirrus Group Corp.
("Cirrus").

The parent of CRS1, CNL Retirement Properties, Inc. ("CNL RP"), is a real estate investment trust that was organized in the State of Maryland on December
22, 1997. CNL RP is a subsidiary of CNL Financial Group, Inc. ("CNL"). CNL RP owns more than 4,700 commercial, industrial, hospitality, and retail properties across North America. Other ventures include banking, commercial finance, and property development. For the nine months ended September 30, 2005, CNL RP's reported shareholder equity and tangible equity increased 5% to $2.2 billion, total revenues increased 55% to $285.2 million and net income increased 21% to
$104.4 million.

(3)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

As of September 30, 2005, CNL RP owned a portfolio of 259 properties located in
33 states that it valued at over $3.8 billion. Medical office buildings operating or under development totaled 16% of the $3.43 billion portfolio, accounting for 61 of the 247 properties not held for sale. In August of 2004,
CNL RP purchased 26 medical office buildings from DASCO Companies, LLC and acquired a 55% interest in that company.

Cirrus is a diversified medical office management and development company.
Since 1996 Cirrus has developed over 40 projects. Cirrus' business model dictates that each property is developed to create a vertically integrated, interdependent set of tenants that complement each other's medical services. In addition, Cirrus syndicates ownership interests in the operating companies to interested physicians that allows the physicians to participate in the
"facility-based" reimbursement associated with the treatment of patients.

In a press release dated May 2, 2006, Health Care Property Investors, Inc.
("HCP") announced that it has reached an agreement to acquire CNL RP. According to the press release, the transaction has been unanimously approved by the board of directors of HCP and CNL RP and by a special committee of independent directors of the CRP Board of Directors. The transaction, subject to approval of CNL's shareholders and other customary conditions, is expected to close in the third quarter of 2006 and is not subject to any financing conditions. HCP is also acquiring CNL Retirement Corp., the external advisor to CNL RP. Each transaction is conditioned on the consummation of the other. According to the press release, at the completion of the transaction HCP will own the nation's largest portfolio of independent and assisted living communities, healthcare facilities and medical office buildings. The collection will be comprised of nearly 800 properties in 44 states.

PROPERTY MANAGEMENT. The property manager for the CNL-Cirrus MOB Portfolio III
Properties, other than the North Central Medical Center, is The Cirrus Group
LLC ("CG"). The property manager for the North Central Medical Center is Cirrus
NCMP Management LLC. Both property managers are affiliated with the CNL-Cirrus
MOB Portfolio III Borrower. CG currently manages approximately 2,077,399 million square feet of medical office space across 38 properties in Texas,
Oklahoma, Missouri, Ohio, Arizona and Nevada. Cirrus, the parent company of CG was founded in 1993.

LOCKBOX. The CNL-Cirrus MOB Portfolio III Loan does not require a lockbox.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the CNL-Cirrus MOB Portfolio III Loan.

                                ESCROWS/RESERVES

TYPE:                            INITIAL         MONTHLY
----------------------------------------------------------
Tax Reserve ..............   $  431,887.00     $107,971.75
Holdback Reserve .........   $1,437,842.00(1)  $         0

(1)  To be released to the borrower upon receipt by lender of certain tenant estoppels (specified in the loan agreement) or if the debt service coverage ratio (as defined in the loan agreement), taking into account only those tenants that are in occupancy and paying full rent under their leases (with no tenant improvement allowance or free rent remaining) exceeds 1.25x.

RELEASE PROVISIONS. Individual CNL-Cirrus MOB Portfolio III Properties may be
released from the lien of the related mortgage upon defeasance by the
CNL-Cirrus MOB Portfolio III Borrower of a principal amount equal to the highest of the following amounts (a) 110% of the allocated loan amount for the released property; (b) 85% of the gross sales price for the released property, in the event the property is being sold to a unaffiliated third party; and (c)
such other amount, that after giving effect to the release, would result in a minimum debt service coverage ratio of 1.30x.

SUBSTITUTION. The mortgage loan documents permit, from and after April 1, 2007, the CNL-Cirrus MOB Portfolio III Borrower to substitute an individual mortgaged property with a medical office or healthcare property (either a fee simple or a leasehold interest) upon satisfaction of certain conditions set forth under the related loan documents, including that (a) the then-current value of the proposed substitute property is at least equal to the greater of the initial appraised value of the property being replaced and the market value of the property being replaced immediately prior to the substitution, provided, however, in all events the ratio of the (y) outstanding principal indebtedness to (z) such market value of the proposed substitute property will be less than
100%, (b) after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties will be no less than the greater of 1.31x and the debt service coverage ratio immediately prior to the property substitution, provided that in no event will a debt service coverage ratio greater than 1.75x be required, (c) after giving effect to the proposed property substitution, the aggregate amount of rent payable under the leases at all the individual properties for traditional medical office use (as opposed to surgical use) will not be less than 50% of all rents payable under the leases at all the individual properties, and (d)
the rating agencies will have provided a written confirmation that the proposed substitution will not result in a qualification, downgrade, or withdrawal of the ratings of any of the certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

BLAIRSTONE OFFICE BUILDING LOAN

               [PHOTO OF BLAIRSTONE OFFICE BUILDING LOAN OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                            Tallahassee, FL
Property Type                                                             Office
Size (Square Feet)                                                       263,163
Percentage Physical Occupancy as of April 1, 2006                        100.0%
Year Built                                                                  1990
Year Renovated                                                               NAP
Appraisal Value                                                      $45,500,000
# of Tenants                                                                   1
Average Rent Per Square Foot                                              $18.06
Underwritten Economic Occupancy                                            97.0%
Underwritten Revenues                                                  4,759,586
Underwritten Total Expenses                                            1,187,728
Underwritten Net Operating Income (NOI)                                3,571,858
Underwritten Net Cash Flow (NCF)                                       3,258,940

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                  April 11, 2006
Cut-off Date Principal Balance                                       $35,701,000
Cut-off Date Loan Balance Per SF/Unit                                       $136
Percentage of Initial Mortgage Pool Balance                                 1.9%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.5200%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            36
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                          360
Original Call Protection:                                    LO(25),Def(55),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     78.5%
LTV Ratio at Maturity or ARD                                               74.9%
Underwritten DSCR on NOI(1)                                                1.32x
Underwritten DSCR on NCF(2)                                                1.20x

(1)  The Underwritten DSCR on NOI during the interest only period is 1.51x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.38x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Blairstone Office Building Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an office building (the "Blairstone Office Building Property") and rights under a space lease, each located in Tallahassee, Florida. The Blairstone Office
Building Loan represents approximately 1.9% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Blairstone Office Building Loan was originated on April 11, 2006, and has a principal balance as of the cut-off date of $35,701,000. The Blairstone Office
Building Loan has a remaining term of 83 months and a scheduled maturity date of May 8, 2013. The Blairstone Office Building Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the Series
2006-2 securitization trust. Voluntary prepayment of the Blairstone Office
Building Loan is permitted on or after February 8, 2013 without penalty.

THE PROPERTY. The Blairstone Office Building Loan is secured by the fee interest in a 263,163 square foot Class A office building located at 2601
Blairstone Road, Tallahassee, Florida, approximately 2 miles south east of downtown Tallahassee and by a space lease at a portion of an office building located at 2700 Blairstone Road, Tallahassee, Florida (described below under
"The Space Lease"). The Blairstone Office Building Property (excluding the space lease portion) was built in phases as a "build to suit" for the State of
Florida Department of Corrections ("FDOC"), the sole tenant at the Blairstone
Office Building Property. The Blairstone Office Building Property is comprised of one building with three wings, with the center of the Blairstone Office
Property having six stories and each of the wings having five stories. The second floor contains a highly secure, approximately 4,700 square foot data center. The data center has raised floors and a controlled temperature environment. It is reported that the FDOC spent approximately $1,700,000 to complete the data center in 1998. The Blairstone Office Building Property sits on the east side of Blairstone Road, which runs into Apalachee Parkway, a major east/west arterial. The office building is connected to a five level garage structure, which is part of the collateral, via a covered bridge walk.  The
Blairstone Office Building Property has 833 parking spaces (3.18 parking spaces per 1,000 square feet) comprised of covered parking in a garage at the rear of the building, limited covered parking in the south side of the building and open parking spaces in front of the building. The Blairstone Office Building
Property sits on 6.4 acres and was constructed with steel frame construction, synthetic stucco and double paned glass windows.

THE SPACE LEASE. A small portion of the collateral (approximately 9,639 square feet representing about 0.3% of underwritten net cash flow) consists of a space lease in an office building located at 2700 Blairstone Road, Tallahassee,
Florida. The Blairstone Office Building Borrower is a tenant under the space lease, which expires on December 31, 2014. The FDOC subleases this space from the Blairstone Office Building Borrower.

The following tables present certain information regarding the Blairstone
Office Building Loan Property.

                              TENANT INFORMATION(1)

                                                  SQUARE              BASE RENT      LEASE
TENANT NAME       PARENT COMPANY   MOODY'S/S&P     FEET    % OF GLA      PSF      EXPIRATION
-----------------------------------------------------------------------------------------------

FDOC ..........        NAP           Aa1/AAA     263,163    100.0%      $18.06    12/31/2009(2)
-----------------------------------------------------------------------------------------------
TOTAL .........                                  263,163    100.0%      $18.06
-----------------------------------------------------------------------------------------------

(1)  Based on information obtained from the Blairstone Office Building
     Borrower's rent roll dated April 1, 2006.

(2)  The tenant has the right to terminate the lease (i) upon six months notice to the borrower if space becomes available in a state owned building or
     (ii) if funds are not appropriated for this entity.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                          LEASE ROLLOVER SCHEDULE(1 2)

                   NUMBER OF
                    LEASES     SQUARE FEET   % OF GLA    BASE RENT
       YEAR        EXPIRING     EXPIRING     EXPIRING    EXPIRING
------------------------------------------------------------------

Vacant .........      NAP              0        0.0%           NAP
MTM ............        0              0        0.0     $       --
2006 ...........        0              0        0.0             --
2007 ...........        0              0        0.0             --
2008 ...........        0              0        0.0             --
2009 ...........        1        263,163      100.0      4,753,429
2010 ...........        0              0        0.0             --
2011 ...........        0              0        0.0             --
2012 ...........        0              0        0.0             --
2013 ...........        0              0        0.0             --
2014 ...........        0              0        0.0             --
2015 ...........        0              0        0.0             --
Thereafter .....        0             --        0.0             --
------------------------------------------------------------------
TOTAL ..........        1        263,163      100.0%    $4,753,429
------------------------------------------------------------------

                   % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
                     RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
       YEAR        EXPIRING      EXPIRING      EXPIRING       EXPIRING      EXPIRING
---------------------------------------------------------------------------------------

Vacant .........       NAP             0          0.0%              NAP        NAP
MTM ............       0.0%            0          0.0       $        --        0.0%
2006 ...........       0.0             0          0.0                --        0.0
2007 ...........       0.0             0          0.0                --        0.0
2008 ...........       0.0             0          0.0                --        0.0
2009 ...........     100.0       263,163        100.0         4,753,429      100.0
2010 ...........       0.0       263,163        100.0         4,753,429      100.0
2011 ...........       0.0       263,163        100.0         4,753,429      100.0
2012 ...........       0.0       263,163        100.0         4,753,429      100.0
2013 ...........       0.0       263,163        100.0         4,753,429      100.0
2014 ...........       0.0       263,163        100.0         4,753,429      100.0
2015 ...........       0.0       263,163        100.0         4,753,429      100.0
Thereafter .....       0.0       263,163        100.0         4,753,429      100.0
---------------------------------------------------------------------------------------
TOTAL ..........     100.0%
---------------------------------------------------------------------------------------

(1)  Based on information obtained from the Blairstone Office Building
     Borrower's rent roll dated April 1, 2006.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET(3). The Blairstone Office Building Property is located in the
Tallahassee metropolitan statistical area ("MSA"). The Tallahassee MSA, as of
2000, had a population of 284,537 while the city of Tallahassee had a population of 150,638. According to Coldwell Banker's report, as of the first quarter of 2005, the Tallahassee MSA, contained a total office inventory of approximately 6,610,000 square feet of private sector office inventory in four submarkets. Another 4,500,000 square feet is contained within state-owned properties. The private sector office market has a vacancy estimate of 9.68%
with rents ranging from $12.00 to $25.00 per square foot on a full service gross basis.  The Blairstone Office Building Property is located in the
Southeast submarket (which contains approximately 43.6% of the inventory in the
Tallahassee MSA). Total office inventory in the submarket is approximately
2,905,000 square feet of private sector office inventory. The private sector office market has an 8.61% vacancy estimate, as of the first quarter of 2005, with rents ranging from $12.00 to $18.50 per square foot on a full service gross basis.

THE BORROWER. The borrower, Blairstone Delaware, LLC (the "Blairstone Office
Building Borrower"), is a single purpose entity that is a Delaware limited liability company. The Blairstone Office Building Borrower is indirectly owned by Shimon Kabili, (with a 51.5% membership interest), Chip Dicks (with 16%
membership interest) and Blair I, LLC (a limited liability company with 26%
membership interest).  Blair I, LLC is owned by Robert Tema (with a 64%
membership interest), and Shimon Kabili (with a 36% membership interest).
Shimon Kabili, the sponsor, has been an active real estate investor since 1991.
Shimon Kabili founded Kabili Investments in 1994.

PROPERTY MANAGEMENT. The property manager for the Blairstone Office Building
Property is Advantis Real Estate Services Company, an entity not affiliated with the Blairstone Office Building Borrower. Advantis Real Estate Services
Company is a real estate service firm with services such as property management, corporate real estate services, tenant and landlord representation, investment sales, construction, and strategic consulting.  The company has more than 500 real estate professionals in markets from Washington, D.C. to south
Florida, and an average annual transaction volume of $1.4 billion.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. The loan documents require the Blairstone Office Building Borrower to direct the tenant to pay its rent directly to the lockbox account. Prior to a Cash Management Period, all rents are swept to an account designated by the
Blairstone Office Building Borrower. Following the occurrence of a Cash
Management Period, all rents are swept into an account designated by the lender.

A "Cash Management Period" means any period commencing upon (a) the occurrence of an event of default under the loan documents; (b) the debt service coverage ratio as of the last day of any calendar quarter being less than 1.10x (c) the receipt by the Blairstone Office Building Borrower of notice from the FDOC that it will be terminating or not renewing its leases with the Blairstone Office
Building Borrower (the "FDOC Lease"); or (d) the payment date in April, 2007, if the conditions to extend the FDOC Lease in accordance with the loan documents have not been satisfied prior to such date.

----------
(3)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Blairstone Office Building Loan.

                                ESCROWS/RESERVES

TYPE:                                                INITIAL    MONTHLY
-----------------------------------------------------------------------
Taxes ..........................................   $  371,420   $53,060
Capital Expenditure Reserve ....................   $        0   $ 4,225(1)
Additional Capital Expenditure Reserve .........   $        0   $ 5,775(2)
TI/LC Reserve ..................................   $   35,000   $21,761
Insurance ......................................   $   27,263   $ 5,453
Other(3) .......................................   $4,500,000   $     0

(1)  The loan documents provide for an annual 2% increase in amounts required to be deposited into the CapEx Reserve.

(2)  This amount represents the balance of the $10,000 monthly deposit required to be deposited by the Blairstone Office Building Borrower under FDOC
     Lease.

(3)  On the Blairstone Office Building Loan origination date, the Blairstone
     Office Building Borrower deposited $4,500,000 in a reserve account as additional collateral for the Blairstone Office Building Loan. Such funds are to be released to the Blairstone Office Building Borrower, provided no event of default then exists under the loan documents, at such time as the
     FDOC Lease has been extended in accordance with the loan documents and the debt service coverage ratio at the time of such extension is not less than
     1.20x.

CASHFLOW SWEEP. The loan documents require the lender to sweep all excess cash flow if: (i) an event of default occurs or (ii) the debt service coverage ratio, as of the last day of any calendar quarter, is less than 1.10x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
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--------------------------------------------------------------------------------

BTR CAPITAL PORTFOLIO LOAN

                  [PHOTO OF BTR CAPITAL PORTFOLIO LOAN OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            7
Location (City/State)                                                    Various
Property Type                                                            Various
Size (Square Feet)                                                     1,871,624
Percentage Physical Occupancy as of April 5, 2006(1)                       80.7%
Year Built                                                               Various
Year Renovated                                                           Various
Appraisal Value                                                      $43,050,000
# of Tenants                                                                  32
Average Rent Per Square Foot                                               $6.14
Underwritten Economic Occupancy                                            62.3%
Underwritten Revenues                                                 $4,498,673
Underwritten Total Expenses                                           $1,477,680
Underwritten Net Operating Income (NOI)                               $3,020,993
Underwritten Net Cash Flow (NCF)                                      $2,734,902

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               February 14, 2006
Cut-off Date Principal Balance                                       $31,000,000
Cut-off Date Loan Balance Per SF/Unit                                        $17
Percentage of Initial Mortgage Pool Balance                                 1.7%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.2400%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                             6
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          360
Original Call Protection:                                    LO(27),Def(29),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     72.0%
LTV Ratio at Maturity or ARD                                               68.1%
Underwritten DSCR on NOI(2)                                                1.32x
Underwritten DSCR on NCF(3)                                                1.20x

(1)  Excludes the 925 Todds Lane property.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.54x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.39x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "BTR Capital Portfolio Loan") is evidenced by a single promissory note secured by a first mortgage encumbering four industrial properties, one retail property, one office property and the fee interest in land (collectively, the "BTR Capital Portfolio Properties") located in and around Baltimore, Maryland. The BTR Capital Portfolio Loan represents approximately 1.7% of the initial mortgage pool balance and approximately 2.0%
of the initial loan group 1 balance.

The BTR Capital Portfolio Loan was originated on February 14, 2006, and has a principal balance as of the cut-off date of $31,000,000. The BTR Capital
Portfolio Loan has a remaining term of 57 months and a scheduled maturity date of March 8, 2011. The BTR Capital Portfolio Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United
States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 115% of the allocated loan amount) beginning two years after the creation of the Series
2006-2 securitization trust. Voluntary prepayment of the BTR Capital Portfolio
Loan is permitted on or after December 8, 2010 without penalty.

THE PROPERTIES. The BTR Capital Portfolio Properties consists of four industrial properties, one retail property, one office property and the fee interest in land with an aggregate 782,624 rentable square feet (excluding the land), all located in the Baltimore metropolitan statistical area ("MSA").

INDUSTRIAL PROPERTIES.

1332 LONDONTOWN ROAD is a 388,168 square foot mixed use property that is predominantly an industrial property. The property is 79.1% warehouse/industrial
(by square feet) and 20.9% office (by square feet). It is comprised of two primary buildings located in Eldersburg, Maryland, approximately 30 miles northwest of downtown Baltimore. The property was built in phases from 1975 to
1980 on approximately 37.73 acres (2 parcels). The main and original building,
307,168 square feet, was primarily constructed with concrete block, and consists of a two story office building connected to a multi-tenant warehouse facility.
The secondary building, 81,000 square feet single story structure, was constructed with concrete block. The two buildings are connected by an overhead service bridge. The property has clear heights for the industrial portions of the property at 24 feet 34 dock high doors (1.14 per 10,000 square feet of warehouse space), adequate truck court depth, and parking for 383 cars (1.00 spaces per 1,000 square feet). There are highways in close proximity to the property, with Maryland Highway 32 less than approximately 0.25 miles from the property and I-70 approximately 5 miles south of the property. The allocated loan amount for this property is $10,180,000.

8200 FISCHER ROAD is a 132,442 square foot industrial property with approximately 4% office space comprised of two buildings located in Dundalk,
Maryland, approximately 12.5 miles southeast of downtown Baltimore. The property was built in 1963 on approximately 20.9 acres. The main building, approximately
107,500 square feet, and the secondary building, approximately 24,942 square feet, were each constructed with concrete block and metal siding. The property has clear heights ranging from 15-35 feet (with 80% of the property having a 20 foot clear height, 10% having a 35 foot clear height and 10% having a 15 foot clear height), 9 dock high doors (0.68 per 10,000 square feet), 3 drive-in doors, adequate truck court depth, and parking for 100 cars (0.76 spaces per
1,000 square feet). Highway I-695 is less than 0.5 miles from the property with
I-95 and I-895 located approximately 5 miles north of the property. In addition,
Baltimore Washington International Airport is located 20 miles south of the property and Martin State Airport is located 10 miles north of the property.
Land use in the property's neighborhood is predominantly heavy industrial and occupied by tenants that benefit from proximity and access to the surrounding ports and deep water access. While the improvements generally lack modern amenities due to their age, the immediate area has a 5% vacancy rate. The allocated loan amount for this property is $3,825,000.

6300 ERDMAN AVENUE is a 125,610 square foot industrial property with approximately 2% office space comprised of one building with two distinct sections, constructed with natural brick and metal siding, located in Baltimore,
Maryland, approximately 4.25 miles northeast of downtown Baltimore. The property sits on 4.8 acres. The property was built in 1941 and renovated in 1987. More than 72% of the property has 30 foot clear heights. The property also has 12 dock high doors (1.63 per 10,000 square feet), 2 drive-in doors, adequate truck court depth and parking. Interstate I-95 and the Pulaski Highway are each less than 1 mile from the property. While the improvements generally lack modern amenities due to their age, the immediate area has a 5.3% vacancy rate. The allocated loan amount for this property is $2,355,000.

6301 EASTERN AVENUE is a 57,000 square foot industrial property with approximately 10% office space comprised in 1 three story building attached to a single story building located in Baltimore, Maryland, approximately 8 miles east of downtown Baltimore. The property was built in phases from 1916 to 1994 on approximately 2.257 acres. The original 3 story building was constructed with brick and the single story additions have metal sidings. The industrial portion of the property, utilized for light assembly, has clear heights ranging from approximately 16 to 26 feet, 4 dock high doors (0.70 per 10,000 square feet), 1 drive-in door, adequate truck court depth, and parking for 23 cars (0.40 spaces per 1,000 square feet). Interstate I-95 is less than 1 mile and highway 150 is less than 0.1 mile from the property. While the improvements generally lack modern amenities due to their age, the immediate area has a 5.3% vacancy rate.
The allocated loan amount for this property is $2,210,000.

RETAIL PROPERTY.

ARUNDEL VILLAGE PLAZA is a 54,414 square foot neighborhood retail shopping center situated on 6.8 acres on Ritchie Highway (Maryland Route 2) in Brooklyn
Park, Maryland. Ritchie Highway is a dense heavily trafficked commercial corridor, and is the major retail highway in a predominately residential neighborhood. Brooklyn Park is a suburb of Baltimore and the city limits are approximately a mile north and east of the property. The

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

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--------------------------------------------------------------------------------

neighborhood is mature and the overall market vacancy is 4.5%. The property includes 17 tenant spaces in six buildings, including four pad buildings and 13 in-line spaces. The in-line spaces range in size from 1,300 to 9,428 square feet, with an average of 3,200 square feet. The property was built in 1985. The allocated loan amount for this property is $5,185,000.

OFFICE/FLEX PROPERTY.

7205 RUTHERFORD ROAD is a 24,990 square foot, single story, Class B office /
flex building, 100% leased by National Center on Institutions and Alternatives,
Inc. ("NCIA") for use as a school, with a gymnasium and cafeteria occupying 20%
and 7% of the space, respectively. NCIA spent approximately $500,000 building out the space. The property is located in Windsor Mill, Maryland, approximately
7.5 miles northwest of downtown Baltimore, in the Rutherford Business Park.
Rutherford Business Park contains a mix of industrial and office properties, and is approximately 95% occupied. The main administrative building for NCIA is located in a separate office building within the park. Highway I-695 is within a few minutes drive, approximately 0.5 miles away from the property. The property was built in 1999 on approximately 2.08 acres. The improvement has a 22 foot ceiling height and is constructed of masonry and steel frame with a masonry exterior with brick facade. The entire building is climate controlled with tinted double pane windows. The property has 9 to 22 foot ceiling heights, a single loading dock and lined parking for 57 vehicles. Additional parking is available at the rear of the property along a wide truck court (sufficient to support 3.0 per 1,000 square feet). Each room includes a telephone and security system. Surveillance cameras are installed throughout the building. The allocated loan amount for this property is $4,080,000.

LAND.

925 TODDS LANE is a 50 acre site, with a total of 25 acres (1,089,000 square feet) of usable industrial land. The tenant owns the improvements at the property. Fifteen acres of land on the western portion of the site are leased to
Resun Leasing Corporation ("Resun") and used to store modular trailers. The portion leased to Resun is improved with a 36,000 square foot shed, without walls, used to shelter trailers from the elements. The other ten acres are currently vacant land that is unimproved. The property is located in Rosedale,
Maryland, approximately 7 miles northeast of downtown Baltimore, and 5 miles northeast of the port of Baltimore. The Pulaski Highway (Maryland 40) is just north of the property, and nearby access is also available to Maryland 7 and
Interstates 95 and 695. The property is in close proximity to the Port of
Baltimore, a US automobile and break-bulk port, with over 5,000 private haulers and contract carriers. The allocated loan amount for this property is
$3,165,000.

                              TENANT INFORMATION(1)

TENANT NAME                                 PARENT COMPANY    MOODY'S / S&P
---------------------------------------------------------------------------

National Center on Institutions and
   Alternatives .......................          NAP               NAP
DalTile ...............................          NAP               NAP
Sauder(2) .............................   Sauder Industries        NAP
Resun Leasing Corporation .............          NAP               NAP
Kings Metal ...........................          NAP               NAP

 TENANT NAME                              SQUARE FEET   % OF GLA(3)   BASE RENT PSF   LEASE EXPIRATION
------------------------------------------------------------------------------------------------------

 National Center on Institutions and
   Alternatives .......................      24,990         1.3%        $19.32           8/31/2014
 DalTile ..............................      94,000         5.0           4.05           7/31/2010
 Sauder(2) ............................      81,000         4.3           3.51           12/31/2013
 Resun Leasing Corporation ............     653,400        34.9           0.42           6/30/2014
 Kings Metal ..........................      57,000         3.0           3.90           1/31/2012

(1)  Based on information obtained from the BTR Capital Portfolio Borrower's rent roll dated April 5, 2006.

(2)  Tenant has one time termination right effective September 30, 2008 with a written notice no less than 180 days before the effective date.

(3)  GLA based on total of 1,871,624 square feet including 925 Todds Lane property.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

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--------------------------------------------------------------------------------

                              PORTFOLIO PROPERTIES

                                                             YEAR BUILT/     SQUARE
PROPERTY                                 LOCATION             RENOVATED       FEET
-------------------------------------------------------------------------------------

925 Todds Lane ..............         925 Todds Lane,          NAP/NAP      1,089,000
                                       Rosedale, MD
6300 Erdman Avenue ..........       6300 Erdman Avenue,       1941/1987       125,610
                                       Baltimore, MD
London Fog ..................      1332 Londontown Road,      1975/1998       388,168
                                      Eldersburg, MD
6301 Eastern Avenue .........      6301 Eastern Avenue,        1916/NAP        57,000
                                       Baltimore, MD
Arundel Village Plaza .......   5501-5517 Ritchie Highway,     1985/NAP        54,414
                                     Brooklyn Park, MD
8200 Fischer Road ...........       8200 Fischer Road,         1963/NAP       132,442
                                        Dundalk, MD
7205 Rutherford Road ........      7205 Rutherford Road,       1999/NAP        24,990
                                     Windsor Mill, MD
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                              NAP     1,871,624
--------------------------------------------------------------------------------------

                                 % OF TOTAL                                             APPRAISED
PROPERTY                        SQUARE FEET   OCCUPANCY         PRIMARY TENANT            VALUE
-------------------------------------------------------------------------------------------------

925 Todds Lane ..............      58.2%        60.0%     Resun Leasing Corporation   $ 5,300,000
6300 Erdman Avenue ..........       6.7        100.0            Goetzes Candy(1)        2,850,000
London Fog ..................      20.7         74.5               DalTile             16,800,000
6301 Eastern Avenue .........       3.0        100.0            Kings Metals(2)         2,600,000
Arundel Village Plaza .......       2.9        100.0        Christian Bible Church      6,000,000
8200 Fischer Road ...........       7.1        100.0               Valspar              4,700,000
7205 Rutherford Road ........       1.3        100.0                NCIA(7)             4,800,000
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE              100%        80.7%(6)                              $43,050,000
-------------------------------------------------------------------------------------------------

                              ROLLOVER SCHEDULE3,4

                                  NUMBER     SQUARE      % OF
                                OF LEASES     FEET        GLA      BASE RENT
YEAR                             EXPIRING   EXPIRING   EXPIRING    EXPIRING
----------------------------------------------------------------------------

Vacant .....................       NAP      150,958      19.3%        NAP
MTM ........................        2        10,828       1.4     $   39,000
2006........................        2        54,200       6.9        195,924
2007........................        1         2,800       0.4         26,224
2008........................        2         6,797       0.9         57,961
2009........................        6       138,342      17.7        524,065
2010........................        5       127,446      16.3        559,998
2011 .......................        1        53,000       6.8        180,000
2012........................        2        58,995       7.5        263,858
2013........................        3       108,220      13.8        448,213
2014........................        4        65,390       8.4      1,495,300(8)
2015........................        0             0       0.0             --
Thereafter .................        4         5,648       0.7         89,708
----------------------------------------------------------------------------
TOTAL ......................       32       782,624     100.0%    $3,880,251
----------------------------------------------------------------------------

                                % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
                                  RENT      SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
        YEAR                     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------

Vacant ......................       NAP       150,958        19.3%            NAP        NAP
MTM .........................       1.0%      161,786        20.7      $   39,000        1.0%
2006.........................       5.0       215,986        27.6         234,924        6.1
2007.........................       0.7       218,786        28.0         261,148        6.7
2008.........................       1.5       225,583        28.8         319,109        8.2
2009.........................      13.5       363,925        46.5         843,174       21.7
2010.........................      14.4       491,371        62.8       1,403,172       36.2
2011 ........................       4.6       544,371        69.6       1,583,172       40.8
2012.........................       6.8       603,366        77.1       1,847,030       47.6
2013.........................      11.6       711,586        90.9       2,295,243       59.2
2014.........................      38.5       776,976        99.3       3,790,543       97.7
2015.........................       0.0       776,976        99.3       3,790,543       97.7
Thereafter ..................       2.3       782,624       100.0       3,880,251      100.0
-----------------------------------------------------------------------------------------------
 TOTAL ......................     100.0%
-----------------------------------------------------------------------------------------------

THE MARKET(5)

The Baltimore MSA as of 2005 had a population estimated at 2.6 million with a projected growth of 3.39% through 2010. The primary industries in the area are trade & transport, education & health services, and government, representing
19%, 17% and 17%, respectively. The unemployment rate for the Baltimore MSA improved from 4.7% to 4.4% in the fourth quarter of 2005. While this rate is still higher than average rate for Maryland at 4.1%, it is lower than the national average at 4.9%. The City of Baltimore has the highest unemployment rate in the Baltimore MSA at 7.3%.

The Port of Baltimore, as the closest Atlantic port to America's Mid-West markets, is an overnight drive for two thirds of the nation's population. The
Port of Baltimore is connected to major markets by major highway arteries with all general cargo terminals within 2.5 miles of major interstate highways.

(1)  The Goetzes Candy lease expires December 2006. This tenant occupies approximately 42% of the NRA at the 6300 Erdman Avenue property.

(2)  Kings Metals is the sole tenant at the 6301 Eastern Avenue property.

(3)  Based on information obtained from the BTR Capital Portfolio Borrower's rent roll.

(4)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

(5)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(6)  Excludes the 925 Todds Lane property.

(7)  National Center on Institutions and Alternatives, Inc. is the sole tenant at 7205 Rutherfield Road

(8)  This figure does not include the lease with Resun Leasing Inc., the tenant at the 925 Todds Lane property, which also expires in 2014.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley
& Co. Incorporated (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

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--------------------------------------------------------------------------------

Industrial

According to CBRE, as of the fourth quarter of 2005, the overall industrial market, which includes flex space, had a total inventory of 153,560,000 square feet, vacancy of 10.42% and positive net absorption of 3,554,000 square feet for
2005. The Baltimore MSA industrial market is composed of eight submarkets.
Industrial warehouse inventory represents 77.18% of the overall industrial market while flex represents 22.8%. Average rent for industrial warehouse space is $4.92 on a triple net basis, and average rent for flex space is $9.64 on a triple net basis. Vacancy was 10.04% and 10.67% for warehouse and flex space, respectively. Positive net absorption for 2005 was 2,679,000 square feet and
874,638 square feet for warehouse and flex space, respectively. According to
CoStar Group, Inc., the industrial market has steadily improved since 2002 when the vacancy rate for warehouse space was 13.2%. With warehouse segment absorptions of 3,500,000 square feet in 2003, 468,000 square feet in 2004 and
2,013,000 square feet in 2005, warehouse vacancy has dropped to a current 11.8%
according to CoStar Group, Inc. Warehouse rents have also had a positive trend, increasing from $4.32 industrial gross in 2003 to $4.82 industrial gross as of the fourth quarter of 2005.

Two properties, 6301 Eastern Avenue and 6300 Erdman Avenue, are located in the
Baltimore City submarket, one of eight submarkets that comprise the Baltimore
MSA. The Baltimore City industrial warehouse submarket represents 24.84% of the metropolitan warehouse market. For 2005, vacancy in the Baltimore City warehouse submarket was 6.61%, and positive net absorption was 1,061,000 square feet and average rent was $4.30 on a triple net basis.

8200 Fischer Road is located in the Baltimore County East submarket of the
Baltimore MSA. The Baltimore County East warehouse submarket represents 10.58%
of the Baltimore MSA warehouse market. For 2005, vacancy in the Baltimore County
East warehouse submarket was 13.89%, positive net absorption was 58,285 square feet and average rent was $4.85 on a triple net basis.

1332 Londontown Road is located in the Carroll County submarket of the Baltimore
MSA. The current submarket vacancy is 9.4% with improving leasing activity comprised of 447,694 square feet of positive net absorption in 2005. Current asking rents are $4.84 per square feet on an industrial gross basis. According to the Maryland Planning Department, Carroll County as of 2005 had a population of 169,500 and is expected to grow approximately 1.2% annually over the next five years. The median household income within 1 mile from the property is
$76,801, and the median home in Carroll County sold for $345,000.

Retail

Arundel Village Plaza is located in the Anne Arundel County submarket, the largest submarket within the Baltimore MSA. The Anne Arundel County submarket contains 9,300,000 square feet of retail space in community and neighborhood shopping centers, and the current retail vacancy rate in the submarket is 4.5%.
Within two miles of the property, there are approximately 17,645 households and a population of approximately 45,491. Average household income is $51,003. The population has remained steady since the 1990 census, and is projected to remain similar over the next five years.

Office

7205 Rutherford Road, a Class B property, is located within the Suburban West submarket of the Baltimore MSA, within the Woodlawn micro-market. For 2005, the
Suburban West submarket had a total inventory of 6,694,207 square feet for Class
A and B space (11.8% of overall market), vacancy of 14.04% and positive absorption of 220,649 square feet. For 2005, the Woodlawn micro-market had a total inventory of 2,607,293 square feet for Class A and B space, weighted average vacancy of 6.42% and weighted average rent of $16.61. The Class B space represents 28.3% of this micro-market with vacancy of 13.3% and rents of $16.35.

THE BORROWER. The seven individual borrowers (collectively, the "BTR Capital
Portfolio Borrower"), each of which is a single purpose entity that is a
Delaware limited liability company, are obligated to make payments under the note. The BTR Capital Portfolio Properties are owned by seven property owners
(collectively, the "BTR Capital Portfolio Property Owner"), each of which is a single purpose entity that is a Maryland limited liability company. The BTR
Capital Portfolio Property Owner guaranteed all amounts payable under the note, which guaranty is secured by an indemnity deed of trust. The loan's sponsors are
BTR Capital Fund II LLC, an investment vehicle for Julian Studley, a leasing and sales brokerage firm, and David Lipson and Michael Clark, two individuals with over 17 years of real estate experience each.

According to Michael Clark, he is involved in managing Julian Studley's acquisitions and asset management services, and his experience includes the acquisition and management of 96 properties with a total value of approximately
$700 million.

According to David Lipson, he joined Julian Studley in 1989. He is an executive managing director and was appointed to the Board of Directors in 2004. David also manages Julian Studley's federal government leasing group, has completed large transactions such as the Department of Transportation's 1.35 million square foot build-to-suit headquarters and the 1.5 million square foot headquarters for the Census Bureau.

PROPERTY MANAGEMENT. The property manager for all of the BTR Capital Portfolio
Properties is BTR Management Company LLC, a Delaware limited liability company and an affiliate of the BTR Capital Portfolio Borrower.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

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--------------------------------------------------------------------------------

LOCKBOX. The BTR Capital Portfolio Loan requires a hard lockbox and inplace cash management. The loan documents require the BTR Capital Portfolio Borrower to direct the tenants to pay their rents directly to the lockbox account. All amounts in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the Lender and applied to debt service and reserves.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the BTR Capital Portfolio Loan.

                                ESCROWS/RESERVES

TYPE:                                    INITIAL   MONTHLY
----------------------------------------------------------
Taxes ...............................   $169,800   $28,300
Insurance ...........................   $ 13,310   $13,310
TI/LC Reserve .......................   $275,000   $10,456
Capital Expenditure Reserve .........   $      0   $10,913(1)
Deferred Maintenance ................   $200,000   $     0

RELEASE PROVISIONS. Individual BTR Capital Portfolio Properties may be released from the lien of the related mortgage upon defeasance by the BTR Capital
Portfolio Borrower of a principal amount equal to the highest of the following amounts (a) 115% of the allocated loan amount for the released property; and (b)
such other amount which results in a remaining unpaid principal balance of the
BTR Capital Portfolio Loan supporting a minimum debt service coverage ratio of the greater of (i)1.25x on the actual debt service after the expiration of any interest only period permitted under the loan documents or (ii) the debt service coverage ratio immediately prior to the release.

RELEASE OF UNIMPROVED PARCEL. The BTR Capital Portfolio Borrower is permitted to obtain a release of a designated unimproved, non-income producing parcel at the
1332 Londontown Road property from the lien of the mortgage subject to satisfaction of certain conditions including that no event of default exist and that the lender receive payment from the borrower of costs and expenses in connection with the release.

MEZZANINE DEBT. BTR Miller, LLC (the "Mezzanine Borrower"), an indirect parent of the BTR Capital Portfolio Borrower, has incurred mezzanine debt in the amount of $14,700,000 secured by its ownership interest in the BTR Capital Portfolio
Borrower and its ownership interests in certain other entities not related to the BTR Capital Portfolio Loan. The mezzanine debt is scheduled to mature on
February 14, 2011. The mezzanine debt is held by a third party not affiliated with the related mortgage loan seller.

(1)  The loan documents provide for an annual 2% increase in amounts required to be deposited in to the capex reserve.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

JEFFERSON BLOCK APARTMENTS LOAN

               [PHOTO OF JEFFERSON BLOCK APARTMENTS LOAN OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Milwaukee, WI
Property Type                                                        Multifamily
Size (Units)                                                                 217
Percentage Physical Occupancy as of February 1, 2006                       96.8%
Year Built                                                                  2005
Year Renovated                                                               NAP
Appraised Value                                                      $39,100,000
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $3,987,779
Underwritten Total Expenses                                           $1,272,344
Underwritten Net Operating Income (NOI)                               $2,715,435
Underwritten Net Cash Flow (NCF)                                      $2,672,035

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     2
Origination Date                                                  April 11, 2006
Cut-off Date Principal Balance                                       $30,200,000
Cut-off Date Loan Balance Per SF/Unit                                 $  139,171
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6700%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection:                                    LO(25),Def(91),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     77.2%
LTV Ratio at Maturity or ARD                                               67.9%
Underwritten DSCR on NOI(1)                                                1.30x
Underwritten DSCR on NCF(1)                                                1.27x

(1)  UW NCF and Underwritten DSCR were calculated using "as stabilized" Cash
     Flows. "In Place" NCF is $2,211,128 giving an Underwritten DSCR on NCF of
     1.05x. The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the In Place NCF and the interest only debt service is 1.27x. The UW DSCR on NOI during the interest only period is 1.56x. The Underwritten DSCR on NCF during the interest only period is 1.54x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley
& Co. Incorporated (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Jefferson Block Apartments Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a multifamily property (the "Jefferson Block Apartments Property") located in
Milwaukee, WI. The Jefferson Block Apartments Loan represents approximately 1.6%
of the initial mortgage pool balance and approximately 11.4% of the initial loan group 2 balance.

The Jefferson Block Apartments Loan was originated on April 11, 2006, and has a principal balance as of the cut-off date of $30,200,000. The Jefferson Block
Apartments Loan has a remaining term of 119 months and a scheduled maturity date of May 8, 2016. The Jefferson Block Apartments Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the Series
2006-2 securitization trust. Voluntary prepayment of the Jefferson Block
Apartments Loan is permitted on or after February 8, 2016 without penalty.

THE PROPERTY. The Jefferson Block Apartments Loan is secured by the fee interest in a 6-story, 217-unit mid-rise apartment complex located in
Milwaukee, WI. The property was constructed in three separate phases commencing in 2002 and concluding in 2005 and consists of three inter-connected buildings offering 250,567 square feet of multifamily space and 15,620 square feet of street level retail space.

Situated on a 2.45-acre rectangular parcel and encompassing an entire city block, the property is bounded by East Menomonee street to the north, East
Corcoran avenue to the south, North Jefferson street to the west and North
Jackson street to the east. The property's three adjoining buildings form a rectangle surrounding a common covered parking structure, atop of which sits a courtyard available for use by all residents. There are a total of 274 parking spaces, 248 of which are located within a heated parking garage and 26 of which are located in the courtyard. Additional property amenities include a community room with full kitchen and billiard table, fitness center, intercom access system and on-site storage lockers.

Each unit contains a living room, dining area, and kitchen, with some units also containing dens. All units have a central gas fired hydronic boiler, and a high efficiency floor radiant system with central air conditioning. The units are larger than those of most market comparables and feature high ceilings, an open loft-like design and large windows. Additional amenities include private balconies (most units), programmable climate control, washer and dryers and maple kitchens with snack bars.

Construction is comprised of a poured concrete foundation with reinforced concrete framing for the first level and light-gauge steel framing for floors
2-6. The exterior consists of marble and brick veneer on concrete on the first story and brick veneer on wood framing above. The roof is flat pitched wood deck with rubber membrane. Five lobbies provide third-party access to the Jefferson
Block Apartments Property and most units are accessed via common interior hallways, although certain first and second floor units also have access from within the parking garage or directly from city streets.

In addition to the 217-residential units, the property also contains 15,620 square feet of street level retail space (61% occupied). This retail space is occupied by Lev Talyansky Audio Visual (1,800 square feet), Dash and Dazzle
Tanning (1,300 square feet), Shabaz Alibaig dba Ayeshaz (856 square feet), Chef
JV, LLC (4,064 square feet) and A Wine and Martini Bar (1,890 square feet).

                           MULTIFAMILY INFORMATION(1)

                                          WEIGHTED                        WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                        AVERAGE UNIT                       MONTHLY ASKING     MONTHLY MARKET
UNIT MIX                 NO. OF UNITS    SQUARE FEET   % OF TOTAL UNITS          RENT            RENT/UNIT
-------------------------------------------------------------------------------------------------------------

1 BR                           84             856            38.7%             $1,093             $1,112
2 BR                          133           1,344            61.3               1,588              1,706
-------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE        217           1,155           100.0%             $1,443             $1,536
-------------------------------------------------------------------------------------------------------------

THE MARKET(2). The Jefferson Block Apartments Property is located in the
Milwaukee-Waukesha metropolitan statistical area ("MSA"). The population of the
Milwaukee-Waukesha MSA was estimated to be 1,512,220 in 2002 and is expected to increase 2.6% by 2007. The population within a 1 mile radius of the property is
5,998; 180,293 within a 3 mile radius, and 405,387 within a 5 mile radius.
Average household income within a 1 mile radius is $55,284; $35,628 within a
3-mile radius, and $40,873 within a 5-mile radius. According to Economy.com there was a 5.8% gain in average household income from the second quarter of
2004 to the second quarter 2005 and a slow but steady population growth (about
0.2 % to 0.4% per year) for the Milwaukee metro area.

The appraiser concluded a market vacancy in the competitive submarket ranging from 3% to 7%, with an average of 4%.

The outlook for the overall Milwaukee market is steady. According to the REIS second quarter of 2005 report, the overall Milwaukee area is experiencing steady rent growth in 2005.

----------
(1)  Information obtained from the Jefferson Block Apartments Borrower's rent roll dated February 1, 2006.

(2)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

The Milwaukee area benefits from a diverse employment base. Additionally, thirteen Fortune 1000 companies are headquartered in the area. Over the past decade, individuals living in the Milwaukee MSA have realized a higher effective buying income and lower unemployment than the national average.

The Jefferson Block Apartments Property is located near Milwaukee's historic
Third Ward and the historic Commission Row, which was established in the early
1900's, as a series of produce commission houses, neighbored by other prosperous warehouses, manufacturers, liquor distributors and dry goods businesses of the time. Today, the historic Third Ward is in the midst of a renaissance that began in the mid 1990's. The approximate 10-block by 12-block area now contains the highest concentration of art galleries in the city, numerous antique shops, restaurants, bars, unique specialty stores, architects, advertising agencies, graphic designers, artists, the Broadway Theatre Center, and the Milwaukee
Institute of Art & Design.

THE BORROWER. The borrower, Jefferson Block, LLC (the "Jefferson Block
Apartments Borrower"), is a single purpose entity that is a Wisconsin limited liability company. The Jefferson Block Apartments Borrower is indirectly owned by New Land Enterprises, LLP (with a 60% membership interest) and Joel S. Lee
Irrevocable Trust 2 (with a 40% membership interest). The sponsors of the
Jefferson Block Apartments Loan, Vladimir (aka Walter) Shuk and Boris Gokhman,
each own a 50% membership interest in New Land Enterprises, LLP. They are experienced commercial real estate developers whose current portfolio contains
20 assets, including 11 multifamily projects, located in Milwaukee. Through their development company, New Land Enterprises, LLP, the sponsors have successfully marketed ten newly developed apartment and condominium projects over the past five years.

PROPERTY MANAGEMENT. The property manager for the Jefferson Block Apartments
Property is New Land Enterprises, LLP, which is an affiliate of the Jefferson
Block Apartments Borrower. New Land Enterprises, LLP is the development company of the sponsors. Through it, the sponsors successfully marketed ten newly developed apartment and condominium projects over the past five years.

LOCKBOX. The mortgage loan requires a soft lockbox and springing cash management. The loan documents require the Jefferson Block Apartments Borrower and/or the property manager to collect all rents and deposit the collected amount directly into a lockbox account. Prior to a Cash Management Period (as defined below), all rents are swept to an account designated by the Jefferson
Block Apartments Borrower. Following the occurrence of an Cash Management
Period, all rents are swept into an account designated by the lender.

A "Cash Management Period" means any period commencing upon (a) the occurrence of an event of default under the loan documents; (b) the debt service coverage ratio being less than 1.10x or (c) the date that the manager ceases to manage the Jefferson Block Apartments Property; provided that at such time as the debt service coverage has been at least 1.25x at the end of each of three consecutive twelve month periods thereafter, the loan documents provide that a Cash
Management Period will commence only upon the occurrence of an event of default under the loan documents. A Cash Management Period currently exists pursuant to clause (b) above.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Jefferson Block Apartments Loan.

                                ESCROWS/RESERVES

TYPE:                                    INITIAL   MONTHLY
----------------------------------------------------------
Taxes ...............................   $166,268   $27,711
Insurance ...........................   $ 11,681   $ 5,841
Capital Expenditure Reserve .........   $      0   $2,7131

(1)  The Jefferson Block Apartments Borrower is required to deliver $3,616.67 on the 13th through 24th payment dates, and $4,520.84 from the 25th payment date throughout the loan term.

In addition, as additional collateral for the Jefferson Block Apartments Loan, the Jefferson Block Apartments Borrower has delivered to lender a $1,500,000 letter of credit, to be held by lender until such time that the Jefferson Block
Apartments Property maintains a debt service coverage ratio of at least 1.25x on an annualized trailing three month basis.

CASH FLOW SWEEP. During a Cash Management Period (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extra-ordinary expenses will be swept into the excess cash collateral account and held as additional collateral until the Cash
Management Period is terminated.

MEZZANINE DEBT. The loan documents permit the direct or indirect parents of the
Jefferson Block Apartments Borrower to incur mezzanine debt from and after
April 11, 2011, subject to, among other items, the following conditions: (i)
the aggregate amount of the Jefferson Block Apartments Loan and the mezzanine loan (as of the effective date of the mezzanine loan) will not exceed 85% of the fair market value of the Jefferson Block Apartments Property, (ii) the aggregate debt service coverage ratio is at least 1.10x, (iii) the mezzanine lender will have executed and delivered to lender an intercreditor agreement acceptable to lender and (iv) lender will receive a confirmation from each of the rating agencies that the incurrence of the mezzanine loan will not result in any qualification, withdrawal or downgrading of any existing ratings of the certificates. The loan documents permit mezzanine debt prior to April 11, 2011, subject to the satisfaction of conditions including (i) through (iv) above, provided such mezzanine loan is not more than $250,000 and is incurred in connection with funding any shortfall for the Capital Expenditure Reserve account.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

CHESTNUT HILL APARTMENTS

                   [PHOTO OF CHESTNUT HILL APARTMENTS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Columbus, OH
Property Type                                                        Multifamily
Size (Units)                                                                 480
Percentage Physical Occupancy as of April 13, 2006                        93.54%
Year Built                                                                  1997
Year Renovated                                                               NAP
Appraisal Value                                                      $37,900,000
# of Tenant Leases                                                           449
Average Rent Per Unit                                                    $745.49
Underwritten Economic Occupancy                                            93.1%
Underwritten Revenues                                                 $4,180,276
Underwritten Total Expenses                                           $1,629,058
Underwritten Net Operating Income (NOI)                               $2,551,218
Underwritten Net Cash Flow (NCF)                                      $2,455,218

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         KEY
Loan Group                                                                     2
Origination Date                                                  April 28, 2006
Cut-off Date Principal Balance                                       $29,675,000
Cut-off Date Loan Balance Per Unit                                       $61,823
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7600%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(25),Def(89),O(6)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     78.3%
LTV Ratio at Maturity or ARD                                               73.0%
Underwritten DSCR on NOI(1)                                                1.23x
Underwritten DSCR on NCF(2)                                                1.18x

(1)  The Underwritten DSCR on NOI during the interest only period is 1.47x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.42x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley
& Co. Incorporated (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley
& Co. Incorporated (collectively, the "Underwriters") for your information.
This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS
MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS
MATERIAL, WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN
OR OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Chestnut Hill Apartment Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a multifamily project in Columbus, Ohio (the "Chestnut Hill Apartment Property"). The Chestnut
Hill Apartment Loan represents 1.6% of the initial mortgage pool balance and approximately 11.2% of the initial loan group 2 balance. The Chestnut Hill
Apartment Loan was originated April 28, 2006, and has a principal balance as of the cut-off date of $29,675,000.

The Chestnut Hill Apartment Loan has a loan term of 120 months with payments being amortized over 360 months. Payments of interest only are allowed for the first 60 months of the loan term, with payments of principal and interest due monthly thereafter until the Maturity Date of May 1, 2016. The Chestnut Hill
Apartment Loan may be repaid on or after December 1, 2015, and permits defeasance with United States government obligations beginning two years and fifteen days after the creation of the Series 2006-2 securtization trust without penalty.

THE PROPERTY. The Chestnut Hill Apartment Property consists of 42 two-story buildings containing 480 multifamily units located along Morse Road, a major east/west thoroughfare. The Chestnut Hill Apartment Property was constructed in
1997 and includes one and two bedroom units situated on 37.83 acres. The subject is also improved with two outdoor swimming pools, clubhouse, business center, community laundry room, fitness center, and garage buildings with 158 individual garage bays. The exteriors of the buildings are wood frame with vinyl siding walls with asphalt shingled sloped roofs. Each unit is equipped with washer/dryer hookups, cable and alarm systems, with the majority of units having fireplaces. The kitchens are equipped with a range/stove, refrigerator, dishwasher and garbage disposal.

                                NO. OF UNITS /   AVERAGE UNIT                        % OF       AVERAGE MONTHLY    AVERAGE MONTHLY
             UNIT MIX            SQUARE FEET     SQUARE FEET    NET RENTABLE SF   TOTAL UNITS      ASKING RENT    MARKET RENT / UNIT
------------------------------------------------------------------------------------------------------------------------------------

1BR/1BA .....................        164              750           123,072       34.2%            $639.00            $651.68
2BR/1BA --
2BR/2.5BA ...................        316            1,098           347,696       65.8              800.76             804.99
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ......        480              979           470,118        100%            $745.49            $752.58
------------------------------------------------------------------------------------------------------------------------------------

THE MARKET(1.) The Chestnut Hill Apartment Property is located in the northeastern portion of Columbus, Franklin County, Ohio. The Columbus MSA,
located in central Ohio, has a population of approximately 1.6 million. Columbus has experienced actual physical growth through annexation over the past ten years and has grown more than 50% (75 square miles) since 1970. The current populations for the 1, 3, and 5 mile radius is 9,337, 58,466, and 143,446 respectively with household incomes of $83,520, $80,605, and $71,218 for the same 1, 3, and 5 mile radius. Based on the demographic data gathered, the demand for rental units is expected to increase by approximately 146 units per year, over the next five years, within five miles of the subject.

The economy of Columbus is widely diversified, being built upon a sound commercial, industrial and financial base. Columbus' employment base is diverse, with services, trade and manufacturing comprising the largest categories. Home to Battelle Memorial Institute, Chemical Abstracts Service, CompuServe Inc.,
Ohio State University, and Online Computer Library Center, the City has
developed a reputation as a center for technological information and research.
Banking and insurance are also vital to the local economy. Huntington National
Bank, National City Bank, Nationwide Insurance, Anthem Life, Grange Mutual
Casualty Company, and Motorist Mutual Company are located in Columbus.

The neighborhood surrounding the Chestnut Hill Apartment Property continues to be in a state of transition from being predominantly single family neighborhood and farm land area to a combination of retail, office, single family, and multi-family development. Some major retailers include Kohl's, Meijer Wholesale
Store, Home Depot and Kroger's. The subject is located approximately 15 miles east of Easton a focal point of retail and office development. The Easton Town
Center is a 1.5 million SF open-air mixed use center, and one of Columbus' main attractions. The center is anchored by Macy's, Nordstrom, Barne's & Noble, and
AMC Theaters.

According to the Reis, Inc. 2005 fourth quarter market report the subject is in the Westerville multi-family submarket of Columbus. This submarket contains a total inventory of 36 properties containing 7,835 total units, which make up approximately 7.0% of the multi-family inventory in the Columbus metro area. The
2005 fourth quarter occupancy for the submarket was reported to be 93.4%
overall. According to Reis, the asking rents in the submarket average
$753/mo/unit.

THE BORROWER. The borrower, Chestnut Hill Apartments Ltd. (the "Chestnut Hill
Apartment Borrower") is a special purpose entity. The sponsor of the borrower is
The Casto Group, with the main principals being Don Casto Jr. and Frank Benson
III. Casto is a full-service, fully integrated real estate company based in
Columbus, Ohio. Over more than 70 years, the company has grown from a developer of quality single-family residences to a third-generation portfolio that includes more than 19 million square feet of commercial space, 5,500 multi-family units, and office, industrial properties, restaurants, and hotels in Ohio, Florida, Pennsylvania, Indiana, Illinois and Alabama.

PROPERTY MANAGEMENT. Casto Communities Management, Inc. ("Casto"), an affiliate of the Chestnut Hill Apartment Borrower manages the property. Headquartered in
Columbus, Ohio, Casto currently owns and manages in excess of 19 million square feet of commercial space and in excess of 5,500 multi-family units.

LOCKBOX. The Chestnut Hill Apartment Loan does not require a lockbox provision.

----------
(1)  Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Chestnut Hill Apartment Loan:

                               ESCROWS / RESERVES

TYPE:                              INITIAL       MONTHLY
---------------------------------------------------------
Taxes ........................   $230,537.83   $46,107.57
Insurance ....................   $         0   $        0
Immediate Repairs ............   $         0   $        0
Capital Expenditures .........   $         0   $        0
Rollover Reserve .............   $         0   $        0

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
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--------------------------------------------------------------------------------

PASADENA OFFICE TOWER

                    [PHOTO OF PASADENA OFFICE TOWER OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Pasadena, CA
Property Type                                                             Office
Size (Square Feet)                                                       142,249
Percentage Physical Occupancy as of May 31, 2006(1)                       87.48%
Year Built                                                                  1971
Year Renovated                                                              1999
Appraisal Value                                                      $40,000,000
# of Tenant Leases                                                            34
Average Rent Per Square Foot                                              $26.11
Underwritten Economic Occupancy                                            86.9%
Underwritten Revenues                                                 $4,237,543
Underwritten Total Expenses                                           $1,552,126
Underwritten Net Operating Income (NOI)                               $2,685,417
Underwritten Net Cash Flow (NCF)                                      $2,510,782

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                    May 31, 2006
Cut-off Date Principal Balance                                       $28,450,000
Cut-off Date Loan Balance Per SF/Unit                                       $200
Percentage of Initial Mortgage Pool Balance                                 1.5%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.1000%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            96
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(24),Def(91),O(5)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     71.1%
LTV Ratio at Maturity or ARD                                               69.5%
Underwritten DSCR on NOI(2)                                                1.30x
Underwritten DSCR on NCF(3)                                                1.21x

Notes

(1)  Physical Occupancy does not include the 936 sq. ft. space occupied by the management office and 3,463 sq. ft. of storage space. Refer to "Storage
     Space Holdback" herein for additional information.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.53x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.43x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Pasadena Office Tower Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an office property located in Pasadena, California (the "The Pasadena Office Property").
The Pasadena Office Tower Loan represents approximately 1.5% of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance.

The Pasadena Office Tower Loan was originated on May 31, 2006, and has a principal balance as of the cut-off date of $28,450,000. The Pasadena Office
Tower Loan has a remaining term of 120 months and a scheduled maturity date of
June 1, 2016. The Pasadena Office Tower Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the Series 2006-2 securitization trust. Voluntary prepayment of the Pasadena Office Tower Loan is permitted on or after February 1, 2016 without penalty.

THE PROPERTY. The Pasadena Office Tower Property consists of a 142,249 sq. ft., nine-story office building located in Pasadena, California. The subject occupies the north and east sides of the full block bounded by El Dorado Street, Oakland
Avenue, Cordova Street, and Los Robles Avenue; with frontage along all streets.
The subject has 801 parking spaces housed in a six-level (including one level of subterranean) parking garage. There is a Hilton hotel that is adjacent to the subject that shares a portion of the parking structure under an executed parking agreement. The building was originally constructed in 1971, with renovations completed in 1999. The subject is 87% occupied by 34 office tenants

The following table presents certain information relating to the major tenants at the Pasadena Office Tower Property:

                                              TENANT INFORMATION
------------------------------------------------------------------------------------------------------------
                                                    CREDIT RATINGS    SQUARE   % OF   BASE RENT      LEASE
TENANT NAME                       PARENT COMPANY   (MOODY'S/S&P)(1)    FEET    GLA       PSF      EXPIRATION
------------------------------------------------------------------------------------------------------------

The City of Pasadena ..........                         Aa2/AA+       24,627   17.3%    $24.84     9/30/2008

The following table presents certain information relating to the lease rollover schedule at the Pasadena Office Tower Property:

                                                      LEASE ROLLOVER SCHEDULE (2, 3)
----------------------------------------------------------------------------------------------------------------------------------
                     NUMBER     SQUARE      % OF                  % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
                   OF LEASES     FEET       GLA       BASE RENT      RENT     SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
      YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

Vacant .........       NAP       17,258     12.5%           NAP       NAP        17,258         12.5%           NAP        NAP
MTM ............         0            0      0.0%             0       0.0%       17,258         12.5%             0        0.0%
2006 ...........         2        6,917      5.0%    $  185,815       5.9%       24,175         17.5%    $  185,815        5.9%
2007 ...........        10       27,120     19.7%    $  711,732      22.6%       51,295         37.2%    $  897,547       28.5%
2008 ...........        11       46,245     33.5%    $1,176,145      37.3%       97,540         70.8%    $2,073,692       65.8%
2009 ...........         3       11,251      8.2%    $  288,396       9.2%      108,791         78.9%    $2,362,087       75.0%
2010 ...........         0            0      0.0%             0       0.0%      108,791         78.9%    $2,362,087       75.0%
2011 ...........         5       18,266     13.3%    $  481,441      15.3%      127,057         92.2%    $2,843,528       90.3%
2012 ...........         2        8,487      6.2%    $  242,738       7.7%      135,544         98.3%    $3,086,267       98.0%
2013 ...........         1        2,306      1.7%    $   63,195       2.0%      137,850        100.0%    $3,149,462      100.0%
----------------------------------------------------------------------------------------------------------------------------------
TOTAL ..........        34      137,850    100.0%    $3,149,462     100.0%

THE MARKET. The Pasadena office submarket is part of the greater Tri-Cities office submarket within the Los Angeles office market. CBRE reports that the
Tri-Cities office market is comprised of seven micro-markets (with the largest being Burbank, Glendale, and Pasadena) and contains 24.79 million sq. ft. in 218 buildings. This inventory represents nearly 14% of Los Angeles County's total office inventory of 177.14 million sq. ft. The Tri-Cities submarket is considered to be the second most desirable office location in Los Angeles
County, behind the West Los Angeles market. Year-end 2005 net absorption for the submarket was positive 875,000 sq. ft., with a vacancy factor of 6.5%. The total office base in the Pasadena submarket is 8.64 million sq. ft. in 76 buildings.
There are four major concentrations of office space in Pasadena: along Lake
Avenue, along Los Robles Avenue, in the Hastings Ranch area, and along Colorado
Boulevard. The Pasadena submarket is the largest of all submarkets within the
Tri-Cities office market, and represents approximately 35% of the total office inventory. The year-end 2005 vacancy rate was 4.0%. The low vacancy reflects the strengthening of the leasing market over the last four-to-five years, and there is no additional office inventory under construction along Colorado Boulevard.

----------
(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Information obtained from May 31, 2006 Borrower's rent roll.

(3)  Rollover table does not include the 936 sq. ft. space occupied by the management office and 3,463 sq. ft. of storage space. Refer to "Storage
     Space Holdback" herein for additional information.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE BORROWER.

The borrowing entities are Sherman Oaks Capital Associates, LP and Pasadena
Holdings, LLC (the "Borrower"). Sherman Oaks Capital Associates, LP is a newly formed California limited partnership. Pasadena Holdings LLC is an existing
California limited liability company. The entities each own 50% of the subject as tenants in common.

Sherman Oaks Capital Associates, LP is owned by Sherman Oaks GP, LLC (1%), David
Taban (24.25%), Albert Taban (24.25% and managing member), Jacob Taban (24.25%), and Enayat Taban (24.25%). Sherman Oaks GP, LLC is owned by David Taban (25%),
Albert Taban (25% and managing member), Jacob Taban (25%), and Enayat Taban
(25%).

Pasadena Holdings, LLC is owned by Pasadena Holding Management LLC (1%), Michael and Shahla Pashaie Family Trust (39.6%), Hooshang T. Pashaie Family Trust
(34.65%), Fereydoun and Jaleh Pashaie Hoorfar (14.85%), and Parviz and Behjat
Pashaie Family Trust (9.9%). Pasadena Holding Management LLC is owned by Michael and Shahla Pashaie Family Trust (40% and managing member), Hooshang T. Pashaie
Family Trust (35% and managing member), Fereydoun and Jaleh Pashaie Hoorfar
(15%), and Parviz and Behjat Pashaie Family Trust (10%).

David Taban is a real estate owner, manager and developer with over 20 years of experience and has ownership interests in real estate located in Southern
California and Las Vegas Nevada. David Taban reports ownership interests in 49 real estate properties, excluding the subject property. Michael Pashaie is the president of Golden West Properties, a private Los Angeles based real estate development and investment company and has ownership interests in more than 25 income producing commercial real estate properties, most of which are retail assets located in Southern California and Las Vegas, NV.

PROPERTY MANAGEMENT. The property manager for the Pasadena Office Tower Property is Morlin Management.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Pasadena Office Tower Loan:

                               ESCROWS / RESERVES

TYPE:                                         INITIAL   MONTHLY
---------------------------------------------------------------
Taxes ....................................   $ 28,105   $28,105
Insurance ................................   $      0   $     0
Immediate Repairs ........................   $ 18,375   $     0
Capital Expenditures .....................   $135,667   $ 2,892
TI/LC Reserve ............................   $300,000   $     0
Storage Space Holdback/Reserve ...........   $680,000   $     0

INSURANCE: The insurance impounds have been waived. Borrower has an acceptable blanket policy.

IMMEDIATE REPAIRS: The reserve is equal to 125% of the immediate repairs identified by the engineer in the property condition report.

CAPITAL EXPENDITURES: The Borrower shall be required to make monthly deposits of
$2,892 into an escrow account with Lender to be drawn upon for the estimated costs of periodic repairs, replacement and maintenance. An upfront reserve of
$135,667 is required for the calculated shortfall in underwritten reserves.

TI/LC RESERVE: Lender will holdback $300,000 at closing to be used for potential tenant improvement and leasing commission obligations. If funds in the TI/LC
Reserve fall below the initial $300,000 deposit, Borrower shall commence making deposits of $8,333 until the amount in the reserve account reaches a cap of
$300,000.

STORAGE SPACE HOLDBACK: The loan has been underwritten giving credit to proforma storage income at a rental rate of $3,600/year for each of the 16 storage units
(i.e. $57,600/year). This income will generate approximately $680,000 in loan proceeds which will be heldback at closing. The borrower will have 18-months for the release of the holdback. To the extent the full $57,600 is not in place at the end of the earn-out period, then the loan will be paid down by an amount such that a 1.20x DSCR is maintained.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

OAK HILL APARTMENTS

                     [PHOTO OF OAK HILL APARTMENTS OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Rensselaer, NY
Property Type                                                        Multifamily
Size (Units)                                                                 220
Percentage Physical Occupancy as of May 18, 2006                          94.09%
Year Built                                                             2004-2006
Year Renovated                                                               NAP
Appraisal Value                                                      $31,850,000
# of Tenant Leases                                                           207
Average Rent Per Unit                                                     $1,317
Underwritten Economic Occupancy                                              95%
Underwritten Revenues                                                 $3,362,764
Underwritten Total Expenses                                           $1,216,303
Underwritten Net Operating Income (NOI)                               $2,146,461
Underwritten Net Cash Flow (NCF)                                      $2,102,461

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         KEY
Loan Group                                                                     2
Origination Date                                                  April 27, 2006
Cut-off Date Principal Balance                                   $ 25,456,594.90
Cut-off Date Loan Balance Per Unit                                     $ 115,712
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6000%
Amortization Type                                                     Actual/360
IO Period (Months)                                                           NAP
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(25),Def(91),O(4)
Lockbox                                                                Springing
Cut-off Date LTV Ratio                                                     79.9%
LTV Ratio at Maturity or ARD                                               67.1%
Underwritten DSCR on NOI                                                   1.22x
Underwritten DSCR on NCF                                                   1.20x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Oak Hill Apartment Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a multifamily project in Rensselaer, New York (the "Oak Hill Apartment Property"). The Oak
Hill Apartment Loan represents 1.38% of the initial mortgage pool balance and approximatley 9.6% of the initial group 2 balance. The Oak Hill Apartment Loan was originated April 27, 2006, and has a principal balance as of the cut-off date of $25,456,595.

The Oak Hill Apartment Loan has a loan term of 120 months with payments being amortized over 360 months. The loan has an Anticipated Repayment Date of May 1,
2016 and a Maturity Date of May 1, 2036. The Oak Hill Apartment Loan may be
repaid on or after February 1, 2016, and permits defeasance with United States government obligations beginning two years and fifteen days after the creation of the Series 2006-2 securitization trust without penalty.

The Oak Hill Apartment Borrower has fee simple title to the Oak Hill Apartment
Property, leases it to Rensselaer County Industrial Development Agency
("Agency"), and the Agency subleases the Oak Hill Apartment Property back to the
Oak Hill Apartment Borrower. The Agency executed the mortgage and subjected its interests in the Oak Hill Apartment Property to the lien of the mortgage.

THE PROPERTY. The Oak Hill Apartment Property consists of 15 two-story buildings containing 220 garden-style multifamily units located just northwest of the intersection of U.S. Highway 4 (Troy Road) and State Highway 43. The Oak Hill
Apartment Property was constructed in 2004-2006 and includes one, two, and three bedroom units situated on 20.62 acres. The subject is also improved with an outdoor swimming pool, clubhouse, community room with kitchen, business center, barbeque area, and fitness center. 89 units include attached garages (77 have two-car garages and 12 have one-car garages), with an additional 33 garages available to rent. In addition, 270 surface parking spaces are provided free of charge. The buildings are constructed of wood frame with vinyl siding walls and composite shingled sloped roofs. Each unit is equipped with a washer and dryer, and a patio or balcony. Also, rent includes cable television, local and long-distance phone service, and high-speed Internet access. Each kitchen is equipped with a self-cleaning stove, refrigerator, dishwasher and garbage disposal.

                                 NO. OF UNITS/   AVERAGE UNIT                        % OF       AVERAGE MONTHLY    AVERAGE MONTHLY
          UNIT MIX                SQUARE FEET    SQUARE FEET    NET RENTABLE SF   TOTAL UNITS     ASKING RENT     MARKET RENT /UNIT
-----------------------------------------------------------------------------------------------------------------------------------

1BR/1BA ......................          26             867           22,537           11.8%         $1,004              UAV(1)
2BR/2BA ......................         134           1,254          168,058           60.9           1,327              UAV(1)
3BR/1-2BA ....................          60           1,438           86,270           27.3           1,430              UAV(1)
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE .......         220           1,258          276,865            100%         $1,317              UAV
-----------------------------------------------------------------------------------------------------------------------------------

THE MARKET(2). The Oak Hill Apartment Property is located in the town of
Rensselaer, Rensselaer County, New York. The city is part of the
Albany-Schenectady-Troy MSA, located in eastern-central New York, which is referred to as the Capitol Region. Rensselaer County borders the counties of
Albany to the west, Washington to the north, Columbia to the south, and
Massachusetts to the east. Albany, the capitol city of New York, is located directly west of Rensselaer County, across the Hudson River. Downtown Albany is located less than 10 minutes from the subject property. The 2005 population and median household income for Rensselaer, Rensselaer County and the Albany MSA were 18,618, 154,951, and 848,411 respectively, with the median household income being $49,913, $49,222 and $50,143 for the same period.

Albany is an excellent distribution point due to being within one day's shipping time to 35 of the country's top 100 retail markets, including Baltimore, Boston,
Chicago, Cincinnati, Detroit, New York City, Philadelphia, Pittsburgh, and
Washington D.C. Historically, the region was known as a transportation, trade, and industrial center. Currently, the region is a major center for government, finance, education, technology, health care, services, and tourism in upstate
New York. General Electric is the largest employer in the region. Other major employers include Albany Medical Center, the Golub Corporation, KeyCorp,
Mercycare, Verizon, Northeast Health, KAPL Inc., and Hannaford Brothers. As of
December 2005, the Albany-Schenectady-Troy MSA had an unemployment rate of 3.9%, the lowest in the state of New York.

The neighborhood surrounding the Oak Hill Apartment Property to the north and east are vacant, zoned for single-family use and mixed-use respectively. A wooded site with a single residential structure is to the west. Residential complexes, single-family homes, and a vacant site zoned for corporate office development are located a little further north and east of the subject.
Commercial uses along State Highway 4 to the north include a car dealership, golf range, greenhouse/nursery facility, Rensselaer Polytechnic Institute
Technology Park and other small retail establishments.

Rents for comparable properties average $13.70/sf for one-bedroom units,
$12.12/sf for two-bedroom units, and $11.67/sf for three-bedroom units. The comparables have occupancy rates ranging from 95% to 100%. Concessions are not typical in the subject's residential market.

THE BORROWER. The borrower, Oak Hill Apartments, LLC (the "Oak Hill Apartment
Borrower") is a special purpose entity. The indemnitors for this loan are Dean
DeVito, Joe Scaring, and Ken Raymond. Mr. Raymond has over 30 years of experience in the commercial real estate business including real estate brokerage, mortgage lending, land development and property management. He co-owns Coldwell Banker Commercial Prime Properties, Inc., with Mr. Scaring and
Prime Management with Mr. DeVito, as well as two additional multifamily properties in the Albany area.

----------
(1)  The appraiser estimated average monthly market rent for one-bedroom units at $15/sf, two-bedroom units at $13/sf, and three-bedroom units at $12/sf.

(2)  Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Prime Management, LLC, an affiliate of sponsors Kenneth
Raymond and Dean DeVito, manages the property. Headquartered in Cohoes, New
York, Prime Management currently manages the subject and two other apartment complexes, which are similar in design and quality as the subject property.

LOCKBOX. The Oak Hill Apartment Loan has a springing lockbox, which commences on the first day of the month preceding the Anticipated Repayment Date at which time the tenants and the property manager will be instructed to deliver all rents for deposit directly into a lender controlled account. On the first day of every month, the lender shall disburse from said account amounts sufficient to cover the following items in the following order: 1) required payments to any tax and/or insurance escrow funds; 2) monthly principal and interest payments;
3) required payments to any other escrow fund; 4) monthly operating expenses; 5)
extraordinary expenses; 6) any other amounts due under the loan documents; 7)
the outstanding principal balance of the loan; 8) accrued interest; 9) affiliate expenses; 10) any remaining amount is returned to the borrower.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Oak Hill Apartment Loan:

                               ESCROWS / RESERVES

TYPE:                             INITIAL   MONTHLY
---------------------------------------------------
Taxes ........................   $ 57,703   $14,426
Insurance ....................   $ 24,589   $ 4,098
Immediate Repairs ............   $430,000   $     0
Capital Expenditures .........   $  3,667   $ 3,667
Rollover Reserve .............   $      0   $     0

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

                                                                         ANNEX D

LASALLE BANK ABN AMRO LOGO             ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2     Statement Date:  12-Jul-06
135 S. LaSalle Street, Suite 1625  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
Chicago, IL 60603                                  SERIES 2006-2                   Prior Payment:         N/A
USA                                                                                Next Payment:    14-Aug-06
                                              ABN AMRO ACCT: 723769.1              Record Date:     30-Jun-06

Administrator:                          REPORTING PACKAGE TABLE OF CONTENTS        Analyst:
Deanna Murphy 312.904.7989                                                         Patrick Gong 714.259.6253
deanna.murphy@abnamro.com                                                          patrick.gong@abnamro.com

--------------------------------------------------------------------------------
---------------------------------
Issue Id:                MLCFC062
Monthly Data File
Name:       MLCFC062_200607_3.ZIP
---------------------------------

--------------------------------------------------------------------
                                                          Page(s)
                                                          -------
Statements to Certificateholders                          Page 2
Bond Interest Reconciliation                              Page 3
Bond Interest Reconciliation                              Page 4
Shortfall Summary Report                                  Page 5
Asset-Backed Facts ~ 15 Month Loan Status Summary         Page 6
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary    Page 7
Mortgage Loan Characteristics                             Page 8
Cash Reconciliation Summary                               Page 9
Mortgage Loan Characteristics                             Page 10-11
Delinquent Loan Detail                                    Page 12
Loan Level Detail                                         Page 13
Realized Loss Detail                                      Page 14
Collateral Realized Loss                                  Page 15
Appraisal Reduction Detail                                Page 16
Material Breaches Detail                                  Page 17
Historical Collateral Prepayment                          Page 18
Specially Serviced (Part I) - Loan Detail                 Page 19
Specially Serviced (Part II) - Servicer Comments          Page 20
Summary of Loan Maturity Extensions                       Page 21
Rating Information                                        Page 22
Other Related Information                                 Page 23

---------------------------------------------------------------------

-----------------------------------------
Closing Date:                 28-Jun-2006
First Payment Date:           12-Jul-2006
Rated Final Payment Date:
Determination Date:
-----------------------------------------
        Trust Collection Period
-----------------------------------------

-----------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
Depositor: Merrill Lynch Mortgage Investors Inc.
Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated/Countrywide
                Securities Corporation/Key Banc Capital Markets
        Master Servicer: Wachovia Bank, National Association/Key Corp Real
                         Estate Capital Markets, Inc.
          Special Servicer: Key Corp Real Estate Capital Markets, Inc.
            Rating Agency: Standard & Poor's Rating Services/Moody's
                             Investors Service, Inc.

--------------------------------------------------------------------------------

------------------------------------------------------------------
INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------
LaSalle Web Site                                  www.etrustee.net
Servicer Website                                  www.wachovia.com
LaSalle Factor Line                                   800.246.5761
------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------

                                                               -----------------
                                                               Total P&I Payment
                                                               -----------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                        BOND INTEREST RECONCILIATION DETAIL

                                                                                           Current   Remaining
         Accrual            Pass-    Accrued     Total     Total   Distributable Interest  Period   Outstanding   Credit Support
       ----------- Opening Through Certificate Interest  Interest   Certificate  Payment  Shortfall   Interest    --------------
Class  Method Days Balance  Rate    Interest   Additions Deductions  Interest     Amount   Recovery   Shortfalls Original Current(1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                   -----------------------------------------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 3 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                        BOND INTEREST RECONCILIATION DETAIL

                                                       Additions                                        Deductions
                              ------------------------------------------------------------  ---------------------------------
                                Prior    Interest
        Prior    Current      Interest    Accrual                                Other                 Deferred &
       Interest  Interest     Shortfall  on Prior    Prepayment     Yield       Interest    Allocable   Accretion   Interest
Class  Due Date  Due Date       Due      Shortfall    Premiums   Maintenance  Proceeds(1)      PPIS     Interest  Loss Expense
------------------------------------------------------------------------------------------ -----------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                -------------------------------------------------------------------------------------------------------------

       Distributable  Interest
        Certificate    Payment
Class     Interest     Amount
--------------------------------

--------------------------------
       -----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Bondholder's Distributable Interest.

                                                                    PAGE 4 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                  INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

    AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
------------------------------------------------------------
Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 5 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                   Delinquency Aging Categories                              Special Event Categories (1)
             ----------------------------------------------------------------------- --------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO     Modifications Specially Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ----------- ------------- ------------------ -----------
    Date        #  Balance     #  Balance       #  Balance    #  Balance  #  Balance   #  Balance       #  Balance     #  Balance
------------   --- -------    --- -------      --- -------   --- ------- --- -------  --- -------      --- -------    --- -------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                    PAGE 6 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                     Appraisal                    Realized
             Ending Pool (1)  Payoffs(2)  Penalties Reduct. (2) Liquidations (2) Losses (2) Remaining Term Curr Weighted Avg.
Distribution --------------- ----------- ---------- ----------- ---------------- ---------- -------------- ------------------
    Date        #  Balance    #  Balance  #  Amount  #  Balance     #  Balance    #  Amount   Life Amount     Coupon Remit
------------   --- -------   --- ------- --- ------ --- -------    --- -------   --- ------   ---- ------     ------ -----

                                                                    PAGE 7 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

Current Scheduled    # of      Scheduled    % of         Weighted Average
    Balance         Loans       Balance    Balance   ------------------------
                                                     Term   Coupon   PFY DSCR
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                      0                0      0.00%
-----------------------------------------------------------------------------
Average Schedule Balance              0
Maximum Schedule Balance (9,999,999,999)
Minimum Schedule Balance  9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

Fully Amortizing    # of   Scheduled     % of        Weighted Average
 Mortgage Loans    Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

Current Mortgage    # of   Scheduled     % of        Weighted Average
 Interest Rate     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------
Minimum Mortgage Interest Rate  900.000%
Maximum Mortgage Interest Rate  900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

   Balloon          # of   Scheduled     % of        Weighted Average
Mortgage Loans     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

       CASH RECONCILIATION SUMMARY

----------------------------------------
            INTEREST SUMMARY
----------------------------------------
Current Scheduled Interest          0.00
Less Deferred Interest              0.00
Less PPIS Reducing Scheduled Int    0.00
Plus Gross Advance Interest         0.00
Less ASER Interest Adv Reduction    0.00
Less Other Interest Not Advanced    0.00
Less Other Adjustment               0.00
----------------------------------------
Total                               0.00
----------------------------------------
UNSCHEDULED INTEREST:
----------------------------------------
Prepayment Penalties                0.00
Yield Maintenance Penalties         0.00
Other Interest Proceeds             0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
Less Fee Paid To Servicer           0.00
Less Fee Strips Paid by Servicer    0.00
----------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
----------------------------------------
Special Servicing Fees              0.00
Workout Fees                        0.00
Liquidation Fees                    0.00
Interest Due Serv on Advances       0.00
Non Recoverable Advances            0.00
Misc. Fees & Expenses               0.00
----------------------------------------

----------------------------------------
Total Unscheduled Fees & Expenses   0.00
----------------------------------------

----------------------------------------
Total Interest Due Trust            0.00
----------------------------------------

----------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
----------------------------------------
Trustee Fee                         0.00
Fee Strips                          0.00
Misc. Fees                          0.00
Interest Reserve Withholding        0.00
Plus Interest Reserve Deposit       0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
Total Interest due Certs            0.00
----------------------------------------

            PRINCIPAL SUMMARY
----------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal         0.00
Advanced Scheduled Principal        0.00
----------------------------------------
Scheduled Principal                 0.00
----------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                        0.00
Prepayments in Full                 0.00
Liquidation Proceeds                0.00
Repurchase Proceeds                 0.00
Other Principal Proceeds            0.00
----------------------------------------
Total Unscheduled Principal         0.00
----------------------------------------
Remittance Principal                0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Trust            0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Certs            0.00
----------------------------------------

----------------------------------------
          POOL BALANCE SUMMARY
----------------------------------------
                         Balance   Count
----------------------------------------
Beginning Pool              0.00       0
Scheduled Principal         0.00       0
Unscheduled Principal       0.00       0
Deferred Interest           0.00
Liquidations                0.00       0
Repurchases                 0.00       0
----------------------------------------
Ending Pool                 0.00       0
----------------------------------------

----------------------------------------
 Non P&I Servicing Advance Summary
----------------------------------------
                                  Amount
----------------------------------------
Prior Outstanding                   0.00
Plus Current Period                 0.00
Less Recovered                      0.00
Less Non Recovered                  0.00
Ending Outstanding                  0.00
----------------------------------------

----------------------------------------
        SERVICING FEE SUMMARY
----------------------------------------
Current Servicing Fees              0.00
Plus Fees Advanced for PPIS         0.00
Less Reduction for PPIS             0.00
Plus Delinquent Servicing Fees      0.00
----------------------------------------
Total Servicing Fees                0.00
----------------------------------------

--------------------------------------------
CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED
--------------------------------------------
Prepayment Premiums                 0.00
Yield Maintenance                   0.00
Other Interest                      0.00
--------------------------------------------

----------------------------------------
              PPIS SUMMARY
----------------------------------------
Gross PPIS                          0.00
Reduced by PPIE                     0.00
Reduced by Shortfalls in Fees       0.00
Reduced by Other Amounts            0.00
----------------------------------------
PPIS Reducing Scheduled Interest    0.00
----------------------------------------
PPIS Reducing Servicing Fee         0.00
----------------------------------------
PPIS Due Certificate                0.00
----------------------------------------

------------------------------------------
ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
------------------------------------------
                      Principal   Interest
------------------------------------------
Prior Outstanding          0.00       0.00
Plus Current Period        0.00       0.00
Less Recovered             0.00       0.00
Less Non Recovered         0.00       0.00
Ending Outstanding         0.00       0.00
------------------------------------------

                                                                    PAGE 9 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                         MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service    # of    Scheduled   % of
Coverage Ratio   Loans   Balance     Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of    Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled    % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0             0      0.00%
----------------------------------------------------------------

                                                                   PAGE 10 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                   0         0        0.00%
----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
-------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
------------------------------------------------------------------------

------------------------------------------------------------------------
                     0         0        0.00%
------------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled     % of
     Year        Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
     2006          0         0        0.00%      0    0.00%    0.00
     2007          0         0        0.00%      0    0.00%    0.00
     2008          0         0        0.00%      0    0.00%    0.00
     2009          0         0        0.00%      0    0.00%    0.00
     2010          0         0        0.00%      0    0.00%    0.00
     2011          0         0        0.00%      0    0.00%    0.00
     2012          0         0        0.00%      0    0.00%    0.00
     2013          0         0        0.00%      0    0.00%    0.00
     2014          0         0        0.00%      0    0.00%    0.00
     2015          0         0        0.00%      0    0.00%    0.00
     2016          0         0        0.00%      0    0.00%    0.00
2017 & Greater     0         0        0.00%      0    0.00%    0.00
---------------------------------------------------------------------
                   0         0        0.00%
---------------------------------------------------------------------

                                                                   PAGE 11 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL
-----------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3+ MONTHS       5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------

(1) Legend: A. In Grace Period      1. Delinquent 1 month  3. Delinquent 3+ months       5. Non Performing Matured Ballon 9. REO
            B. Late Payment but     2. Delinquent 2 months 4. Performing Matured Balloon 7. Foreclosure
               < 1 month delinq

                                                                   PAGE 13 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                                 REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses*     Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Current Total
Cumulative
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                   PAGE 14 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest
                     Beginning                  Prior                            (Shortages)
                      Balance    Aggregate    Realized                            /Excesses
                       of the     Realized      Loss        Amounts Covered by     applied
Prospectus            Loan at       Loss     Applied to   Overcollateralization  to Realized
    ID      Period  Liquidation   on Loans  Certificates     and other Credit       Losses
                                                 A                 B                 C
--------------------------------------------------------------------------------------------

CUMULATIVE

                            Additional                                    (Recoveries)/
            Modification  (Recoveries)/      Current                         Realized
            Adjustments/     Expenses       Realized                          Loss
              Appraisal     applied to        Loss        Recoveries of     Applied to
Prospectus    Reduction      Realized      Applied to    Realized Losses   Certificate
    ID       Adjustment       Losses    Certififcates*    paid as Cash      Interest
                 D              E
---------------------------------------------------------------------------------------

CUMULATIVE

* In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description
of Fields
-----------

     A        Prior Realized Loss Applied to Certificates
     B        Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc.)
     C        Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss
     D        Adjustments that are based on principal haircut or future interest foregone due to modification
     E        Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                   PAGE 15 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                              APPRAISAL REDUCTION DETAIL

                                                                              Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR     Current P&I  ASER  Note  Maturity  --------------  Property  Geographic       -----------
 Control #  Red. Date  Balance    Amount     Advance          Rate   Date         Life         Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

     MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

                 Ending      Material    Material Breach and
Disclosure     Principal      Breach   Material Document Defect
 Control #      Balance        Date          Description
----------------------------------------------------------------

----------------------------------------------------------------

                                                                   PAGE 17 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

Current

Cumulative

                                                                   PAGE 18 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                          Loan           Balance                         Remaining
Disclosure   Servicing    Status   -----------------   Note   Maturity   ---------   Property     Geo.                      NOI
Control #    Xfer Date   Code(1)   Schedule   Actual   Rate     Date     Life          Type     Location    NOI     DSCR    Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Not     Not     Not
                                                                                                           Avail   Avail   Avail

--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in Grace  1. P&I Adv - delinquent 1  3. P&I Adv - delinquent 3+   5. Non Performing Mat.  9. REO
             Period                 month                      months                       Balloon
             B. P&I Adv - < one     2. P&I Adv - delinquent 2  4. Mat. Balloon/Assumed P&I  7. Foreclosure
             month delinq           months

                                                                   PAGE 19 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

----------------------------------

                                                                   PAGE 20 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                               RATING INFORMATION

                 ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                -------------------   ----------------------------
CLASS   CUSIP   FITCH MOODY'S   S&P       FITCH  MOODY'S  S&P
------------------------------------------------------------------

------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

   DATE      PRINCIPAL BALANCE
----------   ------------------
 6/28/2006      $91,905,000.00
 7/12/2006       91,905,000.00
 8/12/2006       91,905,000.00
 9/12/2006       91,905,000.00
10/12/2006       91,905,000.00
11/12/2006       91,905,000.00
12/12/2006       91,905,000.00
 1/12/2007       91,905,000.00
 2/12/2007       91,905,000.00
 3/12/2007       91,905,000.00
 4/12/2007       91,905,000.00
 5/12/2007       91,905,000.00
 6/12/2007       91,905,000.00
 7/12/2007       91,905,000.00
 8/12/2007       91,905,000.00
 9/12/2007       91,905,000.00
10/12/2007       91,905,000.00
11/12/2007       91,905,000.00
12/12/2007       91,905,000.00
 1/12/2008       91,905,000.00
 2/12/2008       91,905,000.00
 3/12/2008       91,905,000.00
 4/12/2008       91,905,000.00
 5/12/2008       91,905,000.00
 6/12/2008       91,905,000.00
 7/12/2008       91,905,000.00
 8/12/2008       91,905,000.00
 9/12/2008       91,905,000.00
10/12/2008       91,905,000.00
11/12/2008       91,905,000.00
12/12/2008       91,905,000.00
 1/12/2009       91,905,000.00
 2/12/2009       91,905,000.00
 3/12/2009       91,905,000.00
 4/12/2009       91,905,000.00
 5/12/2009       91,905,000.00
 6/12/2009       91,905,000.00
 7/12/2009       91,905,000.00
 8/12/2009       91,905,000.00
 9/12/2009       91,905,000.00
10/12/2009       91,905,000.00
11/12/2009       91,905,000.00
12/12/2009       91,905,000.00
 1/12/2010       91,905,000.00
 2/12/2010       91,905,000.00
 3/12/2010       91,905,000.00
 4/12/2010       91,905,000.00
 5/12/2010       91,905,000.00
 6/12/2010       91,905,000.00
 7/12/2010       91,905,000.00
 8/12/2010       91,905,000.00
 9/12/2010       91,905,000.00
10/12/2010       91,905,000.00
11/12/2010       91,905,000.00
12/12/2010       91,905,000.00
 1/12/2011       91,905,000.00
 2/12/2011       91,905,000.00
 3/12/2011       91,905,000.00
 4/12/2011       91,905,000.00
 5/12/2011       91,905,000.00
 6/12/2011       91,904,527.04
 7/12/2011       90,301,608.95
 8/12/2011       88,880,497.67
 9/12/2011       87,452,109.75
10/12/2011       85,827,121.70
11/12/2011       84,383,094.79
12/12/2011       76,022,861.14
 1/12/2012       74,569,823.38
 2/12/2012       73,109,347.22
 3/12/2012       71,267,707.55
 4/12/2012       69,790,318.96
 5/12/2012       68,119,069.39
 6/12/2012       66,625,557.24
 7/12/2012       64,938,621.67
 8/12/2012       63,428,822.46
 9/12/2012       61,911,293.12
10/12/2012       60,200,992.05
11/12/2012       58,666,932.13
12/12/2012       57,157,132.92
 1/12/2013       56,385,773.20
 2/12/2013       55,610,463.19
 3/12/2013       54,839,103.47
 4/12/2013       54,063,793.46
 5/12/2013       53,292,303.55
 6/12/2013       51,736,772.56
 7/12/2013       50,016,219.57
 8/12/2013       48,460,688.57
 9/12/2013       46,897,207.24
10/12/2013       45,152,710.95
11/12/2013       43,572,319.75
12/12/2013       41,811,372.46
 1/12/2014       40,213,900.24
 2/12/2014       38,608,262.52
 3/12/2014       36,479,426.33
 4/12/2014       34,854,692.67
 5/12/2014       33,050,606.34
 6/12/2014       31,408,342.79
 7/12/2014       29,559,417.54
 8/12/2014       27,876,336.70
 9/12/2014       23,488,331.17
10/12/2014       21,617,265.59
11/12/2014       19,910,633.23
12/12/2014       18,021,854.49
 1/12/2015       16,296,830.57
 2/12/2015       14,562,983.52
 3/12/2015       12,302,649.04
 4/12/2015       10,548,365.14
 5/12/2015        8,613,227.88
 6/12/2015        6,840,069.76
 7/12/2015        4,886,570.32
 8/12/2015        1,795,308.98
 9/12/2015              939.08
10/12/2015                0.00

                                       E-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2006-2, Commercial Mortgage Pass-Through Certificates, Series
2006-2, class A-1, class A-2, class A-3, class A-SB, class A-4, class A-1A, class AM and class AJ, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                      F-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon

                                      F-2

payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or
Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New
York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of
Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                      F-3

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)  stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                    qualified intermediary is created, incorporated or governed;

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                    intermediary; and

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

               (ii) certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                    substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                    Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

                                      F-4

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                      F-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   PROSPECTUS

          [Prospectus dated May 5, 2006 previously filed on EDGAR under file number 333-130408]

The attached CD-ROM contains one spreadsheet file that can be put on a user specified hard drive or network drive. This spreadsheet file is "ML-CFC
2006-2.xls". The spreadsheet file "ML-CFC 2006-2.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
     Until September 14, 2006, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus.
This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $1,611,266,000
                                  (Approximate)

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
                                as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          as Sponsors and Loan Sellers

                           --------------------------
                              PROSPECTUS SUPPLEMENT
                           --------------------------

                               MERRILL LYNCH & CO.

                       COUNTRYWIDE SECURITIES CORPORATION

                             KEYBANC CAPITAL MARKETS

                              GOLDMAN, SACHS & CO.

                                 MORGAN STANLEY

                                  JUNE 16, 2006

================================================================================